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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CONTROL4 CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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June 21, 2019

Dear Stockholders:

        You are cordially invited to attend a special meeting of the stockholders of Control4 Corporation ("Control4," "we," "us" or "our"), which will be held on July 30, 2019, at 9:00 a.m., local time, at the Company's corporate offices located at 11734 S. Election Road, Salt Lake City, Utah 84020.

        At the special meeting, our stockholders will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger that we entered into on May 8, 2019, which we refer to as the "merger agreement," providing for the acquisition of Control4 by Wirepath Home Systems, LLC in a transaction that we refer to as the "merger." If the merger agreement is adopted and the merger is completed, each share of our common stock (other than certain shares specified in the merger agreement) will be converted into the right to receive $23.91 per share in cash, without interest and subject to any required withholding taxes, representing a premium of approximately 38% over the trailing 30-day volume weighted average price of our common stock for the period ended May 8, 2019.

        The Control4 board of directors unanimously recommends that our stockholders vote "FOR" the proposal to adopt the merger agreement and "FOR" the other matters to be considered at the special meeting.

        The enclosed proxy statement describes the merger agreement, the merger and related matters, and attaches a copy of the merger agreement. We urge stockholders to read the entire proxy statement carefully, as it sets forth the details of the merger agreement and other important information related to the merger.

        Your vote is very important.    The merger cannot be completed unless a majority of the outstanding shares of our common stock entitled to vote on the adoption of the merger agreement vote in favor of the proposal to adopt the merger agreement. If you fail to vote in person or by proxy, or fail to instruct your broker on how to vote, it will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

        On behalf of the entire board of directors, I want to thank you for your continued support.

Sincerely,
Martin Plaehn Chairman and Chief Executive Officer

        Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger, the merger agreement or the other transactions contemplated thereby or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

        This proxy statement is dated June 21, 2019, and is first being mailed to stockholders on or about June 21, 2019.

CONTROL4 CORPORATION

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date:	July 30, 2019
Time:	9:00 a.m., local time
Place:	11734 S. Election Road, Salt Lake City, Utah 84020
Record Date:	June 12, 2019

Meeting Agenda:

        To consider and vote upon the following proposals:

  1.
  to adopt the Agreement and Plan of Merger, dated as of May 8, 2019 (as it may be amended from time to time, referred to in this proxy statement as the "merger agreement"), by and among Control4 Corporation, a Delaware corporation (referred to in this proxy statement as "Control4" or the "Company"), Wirepath Home Systems, LLC, a North Carolina limited liability company (referred to in this proxy statement as "Parent" or "SnapAV"), and Copper Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (referred to in this proxy statement as "Merger Sub"), pursuant to which Merger Sub will be merged with and into the Company (referred to in this proxy statement as the "merger");

  2.
  to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company's named executive officers in connection with the merger; and

  3.
  to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Please vote your shares.    If you are a stockholder of record, you may vote in the following ways:

We encourage stockholders to vote promptly. If you fail to vote, the effect will be the same as a vote "AGAINST" the proposal to adopt the merger agreement.	By Telephone You can vote by calling the toll free number 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries.	By Internet You can vote online at www.voteproxy.com.	By Mail You can vote by mail by marking, dating and signing your proxy card and returning it in the postage-paid envelope.	In Person

You can vote in person at the special meeting. Please refer to the section of this proxy statement entitled "The Special Meeting—Date, Time and Place of the Special Meeting" for further information regarding attending the special meeting.

If your shares of common stock are held by a broker, bank or other nominee on your behalf in "street name," your broker, bank or other nominee will send you instructions as to how to provide voting instructions for your shares. Many brokerage firms and banks have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by a voting instruction form.

        The Control4 board of directors has unanimously determined that the merger is fair to, and in the best interests of, the Company and its stockholders, and unanimously approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Control4 board of directors unanimously recommends that the stockholders of Control4 vote (1) "FOR" the proposal to adopt the merger agreement, (2) "FOR" the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger, and (3) "FOR" the proposal to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies. If you sign, date and return your proxy card without indicating how you wish to vote on a proposal, your proxy will be voted "FOR" each of the foregoing proposals in accordance with the recommendation of the Control4 board of directors.

        Your vote is important, regardless of the number of shares of common stock you own. The adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote thereon and is a condition to the completion of the merger. The approval of the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger and the approval of the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies, each requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote thereon, but approval of these two proposals is not a condition to the completion of the merger. If you fail to vote in person or by proxy, or fail to instruct your broker, bank or other nominee on how to vote, the shares of common stock that you own will not be counted as present at the special meeting for purposes of determining whether a quorum is present at the special meeting, which will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

        Under Delaware law, stockholders who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their shares of the Company as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for an appraisal before the vote on the proposal to adopt the merger agreement and comply with the other Delaware law procedures summarized in the accompanying proxy statement. See the section of this proxy statement entitled "Appraisal Rights."

        You may revoke your proxy at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement.

        Only holders of record of Control4 common stock as of the close of business on June 12, 2019, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting.

        Before voting your shares, we urge you to, and you should, read the entire proxy statement carefully, including its annexes and the documents incorporated by reference in the proxy statement. If you have any questions or need assistance in submitting a proxy or your voting instructions, please contact our proxy solicitor:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Banks and Brokers Call Collect: (212) 269-5550
All Others Call Toll-Free: (800) 884-5101
Email: control4@dfking.com

By order of the Board of Directors,

Joshua D. Ellis Corporate Secretary, Chief Compliance Officer and General Counsel Salt Lake City, Utah

SUMMARY

        This summary highlights selected information contained in this proxy statement, including with respect to the merger agreement and the merger. We encourage you to, and you should, read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement, as this summary may not contain all of the information that may be important to you in determining how to vote. Each item in this summary includes a page reference directing you to a more complete description of that item contained in later parts of this proxy statement. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section of this proxy statement entitled "Where You Can Find Additional Information."

The Companies (page 27)

Control4 Corporation

        Control4 is a leading provider of professionally-installed smart home and business solutions that are designed to personalize and enhance how consumers engage with an ever-changing connected world. Our entertainment, smart lighting, comfort and convenience, safety and security, and networking solutions unlock the potential of connected devices, making entertainment systems easier to use and more accessible, homes and businesses more comfortable and energy efficient, and individuals more connected and secure. Our premium smart home and small business solutions provide consumers with the ability to integrate audio, video, lighting, temperature, security, communications, network management and other functionalities into a unified automation solution, customized to match their lifestyles and business needs. Our advanced software, delivered through our controller and user-interface products together with various cloud services power this customized experience, enabling cohesive interoperability with thousands of connected Control4 and third-party devices. Consumer need for simplicity and a personalized experience, combined with advances in technology, are driving rapid growth in the connected home market. As the "Internet of Things" shapes the way we live and work, consumers are looking for affordable ways to extend and enhance the interoperability of connected devices in their homes and businesses, driving growth in the automation market.

        We were founded in 2003 to deliver a premium home automation solution by enabling consumers to unify their connected devices into a personalized system. We strive to create solutions that enable customers to purchase our products at an accessible and affordable entry point, while offering flexibility to expand to include additional devices, services and features optimized for every type of project, from a single-room all the way to a luxurious, fully- integrated whole-home experience. Our solution provides integrated and scalable control of approximately 13,500 third-party devices and services. These devices and services span a broad range of product categories including audio, video, lighting, comfort, security, communications, network management and cloud services. Our platform capabilities provide consumers with solutions that are comprehensive, personalized, flexible, affordable, and easy to use and manage.

        Additional information about Control4 is contained in its public filings, certain of which are incorporated by reference herein. See the sections of this proxy statement entitled "Where You Can Find Additional Information" and "The Companies—Control4 Corporation."

Wirepath Home Systems, LLC

        Established in 2005 and based in Charlotte, North Carolina, Wirepath Home Systems, LLC (d/b/a SnapAV), which is referred to in this proxy statement as "Parent" or "SnapAV," is a manufacturer and primary source of more than 2,700 installation-friendly audio, video, networking, power and surveillance products for residential and commercial A/V integrators. SnapAV empowers integrators to run more efficient businesses by providing high quality products at attractive prices, supported by best-in-class online ordering and award-winning customer service. Additional information about SnapAV and its product brands can be found at www.SnapAV.com. See the section of this proxy statement entitled "The Companies—Wirepath Home Systems, LLC."

Copper Merger Sub Inc.

        Copper Merger Sub Inc., which is referred to in this proxy statement as "Merger Sub", is a Delaware corporation and a direct wholly owned subsidiary of Parent that was formed on April 23, 2019, solely for the purpose of engaging in the transactions contemplated by the merger agreement, and has not engaged in any business activities other than in connection with its formation, the transactions contemplated by the merger agreement and arranging of the equity financing and debt financing in connection with the merger. Upon completion of the merger, Merger Sub will merge with and into Control4 and will cease to exist. See the section of this proxy statement entitled "The Companies—Copper Merger Sub Inc."

        In connection with the transactions contemplated by the merger agreement, the H&F Entities (as defined in the section of this proxy statement entitled "The Companies—Copper Merger Sub Inc.") have committed to capitalize Parent, on the date of the closing of the merger, with an aggregate equity subscription of up to $256 million, subject to the terms and conditions set forth in the equity commitment letter. See the section of this proxy statement entitled "The Companies."

The Special Meeting (page 29)

Date, Time and Place of the Special Meeting

        The special meeting of stockholders of Control4 (referred to in this proxy statement as the "special meeting") will be held at the Company's corporate offices located at 11734 S. Election Road, Salt Lake City, Utah 84020 on July 30, 2019, at 9:00 a.m., local time.

Purposes of the Special Meeting

        At the special meeting, Control4 stockholders will be asked to consider and vote on the following proposals:

  •
  to adopt the Agreement and Plan of Merger, dated as of May 8, 2019, by and among the Company, Parent and Merger Sub, which, as it may be amended from time to time, is referred to in this proxy statement as the "merger agreement";

  •
  to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company's named executive officers in connection with the merger, the value of which is disclosed in the table in the section of this proxy statement entitled "The Merger—Interests of the Company's Directors and Executive Officers in the Merger—Quantification of Potential Payments and Benefits to the Company's Named Executive Officers in Connection with the Merger"; and

  •
  to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

        Our stockholders must adopt the merger agreement for the merger to occur. If our stockholders fail to adopt the merger agreement, the merger will not occur. See the sections of this proxy statement entitled "The Special Meeting" and "The Merger Agreement."

        We do not expect that any matters other than the proposals set forth above will be brought before the special meeting. If, however, such a matter is properly presented at the special meeting or any adjournment or postponement thereof, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies.

Record Date, Notice and Quorum

        The holders of record of Control4 common stock as of the close of business on June 12, 2019, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. At the close of business on the record date, 26,799,355 shares of Company common stock were outstanding and entitled to vote at the special meeting.

        The presence at the special meeting, in person or represented by proxy, of the holders of a majority of the voting power of the shares of capital stock of the Company issued and outstanding on the record date will constitute a quorum for purposes of the special meeting. A quorum is necessary to transact business at the special meeting. If a quorum is not present at the special meeting, we expect that the special meeting will be adjourned to a later date.

        Abstentions will be counted as shares present for purposes of determining the presence of a quorum. If your shares are held in "street name" by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, your broker, bank or other nominee will not vote on your behalf with respect to any of the proposals, and your shares will not be counted as present at the special meeting for purposes of determining whether a quorum is present for the transaction of business at the special meeting.

Required Vote

        Each share of common stock outstanding at the close of business on the record date is entitled to one vote on each of the proposals to be considered at the special meeting.

        For the Company to complete the merger, Control4 stockholders holding a majority of the shares of Company common stock outstanding at the close of business on the record date and entitled to vote on the adoption of the merger agreement must vote "FOR" the proposal to adopt the merger agreement. An abstention with respect to the proposal to adopt the merger agreement, or a failure to vote your shares of common stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf), will have the same effect as a vote "AGAINST" this proposal.

        Approval of each of (1) the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger and (2) the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies, requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote thereon, but is not a condition to the completion of the merger. An abstention with respect to either proposal will have the same effect as a vote "AGAINST" these proposals. A failure to return your proxy card or otherwise vote your shares of common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf) will have no effect on these proposals, assuming a quorum is present.

        The Company's directors and executive officers have informed us that they intend to vote their shares of Company common stock in favor of the proposal to adopt the merger agreement and the other proposals to be considered at the special meeting, although they have no obligation to do so. As of the record date, our directors and executive officers owned and were entitled to vote, in the aggregate, approximately 417,710 shares of Company common stock, or approximately 1.6% of the outstanding shares of Company common stock entitled to vote at the special meeting.

Proxies; Revocation

        Any Control4 stockholder of record entitled to vote at the special meeting may submit a proxy by telephone or over the Internet, by returning the enclosed proxy card, or by attending the special meeting and voting in person. If your shares of common stock are held in "street name" by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares using the instructions provided by your broker, bank or other nominee.

        Any proxy may be revoked at any time prior to its exercise by submitting a properly executed, later-dated proxy through any of the methods available to you, by giving written notice of revocation to our Corporate Secretary at Control4 Corporation, 11734 S. Election Road, Salt Lake City, Utah 84020, or by attending the special meeting and voting in person.

The Merger (page 35)

        You will be asked to consider and vote upon the proposal to adopt the merger agreement. A copy of the merger agreement is attached to this proxy statement as Annex A. The merger agreement provides, among other things, that at the effective time of the merger (referred to in this proxy statement as the "effective time"), Merger Sub will be merged with and into the Company, with the Company surviving the merger (referred to in this proxy statement as the "surviving corporation"). In the merger, each share of common stock, par value $0.0001 per share, of the Company (referred to in this proxy statement as the "common stock," the "Company common stock" or the "Control4 common stock") issued and outstanding immediately before the effective time (other than certain shares specified in the merger agreement) will be converted into the right to receive $23.91 per share in cash (referred to in this proxy statement as the "merger consideration"), without interest and subject to any required withholding taxes. Upon completion of the merger, the Company will be a direct wholly owned subsidiary of Parent, the Company common stock will no longer be publicly traded and the Company's existing stockholders will cease to have any ownership interest in the Company.

Treatment of Company Equity Awards (page 78)

        Treatment of Stock Options.    The merger agreement provides that, unless otherwise provided in an agreement between Parent and the holder thereof, (i) each outstanding option to acquire shares of common stock (each referred to in this proxy statement as a "Control4 Stock Option") that is fully vested and exercisable immediately prior to the effective time (or would become fully vested and exercisable by the terms of such Control4 Stock Option as a result of the transactions contemplated by the merger agreement) (each referred to in this proxy statement as a "Vested Control4 Stock Option") will, as of the effective time, be cancelled and, in consideration thereof, the holder of such Vested Control4 Stock Option will receive an amount in cash equal to the product of (a) the excess, if any, of the merger consideration over the exercise price per share of such Control4 Stock Option, multiplied by (b) the total number of shares of common stock subject to the Control4 Stock Option, subject to applicable tax withholding (such amount referred to in this proxy statement as the "Control4 Stock Option Consideration") and (ii) each outstanding Control4 Stock Option that is not a Vested Control4 Stock Option (each referred to in this proxy statement as an "Unvested Control4 Stock Option") will, as of the effective time, be cancelled and, in consideration thereof, the holder of such Unvested Control4 Stock Option will receive the Control4 Stock Option Consideration, subject to and conditioned on the same terms and conditions (including any terms and conditions relating to vesting and acceleration thereof, but excluding any terms and conditions related to exercise) as applicable to the Unvested Control4 Stock Option to which the Control4 Stock Option Consideration relates, except as provided below with respect to Pre-2019 Control4 Equity Awards (as defined below). The merger agreement provides that any Control4 Stock Option that has an exercise price per share of common stock that is greater than or equal to the merger consideration of $23.91 will be cancelled for no consideration.

        Treatment of Control4 Restricted Stock Unit Awards.    The merger agreement provides that, unless otherwise provided in an agreement between Parent and the holder thereof, (i) each outstanding Control4 restricted stock unit award (each referred to in this proxy statement as a "Control4 RSU Award", together with the Control4 Stock Options, the "Control4 Equity Awards") that is fully vested immediately prior to the effective time (or would become fully vested by the terms of such Control4 RSU Award as a result of the transactions contemplated by the merger agreement, except for any Executive Bonus PSU Award (as defined below)) (each such Control4 RSU Award referred to in this proxy statement as a "Vested Control4 RSU Award") will, as of the effective time, be cancelled and, in consideration thereof, the holder of such Vested Control4 RSU Award will receive an amount in cash equal to the merger consideration in respect of each share subject to such Control4 RSU Award, subject to applicable tax withholding (such amount referred to in this proxy statement as the "Control4 RSU Award Consideration"), and (ii) each outstanding Control4 RSU Award that is not a Vested Control4 RSU Award (each such Control4 RSU Award referred to in this proxy statement as an "Unvested Control4 RSU Award") will, as of the effective time, be cancelled and, in consideration thereof, the holder of such Unvested Control4 RSU Award will receive the Control4 RSU Award Consideration, subject to and conditioned on the same terms and conditions (including any terms and conditions relating to vesting and acceleration thereof) as applicable to the Unvested Control4 RSU Award to which such Control4 RSU Award Consideration relates; provided, however, to the extent any Unvested Control4 RSU Award is subject to both time and performance-vesting conditions (including any Executive Bonus PSU Award), the applicable performance-vesting conditions will be deemed to be satisfied at target level; provided, further, that subject to the terms described below with respect to 2019 Control4 RSU Awards, (as defined below) no Control4 RSU Award Consideration with respect to any Executive Bonus PSU Award will become payable prior to the first anniversary of the vesting commencement date applicable to such Executive Bonus PSU Award. "Executive Bonus PSU Award" as used in this proxy statement means any Control4 RSU Award that (a) was granted in 2019, (b) is subject to both time- and performance-vesting conditions and (c) would otherwise fully vest in the ordinary course on the first anniversary of the vesting commencement date specified in the applicable award agreement granting such Control4 RSU Award.

        Additional Treatment of Control4 Equity Awards.    In addition, the parties have agreed that, unless otherwise provided in an agreement between Parent and the holder thereof, (i) to the extent that the full amount of Control4 Stock Option Consideration or Control4 RSU Award Consideration has not been paid with respect to an Unvested Control4 Stock Option or Unvested Control4 RSU Award, as applicable, in each case, that was granted prior to 2019 (such Unvested Control4 Stock Option or Unvested Control4 RSU Award referred to in this proxy statement as a "Pre-2019 Control4 Equity Award") and provided that the holder thereof has remained continuously employed with Parent or any of its affiliates through the date that is six months following the closing date, any then-unpaid Control4 Stock Option Consideration or Control4 RSU Award Consideration, as applicable, in respect of such Pre-2019 Control4 Equity Award will be paid to such holder thereof as soon as reasonably practicable following such date, and (ii) with respect to any Unvested Control4 RSU Award that was granted in 2019 (referred to in this proxy statement as a "2019 Control4 RSU Award"), provided that the holder has remained continuously employed with Parent or any of its affiliates through the date that is six months following the closing date and to the extent not previously paid, the portion of any Control4 RSU Award Consideration that is otherwise due to be paid in respect of such 2019 Control4 RSU Award on the first anniversary of the vesting commencement date of such 2019 Control4 RSU Award will become payable to the holder thereof upon the date that is six months following the closing date, and will be paid to such holder as soon as reasonably practicable following such date. In the event a holder's employment is terminated by Parent or any of its affiliates without Cause (as defined in Control4's 2003 Equity Plan or Control4's 2013 Stock Option and Incentive Plan (referred to in this proxy statement as the "2013 Plan" and together with Control4's 2003 Equity Plan, the "Control4 Stock Plans"), as applicable), all then-unpaid Control4 RSU Award Consideration or Control4 Stock Option Consideration in respect of such 2019 Control4 RSU Awards or Pre-2019 Control4 Equity Awards (as applicable) will be paid to such holder as soon as reasonably practicable following such termination.

Conditions to Completion of the Merger (page 97)

        Each party's obligation to complete the merger is subject to the satisfaction or waiver at or prior to the effective time of the following conditions:

  •
  the adoption of the merger agreement by a majority of the outstanding shares of Control4 common stock entitled to vote thereon (referred to in this proxy statement as the "company stockholder approval");

  •
  the expiration or termination of the waiting period applicable to the completion of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (referred to in this proxy statement as the "HSR Act") and the occurrence or granting of any decisions, orders, consents or expiration of any waiting periods required to consummate the transaction under the Australia Foreign Acquisitions and Takeover Act of 1975, as amended (referred to in this proxy statement as the "FATA"); and

  •
  no law or order having been enacted, issued, promulgated, enforced or entered by a court or other governmental entity of competent jurisdiction that is in effect and that restrains, enjoins or otherwise prohibits the completion of the merger.

        The respective obligations of Parent and Merger Sub to complete the merger are subject to the satisfaction or waiver by Parent at or prior to the effective time of the following additional conditions:

  •
  the accuracy of the representations and warranties of the Company as of the closing date (except for any representations and warranties made as of a particular date, which representations and warranties must be true and correct only as of that date), generally subject to a "company material adverse effect" (as defined in the section of this proxy statement entitled "The Merger—Representations and Warranties") or other qualification provided in the merger agreement;

  •
  the performance by the Company in all material respects of the agreements and covenants required to be performed or complied with by it under the merger agreement at or prior to the effective time;

  •
  the absence of a company material adverse effect occurring after the date of the merger agreement; and

  •
  the receipt by Parent of a certificate signed by an executive officer of the Company, dated the closing date, to the effect that the conditions set forth in the three preceding bullet points have been satisfied.

        The obligation of the Company to complete the merger is subject to the satisfaction or waiver by the Company at or prior to the effective time of the following additional conditions:

  •
  the accuracy of the representations and warranties of Parent and Merger Sub as of the closing date (except for any representations and warranties made as of a particular date, which representations and warranties must be true and correct only as of that date), generally subject to a "parent material adverse effect" (as defined in the section of this proxy statement entitled "The Merger—Representations and Warranties") or other qualification provided in the merger agreement;

  •
  the performance by each of Parent and Merger Sub in all material respects of the agreements and covenants required to be performed or complied with by it under the merger agreement at or prior to the effective time; and

  •
  the receipt by the Company of a certificate signed by an executive officer of Parent, dated the closing date, to the effect that the conditions set forth in the two preceding bullet points have been satisfied.

        No party may rely, either as a basis for not completing the merger or any of the other transactions contemplated by the merger agreement or terminating the merger agreement and abandoning the merger, on the failure of a condition to closing set forth in the merger agreement to be satisfied if such failure was caused by such party's failure to act in good faith or to use the efforts to cause the closing of the merger to occur as required by the merger agreement.

Recommendation of the Control4 Board of Directors (page 50)

        After careful consideration, the Control4 board of directors unanimously determined that the merger is fair to, and in the best interests of, the Company and its stockholders, and unanimously approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Control4 board of directors unanimously recommends that Control4 stockholders vote "FOR" the proposal to adopt the merger agreement at the special meeting and "FOR" the other proposals to be considered at the special meeting.

Reasons for the Merger (page 50)

        For a description of the reasons considered by the Control4 board of directors in resolving to recommend in favor of the adoption of the merger agreement, see the section of this proxy statement entitled "The Merger—Reasons for the Merger; Recommendation of the Control4 Board of Directors."

Opinion of Financial Advisor to the Company (page 58)

        At the May 8, 2019 meeting of the Company's board of directors, representatives of Raymond James & Associates, Inc. (referred to in this proxy statement as "Raymond James") rendered its oral opinion, subsequently confirmed by delivery of a written opinion to the Company's board of directors, as to the fairness, as of such date, from a financial point of view, of the merger consideration to be received by the holders of the Company's common stock (other than "excluded shares", as defined in the section of this proxy statement titled "Effect of the Merger on the Common Stock") pursuant to the merger agreement, based upon and subject to the qualifications, assumptions and other matters considered in connection with the preparation of its opinion.

        The full text of the written opinion of Raymond James, dated May 8, 2019, which sets forth, among other things, the various qualifications, assumptions and limitations on the scope of the review undertaken, is attached as Annex B. Raymond James provided its opinion for the information and assistance of the Company's board of directors (solely in its capacity as such) in connection with, and for purposes of, its consideration of the merger and its opinion only addresses whether the merger consideration to be received by the holders of the Company's common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. The opinion of Raymond James did not address any other term or aspect of the merger agreement or the merger contemplated thereby. The Raymond James opinion does not constitute a recommendation to the Company's board of directors or any holder of the shares of the Company's common stock as to how the Company's board of directors or such stockholder should vote or otherwise act with respect to the merger or any other matter.

Interests of the Company's Directors and Executive Officers in the Merger (page 65)

        In considering the recommendations of the Control4 board of directors with respect to the merger, Control4's stockholders should be aware that the directors and executive officers of Control4 have certain interests, including financial interests, in the merger that may be different from, or in addition to, the interests of Control4's stockholders generally, including the continued employment of certain executive officers following the closing of the merger, the right to continued indemnification and insurance coverage, and accelerated vesting of certain Control4 Equity Awards held by certain executive officers and directors. The Control4 board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement, and in making its recommendation that Control4's stockholders vote in favor of the adoption of the merger agreement. These interests are described in more detail below, and certain of them are quantified in the narrative and the table below. The transactions contemplated by the merger agreement will be a "sale event," "change in control," "change of control" or term of similar meaning for purposes of Control4's executive compensation and benefit plans and agreements described below. See the section of this proxy statement entitled "Interests of the Company's Directors and Executive Officers in the Merger."

        In connection with the merger agreement and the transactions contemplated thereby, three members of Control4 management (Jeff Dungan, Senior Vice President, Supply Chain Operations and Business Development, Bryce Judd, Senior Vice President, Global Sales, and Charles Kindel, Senior Vice President, Products & Services (collectively referred to in this proxy statement as the "Rollover Employees")) entered into rollover agreements with Crackle Holdings, L.P. (referred to in this proxy statement as the "Partnership") that were executed concurrently with the merger agreement. The rollover agreements provide that, among other things, the Rollover Employees will contribute a number of shares of Control4 common stock and/or Unvested Control4 RSU Awards, in each case, held by the Rollover Employees, at their election, having an aggregate value equal to $800,000, in exchange for the issuance to such Rollover Employers of Class A Nonvoting Units in the Partnership (referred to in this proxy statement as "Class A Units"). Control4 is not a party to any such rollover agreement. The rollover agreements executed by the Rollover Employees include term sheets outlining material terms of go-forward employment and other arrangements for each Rollover Employee with Parent. The term sheets provide for, among other things, an increased annual base salary of $320,000 ($400,000 for 2020) for Mr. Kindel and $315,000 for Messrs. Dungan and Judd, and starting in 2020, an annual target bonus of 30% of such Rollover Employee's annual base salary (for Mr. Kindel, 30% in 2020 only, then 75% in 2021 and 100% thereafter), an entitlement to certain severance payments in the event such Rollover Employee's employment is terminated by Parent without Cause (or in the case of Mr. Kindel, by him, for Good Reason) (as such terms are defined in the applicable term sheet), and a grant of a number of Class B-1 Units in the Partnership (referred to in this proxy statement as "Class B-1 Units") to each such.

        In addition, the parties have also agreed that, upon the closing of the merger, the Company's chief executive officer, Martin Plaehn, shall no longer be its chief executive and shall join the board of directors of the general partner of the Partnership and will be available on an advisory basis to provide strategic advice and oversight from that director role. As a result of such employment termination and role transition, Mr. Plaehn will be entitled to receive the severance payments and benefits described in his existing offer letter with Control4 (as described below). In connection with such new role, Mr. Plaehn will be entitled to an annual $75,000 cash retainer and an annual grant of restricted Class A Units, with a fair market value of $100,000 on the date of grant, subject to pro rata annual vesting based on continued service as a director over a three-year period. In addition, Mr. Plaehn and the Partnership agreed that the payment of Control4 RSU Award Consideration and Control4 Stock Option Consideration in respect of his Unvested Control4 RSU Awards and Unvested Control4 Stock Options, as applicable, shall be treated the same as all other holders of Unvested Company RSU Awards and Unvested Control4 Stock Options; provided, that following the closing date any service-based vesting conditions related to such awards will relate to Mr. Plaehn's continued service as a director. Should Mr. Plaehn's role as a director terminate for any reason other than his resignation prior to the conclusion of the vesting periods, he will become entitled to all then unpaid Control4 RSU Award Consideration or Control4 Stock Option Consideration. Further, during the period between the date of the merger agreement and the closing date, the Partnership and Mr. Plaehn agreed that Mr. Plaehn could elect to receive future payments of Control4 RSU Award Consideration in respect of his 2019 Control4 RSU Awards in the form of Class A Units with an aggregate value equal to such 2019 Control4 RSU Awards (less applicable withholding taxes) calculated using the fair market value of a Class A Unit as of the closing date; provided, that upon the date that is six months following the closing date, Mr. Plaehn may elect to receive all future Control4 RSU Award Consideration in respect of such 2019 Control4 RSU Awards in cash pursuant to the terms of the merger agreement.

        See the section of this proxy statement entitled "Interests of the Company's Directors and Executive Officers in the Merger—Agreements with Parent."

Limited Guarantees (page 64)

        Concurrently with the execution of the merger agreement, the H&F Entities entered into limited guarantees (referred to in this proxy statement collectively as the "limited guarantees"), pursuant to which the H&F Entities agreed to guarantee, severally and not jointly or jointly and severally, on the terms and conditions set forth in the limited guarantees, Parent's obligation to pay any termination fee, reimburse and indemnify the Company with respect to certain expenses in connection with the merger and pay certain other amounts, in an amount not to exceed approximately $46 million in the aggregate. See the section of this proxy statement entitled "The Merger—Limited Guarantees."

Financing (page 65)

        In connection with the execution of the merger agreement, the H&F Entities (in such capacity, referred to in this proxy statement collectively as the "equity financing sources") have committed to capitalize Parent, on the date of the closing of the merger, with an aggregate equity subscription of up to $256 million, subject to the terms and conditions set forth in the equity commitment letter, dated as of May 8, 2019 (referred to in this proxy statement as the "equity commitment letter").

        In connection with the execution of the merger agreement, Crackle Purchaser, LLC (referred to in this proxy statement as "Holdings") and Wirepath LLC (referred to in this proxy statement as the "borrower") entered into a commitment letter, dated May 8, 2019 (referred to in this proxy statement as the "debt commitment letter"), with UBS AG Stamford Branch ("UBS AG"), UBS Securities LLC ("UBSS" and, together with UBS AG, referred to in this proxy statement as "UBS"), SunTrust Bank ("SunTrust Bank"), SunTrust Robinson Humphrey, Inc. ("STRH" and, together with SunTrust Bank, referred to in this proxy statement as "SunTrust"), Bank of Montreal ("BMO") and BMO Capital Markets Corp. ("BMOCM" and together with BMO, referred to in this proxy statement as the "BMO Parties") (each of the foregoing, in certain cases, acting through its respective appropriate affiliates or branches) (collectively referred to in this proxy statement as the "commitment parties"), pursuant to which UBS AG, SunTrust Bank and BMO, upon certain terms and subject to certain conditions, committed to provide to the borrower a senior secured incremental term loan facility in an aggregate principal amount of $390 million in connection with the debt financing of the amounts payable pursuant to the merger agreement and the transactions contemplated thereby (such debt financing, collectively, is referred to in this proxy statement as the "debt financing"). We have agreed to use our reasonable best efforts to, and to cause our subsidiaries to use their reasonable best efforts to, and to use our reasonable best efforts to cause our and our subsidiaries' representatives to, provide all cooperation reasonably requested by Parent in connection with the arrangement of the debt financing, subject to the terms set forth in the merger agreement.

        For more information, see "The Merger Agreement—Debt Financing and Debt Financing Cooperation."

Material U.S. Federal Income Tax Considerations of the Merger to U.S. Holders (page 72)

        The receipt of cash in exchange for shares of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder (as defined in the section of this proxy statement entitled "The Merger—Material U.S. Federal Income Tax Considerations of the Merger to U.S. Holders") who receives cash in exchange for shares of common stock pursuant to the merger will recognize capital gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received and (2) the U.S. holder's adjusted tax basis in such shares. You should consult your own tax advisor regarding the particular tax consequences to you of the exchange of shares of common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws). See the section of this proxy statement entitled "The Merger—Material U.S. Federal Income Tax Considerations of the Merger to U.S. Holders."

Regulatory Approvals (page 74)

        HSR Clearance.    Under the HSR Act and related rules and regulations, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Antitrust Division of the United States Department of Justice (referred to in this proxy statement as the "Antitrust Division") and the United States Federal Trade Commission (referred to in this proxy statement as the "FTC") and all statutory waiting period requirements have been satisfied. Completion of the merger is subject to the expiration or termination of the applicable waiting period under the HSR Act. The Company and Parent filed their respective Notification and Report Forms with the Antitrust Division and the FTC on May 15, 2019, and received early termination of the HSR waiting period on June 11, 2019.

        Australia Foreign Investment Review Board.    Pursuant to the FATA, certain acquisitions by foreign persons of Australian companies, businesses and real property assets, including the merger, must be notified to the Foreign Investment Review Board (referred to in this proxy statement as the "FIRB") for approval by the Australian Treasurer. Parent submitted a FIRB application on May 10, 2019. On June 12, 2019, FIRB approval was obtained with respect to the Merger.

        Commitments to Obtain Approvals.    The Company and Parent are each required to use reasonable best efforts to take all actions necessary to complete the merger, including cooperating and doing all things necessary, proper or advisable to obtain regulatory approvals. If required by regulatory authorities, each party shall, and shall cause each of their respective subsidiaries to use their respective reasonable best efforts to, (1) agree to sell, divest or dispose of any assets or businesses of Parent, the Company, or their respective subsidiaries and (2) take or agree to take other actions that after the closing date limit Parent's or its subsidiaries' (including the surviving corporation's) freedom of action with respect to, or its ability to retain, one or more businesses, product lines or assets of Parent or its subsidiaries (including the surviving corporation). However, the Company will only be required to take or commit to take such actions if they are binding on the Company only if and when the closing of the merger occurs. See the section of this proxy statement entitled "The Merger Agreement—Efforts to Complete the Merger—Antitrust Matters."

Appraisal Rights (page 109)

        Under Section 262 of the General Corporation Law of the State of Delaware (referred to in this proxy statement as the "DGCL"), Control4 stockholders who do not vote for the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares in cash as determined by the Delaware Court of Chancery, but only if they comply fully with all of the applicable requirements of Section 262 of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the merger consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to the Company before the vote on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement. Failure to follow exactly the procedures specified in Section 262 of the DGCL will result in the loss of appraisal rights. Because of the complexity of Section 262 of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel. The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached to this proxy statement as Annex C.

Delisting and Deregistration of Company Common Stock (page 74)

        If the merger is completed, the Company common stock will be delisted from the NASDAQ Global Select Market (referred to in this proxy statement as the "NASDAQ") and deregistered under the U.S. Securities Exchange Act of 1934, as amended (referred to in this proxy statement as the "Exchange Act").

Alternative Acquisition Proposals (page 86)

The "Go-Shop" Period—Solicitation of Other Acquisition Proposals

        Under the merger agreement, from the date of the merger agreement until 11:59 p.m., New York City time, on June 7, 2019 (referred to in this proxy statement as the "no-shop period start date"), the Company and its representatives had the right to (1) initiate or solicit, or knowingly facilitate or encourage, any "inquiry" (as defined in the section of this proxy statement entitled "The Merger Agreement—The 'No-Shop' Period—No Solicitation of Other Acquisition Proposals") and (2) engage in or otherwise participate in any discussions or negotiations regarding an "acquisition proposal" (as defined in the section of this proxy statement entitled "The Merger Agreement—The 'No-Shop' Period—No Solicitation of Other Acquisition Proposals") or inquiry or that would reasonably be expected to lead to an acquisition proposal, or, subject to the entry into, and in accordance with, an "acceptable confidentiality agreement" (as defined below), provide any access to its properties, books or records or any non-public information to any person (and such person's representatives and prospective equity and debt financing sources) relating to the Company or any of its subsidiaries in connection with the foregoing; provided that (i) the Company had to provide to Parent any information relating to the Company or any of its subsidiaries that was not previously provided or made available to Parent substantially concurrently with (and in any event within 24 hours after) the time it is furnished to such person (and such person's representatives and prospective equity and debt financing sources) and (ii) the Company and its subsidiaries were not permitted to pay, agree to pay or cause to be paid, or reimburse, agree to reimburse or cause to be reimbursed, the expenses of any such person in connection with any acquisition proposals or inquiries.

The "No-Shop" Period—No Solicitation of Other Acquisition Proposals

        Under the merger agreement, from the no-shop period start date until the earlier to occur of (x) the termination of the merger agreement and (y) the effective time, the Company must not, and must cause its subsidiaries not to, and must use its reasonable best efforts to cause its and their directors, officers, employees, other affiliates, investment bankers, attorneys, accountants and other advisors or representatives not to, directly or indirectly:

  •
  initiate or solicit, or knowingly facilitate or encourage, any inquiries, discussions or requests with respect to or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

  •
  engage in or otherwise participate in any discussions or negotiations regarding an acquisition proposal or inquiry or that would reasonably be expected to lead to an acquisition proposal, or provide any access to its properties, books or records or any non-public information to any person relating to the Company or any of its subsidiaries in connection with the foregoing;

  •
  enter into any other acquisition agreement, option agreement, joint venture agreement, partnership agreement, letter of intent, term sheet, merger agreement or similar agreement (other than an acceptable confidentiality agreement) with respect to an acquisition proposal;

  •
  approve, endorse, declare advisable or recommend any acquisition proposal;

  •
  take any action to make the provisions of any takeover statute or any restrictive provision of any applicable anti-takeover provision in the certificate of incorporation or bylaws of the Company or any shareholder rights plan or "poison pill" inapplicable to any transactions contemplated by any acquisition proposal; or

  •
  authorize, commit to, agree or publicly propose to do any of the foregoing.

        On the no-shop period start date, the Company notified Parent in writing of the number of parties with which the Company entered into an acceptable confidentiality agreement and the number of parties that submitted an acquisition proposal after the execution of the merger agreement and prior to the no-shop period start date, which notice included a summary of any pending acquisition proposals that were made in writing by any "excluded party" (as defined in the section of this proxy statement entitled "The Merger Agreement—The 'No-Shop' Period—No Solicitation of Other Acquisition Proposals") or any other acquisition proposal which the Company's board of directors determined in good faith, after consultation with its financial advisor and outside legal counsel, warranted the Company's board of directors' further discussion.

        Notwithstanding certain provisions of the merger agreement described above, at any time following the no-shop period start date and prior to the time the company stockholder approval is obtained, if Control4 receives a written, unsolicited, bona fide acquisition proposal that did not result from a breach of the provisions of the merger agreement described above, then Control4 and its representatives may contact the person or group of persons making the acquisition proposal to clarify the terms and conditions thereof so as to determine whether it constitutes or could reasonably be expected to result in a "superior proposal" (as defined in the section of this proxy statement entitled "The Merger Agreement—The 'No-Shop' Period—No Solicitation of Other Acquisition Proposals—Receipt of Acquisition Proposals"), and, if the Control4 board of directors determines in good faith after consultation (1) with its financial advisor and outside legal counsel that the acquisition proposal constitutes, or would reasonably be expected to result in, a superior proposal and (2) with its outside legal counsel that failure to take the actions described below would be reasonably likely to be inconsistent with its fiduciary obligations under applicable law, then Control4 and its representatives may:

  •
  provide information to such person or group of persons (including their respective representatives and prospective equity and debt financing sources) if the Company receives from such person or group of persons (or has received from such person or group of persons) an executed confidentiality agreement containing terms not materially less favorable to Control4 than those contained in the confidentiality agreement to which Parent is subject, except that it need not contain any standstill or similar provision (referred to in this proxy statement as an "acceptable confidentiality agreement"), provided that Control4 must substantially concurrently (and in any event, within 24 hours) make available to Parent and Merger Sub any non-public information concerning Control4 or its subsidiaries that is provided to any such person or group of persons and that was not previously made available to Parent or Merger Sub; and

  •
  engage or participate in any discussions or negotiations with that person or group of persons.

Change in Board Recommendation (page 89)

        The Control4 board of directors has unanimously recommended that Control4 stockholders vote "FOR" the proposal to adopt the merger agreement. The merger agreement permits the Control4 board of directors to effect a "change of recommendation" (as defined in the section of this proxy statement entitled "The Merger Agreement—The 'No-Shop' Period—No Solicitation of Other Acquisition Proposals—Change in Board Recommendation") in certain circumstances, as described below.

        Before the company stockholder approval is obtained, the Control4 board of directors may (1) outside the context of an acquisition proposal, make a change of recommendation if, upon the occurrence of an "intervening event" (as defined in the section of this proxy statement entitled "The Merger Agreement—The 'No-Shop' Period—No Solicitation of Other Acquisition Proposals"), the Control4 board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with its fiduciary obligations under applicable law; or (2) if the Company receives, directly or indirectly through one or more of its representatives, either (x) after the date of the merger agreement and prior to the no-shop period start date from an excluded party an acquisition proposal or (y) after the no-shop period start date an unsolicited, written, bona fide acquisition proposal, in each case of clauses (x) and (y) that the Control4 board of directors concludes in good faith, after consultation with its financial advisor and outside legal counsel, constitutes a superior proposal and such acquisition proposal did not result from a material breach by the Company of the provisions of the merger agreement described under the section of this proxy statement entitled "The Merger Agreement—The 'No-Shop' Period—No Solicitation of Other Acquisition Proposals" effect a change of recommendation and/or terminate the merger agreement in order to enter into an alternative acquisition agreement providing for such superior proposal, provided that in either case:

  •
  Control4 must have given Parent at least three business days' prior written notice that it intends to make a change of recommendation (referred to in this proxy statement as a "notice of change of recommendation") and/or terminate the merger agreement, which notice must specify in reasonable detail the basis for the change of recommendation and/or termination and, in the case of a superior proposal, the identity of the person or group of persons making the superior proposal and the material terms thereof or, in the case of an intervening event, reasonable detail regarding the intervening event;

  •
  after providing such notice and prior to making a change of recommendation and/or terminating the merger agreement, Control4 must have negotiated, and must have caused its representatives to be available to negotiate, in good faith with Parent and Merger Sub (to the extent Parent and Merger Sub desire to negotiate) during the three-business-day notice period to make adjustments to the terms and conditions of the merger agreement as would obviate the need for the Company to effect a change of recommendation and/or terminate the merger agreement; and

  •
  at the end of the three-business-day notice period, the Control4 board of directors must have determined in good faith, after consultation with its outside legal counsel and, with respect to a superior proposal giving rise to the notice of change of recommendation, its financial advisor, taking into account any changes to the merger agreement proposed in writing by Parent in response to the notice of change of recommendation, that (1) the superior proposal giving rise to the notice of change of recommendation continues to be a superior proposal or (2) in the case of an intervening event, the failure of the Control4 board of directors to make a change of recommendation would continue to be reasonably likely to be inconsistent with its fiduciary obligations under applicable law.

        See the sections of this proxy statement entitled "The Merger Agreement—The 'No-Shop' Period—No Solicitation of Other Acquisition Proposals" and "The Merger Agreement—Change in Board Recommendation."

Termination (page 98)

        The merger agreement may be terminated and the merger may be abandoned in the following circumstances:

  •
  at any time prior to the effective time by the mutual written consent of Control4 and Parent;

  •
  at any time prior to the effective time by either Control4 or Parent:

  •
  if the merger has not been completed on or before November 8, 2019 (referred to in this proxy statement as the "termination date"); provided that the right to terminate the merger agreement pursuant to the termination provision referred to in this bullet point will not be available to a party if the failure of the merger to have been completed on or before the termination date was primarily caused by the failure of such party to perform any of its obligations under the merger agreement;

  •
  if the special meeting has been duly held and completed and the company stockholder approval has not been obtained at the special meeting or any adjournment or postponement thereof at which a vote on the adoption of the merger agreement is taken; or

  •
  if an order by a court or other governmental entity of competent jurisdiction permanently restraining, enjoining or otherwise prohibiting the completion of the merger has become final and non-appealable; provided that the right to terminate the merger agreement pursuant to the termination provision referred to in this bullet point will not be available to a party if the enactment, issuance, promulgation, enforcement or entry of such order, or the order becoming final and non-appealable, was primarily caused by the failure of such party to perform any of its obligations under the merger agreement;

  •
  by Control4:

  •
  at any time prior to the time the company stockholder approval is obtained, in order to substantially concurrently enter into an alternative acquisition agreement providing for a superior proposal in accordance with the merger agreement, subject to complying with the terms of the merger agreement; provided that prior to or substantially concurrently with, and as a condition to, such termination, the Company pays to Parent the company termination fee described below;

  •
  at any time prior to the effective time, if Parent or Merger Sub has breached any of its representations, warranties, covenants or agreements in the merger agreement, which breach (1) would give rise to the failure of a condition to the obligation of Control4 to complete the merger related to Parent's or Merger Sub's representations, warranties, covenants and agreements in the merger agreement and (2) is either not capable of being cured before the termination date or is not cured before the earlier of 30 business days following receipt of written notice from Control4 of such breach or the termination date; provided that Control4 will not have the right to terminate the merger agreement pursuant to the termination provision referred to in this bullet point if it is then in breach of any of its representations, warranties, covenants or agreements in the merger agreement, such that any condition to the obligations of Parent or Merger Sub to complete the merger related to Control4's representations, warranties, covenants and agreements in the merger agreement would not be satisfied if the closing date were the date of such termination; or

  •
  (i) at any time prior to the effective time if the "marketing period" (as defined in the section of this proxy statement entitled "The Merger Agreement—When the Merger Becomes Effective") has ended and all of the conditions to the obligation of Parent to complete the merger have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger, each of which is capable of being satisfied if the closing date were the date of such termination, and, solely with respect to the condition relating to (x) the expiration or termination of the waiting period applicable to the completion of the merger under the HSR Act and (y) the occurrence or granting of any decisions, orders, consents or expiration of any waiting periods required to consummate the transaction under the FATA and any other foreign investment, monopolization and anti-competition laws and regulations of certain foreign jurisdictions, if the failure of such condition to be satisfied is primarily caused by a material breach by Parent or Merger Sub of any of their respective covenants or agreements set forth in the provisions of the merger agreement described in the section of this proxy statement entitled "The Merger Agreement—Efforts to Complete the Merger"); (ii) Parent and Merger Sub do not complete the merger on or prior to the date the closing is required to occur pursuant to the merger agreement; (iii) Control4 has irrevocably confirmed in writing to Parent that it is ready, willing and able to complete the merger throughout the three-business-day period following delivery of such confirmation; and (iv) Parent and Merger Sub fail to complete the merger within three business days following delivery of such confirmation; or

  •
  by Parent:

  •
  at any time prior to the time the company stockholder approval is obtained, if the Control4 board of directors (or any committee thereof) has made a change of recommendation or allowed Control4 or any of its subsidiaries to enter into an alternative acquisition agreement (other than an acceptable confidentiality agreement); or

  •
  at any time prior to the effective time if Control4 has breached any of its representations, warranties, covenants or agreements in the merger agreement, which breach (1) would give rise to the failure of a condition to the obligations of Parent and Merger Sub to complete the merger related to Control4's representations, warranties, covenants and agreements in the merger agreement and (2) is either not capable of being cured before the termination date or is not cured before the earlier of 30 business days following receipt of written notice from Parent of such breach or the termination date; provided that Parent will not have the right to terminate the merger agreement pursuant to the termination provision referred to in this bullet point if it or Merger Sub is then in breach of any of their representations, warranties, covenants or agreements in the merger agreement, such that any condition to the obligation of Control4 to complete the merger related to Parent's or Merger Sub's representations, warranties, covenants and agreements in the merger agreement would not be satisfied if the closing date were the date of such termination.

Company Termination Fee (page 100)

        Control4 will pay Parent (or its designee) a termination fee in an amount equal to approximately $20 million (referred to in this proxy statement as the "company termination fee") in the following circumstances:

  •
  if the merger agreement is terminated by Control4 at any time prior to the time the company stockholder approval is obtained, in order to substantially concurrently enter into an alternative acquisition agreement providing for a superior proposal, provided that the amount of the company termination fee will be approximately $10 million instead of the greater amount set forth above if (x) the merger agreement is terminated by the Company (i) at any time prior to the time the company stockholder approval is obtained, in order to substantially concurrently enter into an alternative acquisition agreement providing for a superior proposal and (ii) such time of termination is prior to the no-shop period start date, and (y) the Company has entered into a definitive alternative acquisition agreement with an excluded party to consummate an acquisition proposal at the time of such termination; or

  •
  if the merger agreement is terminated by Parent because the Control4 board of directors (or any committee thereof) has made a change of recommendation or allowed Control4 or any of its subsidiaries to enter into an alternative acquisition agreement (other than an acceptable confidentiality agreement); or

  •
  if all three of the following conditions are satisfied:

  (1)
  the merger agreement is terminated by (i) either Control4 or Parent because the merger has not been completed on or before the termination date, (ii) either Control4 or Parent or because the company stockholder approval has not been obtained or (iii) Parent as a result of a breach by Control4 of any representation, warranty, covenant or agreement in the merger agreement, which breach (x) gives rise to the failure of a condition to the obligations of Parent and Merger Sub to complete the merger related to Control4's representations, warranties, covenants and agreements in the merger agreement and (y) is either not capable of being cured before the termination date or is not cured before the earlier of 30 business days following receipt of written notice from Parent of such breach or the termination date, and in case of each of clause (i) and (iii) above, at the time of the termination, the company stockholder approval has not been obtained;

  (2)
  any person has publicly proposed, announced or made an acquisition proposal (or in the case of clause (1)(ii), an acquisition proposal has been made to Control4's management or the Control4 board of directors (or any committee thereof)) after the date of the merger agreement and prior to the special meeting and has not been withdrawn at least two business days prior to the special meeting (and in the case of clause (1)(iii), prior to the breach that forms the basis of the termination); and

  (3)
  within 12 months after the termination, Control4 completes an acquisition proposal or enters into a definitive agreement for an acquisition proposal that is subsequently completed (even if after such 12-month period)

(provided that, for purposes of the provision referred to in this bullet point, the references to "20%" and "80%" in the definition of "acquisition proposal" set forth in the merger agreement and defined below are deemed to be references to "50%").

Parent Termination Fee (page 101)

        Parent will pay Control4 the parent termination fee in an amount equal to approximately $41 million if the merger agreement is terminated by Control4 because the marketing period has ended and all of the conditions to the obligation of Parent to complete the merger have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger, each of which is capable of being satisfied if the closing date were the date of such termination, and, solely with respect to the condition relating to (x) the expiration or termination of the waiting period applicable to the completion of the merger under the HSR Act and (y) the occurrence or granting of any decisions, orders, consents or expiration of any waiting periods required to consummate the transaction under the FATA and any other foreign investment, monopolization and anti-competition laws and regulations of certain foreign jurisdictions, if the failure of such condition to be satisfied is primarily caused by a material breach by Parent or Merger Sub of any of their respective covenants or agreements set forth in the provisions of the merger agreement described in the section of this proxy statement entitled "The Merger Agreement—Efforts to Complete the Merger"); Parent and Merger Sub do not complete the merger on or prior to the date the closing is required to occur pursuant to the merger agreement; Control4 has irrevocably confirmed in writing to Parent that it is ready, willing and able to complete the merger throughout the three-business-day period following delivery of such confirmation; and Parent and Merger Sub fail to complete the merger within three business days following delivery of such confirmation; provided that any purported termination of the merger agreement by either Control4 or Parent because the merger has not been completed on or before the termination date will be deemed to be a termination on the grounds described in this paragraph if, at the time of such termination, Control4 would have been entitled to terminate the merger agreement on the grounds described in this paragraph.

Market Price of the Company Common Stock (page 106)

        The Company common stock is listed on the NASDAQ under the symbol "CTRL." The closing sale price of our common stock on May 8, 2019, the last trading day prior to the execution of the merger agreement, was $17.12 per share. On June 20, 2019, the most recent practicable date before the filing of this proxy statement, the closing price for our common stock was $23.71 per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of common stock.

Litigation Related to the Merger (page 75)

        On June 20, 2019, purported stockholders of Control4 filed putative class action complaints in the United States District Court for the Southern District of New York, Manafsi v. Control4 Corporation, et al., Case No. 1:19- cv-05790 (referred to in this proxy statement as the "Manafsi Action"), and Langford v. Control4 Corporation, et al., Case No. 1:19-cv- 05793 (referred to in this proxy statement as the "Langford Action" and, together with the Manafsi Action, the "Merger Lawsuits"), naming as defendants the Company and each member of the Company's board of directors.

        Among other things, the Merger Lawsuits allege that the preliminary proxy statement filed by the Company with the SEC on June 7, 2019 in connection with the merger (referred to in this proxy statement as the "Preliminary Proxy Materials") fails to disclose allegedly material information concerning (i) certain financial projections relied upon by the Company's board of directors and Raymond James, (ii) financial analyses conducted by Raymond James and (iii) potential conflicts of interests on the part of Raymond James, all in violation of Section 14(a) and Section 20(a) of the Exchange Act, as well as Rule 14a-9 promulgated thereunder. The Merger Lawsuits seek equitable relief, including among other things, to enjoin the holding of the special meeting or consummation of the merger until certain additional information is disclosed to the Company's stockholders, to recover damages, together with costs of the actions, reasonable attorneys' and experts' fees and expenses, and any other relief the courts may deem just and proper. The Company cannot predict the outcome of the Merger Lawsuits, nor can the Company predict the amount of time and expense that will be required to resolve the Merger Lawsuits. The Company believes the Merger Lawsuits are without merit and the Company and the individual defendants intend to vigorously defend against them. If additional similar complaints are filed, absent new or different allegations that are material, the Company will not necessarily announce such additional filings. For additional information regarding the pending litigation, see the section of this proxy statement entitled "The Merger—Litigation Related to the Merger."

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers address briefly some questions you may have regarding the special meeting and the proposals to be voted on at the special meeting. These questions and answers may not address all of the questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully and in their entirety. You may obtain the documents incorporated by reference into this proxy statement without charge by following the instructions under the section of this proxy statement entitled "Where You Can Find Additional Information."

Q:
Why am I receiving this proxy statement?

A:
On May 8, 2019 the Company entered into a merger agreement providing for the acquisition of the Company by Parent in a merger for a price of $23.91 per share in cash, without interest and subject to any required withholding taxes. You are receiving this proxy statement in connection with the solicitation of proxies by the Control4 board of directors in favor of the proposal to adopt the merger agreement and to approve the other related proposal to be voted on at the special meeting.

Q:
As a stockholder of Control4, what will I receive in the merger?

A:
If the merger is completed you will receive $23.91 in cash, without interest and subject to any required withholding taxes, for each outstanding share of common stock that you own immediately prior to the effective time, unless you have properly exercised your appraisal rights in accordance with Section 262 of the DGCL with respect to such shares.

Q:
When and where is the special meeting?

A:
The special meeting will be held at the Company's corporate offices located at 11734 S. Election Road, Salt Lake City, Utah 84020, on July 30, 2019, at 9.00 a.m., local time.

Q:
Who is entitled to vote at the special meeting?

A:
Only holders of record of Control4 common stock as of the close of business on June 12, 2019, the record date for the special meeting, are entitled to receive these proxy materials and to vote their shares at the special meeting. Each share of Control4 common stock issued and outstanding as of the record date will be entitled to one vote on each matter submitted to a vote at the special meeting.

Q:
What matters will be voted on at the special meeting?

A:
At the special meeting, you will be asked to consider and vote on the following proposals:

•
to adopt the merger agreement;

•
to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger; and

•
to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Q:
How do I attend the special meeting?

A:
If you plan to attend the special meeting in person, you must provide proof of ownership of Control4 common stock as of the record date, such as an account statement indicating ownership on that date, and a form of personal identification for admission to the special meeting. If you hold your shares in "street name," and you also wish to be able to vote at the special meeting, you must obtain a legal proxy, executed in your favor, from your bank or broker.

Q:
How many shares are needed to constitute a quorum?

A:
A quorum will be present if holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the special meeting are present in person or represented by proxy at the special meeting. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed from time to time until a quorum is obtained.

  As of the close of business on June 12, 2019, the record date for the special meeting, there were 26,799,355 shares of common stock outstanding. If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for the purpose of determining whether a quorum is present at the special meeting.

  If your shares are held in "street name" by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, your broker, bank or other nominee will not vote on your behalf with respect to any of the proposals, and your shares will not be counted as present at the special meeting for purposes of determining whether a quorum is present for the transaction of business at the special meeting.

Q:
What vote of Control4 stockholders is required to adopt the merger agreement?

A:
Adoption of the merger agreement requires the affirmative vote of a majority of the shares of common stock outstanding at the close of business on the record date for the special meeting and entitled to vote thereon.

  An abstention with respect to the proposal to adopt the merger agreement, or a failure to vote your shares of common stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf), will have the same effect as a vote "AGAINST" this proposal.

Q:
What vote of Control4 stockholders is required to approve the other proposals to be voted upon at the special meeting?

A:
Each of (1) the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger and (2) the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies, requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

  An abstention with respect to either proposal will have the same effect as a vote "AGAINST" these proposals. A failure to return your proxy card or otherwise vote your shares of common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf), will have no effect on these proposals, assuming a quorum is present.

Q:
How does the Control4 board of directors recommend that I vote?

A:
The Control4 board of directors unanimously recommends that Control4 stockholders vote:

•
"FOR" the proposal to adopt the merger agreement;

  •
  "FOR" the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger; and

  •
  "FOR" the proposal regarding adjournment of the special meeting.

  For a discussion of the factors that the Control4 board of directors considered in determining to recommend in favor of the adoption of the merger agreement, see the section of this proxy statement entitled "The Merger—Reasons for the Merger; Recommendation of the Control4 Board of Directors." In addition, in considering the recommendation of the Control4 board of directors with respect to the merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Control4 stockholders generally. For a discussion of these interests, see the section of this proxy statement entitled "The Merger—Interests of the Company's Directors and Executive Officers in the Merger."

Q:
How do Control4's directors and officers intend to vote?

A:
The Company's directors and executive officers have informed us that they intend to vote their shares of Company common stock in favor of the proposal to adopt the merger agreement and the other proposals to be considered at the special meeting, although they have no obligation to do so. As of the record date, our directors and executive officers owned and were entitled to vote, in the aggregate, approximately 417,710 shares of Company common stock, or approximately 1.6% of the outstanding shares of Company common stock entitled to vote at the special meeting.

Q:
Am I entitled to rights of appraisal under the DGCL?

A:
If the merger is completed, stockholders who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. This means that holders of shares of our common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest on the amount determined to be fair value, if any, as determined by the court (or, in certain circumstances described below, on the difference between the amount determined to be the fair value and the amount paid to each stockholder entitled to appraisal prior to the entry of judgment in the appraisal proceeding). Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in additional detail in this proxy statement, and Section 262 of the DGCL regarding appraisal rights is reproduced in Annex C to this proxy statement. See the section of this proxy statement entitled "Appraisal Rights."

Q:
When is the merger expected to be completed?

A:
As of the date of this proxy statement, we expect to complete the merger in the second half of 2019. However, completion of the merger is subject to the satisfaction or waiver of the conditions to the completion of the merger, which are described in this proxy statement, and we cannot be certain when or if the conditions to the merger will be satisfied or, to the extent permitted, waived.

Q:
What happens if the merger is not completed?

A:
If the merger agreement is not adopted by the Company's stockholders, or if the merger is not completed for any other reason, the Company's stockholders will not receive any payment for their shares of common stock in connection with the merger. Instead, the Company will remain a public company, and shares of our common stock will continue to be registered under the Exchange Act, as well as listed and traded on the NASDAQ. In the event that either Control4 or Parent terminates the merger agreement, then, in certain specified circumstances, Control4 may be required to pay Parent a company termination fee in an amount equal to approximately $20 million (or alternatively, in other specified circumstances, approximately $10 million) or Parent may be required to pay Control4 a parent termination fee in an amount equal to approximately $41 million. See the sections of this proxy statement entitled "The Merger Agreement—Company Termination Fee" and "The Merger Agreement—Parent Termination Fee."

Q:
Why am I being asked to consider and cast a vote on the advisory (non-binding) proposal on certain compensation that may be paid or become payable to the Company's named executive officers in connection with the merger? What will happen if stockholders do not approve this proposal?

A:
The inclusion of this proposal is required by the rules of the Securities and Exchange Commission (referred to in this proxy statement as the "SEC"); however, the approval of this proposal is not a condition to the completion of the merger and the vote on this proposal is an advisory vote by the stockholders and will not be binding on the Company or Parent. If the merger agreement is adopted by the Company's stockholders and the merger is completed, the merger-related compensation will be paid to the Company's named executive officers in accordance with the terms of their compensation agreements and arrangements even if stockholders fail to approve this proposal.

Q:
How does the merger consideration compare to the market price of the Company common stock?

A:
The merger consideration of $23.91 per share represents a premium of approximately 38% over the trailing 30-day volume weighted average price of our common stock for the period ended May 8, 2019 and represents a premium of approximately 40% over the closing price of our common stock of $17.12 per share on May 8, 2019.

Q:
What do I need to do now? How do I vote my shares of common stock?

A:
We urge you to, and you should, read this entire proxy statement carefully, including its annexes and the documents incorporated by reference in this proxy statement, and to consider how the merger affects you. Your vote is important, regardless of the number of shares of common stock you own.

  Voting in Person

  Stockholders of record will be able to vote in person at the special meeting. If you are not a stockholder of record but instead hold your shares of common stock in "street name" through a broker, bank or other nominee, you must provide a legal proxy executed in your favor from your broker, bank or other nominee in order to be able to vote in person at the special meeting.

  It is not necessary to attend the special meeting in order to vote your shares. To ensure that your shares of common stock are voted at the special meeting, we strongly recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.

  Attending the special meeting in person does not itself constitute a vote on any proposal.

  Shares of Common Stock Held by Record Holder

  You can ensure that your shares are voted at the special meeting by submitting your proxy via:

  •
  mail, by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope;

  •
  telephone, by using the toll-free number 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries; or

  •
  the Internet, at www.voteproxy.com.

  The telephone and Internet voting facilities for stockholders of record will close at 11:59 p.m. ET on July 29, 2019.

  If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted "FOR" (1) the proposal to adopt the merger agreement, (2) the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger and (3) the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

  We strongly encourage you to vote by proxy even if you plan on attending the special meeting.

  A failure to vote or an abstention will have the same effect as a vote "AGAINST" the adoption of the merger agreement.

  Shares of Common Stock Held in "Street Name"

  If you hold your shares in "street name" through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

Q:
Can I revoke my proxy?

A:
Yes. You can revoke your proxy before the vote is taken at the special meeting. If you are a stockholder of record, you may revoke your proxy by notifying the Company in writing, in care of the Corporate Secretary, Control4 Corporation, 11734 S. Election Road, Salt Lake City, Utah 84020, or by submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above at any time up to 11:59 p.m. ET on July 29, 2019, or by completing, signing, dating and returning a new proxy card by mail to the Company. In addition, you may revoke your proxy by attending the special meeting and voting in person; however, simply attending the special meeting will not cause your proxy to be revoked. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the special meeting.

  If you hold your shares in "street name" and you have instructed a broker, bank or other nominee to vote your shares, you should instead follow the instructions received from your broker, bank or other nominee to revoke your prior voting instructions. If you hold your shares in "street name," you may also revoke a prior proxy by voting in person at the special meeting if you obtain a legal proxy executed in your favor from your broker, bank or other nominee in order to be able to vote in person at the special meeting.

Q:
What happens if I do not vote or if I abstain from voting on the proposals?

A:
The requisite number of shares to approve the proposal to adopt the merger agreement is based on the total number of shares of Company common stock outstanding on the record date, not just the shares that are voted. If you do not vote, or abstain from voting, on the proposal to adopt the merger agreement, or if you hold your shares in "street name" and fail to give voting instructions to your broker, bank or other nominee, it will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

  The requisite number of shares to approve the other two proposals is based on the total number of shares of common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. If you abstain from voting on (1) the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger and (2) the proposal regarding adjournment of the special meeting, it will have the same effect as a vote "AGAINST" these proposals. If you do not return your proxy card or otherwise fail to vote your shares of common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf), it will have no effect on these proposals, assuming a quorum is present.

Q:
Will my shares of common stock held in "street name" or held in another form of record ownership be combined for voting purposes with shares I hold of record?

A:
No. Because any shares of common stock you may hold in "street name" will be deemed to be held by a different stockholder (that is, your broker, bank, or other nominee) than any shares of common stock you hold of record, any shares of common stock held in "street name" will not be combined for voting purposes with shares of common stock held of record. Similarly, if you own shares of common stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares of common stock because they are held in a different form of record ownership. Shares of common stock held by a corporation or business entity must be voted by an authorized officer of the entity. Please indicate title or authority when completing and signing the proxy card.

Q:
What does it mean if I get more than one proxy card or voting instruction card?

A:
If your shares of common stock are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards and voting instruction cards you receive (or submit each of your proxies by telephone or the Internet) to ensure that all of your shares of common stock are voted.

Q:
What happens if I sell my shares of common stock before completion of the merger?

A:
In order to receive the merger consideration, you must hold your shares of common stock through completion of the merger. Consequently, if you transfer your shares of common stock before completion of the merger, you will have transferred your right to receive the merger consideration.

  The record date for stockholders entitled to vote at the special meeting is earlier than the completion of the merger. If you transfer your shares of common stock after the record date but before the closing of the merger, you will have the right to vote at the special meeting but not the right to receive the merger consideration.

Q:
If the merger is completed, how do I obtain the merger consideration for my shares of common stock?

A:
Following the completion of the merger, your shares of common stock will automatically be converted into the right to receive your portion of the merger consideration, without interest and subject to any required withholding taxes. After the merger is completed, if your shares of common stock are evidenced by stock certificates, you will receive a letter of transmittal and related materials from the paying agent for the merger with detailed written instructions for exchanging your shares of common stock evidenced by stock certificates for the merger consideration (without interest and subject to any required withholding taxes). If your shares of common stock are held in "street name" by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your "street name" shares in exchange for the merger consideration (without interest and subject to any required withholding taxes).

Q:
Should I send in my stock certificates or other evidence of ownership now?

A:
No. You should not return your stock certificates or send in other documents evidencing ownership of common stock with the proxy card. If the merger is completed, if your shares of common stock are evidenced by stock certificates, the paying agent for the merger will send you a letter of transmittal and related materials and instructions for exchanging your shares of common stock for the merger consideration (without interest and subject to any required withholding taxes).

Q:
Is the merger expected to be taxable to me?

A:
The receipt of cash by U.S. holders in exchange for shares of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of common stock pursuant to the merger will recognize capital gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received and (2) the U.S. holder's adjusted tax basis in such shares. See "The Merger—Material U.S. Federal Income Tax Considerations of the Merger to U.S. Holders" for a more complete discussion of the U.S. federal income tax consequences of the merger. You should consult your own tax advisor regarding the particular tax consequences to you of the exchange of shares of common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).

Q:
What is householding and how does it affect me?

A:
The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding common stock, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:
Where can I find more information about Control4?

A:
You can find more information about us from various sources described in the section of this proxy statement entitled "Where You Can Find Additional Information."

Q:
Who will solicit and pay the costs of soliciting proxies?

A:
The Control4 board of directors is soliciting your proxy, and the Company will bear the costs of this solicitation. We will reimburse brokerage firms and others for their reasonable expenses of forwarding solicitation material to beneficial owners of Control4's outstanding common stock. The Company has retained D.F. King & Co., Inc. (referred to in this proxy statement as "DF King"), a proxy solicitation firm, to assist the Control4 board of directors in the solicitation of proxies for the special meeting, and we expect to pay DF King approximately $12,500, plus reimbursement of out-of-pocket expenses. Proxies may be solicited by mail, personal interview, e-mail, telephone or via the Internet or, without additional compensation, by certain of the Company's directors, officers and employees.

Q:
Who can help answer my other questions?

A:
If you have more questions about the merger, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact DF King, which is acting as the proxy solicitation agent for the Company in connection with the merger, at the telephone numbers, email address or address below:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Banks and Brokers Call Collect: (212) 269-5550
All Others Call Toll-Free: (800) 884-5101
Email: control4@dfking.com

  If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

 CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This proxy statement, the documents incorporated by reference in this proxy statement and the documents we subsequently file with the SEC and incorporate by reference in this proxy statement may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our expectations or beliefs, including, but not limited to, our expectations concerning our operations and financial performance and condition, and our expectations regarding our ability to complete the merger and the timing of the merger, as well as our ability to realize the anticipated benefits from the merger. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Control4's actual results could differ materially from those contained in the forward-looking statements due to risks and uncertainties associated with fluctuations in our quarterly operating results, concentration of our product offerings, development risks involved with new products and technologies, competition, our contractual relationships with third parties, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in Control4's filings with the Securities and Exchange Commission. Risks and uncertainties related to the merger include, but are not limited to:

  •
  the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

  •
  the failure of the parties to satisfy conditions to completion of the merger, including the failure of our stockholders to approve the merger or the failure of the parties to obtain required regulatory approvals;

  •
  the risk that regulatory or other approvals are delayed or are subject to terms and conditions that are not anticipated;

  •
  changes in our business or in our or our businesses' operating prospects;

  •
  the impact of the announcement of, or failure to complete, the merger on our relationships with employees, customers, vendors and other business partners;

  •
  potential litigation related to the merger;

  •
  risks associated with the diversion of management's attention or other resources from other critical business operations and strategic priorities due to the merger; and

  •
  changes in domestic and global economic, political and market conditions.

        Other factors that may cause such differences include, but are not limited to, those described in the Company's Form 10-K for the year ended December 31, 2018, as filed with the SEC, and in other reports filed by the Company with the SEC from time to time. See the section of this proxy statement entitled "Where You Can Find Additional Information." Control4 undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THE COMPANIES

Control4 Corporation

        Control4 is a leading provider of professionally-installed smart home and business solutions that are designed to personalize and enhance how consumers engage with an ever-changing connected world. Our entertainment, smart lighting, comfort and convenience, safety and security, and networking solutions unlock the potential of connected devices, making entertainment systems easier to use and more accessible, homes and businesses more comfortable and energy efficient, and individuals more connected and secure. Our premium smart home and small business solutions provide consumers with the ability to integrate audio, video, lighting, temperature, security, communications, network management and other functionalities into a unified automation solution, customized to match their lifestyles and business needs. Our advanced software, delivered through our controller and user-interface products together with various cloud services power this customized experience, enabling cohesive interoperability with thousands of connected Control4 and third-party devices. Consumer need for simplicity and a personalized experience, combined with advances in technology, are driving rapid growth in the connected home market. As the "Internet of Things" shapes the way we live and work, consumers are looking for affordable ways to extend and enhance the interoperability of connected devices in their homes and businesses, driving growth in the automation market.

        We were founded in 2003 to deliver a premium home automation solution by enabling consumers to unify their connected devices into a personalized system. We strive to create solutions that enable customers to purchase our products at an accessible and affordable entry point, while offering flexibility to expand to include additional devices, services and features optimized for every type of project, from a single-room all the way to a luxurious, fully- integrated whole-home experience. Our solution provides integrated and scalable control of approximately 13,500 third-party devices and services. These devices and services span a broad range of product categories including audio, video, lighting, comfort, security, communications, network management and cloud services. Our platform capabilities provide consumers with solutions that are comprehensive, personalized, flexible, affordable, and easy to use and manage.

        Control4's principal executive offices are located at 11734 S. Election Road, Salt Lake City, Utah 84020, and its telephone number is (801) 523-3100.

        Additional information about Control4 is contained in its public filings, certain of which are incorporated by reference herein. See the section of this proxy statement entitled "Where You Can Find Additional Information."

Wirepath Home Systems, LLC

        Established in 2005 and based in Charlotte, North Carolina, Wirepath Home Systems, LLC (d/b/a SnapAV), which is referred to in this proxy statement as Parent or SnapAV, is a manufacturer and primary source of more than 2,700 installation-friendly audio, video, networking, power and surveillance products for residential and commercial A/V integrators. SnapAV empowers integrators to run more efficient businesses by providing high quality products at attractive prices, supported by best-in-class online ordering and award-winning customer service. Additional information about SnapAV and its product brands can be found at www.SnapAV.com. See the section of this proxy statement entitled "The Companies—Wirepath Home Systems, LLC."

        Parent's principal executive offices are located at 1800 Continental Boulevard, Suite 200, Charlotte, NC 28273 and its telephone number is (704) 927-7620.

Copper Merger Sub Inc.

        Merger Sub is a Delaware corporation and a direct wholly owned subsidiary of Parent that was formed on April 23, 2019, solely for the purpose of engaging in the transactions contemplated by the merger agreement, and has not engaged in any business activities other than in connection with its formation, the transactions contemplated by the merger agreement and arranging of the equity financing and debt financing in connection with the merger. Upon completion of the merger, Merger Sub will merge with and into Control4 and will cease to exist.

        Merger Sub's principal executive offices are located at 1800 Continental Boulevard, Suite 200, Charlotte, NC 28273 and its telephone number is (704) 927-7620.

        In connection with the transactions contemplated by the merger agreement, Hellman & Friedman Capital Partners VIII, L.P., Hellman & Friedman Capital Partners VIII (Parallel), L.P., HFCP VIII (Parallel-A), L.P., H&F Executives VIII, L.P., and H&F Associates VIII, L.P. (collectively referred to in this proxy statement as the "H&F Entities") have committed to capitalize Parent, on the date of the closing of the merger, with an aggregate equity subscription of up to $256 million, subject to the terms and conditions set forth in the equity commitment letter. For more information, please see the section of this proxy statement entitled "The Merger Agreement—Debt Financing and Debt Financing Cooperation."

        The H&F Entities are each affiliated with Hellman & Friedman (alternately referred to in this proxy statement as "H&F"). Hellman & Friedman is a leading private equity investment firm with offices in San Francisco, New York, and London. Since its founding in 1984, Hellman & Friedman has raised over $50 billion of committed capital. The firm focuses on investing in outstanding business franchises and serving as a value-added partner to management in select industries including software, financial services, business & information services, healthcare, internet & media, retail & consumer, and industrials & energy. For more information, please visit www.hf.com.

 THE SPECIAL MEETING

        We are furnishing this proxy statement to the Company's stockholders as part of the solicitation of proxies by the Control4 board of directors for use at the special meeting or any adjournment or postponement thereof. This proxy statement provides the Company's stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting or any adjournment or postponement thereof.

Date, Time and Place of the Special Meeting

        This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Control4 board of directors for use at the special meeting to be held at the Company's corporate offices located at 11734 S. Election Road, Salt Lake City, Utah 84020, on July 30, 2019, at 9:00 a.m., local time, or at any adjournment or postponement thereof.

        For information regarding attending the special meeting, see "The Special Meeting—Voting; Proxies; Revocation—Attendance."

Purposes of the Special Meeting

        At the special meeting, Control4 stockholders will be asked to consider and vote on the following proposals:

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  to adopt the merger agreement, dated as of May 8, 2019, by and among the Company, Parent and Merger Sub (as it may be amended from time to time);

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  to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company's named executive officers in connection with the merger, the value of which is disclosed in the table in the section of this proxy statement entitled "The Merger—Interests of the Company's Directors and Executive Officers in the Merger—Quantification of Potential Payments and Benefits to the Company's Named Executive Officers in Connection with the Merger"; and

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  to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

        Our stockholders must adopt the merger agreement for the merger to occur. If our stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A, and certain provisions of the merger agreement are described in the section of this proxy statement entitled "The Merger Agreement."

        The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to adopt the merger agreement and vote not to approve the named executive officer merger-related compensation proposal and vice versa. Because the vote on the named executive officer merger-related compensation proposal is advisory only, it will not be binding on either Control4 or Parent. Accordingly, if the merger agreement is adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the non-binding, advisory vote of Control4's stockholders.

        The Company does not anticipate calling a vote on the proposal to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies, if the proposal to adopt the merger agreement is approved by the requisite number of shares of Control4 common stock at the special meeting.

        We do not expect that any matters other than the proposals set forth above will be brought before the special meeting. If, however, such a matter is properly presented at the special meeting or any adjournment or postponement thereof, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies.

        This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about June 21, 2019.

Record Date, Notice and Quorum

        The holders of record of Control4 common stock as of the close of business on June 12, 2019, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting.

        At the close of business on the record date, 26,799,355 shares of common stock were outstanding and entitled to vote at the special meeting.

        The presence at the special meeting, in person or represented by proxy, of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the special meeting at the close of business on the record date will constitute a quorum. Once a share is represented at the special meeting, it will be counted for purposes of determining whether a quorum is present at the special meeting. However, if a new record date is set for an adjourned special meeting, a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the special meeting. If your shares are held in "street name" by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, your shares will not be counted as present at the special meeting for purposes of determining whether a quorum is present for the transaction of business at the special meeting.

Required Vote

        Each share of common stock outstanding at the close of business on the record date is entitled to one vote on each of the proposals to be considered at the special meeting.

        For the Company to complete the merger, Control4 stockholders holding a majority of the shares of common stock outstanding at the close of business on the record date and entitled to vote on the adoption of the merger agreement must vote "FOR" the proposal to adopt the merger agreement. An abstention with respect to the proposal to adopt the merger agreement, or a failure to vote your shares of common stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf), will have the same effect as a vote "AGAINST" this proposal.

        Approval of each of (1) the advisory (non-binding) proposal on certain compensation that may be paid or become payable to the Company's named executive officers in connection with the merger and (2) the adjournment proposal requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote thereon, but is not a condition to the completion of the merger. An abstention with respect to either proposal will have the same effect as a vote "AGAINST" these proposals. A failure to return your proxy card or otherwise vote your shares of common stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf), will have no effect on these proposals, assuming a quorum is present.

Stock Ownership and Interests of Certain Persons

Voting by the Company's Directors and Executive Officers

        At the close of business on the record date, directors and executive officers of the Company were entitled to vote approximately 417,710 shares of common stock, or approximately 1.6% of the shares of common stock issued and outstanding on that date and entitled to vote at the special meeting. The Company's directors and executive officers have informed us that they intend to vote their shares in favor of the proposal to adopt the merger agreement and the other proposals to be considered at the special meeting, although they have no obligation to do so.

Voting; Proxies; Revocation

Attendance

        All holders of shares of common stock as of the close of business on June 12, 2019, the record date, including stockholders of record and beneficial owners of common stock registered in the "street name" of a broker, bank or other nominee, are invited to attend the special meeting.

        To attend the special meeting in person, you must provide proof of ownership of Control4 common stock as of the record date, such as an account statement indicating ownership on that date, and a form of personal identification for admission to the meeting. If you hold your shares in "street name," and you also wish to be able to vote at the meeting, you must obtain a legal proxy, executed in your favor, from your bank, broker or other nominee.

Voting in Person

        Stockholders of record will be able to vote in person at the special meeting. If you are not a stockholder of record, but instead hold your shares of common stock in "street name" through a broker, bank or other nominee, you must provide a legal proxy executed in your favor from your broker, bank or other nominee in order to be able to vote in person at the special meeting. Attending the special meeting in person does not itself constitute a vote on any proposal.

Providing Voting Instructions by Proxy

        To ensure that your shares of common stock are voted at the special meeting, we strongly recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.

Shares of Common Stock Held by Record Holder

        If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below.

        Submit a Proxy by Telephone or via the Internet.    This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions. You may vote by telephone by calling the toll-free number or via the Internet by accessing the Internet address specified on the enclosed proxy card. Your shares of common stock will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.

        Submit a Proxy Card.    If you complete, sign, date and return the enclosed proxy card by mail so that it is received in time for the special meeting, your shares of common stock will be voted in the manner directed by you on your proxy card.

        If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the proposal to adopt the merger agreement, the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger, and the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. If you fail to return your proxy card or vote by telephone or via the Internet, and you are a holder of record on the record date, unless you attend the special meeting and vote in person, your shares of common stock will not be considered present at the special meeting for purposes of determining whether a quorum is present at the special meeting, which will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement and, assuming a quorum is present, will have no effect on the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger, or the vote regarding the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies.

Shares of Common Stock Held in "Street Name"

        If your shares of common stock are held by a broker, bank or other nominee on your behalf in "street name," your broker, bank or other nominee will send you instructions as to how to provide voting instructions for your shares. Many brokerage firms and banks have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by a voting instruction form.

        In accordance with applicable stock exchange rules, brokers, banks and other nominees that hold shares of common stock in "street name" for their customers do not have discretionary authority to vote the shares with respect to (1) the proposal to adopt the merger agreement, (2) the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the Company's named executive officers in connection with the merger, or (3) the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies. Accordingly, if brokers, banks or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they cannot vote such shares with respect to these proposals. Therefore, unless you attend the special meeting in person with a properly executed legal proxy from your broker, bank or other nominee, your failure to provide instructions to your broker, bank or other nominee will result in your shares of Control4 common stock not being present at the meeting and not being voted on any of the proposals. As a result, a failure to vote your shares of common stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf) will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement, but it will have no effect on the other proposals, assuming a quorum is present.

Revocation of Proxies

        Any person giving a proxy pursuant to this solicitation has the power to revoke and change it before it is voted. If you are a stockholder of record, you may revoke your proxy before the vote is taken at the special meeting by:

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  submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above at any time up to 11:59 p.m. ET on July 29, 2019, or by completing, signing, dating and returning a new proxy card by mail to the Company;

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  attending the special meeting and voting in person; or

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  delivering a written notice of revocation by mail to the Company, in care of the Corporate Secretary, at Control4 Corporation, 11734 S. Election Road, Salt Lake City, Utah 84020.

        Please note, however, that only your last-dated proxy will count. Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the special meeting.

        If you hold your shares in "street name" through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee in order to revoke your proxy or submit new voting instructions. If you hold your shares in "street name," you may also revoke a prior proxy by voting in person at the special meeting if you obtain a legal proxy executed in your favor from your broker, bank or other nominee in order to be able to vote in person at the special meeting.

Abstentions

        An abstention occurs when a stockholder attends the special meeting, either in person or represented by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of common stock present or represented at the special meeting for purposes of determining whether a quorum has been achieved.

        Abstaining from voting will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement, a vote "AGAINST" the advisory (non-binding) proposal on certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger and a vote "AGAINST" the proposal regarding the adjournment of the special meeting.

Solicitation of Proxies

        The Control4 board of directors is soliciting your proxy, and the Company will bear the costs of this solicitation. We will reimburse brokerage firms and others for their reasonable expenses of forwarding solicitation material to beneficial owners of Control4's outstanding common stock. The Company has retained DF King, a proxy solicitation firm, to assist the Control4 board of directors in the solicitation of proxies for the special meeting, and we expect to pay DF King approximately $12,500, plus reimbursement of out-of-pocket expenses. We will also indemnify DF King against losses arising out of its provisions of the foregoing services on our behalf. Proxies may be solicited by mail, personal interview, e-mail, telephone or via the Internet or, without additional compensation, by certain of the Company's directors, officers and employees.

Adjournments and Postponements

        Although it is not currently expected, the special meeting may be adjourned or postponed if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement or in the absence of a quorum.

        Holders of a majority of shares present in person or represented by proxy at the special meeting, whether or not constituting a quorum, and entitled to vote or, in the absence of a decision by the majority, the officer presiding over the meeting may adjourn the special meeting. Any adjournment may be made without notice (provided the adjournment is not for more than 30 days) by an announcement at the special meeting of the time, date and place of the adjourned meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. In addition, at any time prior to convening the special meeting, the Control4 board of directors may postpone the special meeting. Adjournments and postponements are subject to certain restrictions in the merger agreement, including that the special meeting may not be adjourned or postponed to a date that is more than five business days prior to the termination date without Parent's prior written consent.

Other Information

        You should not return your stock certificates or send in other documents evidencing ownership of common stock with the proxy card. If the merger is completed, if your shares of common stock are evidenced by stock certificates, the paying agent for the merger will send you a letter of transmittal and related materials and instructions for exchanging your shares of common stock evidenced by stock certificates for the merger consideration (without interest and subject to any required withholding taxes).

THE MERGER

        The description of the merger in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. You are encouraged to read the merger agreement carefully and in its entirety.

Certain Effects of the Merger

        Pursuant to the terms of the merger agreement, if the merger agreement is adopted by the Company's stockholders and the other conditions to the closing of the merger are satisfied or waived, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a direct wholly owned subsidiary of Parent.

        Upon the terms and subject to the conditions of the merger agreement, at the effective time, each share of common stock issued and outstanding immediately before the effective time (other than shares owned by the Company in treasury or by Parent or Merger Sub or any affiliate of Parent or Merger Sub and shares that are owned by stockholders who have properly demanded and not withdrawn a demand for, or lost their right to, appraisal rights pursuant to Section 262 of the DGCL) will be converted into the right to receive the merger consideration of $23.91 per share in cash, without interest and subject to any required withholding taxes.

        The Company common stock is currently registered under the Exchange Act and is listed on the NASDAQ under the symbol "CTRL." As a result of the merger, the Company will cease to be a publicly traded company and will be directly wholly owned by Parent. Following the completion of the merger, the Company common stock will be delisted from the NASDAQ and deregistered under the Exchange Act, following which the Company will no longer be required to file periodic reports with the SEC with respect to its common stock in accordance with applicable law, rules and regulations.

Background of the Merger

        The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. The following chronology does not purport to catalogue every conversation among the Control4 board of directors, the Transaction Committee, members of Company management or the Company's representatives and other parties.

        The Control4 board of directors (referred to in this proxy statement as the "Board"), together with Company management and with the assistance of the Company's advisors, has periodically evaluated and considered various strategic and financial alternatives as part of the Company's long term strategy to enhance stockholder value, taking into consideration the Company's performance, competitive dynamics, macroeconomic developments and industry trends. These periodic reviews have included discussions as to whether the continued execution of the Company's strategy as a standalone company (including possible operational and capital structure changes) or the possible sale of the Company to, or combination of the Company with, a third party offered the best avenue to enhance stockholder value, and the potential benefits and risks of any such course of action. For purposes of conducting these reviews, and in the ordinary course of business, Company management has maintained regular dialogues with representatives of other industry participants, including certain strategic and financial sponsor parties, regarding trends and developments in the industries in which the Company operates and potential strategic transactions.

        In addition, from time to time, the Company has received unsolicited inquiries from various parties who have expressed a desire to discuss whether there would be mutual interest in a potential strategic transaction with the Company. Over the last several years, at the Company's request, representatives of

Raymond James & Associates, Inc. (referred to in this proxy statement as "Raymond James") have periodically discussed with the Board and Company management industry and capital markets trends and developments and have also from time to time had informal discussions with strategic and financial sponsor parties that could be interested in a potential transaction with the Company. None of these discussions progressed beyond preliminary phases, except for the discussions with Parent described below. In December 2015, the Company executed an engagement letter formalizing Raymond James' engagement to act as financial advisor to the Board in evaluating potential strategic transactions. See the section of this proxy statement entitled "—Opinion of the Company's Financial Advisor—Other Information" for further information.

        In 2015, representatives of the Company had preliminary discussions with Parent and its then majority stockholder regarding a potential strategic transaction involving the Company. These discussions were inconclusive and were discontinued by the parties by late 2015, based in part on the Company's belief at such time that its standalone prospects would provide superior long-term value creation for the Company's stockholders through continuing to execute on its business plan. These discussions preceded the acquisition of Parent by Hellman & Friedman, which became Parent's majority shareholder in 2017.

        On November 1, 2018, the Company announced financial results for the third quarter ended September 30, 2018. The Company also reduced its guidance for revenue for the fourth quarter 2018 and for the full year 2018. On November 2, 2018, the closing price of the Company's common stock was $23.92, which represented a 17% decline from the previous trading day's closing price of $28.80.

        On January 8, 2019, at an industry conference in Las Vegas, Nevada, Martin Plaehn, the Company's chief executive officer and chairman of the Board, met with John Heyman, Parent's chief executive officer. During this meeting Mr. Heyman indicated that Parent and Hellman & Friedman could be interested in exploring a potential strategic transaction involving the Company. Mr. Heyman indicated that representatives of Hellman & Friedman would contact Mr. Plaehn to discuss their potential interest. No proposals were made during this meeting. Following this meeting, Mr. Plaehn informed the Board about this expression of interest and Mr. Plaehn received the Board's approval to continue discussions with representatives of Parent and Hellman & Friedman and, when necessary, to enter into an appropriate confidentiality agreement.

        On February 2, 2019, the Board held a regularly scheduled meeting, with members of Company management and representatives of Goodwin Procter LLP (referred to in this proxy statement as "Goodwin"), the Company's outside legal counsel, present. Mr. Plaehn provided an update on the Company's business and competitive challenges. Mark Novakovich, the Company's chief financial officer, reviewed the Company's financial results for the fourth quarter and full year 2018. Mr. Novakovich also provided an overview of management's current financial forecast and planned guidance for the first quarter and the full-year 2019, which it planned to publicly announce the following Monday. These forecasts were lower than anticipated because of, among other things, slowing growth due to macro-economic factors and decreased profitability due to expenses associated with the Company's soon-to-be announced acquisition of NEEO AG (referred to in this proxy statement as "NEEO"), the opening of a new fulfillment center in the fourth quarter of 2018 and certain tariffs imposed by the U.S. Department of Commerce. The Board discussed potential risks to the Company's ability to execute its long-term plan as a standalone company, including the impact of general economic and market trends on the Company's sales as well as the general risks of changing market conditions. The Board also considered the highly competitive environment in which the Company operates and the fact that some of the Company's competitors have substantially greater resources than the Company, including greater operational, sourcing and distribution capabilities, and the impact of an expanding competitive environment on the Company's ability to effectively sell its products, maintain and expand margins, and retain and expand its market position.

        On February 4, 2019, the Company announced financial results for the fourth quarter ended December 31, 2018 and provided forecasts for the first quarter and the full year of 2019, which were both below Wall Street research consensus estimates. On February 5, 2019, the closing price of the Company's common stock was $17.35, which represented a 19% decline from the previous trading day's closing price of $21.23.

        Also on February 4, 2019, the Company announced that it had acquired NEEO.

        On February 6, 2019, Parent and the Company entered into a mutual confidentiality agreement to facilitate further discussions. The confidentiality agreement contained customary provisions, including a one-year standstill provision that applied to Parent and certain of its affiliates, including Hellman & Friedman, which allowed Parent to make confidential proposals to the Company at any time and automatically terminated upon the Company's execution of a definitive agreement with a third party to effect a sale of the Company.

        Also on February 6, 2019, Mr. Plaehn met with a representative of a company in the residential and commercial automation industry (referred to in this proxy statement as "Party A") at an industry trade show in Europe. The Company and Party A had an existing mutual confidentiality agreement as a result of prior discussions about the Company in 2016. The confidentiality agreement did not contain any standstill provisions. At this meeting, the representative of Party A indicated that Party A would be interested in exploring discussions about a possible combination of Party A and the Company, however, because of an ongoing corporate transaction, Party A would be unable to begin negotiating the terms of such a combination before the third quarter of 2019. No proposals were made during this discussion. Following this meeting, Mr. Plaehn informed the Board about Party A's expression of interest.

        On February 12, 2019, while at an industry conference in Washington, D.C., Mr. Plaehn met with Mr. Heyman and representatives of Hellman & Friedman. At this meeting, the representatives of Hellman & Friedman discussed their conceptual interest in a combination of Parent and the Company that would be funded in part with equity capital from Hellman & Friedman. This meeting did not result in any proposals being made, or any pricing for a potential transaction being discussed. Mr. Plaehn updated the Board following this meeting.

        During the week of February 25, 2019, representatives of the Company, Parent and Hellman & Friedman met in Salt Lake City, Utah and by telephone as part of Parent and Hellman & Friedman's preliminary diligence review of the Company. As part of these meetings, members of Company management made management presentations to representatives of Parent and Hellman & Friedman. Representatives of Raymond James also attended each of these meetings.

        On March 5, 2019, Hellman & Friedman was provided access to an online data room containing nonpublic information regarding the Company. Parent was provided access to the online data room on March 24, 2019 (after it had presented its first written proposal to acquire the Company).

        On March 11, 2019, a representative of Hellman & Friedman contacted a representative of Raymond James and indicated that Parent and Hellman & Friedman were interested in submitting a written proposal to the Company for a "take-private" transaction and were prepared to make a non-binding offer in the range of $23.00 to $25.00 per share in cash.

        On March 12, 2019, Parent delivered a written non-binding proposal to acquire the Company for $23.00 to $25.00 per share in cash based on the Company's capitalization as reported in its Form 10-K for the year ended December 31, 2018, that was subject to satisfactory completion of due diligence, among other conditions. The proposal indicated that the purchase price would be financed by a combination of debt raised at Parent and equity capital from Hellman & Friedman funds. In the proposal letter, Parent indicated that it believed that the parties would be in a position to sign a definitive merger agreement prior to May 2, 2019 (the then contemplated date for the Company's first quarter earnings call). The closing price for the Company's common stock on March 12, 2019 was $17.06 per share.

        On March 14, 2019, the Board met to discuss, among other things, Parent's March 12 proposal. Members of Company management and representatives of Raymond James and Goodwin were present. Mr. Novakovich provided an update on expected first quarter financial results, which projected a slowing year-over-year revenue growth and lower than anticipated gross margins. Mr. Novakovich also provided an overview of management's financial outlook for the remainder of 2019, which showed an expected year-over-year decline in non-GAAP net income due to expenses associated with the Company's acquisition of NEEO in February 2019, the opening of a new fulfillment center in the fourth quarter of 2018 and certain tariffs imposed by the U.S. Department of Commerce. The Board then reviewed the terms and conditions of Parent's March 12 proposal.

        Representatives of Goodwin provided an overview of the fiduciary duties of the Company's directors and the legal standards applicable to their decisions and actions in evaluating and responding to the proposed transaction and the Board's consideration of any alternative transactions. Representatives of Goodwin led the Board in a discussion about various potential methods for evaluating, and strategies for responding to, Parent's March 12 proposal. In particular, the Board and representatives of Raymond James and Goodwin discussed possible sale strategies that could be considered by the Board, including a broader auction process, a more targeted sale process, in each case, including both potential strategic and financial acquirors, or the negotiation of a definitive agreement with Parent subject to a post-signing "go-shop period" that would allow the Company to solicit superior offers, and the respective benefits and risks of each strategy. The Board also discussed each of these strategies in the context of the Company's standalone business plan and historical performance, including whether the timing was right to conduct any discussions with Parent and Hellman & Friedman or other potential counterparties regarding a possible sale of the Company. Representatives of Raymond James and Goodwin discussed generally examples of other recent "take-private" transactions, including with respect to Hellman & Friedman, and the processes that had been employed to conduct a market check or go-shop process in those transactions. Among the topics discussed were the length of a go-shop period and the size of the termination fee payable by a seller in the case of a superior proposal accepted by the seller during the go-shop period (which is referred to in this proxy statement as a "go-shop termination fee").

        The Board also discussed Parent's proposal to proceed expeditiously and sign a definitive agreement prior to May 2, 2019. The advantages included the potential of signing a definitive agreement at a price that represented a significant premium to the Company's publicly traded stock price, as well as the likelihood that such an agreement could be reached prior to the announcement of the Company's first quarter results in early May. Management and various members of the Board expressed concern that if the first quarter results did not meet market expectations, the Company's stock price would materially decline as it had after the announcement of earnings after the last two quarters. In these circumstances, management and the Board believed any likely buyer would offer to pay significantly less than the price range set forth in Parent's March 12 proposal. The advantages also included lower risk of market leaks and the ability to minimize the potential disruptions to the Company's business, distraction of management and impact on the Company's employees. The disadvantages included the difficulty of conducting a meaningful pre-signing market check prior to May 2, 2019.

        The Board then discussed utilizing a go-shop process post-signing in order to further explore the possibility of an offer superior to the valuation range offered by Parent. The advantages included that a go-shop process would allow the Company to potentially sign a merger agreement on the timeline outlined by Parent and before its next earnings announcement. The Board also noted that a go-shop would enable the Company to lock in a fixed value that stockholders would receive while allowing a bidder with a time period to top the bid at a reduced break-up fee. The Board further discussed that several strategic parties had declined interest in the Company in the past, and observed that other strategic parties were viewed as less capable of executing a transaction because of lack of strategic focus on the Company's industry. The Board also discussed the lower probability relative to strategic parties that a financial sponsor that did not have a portfolio company in the Company's industry would be interested in acquiring the Company because, among other things, the expected valuation parameters and lack of synergy potential for a pure financial buyer.

        Based on the benefits and risks discussed, the Board concluded that the best course of action was to continue discussions with Parent and Hellman & Friedman in order to negotiate a transaction that would deliver certain value to stockholders, and to defer approaching additional parties under the expectation that if the parties entered into a merger agreement, it would include a go-shop provision that would allow the Board to pursue any potential superior offers at that time. Following these discussions, the Board directed Raymond James to communicate to Hellman & Friedman that the Board was seeking: (i) a transaction at the upper end of the range proposed by Parent, (ii) a 60 day go-shop period, and (iii) a go-shop termination fee equal to 1.0% of the transaction's equity value. The Board also authorized Company management and its advisors to have discussions with Parent and Hellman & Friedman in connection with the March 12 proposal.

        Also at the meeting, the Board established an advisory transaction committee (referred to in this proxy statement as the "Transaction Committee") in order to assist the Board, as needed, in reviewing and negotiating proposals received from Parent and Hellman & Friedman, lead negotiations with Parent and Hellman & Friedman in the case of perceived or actual conflicts of interest between Mr. Plaehn in his capacity as a management-director and the Board, and oversee and direct the potential go-shop process following entry into a merger agreement with Parent. David Habiger (Lead Independent Director and Transaction Committee Chairman), Mark Jensen (Audit Committee Chairman) and Jim Caudill (Director), all of whom are non-management, independent directors and have significant experience with acquisition transactions, were appointed to the Transaction Committee. Throughout the Transaction Committee's evaluation of Parent's and Hellman & Friedman's proposal and a potential sale of the Company, the Transaction Committee conducted formal meetings, but its members were also in regular informal communication with the Company's advisors and with each other.

        Later on March 14, 2019, as instructed by the Board, a representative of Raymond James contacted a representative Hellman & Friedman and informed him of the feedback from the Board on Parent's March 12 proposal, that the Board had an interest in pursuing a transaction at the upper end of the range proposed by Parent, with a 60 day go-shop period and a 1.0% go-shop termination fee.

        On March 15, 2019, a representative of Hellman & Friedman called a representative of Raymond James and indicated that the $23.00 to $25.00 range was submitted because the assessment of the transaction was not complete. Representatives of Hellman & Friedman acknowledged the Company's request for Hellman & Friedman and Parent to come in at the high end of the proposal range. The representatives of Hellman & Friedman and Raymond James discussed a period of approximately two weeks to allow for the due diligence process to progress and for Parent to reconfirm its proposal with a specific per share price. Hellman & Friedman indicated an understanding of the Board's request for a go-shop period, but expressed its view that the proposed length of the go-shop period and the size of the go-shop termination fee were inconsistent with market precedents. The representative of Hellman & Friedman also indicated that while Hellman & Friedman would not require that the Company agree to negotiate exclusively with Parent and Hellman & Friedman, in light of the Board's request for a go-shop, it wanted assurance that the Board would not actively solicit offers for the Company prior to execution of a merger agreement with Parent. Following this discussion, at the direction of the Board, representatives of Raymond James and Goodwin provided such assurances to representatives of Parent, Hellman & Friedman and Simpson Thacher & Bartlett LLP (referred to in this proxy statement as "Simpson"), outside legal counsel to Parent and Hellman & Friedman.

        On March 18, 2019, Mr. Plaehn and Mr. Heyman had a discussion and expressed their mutual interest in continuing discussions regarding a potential transaction between the companies.

        Also on March 18, 2019, while attending an industry conference, Mr. Novakovich, was approached by a representative of a financial sponsor (referred to in this proxy statement as "Party B") on an unsolicited basis, who expressed an interest in discussing a potential "take private" transaction with the Company. The representative of Party B indicated that he would follow up with Mr. Novakovich. No proposals were made during this discussion.

        On March 21, 2019, the Board met to receive an update on the discussions with Parent and Hellman & Friedman. Members of Company management and representatives of Raymond James and Goodwin were present. Mr. Plaehn and a representative of Raymond James updated the Board on the status of the discussions with Parent and Hellman & Friedman, including their due diligence efforts and stated level of interest in an acquisition of the Company, noting that the parties were scheduled to meet for diligence sessions the following week. A representative of Raymond James also reviewed the expected timetable for Parent and Hellman & Friedman to present a revised proposal. The Board directed Company management and its advisors to continue to proceed with the discussions with Parent and Hellman & Friedman.

        On March 27 and 28, 2019, representatives of Parent, Hellman & Friedman and the Company met in Seattle, Washington as part of Parent's and Hellman & Friedman's diligence review of the Company. Representatives of Raymond James also attended each diligence meeting. During these meetings, members of Company management provided representatives of Parent and Hellman & Friedman with additional information on the Company's business and an update on the Company's financial performance then to date in 2019 and expectations for its near term financial performance.

        On March 28, 2019, a representative of Party B contacted Mr. Novakovich to follow up on their March 18 conversation. In response, the Company provided Party B with a draft confidentiality agreement. No proposals were made during this discussion.

        On March 29, 2019, the Board met to receive an update on the discussions with Parent and Hellman & Friedman. Members of Company management and representatives of Raymond James and Goodwin were present. Mr. Plaehn and a representative of Raymond James updated the Board on the status of the discussions with Parent and Hellman & Friedman, including their due diligence efforts and stated level of interest in an acquisition of the Company, noting that the parties had conducted diligence sessions earlier in the week. A representative of Raymond James also reviewed the expected timetable for Parent and Hellman & Friedman to present a revised proposal. The Board directed Company management and its advisors to continue to proceed with the discussions with Parent and Hellman & Friedman.

        On April 4, 2019, the Board met to discuss, among other things, the status of the discussions with Parent and Hellman & Friedman. Members of Company management and representatives of Raymond James and Goodwin were present. Mr. Novakovich provided an update regarding the Company's preliminary operating results for the Company's 2019 first quarter performance, which preliminarily indicated that revenue performance would likely be below the Company's budget and guidance range. Mr. Novakovich also provided an update of the financial outlook for the remainder of 2019, noting management planned to reduce growth of operating expenditures to maintain operating margins in light of lower expected revenue. Mr. Plaehn and a representative of Raymond James provided an update on the recent diligence meetings with Parent and Hellman & Friedman and their perceived level of interest. A representative of Raymond James also reviewed the expected timetable for Parent and Hellman & Friedman to present a revised proposal. The Board directed Company management and its advisors to continue to proceed with the discussions with Parent and Hellman & Friedman.

        Beginning on April 5, 2019, the Company made available certain prospective financial information to Parent and Hellman & Friedman (which is summarized below under the section entitled "—Certain Prospective Financial Information—Other Information").

        On April 5, 2019, Party B entered into a confidentiality agreement with the Company containing customary provisions, including a one-year standstill provision that automatically terminated upon the Company's execution of a definitive agreement with a third party to effect a sale of the Company.

        On April 8, 2019, the Transaction Committee met with members of Company management to review and discuss management's proposed standalone plan which included management's proposed projections for the fiscal years ended December 31, 2019 through December 31, 2023. The Transaction Committee discussed and asked questions of management about the assumptions on which the plan was based.

        On April 10, 2019, the Board met to discuss, among other things, the status of the discussions with Parent and Hellman & Friedman. Members of Company management and representatives of Raymond James and Goodwin were present. Company management presented its standalone plan which included management's projections for the fiscal years ended December 31, 2019 through December 31, 2023 (which are summarized below under the section entitled "—Certain Prospective Financial Information," and which are referred to in this proxy statement as the "April Control4 Projections"), and the underlying assumptions to the April Control4 Projections. The Board discussed the risks, challenges, and strategic opportunities facing the Company in the context of reviewing the April Control4 Projections. Following discussion and questions of management regarding various matters relating to the April Control4 Projections, including the assumptions on which the April Control 4 Projections were based, the Board approved the April Control4 Projections for disclosure to prospective bidders and for use in the financial analyses that Raymond James was preparing.

        Mr. Plaehn and a representative of Raymond James discussed with the Board that as a result of certain diligence matters identified by Parent and Hellman & Friedman and the Company's lower than expected financial performance in the first quarter and diminished financial outlook for April and the remainder of 2019, it was expected that Parent and Hellman & Friedman would present a revised proposal in the coming days for a per share price at the low end of the $23.00 to $25.00 per share range contained in Parent's March 12 proposal, and potentially below $23.00 per share. A representative of Raymond James also reviewed with the Board certain financial aspects of Parent's expected revised proposal using an assumed price of $23.00 per share, and preliminary financial information regarding the Company based on the April Control4 Projections. Representatives of Goodwin reviewed with the Board its fiduciary duties in connection with the evaluation of the expected revised proposal from Parent and considering a potential sale of the Company. The Board also discussed its views of the Company's prospects, including the potential for enhancing stockholder value through execution of management's business plan and that any proposal to acquire the Company at this time would need to deliver substantial value to the Company's stockholders. At the conclusion of the meeting, the Board determined that if Parent and Hellman & Friedman presented a proposal at a price below $23.00 per share it would not present a sufficiently attractive valuation of the Company and, if such a proposal was received, authorized management and Raymond James to communicate to Parent and Hellman & Friedman that the Company would not entertain a transaction at that valuation.

        Later on April 10, 2019, a representative of Hellman & Friedman contacted a representative of Raymond James and presented a verbal revised proposal to acquire the Company for $21.50 per share in cash. The representative of Hellman & Friedman indicated that the reduction in price from Parent's March 12 proposal was based primarily on: (i) the Company's reduced financial outlook for 2019, (ii) the expense of retaining and incentivizing the Company's employees to work at a private company following closing with cash payments in lieu of the Company's current public company equity compensation program, and (iii) the additional number of shares outstanding primarily relating to the restricted stock unit awards that were granted to Company employees, which were not factored into Parent's March 12 proposal. The representative of Raymond James indicated that the Board was unlikely to entertain a transaction at $21.50 per share. The closing price for the Company's common stock on April 10, 2019 was $17.09 per share.

        Concurrently on April 10, 2019, Mr. Heyman contacted Mr. Plaehn and conveyed the same message described above that Hellman & Friedman communicated to Raymond James. Mr. Plaehn informed Mr. Heyman that the Board would not entertain a transaction at $21.50 per share and that unless Parent were to meaningfully increase its offer price, the parties should terminate discussions. Later that evening, Mr. Heyman notified Mr. Plaehn that Hellman & Friedman would not be submitting a written proposal given the differing views regarding price.

        On April 12, 2019, Mr. Plaehn contacted representatives of Parent and Hellman & Friedman to express disappointment in the reduction in price from Parent's earlier proposed range, and inform him that access to the Company's online data room would soon be terminated. Also on April 12, 2019, Mr. Heyman contacted Mr. Plaehn and indicated that Parent was disappointed that discussions between the parties had broken down. Mr. Plaehn reiterated to Mr. Heyman that the Board was not interested in continuing discussions regarding a transaction at $21.50 per share. Mr. Plaehn then informed the Board that discussions with Parent and Hellman & Friedman had reached an impasse, and the Board confirmed its support of the position expressed by Mr. Plaehn.

        On April 12, 2019, the Company terminated Parent's and Hellman & Friedman's access to its online data room.

        On April 13, 2019, a representative of Hellman & Friedman contacted a representative of Raymond James to suggest an alternative transaction structure, whereby the Company and Parent would merge, and the combined company would remain publicly traded, with Hellman & Friedman becoming a substantial shareholder in the combined company. Representatives of Raymond James, Hellman & Friedman and the Company discussed the benefits and disadvantages of such a proposed merger structure during April 13 and 14, 2019, and ultimately all of the parties concluded that an all-cash acquisition of the Company remained the simplest, most rapid and preferred transaction structure.

        From April 13 through 17, 2019, members of Company management and representatives of Raymond James had discussions with representatives of Hellman & Friedman and Parent during which they discussed Hellman & Friedman's views on the value of the Company and Company management and Raymond James provided additional financial information about the Company to encourage an improved per share offer price.

        On April 15, 2019, members of Company management, including Mr. Plaehn, met with representatives of Party A in Salt Lake City, Utah. During the meeting representatives of Party A confirmed that because of an ongoing corporate transaction Party A would be unable to begin negotiating the terms of a potential combination with the Company before the third quarter of 2019. Mr. Plaehn informed the Board of this meeting.

        On April 15, 2019, a representative of Party B contacted a representative of Raymond James and indicated that Party B would like to engage in further diligence to better understand the Company and its industry, and that Party B would provide a diligence request list, which was provided on April 17, 2019. During this discussion, the representative of Party B suggested a meeting where Raymond James could help educate Party B on the Company's industry. The parties scheduled a meeting for April 26, 2019.

        On April 18, 2019, Parent delivered a revised, written, non-binding proposal to acquire the Company for $23.50 per share in cash based upon, among other things, certain assumptions regarding the capitalization of the Company as provided to Parent to via the online data room. The proposal was subject to satisfactory completion of confirmatory due diligence, among other conditions. Similar to the March 12 proposal, the April 18 proposal indicated that the purchase price would be financed by a combination of debt raised at Parent and equity capital from Hellman & Friedman funds. In the proposal letter, Parent indicated it would like to proceed expeditiously to sign a definitive merger agreement prior to May 10, 2019. The proposal letter also indicated that Parent would provide a draft merger agreement that was based on two of Hellman & Friedman's recent take-private merger agreements. The proposal letter also indicated that Hellman & Friedman and Parent expected to create a new equity compensation program for continuing employees, provide employees the opportunity to invest in the combined company following closing and that compensation packages for Company executives would be discussed upon approval of the Board. The closing price for the Company's common stock on April 18, 2019 was $17.35 per share.

        On April 19, 2019, the Board met to discuss, among other things, Parent's April 18 proposal. Members of Company management and representatives of Raymond James and Goodwin were present. Mr. Plaehn and a representative of Raymond James provided an update on the discussions with Parent and Hellman & Friedman since the previous Board meeting. Representatives of Goodwin discussed with the Board its fiduciary duties in the context of evaluating Parent's April 18 proposal and considering a potential sale of the Company. A representative of Raymond James reviewed with the Board certain financial aspects of Parent's April 18 proposal, noting the changes from Parent's April 10 proposal.

        The Board discussed the advantages and risks of a proposed transaction with Parent and Hellman & Friedman, including, among other things, whether the April 18 proposal represented an attractive valuation of the Company for stockholders when considered in light of the Board's knowledge and understanding of the business, operations, management, financial condition and prospects of the Company, including the various challenges presented if the Company were to continue as a standalone company. The Board discussed the fact that a sale of the Company at $23.50 per share in cash would eliminate the risks associated with executing on the Company's business plan, including risks posed by intensified competitive pressures, including from suppliers and business partners, the fact that some of the Company's competitors have substantially greater resources than the Company, including greater operational, sourcing and distribution capabilities, and the impact of the expanding competitive environment on the Company's ability to effectively sell its products to maintain and expand margins and retain and expand its market position. Based on the Board's discussion at this meeting and previous meetings, the Board concluded that Parent's April 18 proposal would, if consummated, provide greater certainty of value at that time to the Company's stockholders relative to the potential trading price of the Company's common stock over a longer period as a standalone company after accounting for the long-term risks to the Company's business resulting from operational execution risk and evolving industry dynamics. The Board then discussed how best to encourage Parent and Hellman & Friedman to increase their offer price. Following these discussions, the Board directed representatives of Raymond James to negotiate with Hellman & Friedman in order to improve the price, while preserving the opportunity to pursue the April 18 proposal at $23.50 per share.

        The Board also discussed that Parent's April 18 proposal indicated a proposed signing date on or prior to the Company's next quarterly earnings call on May 9, 2019 and the advantages and disadvantages of that timetable. The Board determined that, given the importance of avoiding leaks and announcing a transaction prior to the time of the Company's quarterly earnings call, as well as concerns about maintaining Parent's and Hellman & Friedman's continued interest in pursuing a transaction with the Company, they would proceed to negotiate a potential agreement with Parent at this time and, as a part of such agreement, would pursue a go-shop process post-signing.

        The independent directors then met in executive session to continue discussions. Representatives of Raymond James and Goodwin were present. Following further discussion, the independent directors determined that in the event that Parent and Hellman & Friedman improved the proposed offer price, then Raymond James and Goodwin would provide updates to the Transaction Committee and members of Company management, including Mr. Plaehn, regarding open issues between the parties and the Transaction Committee would assist Raymond James and Goodwin in between Board meetings by advising on the negotiations and process for the potential transaction.

        Later on April 19, 2019, at the direction of the Board, a representative of Raymond James contacted a representative of Hellman & Friedman, to advocate for a higher price and indicated the Board was willing to move forward with negotiating and finalizing a definitive merger agreement with Parent and Hellman & Friedman at a price of $24.00 per share.

        Later on April 19, 2019, a representative of Hellman & Friedman informed a representative of Raymond James that Parent and Hellman & Friedman were willing to improve the offer price to $24.00 per share in cash. The closing price for the Company's common stock on April 18, 2019, the last trading day before Parent's April 19 proposal, was $17.35 per share.

        On April 20, 2019, the Transaction Committee held a meeting at which members of Company management and representatives of Goodwin were present. The Transaction Committee discussed Parent's and Hellman & Friedman's improved proposal of $24.00 per share. Goodwin provided an overview of the Hellman & Friedman precedent merger agreements and discussed certain merger agreement terms that were expected to be negotiated by the parties. Representatives of Goodwin also discussed with the Transaction Committee that Parent and Hellman & Friedman would likely at this time also want to have discussion with certain executive officers of the Company regarding their future roles, compensation, retention and/or investment arrangements in connection with the proposed transaction and that Parent and Hellman & Friedman would consider such discussions material to their willingness to enter into a definitive merger agreement. The Transaction Committee authorized such discussions to occur provided that representatives of Goodwin were present. Following this discussion, the Transaction Committee directed Goodwin to begin negotiations regarding the merger agreement and related documents. Following the meeting, the Transaction Committee directed Raymond James to communicate to Hellman & Friedman that the Transaction Committee was willing to move forward with negotiating and finalizing a definitive merger agreement concerning Parent's and Hellman & Friedman's offer of $24.00 per share.

        Also on April 20, 2019, as directed by the Transaction Committee, a representative of Raymond James informed representatives of Hellman & Friedman that the Board was willing to move forward with negotiating and finalizing a definitive merger agreement concerning Parent's and Hellman & Friedman's offer of $24.00 per share.

        On April 20, 2019, the Company reinstated Parent's and Hellman & Friedman's access to its online data room.

        On April 20, 2019, representatives of Goodwin, at the direction of the Transaction Committee, had a discussion with representatives of Simpson, about the merger agreement and related documents, and the proposed timetable for execution of the merger agreement.

        On April 22, 2019, representatives of Simpson sent an initial draft of a merger agreement, as well as initial drafts of an equity commitment letter and form of limited guaranty, to representatives of Goodwin. The initial draft merger agreement was substantially similar to the final merger agreements utilized by Hellman & Friedman in two of its recent public company acquisitions. The initial draft contemplated, among other things (i) a marketing period in connection with Parent's and Hellman & Friedman's efforts to obtain debt financing during which Parent would not be required to close the merger despite the satisfaction of all other closing conditions (which is referred to in this proxy statement as a "marketing period"), (ii) a 30-day go-shop period, (iii) a go-shop termination fee equal to 1.75% of the transaction's equity value, (iv) a termination fee equal to 3.5% of the transaction's equity value in all other circumstances when the termination fee would be payable by the Company to

Parent (which is referred to in this proxy statement as a "Company termination fee"), and (v) a termination fee equal to 5.0% of the transaction's equity value to be payable by Parent to the Company upon the Company's termination of the merger agreement due to Parent failure to close the merger when required to do so (which is referred to in this proxy statement as a "Parent termination fee").

        On April 22, 2019, a representative of Raymond James received an inquiry from a representative of a financial sponsor (referred to in this proxy statement as "Party C") with whom in November 2018 representatives of Raymond James had met to assess Party C's potential interest in the Company, and at that time Party C had declined interest. The representative of Party C expressed an interest in exploring a potential transaction involving the combination of the Company with another company in its industry that Party C was considering acquiring. The parties agreed to have a follow-up conversation in a couple of days.

        On April 24, 2019, a representative of Party C contacted a representative of Raymond James and requested additional publicly available information about the Company and its business. The representative of Raymond James indicated that the Company was expecting to reach an agreement for a strategic transaction with a third party in the next couple of weeks. Party C indicated it was unlikely to be interested in exploring a potential transaction under that timetable.

        On April 25 and 26, 2019, representatives of Parent, Hellman & Friedman and the Company met in Atlanta, Georgia as part of Parent and Hellman & Friedman's diligence review of the Company. Representatives of Raymond James also attended each diligence meeting.

        On April 25, 2019, in anticipation of the scheduled meeting on April 26, 2019, a representative of Raymond James contacted a representative of Party B and indicated that the Company was expecting to reach an agreement for a strategic transaction with a third party in the next couple of weeks. Party B responded that it would not be interested in exploring a potential transaction with the Company under that timetable and declined the meeting with Raymond James scheduled for April 26, 2019.

        On April 25, 2019, a representative of Party C informed a representative of Raymond James that Party C was no longer interested in exploring a potential strategic transaction with the Company at that time as Party C was still evaluating industry and market dynamics in the Company's sector.

        On April 25, 2019, Goodwin provided a revised draft of the merger agreement to Simpson. Among other things, the revised draft of the merger agreement (i) removed the marketing period, (ii) expanded the go-shop period from 30 to 50 days, (iii) reduced the go-shop termination fee to 1.0% of the transaction's equity value, (iv) reduced the Company termination fee to 3.0% of the transaction's equity value, (v) increased the Parent termination fee to 6.0% of the transaction's equity value, and (vi) modified various covenants relating to the Company's operations between signing and closing, Parent's obligations with respect to obtaining regulatory approvals and Parent's obligations with respect to employee compensation and benefits matters after closing.

        From April 27 through May 8, 2019, representatives of Goodwin, with input from Company management and with the benefit of the views of the directors provided at the Board and Transaction Committee meetings, and Simpson exchanged drafts and participated in discussions regarding the terms of the merger agreement and related documents. The items negotiated with respect to the merger agreement and related documents included, among other things: the representations and warranties to be made by the parties; the restrictions on the conduct of the Company's business until completion of the transaction; the definition of material adverse effect; the conditions to completion of the merger; the Company's obligations to cooperate with Parent's and Hellman & Friedman's debt financing efforts; the marketing period; the length of the go-shop period; the provisions regarding the Company's equity awards, employee benefit plans, severance and other compensation matters; the remedies available to each party under the merger agreement, including the triggers of the Parent termination fee payable to the Company and the terms of the guaranty of certain payment obligations by Hellman & Friedman; and the amounts of the Company termination fee, the go-shop termination fee and the Parent termination fee.

        On April 27, 2019, the Board met to discuss, among other things, the status of the discussions with Parent and Hellman & Friedman. Members of Company management and representatives of Raymond James and Goodwin were present. Mr. Plaehn updated the Board on the recent meetings and discussions with Parent and Hellman & Friedman. Representatives of Goodwin provided an overview of the material terms of the merger agreement and the remaining open points. Representatives of Raymond James reviewed the discussions with Parties B and C. The Board discussed that Parties B and C could be contacted during the go-shop period following execution of the merger agreement with Parent and Hellman & Friedman. Mr. Plaehn updated the Board on management's continued execution of the Company's strategy as a standalone company in the event the Company did not enter into a transaction with Parent and Hellman & Friedman.

        Also at the meeting, after the representatives of Raymond James were excused, the Board discussed a letter that Raymond James provided to the Board regarding certain relationships with Hellman & Friedman and its affiliates (including Parent). The letter indicated that Raymond James and its affiliates had provided financial advisory, underwriting and/or asset management services to portfolio companies and controlled affiliates of Hellman & Friedman during the prior two years. See the section of this proxy statement entitled "—Opinion of the Company's Financial Advisor—Other Information" for further information. The Board considered the disclosure letter and concluded that the matters disclosed therein would not impact Raymond James' ability to act effectively as financial advisor to the Company or the Company's decision to continue to retain Raymond James.

        On April 29 and 30, 2019, in connection with the Company's annual stockholder meeting, the Board held a regularly scheduled meeting to discuss the Company's recently completed quarter and future financial outlook. Management discussed the Company's actual financial results for the first quarter of 2019, preliminary April 2019 financial results and forecasts for the second quarter and remainder of 2019 and answered numerous questions on the Company's business and future prospects and the associated risks. Also at the meeting, Company management provided an update on the status of discussions with Parent and Hellman & Friedman.

        On May 1, 2019, following the consent of the Transaction Committee, representatives of Parent, including Mr. Heyman, had discussions with three of the Company's executive officers (Jeff Dungan, Senior Vice President, Supply Chain Operations and Business Development, Bryce Judd, Senior Vice President, Global Sales and Charles Kindel, Senior Vice President, Products & Services, who are referred to in this proxy statement as the "rollover employees") about their willingness to enter into agreements concurrently with the execution of the merger agreement under which they would agree to invest a portion of their equity interests in the Company in exchange for equity interests of an indirect parent entity of Parent in lieu of receiving merger consideration in respect thereof. See the section of this proxy statement entitled "—Interests of the Company's Directors and Executive Officers in the Merger—Agreements with Parent" for further information. A representative of Goodwin was present during these discussions.

        On May 2, 2019, a representative of Hellman & Friedman and Mr. Plaehn had a telephone discussion regarding Mr. Plaehn potentially joining the board of directors of the combined company and being available following the closing on an advisory basis to provide strategic advice and oversight from that role and perspective. See the section of this proxy statement entitled "—Interests of the Company's Directors and Executive Officers in the Merger—Agreements with Parent" for further information. No other parties participated in this discussion besides the representative of Hellman & Friedman and Mr. Plaehn.

        On May 3, 2019, the Transaction Committee met to discuss the status of the negotiations with Parent and Hellman & Friedman. Members of Company management and representatives of Raymond James and Goodwin were present. Representatives of Goodwin updated the Transaction Committee on the status of the merger agreement negotiations with Simpson, noting certain key open issues, including the length of the go-shop period and the size of the go-shop termination fee, conditions regarding regulatory approvals and treatment of employee equity awards. Representatives of Goodwin also discussed with the Transaction Committee that Parent and Hellman & Friedman had discussions with the rollover employees regarding equity rollover agreements to be executed concurrently with the execution of the merger agreement. Representatives of Goodwin also discussed with the Transaction Committee that Hellman & Friedman had discussions with Mr. Plaehn about his potential role following the closing, and that prior to signing he would not be executing a rollover agreement or any other agreement in connection with the transaction. Representatives of Goodwin also discussed the expected timing for execution and announcement of the merger agreement. The Transaction Committee instructed Goodwin to work with Simpson to finalize the merger agreement and related documents.

        On May 3, 2019, Simpson provided a draft of a debt commitment letter to Goodwin.

        On May 3, 2019, the Company's preliminary financial results for the month of April were added to the Company's online data room. The preliminary financial results were discussed on May 4 and 5, 2019, by representatives of the Company, Raymond James, Parent and Hellman & Friedman.

        On May 6, 2019, Parent provided a draft rollover agreement to each of the rollover employees.

        On May 6, 2019, a representative of Hellman & Friedman contacted a representative of Raymond James. The Hellman & Friedman representative indicated that the next day Parent and Hellman & Friedman were likely to communicate to the Company a reduction in the per share offer price due to concerns regarding the Company's recent financial performance.

        On May 7, 2019, a representative of Hellman & Friedman informed a representative of Raymond James that Parent and Hellman & Friedman were reducing the offer price to $23.00 per share. Subsequently, on May 7, 2019, the representative of Hellman & Friedman and the representative of Raymond James met in person to discuss the basis for the price reduction and the representative of Raymond James indicated that the Board was not likely to accept a $23.00 per share price and such a proposal could lead to termination of discussions between the parties. During this discussion, the representative of Raymond James emphasized the significant long-term value that Hellman & Friedman and Parent could realize through the proposed transaction and encouraged Parent and Hellman & Friedman to maintain the $24.00 per share offer price. The representative of Raymond James also indicated that, if the parties did not execute a merger agreement prior to May 9, 2019, negotiations would be terminated and the Company would focus on executing its business plan as a standalone company. The representative of Hellman & Friedman indicated that Hellman & Friedman would further discuss the price reduction with Parent. The Board was promptly informed of these discussions.

        On the evening of May 7, 2019, Mr. Heyman called Mr. Plaehn and informed him that Parent and Hellman & Friedman would reinstate the $24.00 per share offer price. Mr. Plaehn informed the Board of this communication. The closing price for the Company's common stock on May 7, 2019 was $17.54 per share.

        Later on May 7, 2019, a representative of Hellman & Friedman informed a representative of Raymond James that the $24.00 per share offer price was subject to certain conditions, which he subsequently outlined. The first condition was that the $24.00 per share price was subject to downward adjustment of approximately $0.10 to account for a larger number of fully diluted outstanding shares of the Company's common stock than the number on which Parent's and Hellman & Friedman's April 19 proposed offer price of $24.00 per share was based, due to shares underlying restricted stock unit awards that were scheduled to be granted to newly hired Company employees, shares to be issued in June 2019 in the ordinary course of business in connection with the Company's 401(k) plan matching program and shares underlying restricted stock units to be issued to independent directors based on grants made in the ordinary course on the date of the Company's annual meeting on April 30, 2019. The second condition was that Parent and Hellman & Friedman wanted to remove the go-shop from the merger agreement. The representative of Raymond James responded that he would inform the Board of this discussion.

        During the course of May 8, 2019, multiple discussions took place between representatives of Goodwin and Raymond James and the Company, the Transaction Committee and the Board concerning the two conditions imposed by Hellman & Friedman and Parent the previous night. Also on May 8, 2019, multiple discussions took place between representatives of Goodwin and Simpson and between representatives of Raymond James and Hellman & Friedman concerning the two conditions.

        Also on May 8, 2019, the Transaction Committee met to discuss the status of the discussions with Parent and Hellman & Friedman. Members of Company management and representatives of Raymond James and Goodwin were present. A representative of Raymond James provided an update on his discussions with Hellman & Friedman regarding their price reduction and related conditions. Following discussion, the Transaction Committee instructed representatives of Raymond James to communicate to Hellman & Friedman that the per share price reduction was not justified because the incremental share dilution was based on ordinary course activities that were disclosed in diligence, and that the Company would require a 30-day go-shop period with a go-shop termination fee of 1.5%. Raymond James then conveyed this feedback to Hellman & Friedman.

        Later on May 8, 2019, a representative of Hellman & Friedman contacted a representative of Raymond James and presented a revised verbal proposal with an offer price of $23.95 per share in cash. Under the revised proposal, Parent and Hellman & Friedman would agree to 30 day go-shop period with a 1.5% go-shop termination fee, the Company would be permitted to issue the new hire grants and 401(k) shares, but director grants would need to be cancelled. The representative of Raymond James informed the Transaction Committee of this revised proposal.

        Later on May 8, 2019, Mr. Habiger and representatives of Raymond James and Goodwin spoke with representatives of Hellman & Friedman and Simpson to discuss Parent's and Hellman & Friedman's revised proposal. Mr. Habiger and representatives of Goodwin emphasized that the directors had satisfied the contractual qualifications of the Company's existing director compensation policy on the date of the Company's annual stockholder meeting on April 30, 2019, and therefore the director grants could not be cancelled absent individual waivers by the grantees. The representatives of Hellman & Friedman explained that Parent's $24.00 per share offer price was based on certain assumptions about the number of fully diluted outstanding shares of the Company's common stock, as indicated in the April 18 proposal letter, which did not include the additional grants, but indicated that they would consider the Company's position and revert with a revised proposal.

        Later on May 8, 2019, a representative of Hellman & Friedman verbally presented to a representative of Raymond James a revised proposal for the acquisition of the Company at a price of $23.91 per share in cash that permitted the new hire grants, 401(k) shares, and director grants and included a 30-day go-shop period with a 1.5% go-shop termination fee. The representative of Hellman & Friedman stated that this was Parent's and Hellman & Friedman's best and final offer and that they were prepared to enter into the transaction immediately after the Board's meeting later that day. The representative of Raymond James indicated that he would inform the Board of this proposal. The closing price for the Company's common stock on May 8, 2019 was $17.12 per share.

        Later in the afternoon of May 8, 2019, the Board held a meeting to discuss the final terms of the proposed transaction with Parent and Hellman & Friedman. Members of Company management and representatives of Raymond James and Goodwin were present. Representatives of Raymond James and Goodwin updated the Board on the discussions with Parent and Hellman & Friedman since the last Board meeting. Representatives of Goodwin provided an overview of the final terms of the merger agreement and related documents. Representatives of Goodwin and Raymond James described the go-shop process under the merger agreement and led the Board in a discussion of the steps that the Company might consider taking in connection with the go-shop period, including reviewing an initial list of potential strategic buyers and financial sponsors that Raymond James considered to be the most likely to be interested in submitting proposals to acquire the Company during the go-shop period that, if so directed by the Board, Raymond James would begin contacting promptly following the execution and announcement of the merger agreement. This list included Parties A, B and C.

        Also at this meeting, a representative of Raymond James provided its financial analyses of the Company and the merger consideration based on the $23.91 per share price. In connection with these analyses, Raymond James used the April Control4 Projections as refined and finalized by Company management following April 10, 2019 to incorporate, among other things, the Company's actual financial results for the first quarter of 2019 (which are summarized below under the section entitled "—Certain Prospective Financial Information," and which are referred to in this proxy statement as the "May Control4 Projections"). After discussion among the Board and Raymond James, a representative of Raymond James delivered its oral opinion, subsequently confirmed by the delivery of a written opinion from Raymond James, dated May 8, 2019, to the Board to the effect that, as of such date and based upon and subject to the various matters, limitations, qualifications and assumptions set forth in its written opinion, the merger consideration to be received by the holders of the Company's common stock (other than excluded shares, as defined in the section of this proxy statement entitled "Effect of the Merger on the Common Stock") in the merger pursuant to the merger agreement was fair, from a financial point of view, to such holders.

        After the discussion, and taking into account the opinion delivered by Raymond James, and other factors described below in greater detail under the heading "—Reasons for the Mergers," including the Board's belief that the merger is more favorable to the Company's stockholders than other strategic opportunities available to the Company, including remaining as an independent public company, the Board unanimously adopted resolutions which, among other things, approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommended that the Company's stockholders adopt the merger agreement, the merger and the other transactions contemplated by the merger agreement.

        Later on May 8, 2019, following the meeting of the Board, the Company and Parent executed the merger agreement and all signatories to the equity commitment letter, limited guarantees, debt commitment letter and rollover agreements executed such documents.

        On the morning of May 9, 2019, prior to the opening of trading on the NASDAQ, the Company and Parent issued a joint press release announcing their entry into the merger agreement. The press release noted that, under the terms of the merger agreement, the Company could solicit alternative proposals from third parties for a period of 30 days following the execution of the merger agreement (referred to in this proxy statement as the "go-shop period").

        On May 9, 2019, at the direction of the Board, representatives of Raymond James began contacting parties that might consider entering into an alternative transaction with the Company in connection with the go-shop period. The Transaction Committee affirmed the list of parties to be contacted during the go-shop period and additional parties were added to the list based on the recommendation of the Transaction Committee and Mr. Plaehn. Parties A, B and C were among those contacted by Raymond James during the go-shop period.

        During the 30-day go-shop period, which expired at 11:59 p.m. New York City time on June 7, 2019, the Transaction Committee, with the assistance of Raymond James, engaged in active and extensive solicitation of 70 potential bidders (comprising 35 strategic parties and 35 financial sponsors, including Parties A, B and C), which resulted in four potential bidders each entering into a confidentiality agreement with the Company (including Party A). Neither of Parties B or C elected to participate in the go-shop process. Each of the four parties that entered into a confidentiality agreement with the Company was provided access to an online data room containing nonpublic information regarding the Company and the opportunity to have access to Company management. As of the expiration of the go-shop period, the Company had not received any alternative acquisition proposals, including from any of the four parties that entered into confidentiality agreements each of whom subsequently confirmed they were not interested in pursuing an acquisition of the Company. Upon the expiration of the go-shop period and in accordance with the terms of the merger agreement, the Company ceased all such activities and became subject to customary "no-shop" restrictions on its ability to solicit acquisition proposals from third parties or to provide information to and engage in discussions with a third party in relation to an alternative acquisition proposal, subject to certain customary exceptions to permit the Board to comply with its fiduciary duties.

Reasons for the Merger; Recommendation of the Control4 Board of Directors

        In evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Control4 board of directors consulted with Control4 management and its financial advisor. The Control4 board of directors also consulted with its outside legal counsel regarding its fiduciary duties, the terms and conditions of the merger agreement and other related matters. The Control4 board of directors unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Control4 and its stockholders, and unanimously approved and adopted the merger agreement, the merger and the other transactions contemplated by the merger agreement. Accordingly, on May 8, 2019, the Control4 board of directors unanimously resolved to recommend that the stockholders of Control4 approve the adoption of the merger agreement and approve the transactions contemplated thereby.

        In the course of reaching its recommendation, the Control4 board of directors considered a number of positive factors relating to the merger agreement and the merger, each of which the Control4 board of directors believed supported its decision, including the following:

  •
  Merger Consideration.  The Control4 board of directors considered that the Control4 stockholders will be entitled to receive merger consideration of $23.91 per share in cash upon the closing of the merger. The Control4 board of directors considered the current and historical market prices of Control4 common stock, including the fact that $23.91 per share in cash represented a premium of approximately 40% over Control4's closing price on May 8, 2019, the last trading day prior to execution of the merger agreement, and a premium of approximately 38% over Control4's 30-trading day volume weighted average share price ended on May 8, 2019.

  •
  Best Alternative for Maximizing Stockholder Value.  The Control4 board of directors considered that the merger consideration was more favorable to Control4 stockholders than the potential value that would reasonably be expected to result from other alternatives reasonably available to Control4, including the continued operation of Control4 on a standalone basis, taking into account its acquisition opportunities, strategic alternatives and financing plans on an ongoing basis, in light of a number of factors, including:

  •
  the fact that Control4's financial results for the quarter ending March 31, 2019 were, and its forward second quarter and full-year 2019 guidance would be, meaningfully below market estimates and as a result the Company's stock price was likely to significantly decrease following the public announcement of these results;

  •
  the fact that if Control4 remained an independent public company, its stockholders would continue to be subject to the risks and uncertainties of Control4 executing on its standalone plan including a slowing housing market, increasing competition from low-end devices that market direct to consumer, and current competition in the professional home and business automation industry, some of which comes from larger competitors that possess greater financial resources, larger sales forces, and the ability to bundle services that compete with the Company's with their other product and service offerings, as well as the potential for increased competition in the future;

    •
    the anticipated future trading prices of Control4 common stock on a standalone basis, and the operational, financial and market risks of continuing on a standalone basis as an independent public company and the certainty of realizing a compelling value for Control4 common stock in the merger compared to the uncertainty that trading values would approach the per share merger consideration in the foreseeable future, even if Control4 were able to execute on it standalone plan;

    •
    the fact that, in the ordinary course of Control4's consideration of strategic opportunities in the market, no independent strategic parties had made a proposal;

    •
    the fact that the merger agreement contains a "go-shop" provision, which gives Control4 the opportunity to solicit higher and better offers over the course of a 30-day period (see the section of this proxy statement entitled "The Merger Agreement—The 'Go-Shop' Period—Solicitation of Other Acquisition Proposals");

    •
    its belief in the low likelihood that another counterparty with sufficient financial capability and an interest in acquiring Control4 would emerge;

    •
    the course and history of competitive negotiations between Parent, Hellman & Friedman and Control4, as described in the section of this proxy statement entitled "—Background of the Merger," and the Control4 board of directors' belief that it had obtained Parent and Hellman & Friedman's best and final offer and that it was unlikely that any other party would be willing to acquire Control4 at a higher price; and

    •
    the Control4 board of directors' belief that the terms of the merger agreement, taken as a whole, are reasonable.

  •
  Greater Certainty of Value.  The Control4 board of directors considered that the merger consideration is a fixed all-cash amount, thereby providing Control4 stockholders with certainty of value and liquidity for their shares upon the closing of the merger, while eliminating the uncertainty of long-term business and execution risk to stockholders, especially when viewed in light of a number of factors, including the recent increased volatility in equity markets, particularly with respect to comparable companies, and the even greater volatility in Control4's stock.

  •
  Receipt of Fairness Opinion from its Financial Advisor Regarding the Merger.  The Control4 board of directors considered that on May 8, 2019, at a meeting of the Control4 board of directors, Raymond James delivered its oral opinion, subsequently confirmed in writing, that, as of May 8, 2019, and based upon and subject to the various matters, limitations, qualifications and assumptions set forth in its written opinion, the merger consideration to be received by the holders of the Company's common stock (other than excluded shares, as defined in the section of this proxy statement entitled "Effect of the Merger on the Common Stock") in the merger pursuant to the merger agreement was fair, from a financial point of view, to such holders. The full text of the written opinion of Raymond James, dated May 8, 2019, which sets forth the various qualifications, assumptions and limitations on the scope of the review undertaken, is attached as Annex B to this proxy statement. The opinion of Raymond James is more fully described in the section of this proxy statement entitled "—Opinion of Control4's Financial Advisor."

  •
  Likelihood of Completion.  The Control4 board of directors considered the likelihood of completion of the merger to be significant, in light of, among other things:

  •
  the commitment of Parent in the merger agreement to use its reasonable best efforts to complete the merger as soon as practicable (see the section of this proxy statement entitled "The Merger Agreement—Efforts to Complete the Merger");

  •
  the commitment of Parent in the merger agreement to use its reasonable best efforts to cause its equity financing sources and their affiliates to assist and cooperate as necessary and appropriate with the other parties to complete the merger as soon as practicable;

  •
  the commitment of Parent in the merger agreement to pay Control4 a termination fee in an amount equal to $41 million in certain circumstances in the event that the merger is not completed (see the section of this proxy statement entitled "The Merger Agreement—Parent Termination Fee");

  •
  the fact that Parent has entered into a debt commitment letter pursuant to which the debt commitment parties have committed, upon certain terms and subject to certain conditions, to lend $390 million in connection with the financing of the amounts payable pursuant to the merger agreement and the transactions contemplated thereby, and the representations and covenants of Parent in the merger agreement as to its financing (see the section of this proxy statement entitled "—Financing");

  •
  the conditions to closing contained in the merger agreement, which the Control4 board of directors believes are reasonable and customary in number and scope, and which, in the case of the condition related to the accuracy of Control4's representations and warranties, are generally subject to a "company material adverse effect" qualification (see the section of this proxy statement entitled "The Merger Agreement—Conditions to Completion of the Merger");

  •
  Control4's entitlement, under certain conditions, to seek specific performance of Parent's obligations under the merger agreement, including Parent's and Merger Sub's obligation to close the merger; and

  •
  the positive business reputation of Hellman & Friedman, its history of successful acquisitions, its substantial financial resources and its strong strategic interest in Control4 and familiarity with Control4 and Control4's products.

  •
  Opportunity to Actively Solicit Alternative Acquisition Proposals during the "Go-Shop" Period, to Receive Alternative Acquisition Proposals and to Terminate or Change Recommendation in Response to a Superior Proposal or Intervening Event. The Control4 board of directors considered the terms of the merger agreement relating to Control4's ability to actively solicit and respond to unsolicited acquisition proposals, and the other terms of the merger agreement, including:

  •
  Control4's right, pursuant to a 30-day "go-shop" period beginning on May 8, 2019, and continuing until 11:59 p.m., New York City time, on June 7, 2019, to solicit alternative acquisition proposals from, and participate in discussions and negotiations with, third parties regarding any alternative acquisition proposals (see the section of this proxy statement entitled "The Merger Agreement—The 'Go-Shop' Period—Solicitation of Other Acquisition Proposals");

  •
  Control4's right, subject to certain conditions, to provide information in response to, and to discuss and negotiate, certain unsolicited acquisition proposals made during the "no-shop" period and before the company stockholder approval is obtained (see the section of this proxy statement entitled "The Merger Agreement—The 'No-Shop' Period—No Solicitation of Other Acquisition Proposals");

    •
    the provision of the merger agreement allowing Control4 to terminate the merger agreement prior to obtaining the company stockholder approval in order to substantially concurrently enter into an alternative acquisition agreement, subject to Parent's right to receive payment of a termination fee of (x) approximately $10 million if terminated during the "go-shop" period or (y) approximately $20 million if terminated during the "no-shop" period, both of which amounts the Control4 board of directors believe to be reasonable under the circumstances given the size of the transaction and taking into account the range of such termination fees in similar transactions and believe not to preclude or substantially impede a possible competing proposal (see the sections of this proxy statement entitled "The Merger Agreement—The 'Go-Shop' Period—Solicitation of Other Acquisition Proposals—The 'No-Shop' Period—No Solicitation of Other Acquisition Proposals—Termination—Company Termination Fee"); and

    •
    the provision of the merger agreement allowing the Control4 board of directors to make a change of recommendation prior to obtaining the company stockholder approval in specified circumstances relating to a superior proposal or intervening event, subject to Parent's right to terminate the merger agreement and receive payment of a termination fee of approximately $20 million, which amount the Control4 board of directors believes to be reasonable under the circumstances given the size of the transaction and taking into account the range of such termination fees in similar transactions and believes not to preclude or substantially impede a possible competing proposal (see the sections of this proxy statement entitled "The Merger Agreement—The 'Go-Shop' Period—Solicitation of Other Acquisition Proposals—The 'No-Shop' Period—No Solicitation of Other Acquisition Proposals—Termination—Company Termination Fee").

  •
  Opportunity for Control4 Stockholders to Vote.  The Control4 board of directors also considered the fact that the merger would be subject to the approval of Control4's stockholders, and Control4's stockholders would be free to evaluate the merger and vote for or against the adoption of the merger agreement at the special meeting. The Control4 board of directors considered that the stockholder vote would follow a 30-day "go-shop" period during which a competing proposal could be solicited.

  •
  Opportunity for Appraisal of Shares.  The Control4 board of directors also considered the fact that Control4's stockholders who do not vote in favor of the adoption of the merger will have the right to demand appraisal of their fair value of the shares under Delaware law (see the section of this proxy statement entitled "—Appraisal Rights").

        In the course of reaching its recommendation, the Control4 board of directors also considered certain risks and potentially adverse factors relating to the merger agreement and the merger, including:

  •
  the risks related to the announcement and pendency of the merger, including the potential impact on our employees and our relationships with existing and prospective customers, vendors and business partners;

  •
  that Control4 stockholders will have no ongoing equity participation in Control4 following the merger, and that such stockholders will therefore cease to participate in Control4's future earnings or growth, if any, or to benefit from increases, if any, in the value of Control4 common stock following the merger;

  •
  the provisions of the merger agreement that restrict, after the go-shop period, Control4's ability to solicit or participate in discussions or negotiations regarding alternative acquisition proposals, subject to certain exceptions, and that restrict Control4 from entering into alternative acquisition agreements;

  •
  the possibility that the merger is not completed in a timely manner or at all for any reason, as well as the risks and costs to Control4 if the merger is not completed or if there is uncertainty about the likelihood, timing or effects of completion of the merger, including uncertainty about the effect of the merger on Control4's employees, existing and prospective customers, suppliers, distributors, partners and other third parties, which could impair Control4's ability to attract, retain and motivate key personnel and could cause third parties to seek to terminate, change or not enter into business relationships with Control4, as well as the risk of diverting management and employee attention from ongoing business operations as a result of the merger, and the effect on the trading price of Control4 common stock if the merger agreement is terminated or the merger is not completed for any reason;

  •
  the merger agreement's customary restrictions on the conduct of Control4's business before completion of the merger, generally requiring Control4 to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course of business and prohibiting Control4 from taking specified actions, which could delay or prevent Control4 from undertaking certain business opportunities that arise pending completion of the merger (see the section of this proxy statement entitled "The Merger Agreement—Conduct of Business Pending the Merger");

  •
  the possibility that Control4 could be required under the terms of the merger agreement to pay a termination fee of either approximately $10 million or approximately $20 million under certain circumstances (see the section of this proxy statement entitled "The Merger Agreement—Company Termination Fee"), and that such termination fee could discourage other potential bidders from making a competing bid to acquire Control4;

  •
  the potential risk of losing the favorable opportunity with Parent in the event Control4 continued trying to obtain any additional offers at higher prices, especially in light of the 30-day "go-shop" provision that Parent was willing to permit pursuant to the terms of the merger agreement;

  •
  the decision not to conduct a formal pre-signing market check prior to the signing of the merger agreement to solicit interest from alternative bidders;

  •
  the significant costs involved in connection with entering into the merger agreement and completing the merger (some of which are payable whether or not the merger is consummated);

  •
  that the receipt of cash by Control4 stockholders in exchange for their shares of common stock pursuant to the merger will be a taxable transaction to Control4 stockholders for U.S. federal income tax purposes (see the section of this proxy statement entitled "—Material U.S. Federal Income Tax Considerations of the Merger to U.S. Holders"); and

  •
  that some of Control4's directors and executive officers have interests that may be different from, or in addition to, the interests of Control4 stockholders generally (see the section of this proxy statement entitled "—Interests of Control4's Directors and Executive Officers in the Merger").

        The foregoing discussion of the information and factors considered by the Control4 board of directors includes the material factors considered by the Control4 board of directors but is not intended to be exhaustive and does not necessarily include all of the factors considered by the Control4 board of directors. In view of the complexity and variety of factors considered in connection with its evaluation of the merger agreement and the merger, the Control4 board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The above factors are not presented in any order of priority. The explanation of the factors and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this proxy statement entitled "Cautionary Statement Concerning Forward-Looking Statements."

        The Control4 board of directors unanimously resolved to recommend that the stockholders of Control4 approve the adoption of the merger agreement and approve the transactions contemplated thereby (including the other proposals set forth in this proxy statement) based upon the totality of information it considered.

Certain Financial Projections Prepared by the Management of Control4

Control4 Projections

        Control4 does not, as a matter of course, make public projections as to future performance or earnings beyond the current fiscal year and generally does not make public projections for extended periods due to, among other things, the inherent difficulty of predicting financial performance for future periods and the likelihood that the underlying assumptions and estimates may not be realized. However, in connection with Control4's evaluation of potential strategic alternatives and specifically the merger, Control4's management prepared financial forecasts for fiscal years 2019 through 2023 (referred to in this proxy statement as the "Control4 Projections").

        The Control4 Projections were not prepared with a view to public disclosure and are included herein only because they were made available to representatives of Raymond James by Control4 management and were approved by the Company's board of directors for use in connection with its financial analysis, each as described in the section of this proxy statement entitled "—Background of the Merger." The inclusion of the Control4 Projections in this proxy statement does not constitute an admission or representation by Control4, Raymond James or any other person that this information is material. Control4 made no representation to Parent, Merger Sub, Hellman & Friedman or any other person, in the merger agreement or otherwise, concerning the Control4 Projections. The summary of the Control4 Projections is not provided to influence Control4 stockholders' decisions regarding whether to vote for the merger or any other proposal. The Control4 Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information contained in Control4's public filings with the SEC.

        The Control4 Projections and the underlying assumptions upon which the Control4 Projections were based are subjective in many respects, and subject to multiple interpretations attributable to the dynamics of Control4's industry and based on actual experience and business developments. The Control4 Projections, while presented with numerical specificity, reflect numerous assumptions with respect to the Company's performance, industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are difficult to predict, subject to significant economic and competitive uncertainties and beyond Control4's control. Multiple factors, including those described in the section of this proxy statement entitled "Cautionary Statement Concerning Forward-Looking Statements" could cause the Control4 Projections or the underlying assumptions to be inaccurate. As a result, there can be no assurance that the Control4 Projections will be realized or that actual results will not be significantly higher or lower than projected. Because the Control4 Projections cover multiple years, such information by its nature becomes less reliable with each successive year. The Control4 Projections do not take into account any circumstances or events occurring after the date on which they were prepared, including the merger or the financial results ultimately obtained in fiscal year 2019. Economic business environments and government regulations can and do change quickly, which adds an additional significant level of uncertainty as to whether the results portrayed in the Control4 Projections will be achieved. As a result, the inclusion of the Control4 Projections in this proxy statement should not be regarded as an indication that the Control4 board of directors, Raymond James, Control4 or its management, Hellman & Friedman, Parent, Merger Sub or any other recipient of this information considered, or now considers, it to be an assurance of the achievement of future results or an accurate prediction of future results, and the Control4 Projections should not be relied on as such.

        The Control4 Projections were not prepared with a view toward public disclosure or toward compliance with the published guidelines of the SEC regarding projections or GAAP (as defined below), or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. Neither Ernst & Young LLP, Control4's independent registered public accounting firm, nor any other accounting firm, has examined, compiled or performed any procedures with respect to the Control4 Projections.

        The following tables present selected elements of the Control4 Projections. In April 2019, Control4 management prepared a set of financial forecasts for fiscal years ending December 31, 2019 through December 31, 2023 that were provided to, and which were approved by, the Control4 board of directors at its meeting held on April 10, 2019 in connection with its evaluation of a potential strategic transaction (referred to in this proxy statement as the "April Control4 Projections").

April Control4 Projections(1)

	2019	2020	2021	2022	2023
Revenue	$288.9	$316.6	$348.6	$384.9	$424.0
Adjusted EBITDA(2)	41.6	48.5	59.0	69.8	80.6
Non-GAAP Net Income	33.1	37.7	44.8	53.1	61.7
Non-GAAP EPS(3)	1.18	1.32	1.55	1.80	2.06
Unlevered Free Cash Flow(4)	23.4	32.7	40.5	47.4	52.1

(1)
Dollar amounts in millions, except per share data, which is in dollars.

(2)
Adjusted EBITDA is calculated as non-GAAP operating income plus depreciation expense. Non-GAAP operating income is calculated to exclude stock-based compensation expense, amortization of intangible assets and acquisition-related costs.

(3)
Non-GAAP Net Income and Non-GAAP EPS are "non-GAAP" financial measures.

(4)
Unlevered free cash flow is calculated as adjusted EBITDA less capital expenditures, increases in net working capital and income tax expense.

        Following April 10, 2019, Control4 refined and finalized certain elements of its financial forecasts, incorporated Control4's actual financial results for the first quarter of 2019 and refined and revised certain assumptions supporting the unlevered free cash flow forecast, including working capital items and tax rate. These refined projections were provided to the Control4 board of directors on May 8, 2019 (referred to in this proxy statement as the "May Control4 Projections"). The May Control4 Projections were used by Raymond James in its financial analyses presented to the Control4 board of directors on May 8, 2019.

May Control4 Projections(1)(2)

	2019	2020	2021	2022	2023
Revenue	$289.0	$316.6	$348.6	$384.9	$424.0
Adjusted EBITDA(3)	41.7	48.4	59.2	70.2	81.3
Non-GAAP Net Income(4)	32.4	37.3	44.3	52.3	60.7
Non-GAAP EPS(5)	1.16	1.31	1.53	1.78	2.03
Unlevered Free Cash Flow(6)	28.0	28.9	36.3	43.0	48.7

(1)
Dollar amounts in millions, except per share data, which is in dollars.

(2)
The projected financial data provided in this table has not been updated following May 8, 2019 to reflect Control4's current views of its future financial performance, and should not be treated as guidance with respect to projected results for the fiscal year ending December 31, 2019 or any other period.

(3)
Adjusted EBITDA is calculated as non-GAAP operating income plus depreciation expense. Non-GAAP operating income is calculated to exclude stock-based compensation expense, amortization of intangible assets and acquisition-related costs.

(4)
Non-GAAP Net Income and Non-GAAP EPS are "non-GAAP" financial measures.

(5)
Unlevered free cash flow is calculated as adjusted EBITDA less capital expenditures, increases in net working capital and income tax expense.

        Non-GAAP EPS and Non-GAAP Net Income contained in the Control4 Projections are "non-GAAP financial measures," which are financial performance measures that are not calculated in accordance with accounting principles generally accepted in the United States (referred to in this proxy statement as "GAAP"). These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures, because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. The summary of the information above is included solely to give stockholders access to the information that was made available to representatives of Raymond James and Control4's board of directors (and a subset of which were made available to Hellman & Friedman and Parent), and is not included in this proxy statement in order to influence any stockholder to make any investment decision with respect to the merger, including whether or not to seek appraisal rights with respect to the shares of Control4 common stock.

        The Control4 Projections do not take into account the possible financial and other effects on Control4 of the merger and do not attempt to predict or suggest future results following the merger. The Control4 Projections do not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with completing the merger, the effect on Control4 of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but that were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the Control4 Projections do not take into account the effect on Control4 of any possible failure of the merger to occur.

        For the foregoing reasons, and considering that the special meeting will be held several months after the Control4 Projections were prepared, as well as the uncertainties inherent in any forecasting information, readers of this proxy statement are cautioned not to place unwarranted reliance on the Control4 Projections set forth above. No one has made or makes any representation to any investor or stockholder regarding the information included in the Control4 Projections. Control4 urges its stockholders to review its most recent SEC filings for a description of its reported financial results. See the section of this proxy statement entitled "—Where You Can Find Additional Information."

        In addition, the Control4 Projections have not been updated or revised to reflect information or results after the date they were prepared or as of the date of this proxy statement and except as required by applicable securities laws, Control4 does not intend to update or otherwise revise the Control4 Projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the underlying assumptions are shown to be in error.

        Other Information.    The Company also provided certain prospective financial information to Parent and Hellman & Friedman beginning on April 5, 2019, which was prepared by the Company's management and not with a view towards public disclosure. This prospective financial information included Revenue, Non-GAAP Net Income and Adjusted EBITDA for the fiscal year 2019. This prospective financial information, while presented with numerical specificity, reflected numerous assumptions with respect to company performance, industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are difficult to predict, subject to significant economic and competitive uncertainties and beyond Control4's control. This prospective financial information reflected financial projections materially consistent with those contained in the Control4 Projections; however, this prospective financial information was not considered by the Company's board of directors in its evaluation of the merger and, at the Company's direction, was not utilized by Raymond James for purposes of its financial analyses and opinion to the Company's board of directors. The information provided to Parent and Hellman & Friedman included the following financial metrics for the fiscal year 2019: (a) estimated Revenue of $288.9 million; (b) estimated Non-GAAP Net Income of $33.1 million; and (c) estimated Adjusted EBITDA of $41.6 million. Additionally, representatives of Raymond James, at the direction of the Company, informed representatives of Hellman & Friedman that the Company expected to achieve results for the following metrics in the fiscal year 2020 in the following approximate ranges: (a) annual revenue growth rate of 9% to 10%; (b) gross margin of 52% to 53%; and (c) Adjusted EBITDA margin of 15% to 16%. The inclusion of this information in this document should not be regarded as an indication that the Company and/or its affiliates, officers, directors, advisors or other representatives considered or consider such information to be predictive of actual future events, and such information should not be relied upon as such.

Opinion of Financial Advisor to the Company

        At the May 8, 2019 meeting of the Company's board of directors, representatives of Raymond James rendered its oral opinion, subsequently confirmed by delivery of a written opinion to the Company's board of directors, as to the fairness, as of such date, from a financial point of view, of the merger consideration to be received by the holders of the Company's common stock (other than excluded shares, as defined in the section of this proxy statement titled "Effect of the Merger on the Common Stock") pursuant to the merger agreement, based upon and subject to the qualifications, assumptions and other matters considered in connection with the preparation of its opinion.

        The full text of the written opinion of Raymond James, dated May 8, 2019, which sets forth, among other things, the various qualifications, assumptions and limitations on the scope of the review undertaken, is attached as Annex B. Raymond James provided its opinion for the information and assistance of the Company's board of directors (solely in its capacity as such) in connection with, and for purposes of, its consideration of the merger and its opinion only addresses whether the merger consideration to be received by the holders of the Company's common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. The opinion of Raymond James did not address any other term or aspect of the merger agreement or the merger contemplated thereby. The Raymond James opinion does not constitute a recommendation to the Company's board of directors or any holder of the Company's common stock as to how the Company's board of directors or such stockholder should vote or otherwise act with respect to the merger or any other matter.

        In connection with its review of the proposed merger and the preparation of its opinion, Raymond James, among other things:

  •
  reviewed the financial terms and conditions as stated in the draft of the merger agreement, dated as of May 8, 2019 (the "Draft Agreement");

  •
  reviewed certain information related to the historical, current and future operations, financial condition and prospects of the Company made available to Raymond James by the Company, including, but not limited to, the May Control4 Projections relating to the Company and prepared by the Company's management for the periods ending December 31, 2019, December 31, 2020, December 31, 2021, December 31, 2022 and December 31, 2023, as approved by the Company for use by Raymond James (the "Projections");

  •
  reviewed the Company's recent public filings and certain other publicly available information regarding the Company;

  •
  reviewed financial, operating and other information regarding the Company and the industry in which it operates;

  •
  reviewed the financial and operating performance of the Company and those of other selected public companies that Raymond James deemed to be relevant;

  •
  considered the publicly available financial terms of certain transactions Raymond James deemed to be relevant;

  •
  reviewed the current and historical market prices and trading volume for the Company common stock and the current market prices of the publicly traded securities of certain other companies that Raymond James deemed to be relevant;

  •
  conducted such other financial studies, analyses and inquiries, and considered such other information and factors, as Raymond James deemed appropriate;

  •
  reviewed a certificate addressed to Raymond James from a member of the Company's management, regarding, among other things, the accuracy of the information, data and other materials (financial and otherwise) provided to, or otherwise discussed with, Raymond James by or on behalf of the Company; and

  •
  discussed with members of the Company's management certain information relating to the aforementioned and other matters that Raymond James deemed relevant to its inquiry.

        With the Company's consent, Raymond James assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of the Company, or otherwise reviewed by or discussed with Raymond James, and Raymond James did not undertake any duty or responsibility to, nor did Raymond James, independently verify any of such information. Raymond James did not make or obtain an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to the Projections and any other information and data provided to or otherwise reviewed by or discussed with Raymond James, Raymond James, with the Company's consent, assumed that the Projections and such other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the Company's management, and Raymond James relied upon the Company to advise Raymond James promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. Raymond James expressed no opinion with respect to the Projections or the assumptions on which they were based. Raymond James assumed that the final form of the merger agreement would be substantially similar to the Draft Agreement reviewed by Raymond James and that the merger would be consummated in accordance with the terms of the merger agreement without waiver of or amendment to any of the conditions thereto. Furthermore, Raymond James assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement were true and correct and that each such party will perform all of the covenants and agreements required to be performed by it under the merger agreement without being waived. Raymond James also relied upon and assumed, without independent verification, that (i) the merger would be consummated in a manner that complies in all respects with all applicable international, federal and state laws, statutes, rules and regulations and (ii) all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on the merger or the Company that would be material to its analysis or opinion.

        Raymond James expressed no opinion as to the underlying business decision to effect the merger, the structure or tax consequences of the merger or the availability or advisability of any strategic alternatives to the merger. The Raymond James' opinion is limited to the fairness, from a financial point of view, of the merger consideration to be received by the holders of the Company's common stock. Raymond James expressed no opinion with respect to any other reasons (legal, business or otherwise) that may support the decision of the Company's board of directors to approve or consummate the merger. Furthermore, no opinion, counsel or interpretation was intended by Raymond James on matters that require legal, accounting, regulatory or tax advice. Raymond James assumed that such opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, Raymond James relied, with the consent of the Company, on the fact that the Company was assisted by legal, accounting, regulatory and tax advisors, and, with the consent of the Company, relied upon and assumed the accuracy and completeness of the assessments by the Company and its advisors, as to all legal, accounting, regulatory and tax matters with respect to the Company and the merger. Raymond James' opinion was approved by an opinion committee of Raymond James.

        In formulating its opinion, Raymond James considered only the merger consideration to be received by the holders of the Company's common stock pursuant to the merger agreement, and Raymond James did not consider, and Raymond James expresses no opinion on, the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or such class of persons, whether relative to the merger consideration or otherwise. Raymond James was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things, (1) the fairness of the merger to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except and only to the extent expressly set forth in the last sentence of its opinion or (2) the fairness of the merger to any one class or group of the Company's or any other party's security holders or other constituents vis-à-vis any other class or group of the Company's or such other party's security holders or other constituencies (including, without limitation, the allocation of any consideration to be received in the merger amongst or within such classes or groups of security holders or other constituents). Raymond James expressed no opinion as to the impact of the merger on the solvency or viability of the Company or the ability of the Company, Parent or Merger Sub to pay their respective obligations when they come due.

Material Financial Analyses

        The following summarizes the material financial analyses reviewed by Raymond James with the Company's board of directors at its meeting on May 8, 2019, which material was considered by Raymond James in rendering its opinion. No company or transaction used in the analyses described below is identical or directly comparable to the Company, Parent or the merger.

        Selected Public Companies Analysis.    Raymond James analyzed the relative valuation multiples of the following eight publicly traded smart home and "Internet of Things" product companies with enterprise values above $250 million and Wall Street research analysts' gross margins for the calendar year ended December 31, 2019 above 35%:

  •
  Garmin Ltd.

  •
  Logitech International S.A.

  •
  Somfy SA

  •
  iRobot Corporation

  •
  Sonos, Inc.

  •
  CalAmp Corp.

  •
  Digi International Inc.

  •
  Bang & Olufsen a/s

        Raymond James calculated various financial multiples for each company, including (i) enterprise value (market value less cash and equivalents) compared to Wall Street research analysts' projected revenue and adjusted earnings before interest, taxes, depreciation and amortization, or Adjusted EBITDA, for the selected companies for calendar years ending December 31, 2019 and 2020, referred to as "CY 2019E" and "CY 2020E," and (ii) stock price per share compared to non-GAAP earnings per share, using the Wall Street estimates for the selected companies for CY 2019E and CY 2020E. The estimates published by Wall Street research analysts were not prepared in connection with the merger or at the request of Raymond James and may or may not prove to be accurate. Raymond James reviewed the third quartile, mean, median and first quartile relative valuation multiples of the selected public companies and compared them to corresponding valuation multiples for the Company implied by the merger consideration. The results of the analysis of the selected public companies are summarized below:

	Enterprise Value / Revenue		Enterprise Value / Adj EBITDA		Stock Price / Non-GAAP EPS
	CY 2019E	CY 2020E	CY 2019E	CY 2020E	CY 2019E	CY 2020E
Third Quartile	2.11x	1.96x	14.0x	13.0x	27.2x	20.5x
Mean	1.72x	1.59x	11.8x	9.9x	24.9x	17.2x
Median	1.82x	1.61x	12.2x	9.5x	19.9x	17.2x
First Quartile	1.02x	0.95x	10.5x	7.9x	17.7x	15.8x
Company Implied by the Merger Consideration	2.10x	1.92x	14.6x	12.5x	20.7x	18.3x

        Furthermore, Raymond James applied the third quartile, mean, median and first quartile relative valuation multiples for each of the metrics to the Company's actual and projected financial results and determined the implied per-share value of the Company's common stock and then compared those implied per-share values to the merger consideration of $23.91 per share. The results of this are summarized below:

	Enterprise Value / Revenue		Enterprise Value / Adj EBITDA		Stock Price / Non-GAAP EPS
	CY 2019E	CY 2020E	CY 2019E	CY 2020E	CY 2019E	CY 2020E
Third Quartile	$23.99	$24.40	$23.06	$24.69	$31.49	$26.80
Mean	20.10	20.37	19.94	19.43	28.77	22.56
Median	21.11	20.60	20.47	18.80	23.02	22.53
First Quartile	13.06	13.26	18.02	16.14	20.53	20.64
Merger Consideration	$23.91	$23.91	$23.91	$23.91	$23.91	$23.91

        Selected Transaction Analysis.    Raymond James analyzed publicly available information relating to selected acquisitions of more than $100 million in enterprise value announced since January 1, 2015 involving target companies that develop products relevant to the Company and prepared a summary of the relative valuation multiples paid in these transactions. The selected transactions used in the analysis, and the date of the announcement of each transaction were:

  •
  Acquisition of Telular Corporation by AMETEK, Inc. (November 1, 2018)

  •
  Acquisition of Avigilon Corporation by Motorola Solutions, Inc. (February 1, 2018)

  •
  Acquisition of Harman International Industries, Inc. by Samsung Electronics Co., Ltd. (November 14, 2016)

  •
  Acquisition of Nortek, Inc. by Melrose Industries PLC (July 6, 2016)

  •
  Acquisition of TiVo Inc. by Rovi Corporation (April 29, 2016)

  •
  Acquisition of Ruckus Wireless, Inc. by Brocade Communications Systems, Inc. (April 4, 2016)

  •
  Acquisition of LoJack Corporation by CalAmp Corp. (February 1, 2016)

  •
  Acquisition of Aruba Networks, Inc. by Hewlett-Packard Company (March 2, 2015)

        Raymond James examined valuation multiples of transaction enterprise value compared to the target companies' revenue and Adjusted EBITDA for the twelve months ended immediately prior to and following the announcement of the transaction, where such information was publicly available. Raymond James reviewed the third quartile, mean, median and first quartile relative valuation multiples of the selected transactions and compared them to corresponding valuation multiples for the Company implied by the merger consideration. Furthermore, Raymond James applied third quartile, mean, median and first quartile relative valuation multiples to the Company's actual revenue and Adjusted EBITDA for the twelve months ended March 31, 2019 ("LTM") and the twelve months ended March 31, 2020 ("NTM") to determine the implied per-share value and then compared those implied per-share values to the merger consideration of $23.91 per share. The results of the selected transactions analysis are summarized below:

Relative Valuation Multiples

	Enterprise Value / Revenue		Enterprise Value / Adj EBITDA
	LTM	NTM	LTM	NTM
Third Quartile	3.18x	2.58x	15.1x	12.3x
Mean	2.16x	1.84x	13.1x	10.7x
Median	2.16x	1.63x	13.2x	9.5x
First Quartile	1.22x	1.13x	9.8x	8.7x
Company Implied by the Merger Consideration	2.22x	2.05x	14.6x	14.2x

	Enterprise Value / Revenue		Enterprise Value / Adj EBITDA
	LTM	NTM	LTM	NTM
Third Quartile	$33.03	$29.32	$24.56	$21.01
Mean	23.37	21.75	21.65	18.74
Median	23.38	19.64	21.79	17.00
First Quartile	14.44	14.43	16.88	15.72
Merger Consideration	$23.91	$23.91	$23.91	$23.91

        Discounted Cash Flow Analysis.    Raymond James performed a discounted cash flow analysis based on the Control4 Projections. Raymond James analyzed the discounted present value of the Company's projected unlevered free cash flows for the calendar years ending December 31, 2019 through 2023.

        Raymond James calculated the terminal value using both an exit multiple methodology and a perpetual growth methodology. Consistent with the periods included in the Control4 Projections, Raymond James used the calendar year ending December 31, 2023, referred to as "CY 2023E", as the final year for the analyses and applied Adjusted EBITDA for the twelve month period ending

March 31, 2019 exit multiples, selected in Raymond James' professional judgment and experience, ranging from 10.0x to 13.0x, to the Company's projected CY 2023E Adjusted EBITDA, and perpetual growth rates, selected in Raymond James' professional judgment and experience, ranging from 3.0% to 5.0%, to the Company's projected unlevered free cash flow to calculate a terminal value. Additionally, Raymond James performed an analysis of the balance of the Company's federal and Utah Net Operating Losses ("NOLs") and research & development ("R&D") tax credits (assuming no limitation under Section 382 of the Internal Revenue Code of 1986, as amended) as of the periods contemplated by the Projections to evaluate the additional potential enterprise value of the Company's standalone tax attributes on a present value basis.

        The terminal values, projected unlevered free cash flows and NOLs and R&D tax credits were discounted using rates ranging from 11.25% to 13.25%, which reflected the weighted average after-tax cost of capital associated with executing the Company's business plan. Raymond James derived such discount rates by application of the Capital Asset Pricing Model. The resulting ranges of present equity values were adjusted by the Company's current capitalization and divided by the number of diluted shares outstanding in order to arrive at ranges of present values per share of the Company. Raymond James reviewed the ranges of per-share prices derived in the discounted cash flow analyses and compared them to the price per share for the Company's common stock implied by the merger consideration. The results of the discounted cash flow analyses are summarized below:

	Implied Per-Share Values
	Exit Multiple Method	Perpetual Growth Method
Minimum	$23.71	$18.03
Maximum	30.40	26.32
Merger Consideration	$23.91	$23.91

        Additional Considerations.    The preparation of a fairness opinion is a complex process and is not susceptible to a partial analysis or summary description. Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying its opinion. In addition, Raymond James considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgments as to significance and relevance of each analysis and factor, so the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Raymond James as to the actual value of the Company.

        In performing its analyses, Raymond James made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of the Company. The analyses performed by Raymond James are not necessarily indicative of actual values, trading values or actual future results that might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were provided to the Company's board of directors (solely in its capacity as such) and were prepared solely as part of the analysis of Raymond James of whether the merger consideration to be received by the holders of the Company's common stock (other than the excluded shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty. The opinion of Raymond James was one of many factors taken into account by the Company's board of directors in making its determination to approve the merger. Neither Raymond James' opinion nor the analyses described above should be viewed as determinative of the Company's board of directors' or management's views with respect to the Company, the Parent or the merger. Raymond James provided advice to the Company with respect to the proposed transaction. Raymond James did not, however, recommend any specific amount of consideration to

Company or the Company's board of directors or that any specific consideration constituted the only appropriate consideration for the merger. The Company placed no limits on the scope of the analysis performed, or opinion expressed, by Raymond James.

        The Raymond James opinion was based upon market, economic, financial and other circumstances and conditions existing and disclosed to it as of May 8, 2019, and any material change in such circumstances and conditions would require a reevaluation, update, revision or reaffirmation of the opinion, which Raymond James is not under any obligation to undertake and which Raymond James has not assumed. Raymond James has relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Raymond James that would be material to its analyses or its opinion and that there was no information or any facts that would make any of the information reviewed by Raymond James incomplete or misleading in any material respect.

        During the two years preceding the date of Raymond James' written opinion, Raymond James has not been engaged by, performed services for or received any compensation from the Company (other than any amounts that were paid to Raymond James under the engagement letter described herein and pursuant to which Raymond James was retained as a financial advisor to the Company to assist in reviewing strategic alternatives). In addition, during the two years preceding the date of Raymond James' opinion, Raymond James has not been engaged by, performed services for or received any compensation from Parent or Hellman & Friedman directly. Raymond James has, however, provided certain financial advisory, underwriting and/or asset management services to portfolio companies and controlled affiliates of Hellman & Friedman from time to time for which Raymond James, its investment banking affiliate, Raymond James Bank, or its asset management affiliate, Cougar Global Investments, has received, and may receive, compensation, including as financial advisor to SimpliSafe, Inc. with respect to its sale to Hellman & Friedman in 2018; as a lender with respect to the term loan facility of Nielsen N.V. (aggregate principal amount $2.285 billion); and as asset manager for LPL Financial Holdings, Inc. During the two years preceding the date of Raymond James' opinion, the aggregate fees received by Raymond James from portfolio companies and controlled affiliates of Hellman & Friedman were approximately $4.9 million.

        For services rendered in connection with Raymond James' engagement, the Company paid Raymond James a fee of $300,000 upon delivery of its opinion, which fee was not contingent upon the consummation of the merger. The Company will pay Raymond James a fee of approximately $8.2 million for advisory services in connection with the merger, which is contingent upon the consummation of the merger. The Company also agreed to reimburse Raymond James for certain of its expenses incurred in connection with its services, including the fees and expenses of its counsel, and will indemnify Raymond James against certain liabilities arising out of its engagement.

        Raymond James is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. In the ordinary course of business, Raymond James may trade in the securities of the Company for its own account or for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Raymond James may provide investment banking, financial advisory and other financial services to the Company and/or Parent or other participants in the merger in the future, for which Raymond James may receive compensation.

Limited Guarantees

        Concurrently with the execution of the merger agreement, the H&F Entities entered into limited guarantees, pursuant to which they agreed to guarantee, severally and not jointly or jointly and severally, on the terms and conditions set forth in the limited guarantees, Parent's obligation to pay any termination fee, reimburse and indemnify the Company with respect to certain expenses in connection with the merger and pay certain other amounts, in an amount not to exceed approximately $46 million in the aggregate.

        Subject to certain terms and conditions, each of the limited guarantees will terminate upon the earliest to occur of (1) the closing of the merger and payment of the merger consideration in accordance with the merger agreement, (2) receipt in full in cash by the Company of the payment obligations of Parent that are the subject of the limited guarantee, or (3) the earlier of (a) the valid termination of the merger agreement in any circumstance other than one in which Parent is or may be obligated to pay any of the obligations that are the subject of the limited guarantee and (b) the date that is three months following the date of the termination of the merger agreement in any circumstance in which Parent is or may be obligated to pay any of the obligations that are the subject of the limited guarantee (unless a claim for payment of any of such obligations is presented by the Company to Parent, Merger Sub or the H&F Entities on or prior to such three-month date).

Financing

        In connection with the execution of the merger agreement, the equity financing sources have committed to capitalize Parent, on the date of the closing of the merger, with an aggregate equity subscription of up to $256 million, subject to the terms and conditions set forth in the equity commitment letters.

        In connection with the execution of the merger agreement, Holdings and the borrower entered into the debt commitment letter with the commitment parties, pursuant to which UBS AG, SunTrust Bank, and BMO (each of the foregoing, in certain cases, acting through its respective appropriate affiliates or branches) have committed, upon certain terms and subject to certain conditions, to provide to the borrower a senior secured incremental term loan facility in an aggregate principal amount of $390 million in connection with the debt financing of the amounts payable pursuant to the merger agreement and the transactions contemplated thereby. We have agreed to use our reasonable best efforts to, and to cause our subsidiaries to use their reasonable best efforts to, and to use our reasonable best efforts to cause our and our subsidiaries' representatives to, provide all cooperation reasonably requested by Parent in connection with the arrangement of the debt financing, subject to the terms set forth in the merger agreement.

        For more information, see "The Merger Agreement—Debt Financing and Debt Financing Cooperation."

Interests of the Company's Directors and Executive Officers in the Merger

        In considering the recommendations of the Control4 board of directors with respect to the merger, Control4's stockholders should be aware that the directors and executive officers of Control4 have certain interests, including financial interests, in the merger that may be different from, or in addition to, the interests of Control4's stockholders generally, including the continued employment of certain executive officers following the closing of the merger, the right to continued indemnification and insurance coverage, and accelerated vesting of certain Control4 Equity Awards held by certain executive officers and directors. The Control4 board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement, and in making its recommendation that Control4's stockholders vote in favor of the adoption of the merger agreement. These interests are described in more detail below, and certain of them are quantified in the narrative and the table below. The transactions contemplated by the merger agreement will be a "sale event," "change in control," "change of control" or term of similar meaning for purposes of Control4's executive compensation and benefit plans and agreements described below.

Outstanding Equity Compensation

        The merger agreement provides that, unless otherwise provided in an agreement between Parent and the holder thereof, (i) each Vested Control4 Stock Option will, as of the effective time, be cancelled and, in consideration thereof, the holder of such Vested Control4 Stock Option will receive an amount in cash equal to the Control4 Stock Option Consideration and (ii) each Unvested Control4 Stock Option will, as of the effective time, be cancelled and, in consideration thereof, the holder of such Unvested Control4 Stock Option will receive the Control4 Stock Option Consideration, subject to and conditioned on the same terms and conditions (including any terms and conditions relating to vesting and acceleration thereof, but excluding any terms and conditions related to exercise) as applicable to the Unvested Control4 Stock Option to which the Control4 Stock Option Consideration relates, except as provided below with respect to Pre-2019 Control4 Equity Awards. The merger agreement provides that any Control4 Stock Option that has an exercise price per share of common stock that is greater than or equal to the merger consideration of $23.91 will be cancelled for no consideration.

        Additionally, the merger agreement provides that, unless otherwise provided in an agreement between Parent and the holder thereof, (i) each Vested Control4 RSU Award will, as of the effective time, be cancelled and, in consideration thereof, the holder of such Vested Control4 RSU Award will receive the Control4 RSU Award Consideration, and (ii) each Unvested Control4 RSU Award will, as of the effective time, be cancelled and, in consideration thereof, the holder of such Unvested Control4 RSU Award will receive the Control4 RSU Award Consideration, subject to and conditioned on the same terms and conditions (including any terms and conditions relating to vesting and acceleration thereof) as applicable to the Unvested Control4 RSU Award to which such Control4 RSU Award Consideration relates; provided, however, to the extent any Unvested Control4 RSU Award is subject to both time and performance-vesting conditions (including any Executive Bonus PSU Award), the applicable performance-vesting conditions will be deemed to be satisfied at target level; provided, further, that subject to the terms described below with respect to 2019 Control4 RSU Awards, no Control4 RSU Award Consideration with respect to any Executive Bonus PSU Award will become payable prior to the first anniversary of the vesting commencement date applicable to such Executive Bonus PSU Award.

        In addition, the parties have agreed that, unless otherwise provided in an agreement between Parent and the holder thereof, (i) to the extent that the full amount of Control4 Stock Option Consideration or Control4 RSU Award Consideration has not been paid with respect to a Pre-2019 Control4 Equity Award and provided that the holder thereof has remained continuously employed with Parent or any of its affiliates through the date that is six months following the closing date, any then-unpaid Control4 Stock Option Consideration or Control4 RSU Award Consideration, as applicable, in respect of such Pre-2019 Control4 Equity Award will be paid to such holder as soon as reasonably practicable following such date, and (ii) with respect to any 2019 Control4 RSU Award, provided that the holder thereof has remained continuously employed with Parent or any of its affiliates through the date that is six months following the closing date and to the extent not previously paid, the portion of any Control4 RSU Award Consideration that is otherwise due to be paid in respect of such 2019 Control4 RSU Award on the first anniversary of the vesting commencement date of such 2019 Control4 RSU Award will become payable to the holder thereof upon the date that is six months following the closing date, and will be paid to such holder as soon as reasonably practicable following such date. In the event a holder's employment is terminated by Parent or any of its affiliates without Cause, all then-unpaid Control4 RSU Award Consideration or Control4 Stock Option Consideration (as applicable) in respect of such 2019 Control4 RSU Awards or Pre-2019 Control4 Equity Awards (as applicable) will be paid to such holder as soon as reasonably practicable following such termination.

        The parties also agreed that Control4 could grant approximately 39,060 Control4 RSU Awards, in the aggregate, to certain employees for promotions or in connection with their hiring, all of which will be granted prior to the closing date.

        Control4 granted 50,260 Control4 RSU awards, in the aggregate, to certain directors in connection with the Company's 2019 annual meeting of stockholders in accordance with the terms of the Control4's Qualified Director Compensation Policy (referred to in this proxy statement as the "Director Compensation Policy"). In accordance with the Director Compensation Policy, if the merger is consummated, all Unvested Control4 RSU Awards held by any Qualifying Director (as defined in the Director Compensation Policy), which each non-employee director of Control4 constitutes, will, as of the effective time, become fully vested and be treated as a Vested Control4 RSU Award for purposes of the merger agreement. The estimated aggregate value of the Unvested Control4 RSU Awards held by non-employee directors that will vest at the effective time is approximately $1,295,778.54. If the merger is not consummated, such Unvested Control4 RSU Awards will continue to be subject to the terms and vesting periods set forth in the 2013 Plan and the applicable award agreement.

Quantification of Equity Compensation

        Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:

  •
  the relevant price per share of Control4 common stock is $23.91, which is the amount of the merger consideration;

  •
  the "effective time" is August 1, 2019, which is the assumed date of the closing of the merger solely for purposes of the disclosure in this section;

  •
  Control4 experiences a "sale event," "change in control," "change of control" or term of similar meaning for purposes of Control4's executive compensation and benefit plans and agreements, as of the assumed effective time of August 1, 2019; and

  •
  the deemed termination of Control4 named executive officers' employment by Control4 without "cause" in connection with the completion of the merger.

        See the section of this proxy statement entitled "—Quantification of Potential Payments and Benefits to the Company's Named Executive Officers in Connection with the Merger" for an estimate of the value of the unvested Control4 Equity Awards held by each of Control4's named executive officers that will vest at the effective time, based on the assumptions described in such section. Based on the assumptions described above (i) the estimated aggregate value of the Unvested Control4 RSU Awards held by Control4's two executive officers who are not named executive officers that will vest at the effective time is $2,007,699 and (ii) the estimated aggregate value of the Unvested Control4 RSU Awards held by Control4's seven non-employee directors that will vest at the effective time is $1,295,778.54, as described in the section of this proxy statement entitled "—Outstanding Equity Compensation," with an estimated aggregate value of $3,303,477.54. For more information on equity holdings of Control4's non-employee directors and named executive officers, see the table entitled "Security Ownership of Certain Beneficial Owners and Management."

Change in Control & Control4's 2013 Plan

        Pursuant to the 2013 Plan, Control4 has entered into restricted stock unit award agreements and stock option award agreements (referred to in this proxy statement collectively as "EIP Agreements") with certain Control4 employees, including each named executive officer.

        Under each EIP Agreement, upon the occurrence of a Sale Event (as such term is defined in the 2013 Plan and which includes the merger) while the applicable employee is employed by Control4 or any subsidiary, the employee is entitled to the acceleration of the equity award subject to the applicable EIP Agreement if there is a subsequent termination of such employee's employment without Cause (as such term is defined in the EIP Agreements) within 12 months of such Sale Event. Each Control4 named executive officer has this "double trigger" provision in his or her EIP Agreements.

Change in Control & Agreements with Certain Control4 Officers

Employment Offer Letter with Mr. Plaehn

        Pursuant to his offer letter, Mr. Plaehn is eligible to receive certain payments and benefits in the event of a termination of his employment by Control4 without "cause" (as defined in the offer letter) or in the event he terminates his employment with us for "good reason" (as defined in the offer letter). Subject to (x) continued compliance with certain restrictive covenants (including an 18 month post-termination non-compete covenant) and (y) execution and effectiveness of the Company's standard form of release agreement, in the event that Mr. Plaehn's employment is terminated by Control4 without cause or by him for good reason, he will be entitled to receive: (1) continued payment of his base salary for 12 months following termination; (2) continued company-paid medical, dental and vision coverage for him and his dependents for 12 months following termination; and (3) earned but unpaid salary, bonuses and unreimbursed business expenses.

        In addition, in the event Mr. Plaehn's employment is terminated by Control4 without cause or by Mr. Plaehn for good reason within 90 days prior to or within 12 months after a Change of Control, then 100% of the then unvested shares subject to the option granted to Mr. Plaehn on June 11, 2013 will vest and become exercisable.

Employment Offer Letter with Mr. Kindel

        Pursuant to his offer letter, in the event Mr. Kindel is employed by Control4 at the time of a consummation of a Sale Event (as defined in the 2013 Plan), then 100% of the then-unvested shares subject to the Control4 RSU Award granted to Mr. Kindel on June 1, 2018 in the initial amount of 20,200 shares will vest and become exercisable. In addition, other unvested equity awards shall vest as follows: the greater of (i) 50% of the total value of any Unvested Control4 RSU Awards (with such acceleration to occur from the newest grants to the oldest grants), or (ii) the total number of Control4 RSU Awards scheduled to vest in the 12 months following the consummation of the Sale Event.

        In addition, Mr. Kindel is eligible to receive certain payments and benefits in the event of a termination of his employment by Control4 without "cause" (as defined in the offer letter) or in the event he terminates his employment with Control4 for "good reason" (as defined in the offer letter). Subject to execution and effectiveness of the Company's standard form of release agreement, in the event that Mr. Kindel's employment is terminated by Control4 without cause or by him for good reason within 90 days prior to or 12 months after the consummation of a Sale Event, he will be entitled to receive the following: (i) a lump sum payment equal to 6 months of his then-current base salary, and (ii) accelerated vesting of 100% of any unvested portion of his Control4 RSU Awards and any other equity awards from Control4.

Agreements with Parent

        On April 29, 2019, following Snap's April 18, 2019 proposal and the parties' decision to proceed with outstanding diligence and negotiation of definitive documentation, Hellman & Friedman requested that it be permitted to speak with the Rollover Employees about their roles and responsibilities with the Company and Parent following the potential merger, their compensation for such services, and Hellman & Friedman's requirement that they invest in Parent. The Transaction Committee approved this request as long as a representative of Goodwin was present during all such discussions.

        Following such discussions, each Rollover Employee entered into a rollover agreement with the Partnership that was executed concurrently with the merger agreement. Pursuant to their respective rollover agreements, Mr. Kindel, Mr. Judd and Mr. Dungan agreed to contribute a number of shares of Control4 common stock and/or Unvested Control4 RSU Awards, in each case, held by such Rollover Employees, at their election, having an aggregate value equal to $400,000, $200,000 and $200,000, respectively, in exchange for Class A Units.

        The rollover agreements executed by the Rollover Employees include term sheets outlining material terms of go-forward employment and other arrangements for each Rollover Employee with Parent. The term sheets provide for an increased annual base salary of $320,000 ($400,000 for 2020) for Mr. Kindel and $315,000 for Messrs. Dungan and Judd, and starting in 2020, an annual target bonus of 30% of such Rollover Employee's annual base salary (for Mr. Kindel, 30% in 2020 only, then 75% in 2021 and 100% thereafter). The term sheets also provide that in the event of a termination of the applicable Rollover Employee by Parent without Cause (as defined in the applicable term sheet) or as a result of a resignation by the Rollover Employee for Good Reason (as defined in the applicable term sheet), subject to (i) execution and non-revocation of a release of claims in favor of Parent in a form substantially the same as the form release of claims for other executives of Parent and (ii) continued compliance with the Non-Interference Agreement (as defined below), the Rollover Employee will be entitled to continued payment of his then-current base salary for the 12-month period following such termination. Pursuant to the term sheets, each of the Rollover Employees will receive a grant of a number of Class B-1 Units equal to (x) $3,000,000 for Mr. Kindel, $2,500,000 for Mr. Judd and $1,400,000 for Mr. Dungan divided by (y) the fair market value of a Class A Unit on the closing date. Subject to the Rollover Employee's continued employment with the Partnership or one of its direct or indirect subsidiaries on each applicable vesting date, the Class B-1 Units will vest 20% on the first anniversary of the date of grant and 10% every six months thereafter, such that 100% of the Class B-1 Units will be fully vested as of the fifth anniversary of the date of grant. In the event of a "Sponsor Exit" (as defined in the applicable term sheet), any unvested Class B-1 Units that would otherwise vest in the ordinary course on or prior to the third anniversary of the date of grant will fully vest and any unvested Class B-1 that will not vest in connection with such Sponsor Exit will remain outstanding and/or be assumed or substituted by a successor entity; provided, that if the applicable Rollover Employee is terminated by Parent without Cause or resigns for Good Reason, in each case prior to the first anniversary of such Sponsor Exit, then the Class B-1 Units will fully vest on the date of such termination of employment. Unvested Class B-1 Units will be forfeited for no consideration upon a termination of the applicable Rollover Employee's employment and vested Class B-1 Units will be forfeited for no consideration upon a termination for Cause or upon a Restrictive Covenant Breach (as defined in the applicable term sheet). The Class B-1 Units will be subject to certain call rights by the Partnership and the H&F Entities and the Partnership's Limited Partnership Agreement and the Unitholders' Agreement of the Partnership, which contain customary provisions, including transfer restrictions and drag-along rights. As a condition to the grant of Class B-1 Units, each Rollover Employee will be required to execute a restrictive covenant agreement (referred to in this proxy statement as a "Non-Interference Agreement"), which will contain an IP assignment provision, one-year post-termination non-compete, non-solicitation, and non-interference provisions and perpetual confidentiality and non-disparagement provisions. The Non-Interference Agreement will be in a form that is substantially the same as the form executed by all other executives of Parent.

        Prior to the closing, Hellman & Friedman and Parent and its affiliates may initiate discussions and enter into similar rollover agreements with other members of Control4 management.

        The parties have also agreed that, upon the closing of the merger, the Company's chief executive officer, Martin Plaehn, shall no longer be its chief executive and shall join the board of directors of the general partner of the Partnership and will be available on an advisory basis to provide strategic advice and oversight from that director role. This understanding was reached following a discussion between

Mr. Plaehn and a representative of Hellman & Friedman on May 2, 2019. As a result of such employment termination and role transition, Mr. Plaehn will be entitled to receive the severance payments and benefits described in his existing offer letter with Control4 (as described above). In connection with such new role, Mr. Plaehn will be entitled to an annual $75,000 cash retainer and an annual grant of restricted Class A Units, with a fair market value of $100,000 on the date of grant, subject to pro rata annual vesting based on continued service as a director over a three-year period. In addition, Mr. Plaehn and the Partnership agreed that the payment of Control4 RSU Award Consideration and Control4 Stock Option Consideration in respect of his Unvested Control4 RSU Awards and Unvested Control4 Stock Options, as applicable, shall be treated the same as all other holders of Unvested Company RSU Awards and Unvested Control4 Stock Options; provided, that following the closing date any service-based vesting conditions related to such awards will relate to Mr. Plaehn's continued service as a director. Should Mr. Plaehn's role as a director terminate for any reason other than his resignation prior to the conclusion of the vesting periods, he will become entitled to all then unpaid Control4 RSU Award Consideration or Control4 Stock Option Consideration. Further, during the period between the date of the merger agreement and the closing date, the Partnership and Mr. Plaehn agreed that Mr. Plaehn could elect to receive future payments of Control4 RSU Award Consideration in respect of his 2019 Control4 RSU Awards in the form of Class A Units with an aggregate value equal to such 2019 Control4 RSU Awards (less applicable withholding taxes) calculated using the fair market value of a Class A Unit as of the closing date; provided, that upon the date that is six months following the closing date, Mr. Plaehn may elect to receive all future Control4 RSU Award Consideration in respect of such 2019 Control4 RSU Awards in cash pursuant to the terms of the merger agreement. Any Class A Units received by Mr. Plaehn will be subject to the Partnership's Limited Partnership Agreement and the Unitholders' Agreement of the Partnership, which contain customary provisions, including transfer restrictions, drag-along rights and call rights.

        For more detail on communications between representatives of Control4 and representatives of Hellman & Friedman relating to Hellman & Friedman's expectations regarding the continued operation of Control4 by senior management and potential equity arrangements and Control4's equity program for employees (including members of Control4's senior management) see the section of this Proxy Statement entitled "—Background of the Merger."

        Other than as described herein, as of the date of this proxy statement, none of our executive officers has entered into any agreement, arrangement or understanding with Parent or any of its affiliates regarding post-closing employment or compensation arrangements, or the opportunity to purchase or otherwise participate in the equity of Parent or any of its affiliates. Further discussions between Hellman & Friedman, Parent and members of our senior management with respect to such matters, including post-closing employment of senior management and the structure and mechanics of potential equity plans and liquidity opportunities for employees, including senior management, and that agreements, arrangements or understandings with respect to such matters may be reached prior to or following the closing of the merger.

Indemnification and Insurance

        Pursuant to the merger agreement, Control4 directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors' and officers' liability insurance policies following the merger. Such indemnification and insurance coverage is further described in the section entitled "The Merger Agreement—Indemnification and Insurance."

Quantification of Potential Payments and Benefits to the Company's Named Executive Officers in Connection with the Merger

        The information set forth in the table below is intended to comply with Item 402(t) of the SEC's Regulation S-K, which requires disclosure of information about certain compensation for each named executive officer of Control4 that is based on, or otherwise relates to, the merger. The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table, and do not reflect certain compensation actions that may occur before completion of the merger. For purposes of calculating such amounts, the following assumptions were used:

  •
  the relevant price per share of Control4 common stock is $23.91, which is the amount of the merger consideration;

  •
  the effective time is August 1, 2019, which is the assumed date of the closing of the merger solely for purposes of the disclosure in this section;

  •
  Control4 experiences a "sale event," "change in control," "change of control" or term of similar meaning for purposes of Control4's executive compensation and benefit plans and agreements, as of the assumed effective time of August 1, 2019; and

  •
  the deemed termination of Control4 named executive officers' employment by Control4 without "cause" (as defined in the applicable Control4 Stock Plan) or by such officer with "good reason" (as defined in an applicable offer letter with such officer) in connection with the completion of the merger (such terminations referred to in this as a "qualifying termination").

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Martin Plaehn	$516,000	$4,000,333	$15,120	$4,531,453
Mark Novakovich	—	$2,036,176	—	$2,036,176
Susan Cashen	—	$1,066,003	—	$1,066,003
Bryce Judd	$315,000	$1,667,848	—	$1,982,848
Charlie Kindel	$400,000	$1,345,750	—	$1,745,750
Jeff Dungan(4)	$315,000	$1,074,372		$1,389,372

(1)
Severance.    This represents an estimate of the sum of cash severance payments payable, in the event of a qualifying termination to Mr. Plaehn, pursuant to his existing offer letter with the Company, payable over the 12 months following such termination. As discussed in the section of this proxy statement entitled "Interests of the Company's Directors and Executive Officers in the Merger—Agreements with Parent", upon the closing, it is expected that Mr. Plaehn will join the board of directors of the general partner of the Partnership. The amounts for Messrs. Judd, Dungan, and Kindel represent an estimate of the sum of the cash severance payments payable pursuant to their applicable term sheets included in their applicable rollover agreements as described above. Note that it is not expected that Messrs. Judd, Dungan, or Kindel will be terminated in connection with the merger. For further details regarding Company severance arrangements and go-forward severance arrangements with Parent, see the sections of this Proxy Statement entitled "—Change in Control & Agreements with Certain Control4 Officers" and "Interests of the Company's Directors and Executive Officers in the Merger—Agreements with Parent."

(2)
Equity.    Reflects an estimated value of $3,949,741 and $1,487,369 in respect of Unvested Control4 RSU Awards and $50,592 and $180,479 in respect of Unvested Control4 Stock Options for each of Messrs. Plaehn and Bryce, respectively. Amounts shown for Messrs. Novakovich, Kindel and Dungan and Ms. Cashen reflect the estimated value of Unvested Control4 RSU Awards. Other than $827,554 of Mr. Kindel's Control4 RSU Awards that vest on a "single trigger" basis, all other equity awards held by the named executive officers are "double trigger" awards. The estimated values reflect a closing date of August 1, 2019 and that all such awards will vest in full at the effective time, assuming a qualifying termination occurs on August 1, 2019 as described above. For further details regarding the treatment of Control4 Equity Awards in connection with the merger, see the sections of this Proxy Statement entitled "—Equity Compensation" and "—Change in Control & Agreements with Certain Control4 Officers."

(3)
Benefits.    This figure represents an estimate of the sum of the amounts the Company will pay for continuation of the then-current health, dental and vision insurance benefits for 12 months at the same level as in effect immediately preceding the termination of employment for Mr. Plaehn pursuant to his existing offer letter with the Company, with such amounts payable as of the first day each month following Mr. Plaehn's termination of employment. For further details regarding Company severance arrangements, see the section of this Proxy Statement entitled "—Change in Control & Agreements with Certain Control4 Officers."

(4)
Although Jeff Dungan is not a named executive officer of Control4, his information is included in the table to provide additional information that may be helpful to shareholders considering the information in this Proxy Statement, but his compensation in this table will not be submitted to shareholders as part of the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger.

Material U.S. Federal Income Tax Considerations of the Merger to U.S. Holders

        The following is a discussion of the material U.S. federal income tax considerations of the merger to U.S. holders (as defined below) of common stock whose shares are exchanged for cash pursuant to the merger. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (referred to in this proxy statement as the "Code"), applicable U.S. Treasury Regulations, judicial opinions and administrative rulings and published positions of the Internal Revenue Service (referred to in this proxy statement as the "IRS"), each as in effect as of the date hereof. These authorities are subject to change or differing interpretations, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. In addition, this summary does not address the consequences of the 3.8% Medicare tax on certain net investment income, the alternative minimum tax provisions of the Code, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, the U.S. federal estate or gift tax consequences of the merger, the consequences of the merger under state, local or non-U.S. tax laws, the tax consequences to holders of options, warrants or similar rights to acquire stock (including any holder of a Company stock option or Company warrant), the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the merger (whether or not any such transactions are consummated in connection with the merger), including, without limitation, any transaction in which shares of common stock are acquired outside of the merger. This discussion does not address any tax consequences arising under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of common stock that is for U.S. federal income tax purposes:

  •
  a citizen or individual resident of the United States;

  •
  a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  a trust if (1) a court within the United States is able to exercise primary supervision over the trust's administration, and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source.

        This discussion applies only to U.S. holders of shares of common stock who hold such shares as a capital asset under the Code (generally, property held for investment). Further, this discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to a U.S. holder in light of its particular circumstances, or that may apply to U.S. holders subject to special treatment under U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect to apply the mark-to-market method of accounting, holders subject to the alternative minimum tax, U.S. holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, tax-qualified retirement plans, banks and other financial institutions, mutual funds, certain former citizens or former long-term residents of the United States, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein), S corporations, real estate investment trusts, regulated investment companies, U.S. holders who hold shares of common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction, a holder required to accelerate the recognition of any item of gross income with respect to our common stock as a result of such income being recognized on an applicable financial statement, and U.S. holders who acquired their shares of common stock through the exercise of employee stock options or other compensation arrangements). This discussion also does not address the U.S. federal income tax consequences to holders of shares of common stock who exercise appraisal rights in connection with the merger under the DGCL.

        If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. If you are, for U.S. federal income tax purposes, a partner in a partnership holding shares of common stock, you should consult your tax advisor.

        Holders of common stock are urged to consult their own tax advisors to determine the particular tax consequences to them of the merger, including the applicability and effect of the alternative minimum tax, the 3.8% Medicare contribution tax on net investment income and any other U.S. federal, or state, local, foreign or other tax laws.

        The receipt of cash by U.S. holders in exchange for shares of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of common stock pursuant to the merger will recognize capital gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received and (2) the U.S. holder's adjusted tax basis in such shares (which generally will equal the price the U.S. holder paid for such shares).

        Any such gain or loss will be long-term capital gain or loss if a U.S. holder's holding period in the shares of common stock surrendered in the merger is longer than one year as of the date of the merger. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of common stock at different times and different prices, such U.S. holder must determine its adjusted tax basis, gain or loss and holding period separately with respect to each block of common stock.

Information Reporting and Backup Withholding

        Payments made in exchange for shares of common stock pursuant to the merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24% for payments made before January 1, 2026). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return to the applicable withholding agent a properly completed and executed IRS Form W-9, certifying that such U.S. holder is a U.S. person, that the taxpayer identification number provided is correct, and that such U.S. holder is not subject to backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder's U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.

Regulatory Approvals

HSR Act and U.S. Antitrust Matters

        Under the HSR Act and related rules and regulations, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Antitrust Division and the FTC and all statutory waiting period requirements have been satisfied. Completion of the merger is subject to the expiration or termination of the applicable waiting period under the HSR Act. The Company and Parent filed their respective Notification and Report Forms with the Antitrust Division and the FTC on May 15, 2019, and received early termination of the HSR waiting period on June 11, 2019.

        At any time before or after the expiration of the statutory waiting periods under the HSR Act, the Antitrust Division or the FTC may take action under the antitrust laws, including seeking to enjoin the completion of the merger, to rescind the merger or to conditionally permit completion of the merger subject to regulatory conditions or other remedies.

Australia Foreign Investment Review Board

        Pursuant to the FATA, certain acquisitions by foreign persons of Australian companies, businesses and real property assets, including the merger, must be notified to FIRB for approval by the Australian Treasurer. Parent submitted a FIRB application on May 10, 2019. On June 12, 2019, FIRB approval was obtained with respect to the Merger.

Other Antitrust Matters

        In addition, non-U.S. regulatory bodies and U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

Commitments to Obtain Approvals

        The Company and Parent are each required to use reasonable best efforts to take all actions necessary to complete the merger, including cooperating and doing all things necessary, proper or advisable to obtain regulatory approvals. If required by regulatory authorities, each party shall, and shall cause each of their respective subsidiaries to use their respective reasonable best efforts to, (1) agree to sell, divest or dispose of any assets or businesses of Parent, the Company, or their respective subsidiaries and (2) take or agree to take other actions that after the closing date limit Parent's or its subsidiaries' (including the surviving corporation's) freedom of action with respect to, or its ability to retain, one or more businesses, product lines or assets of Parent's or its subsidiaries (including the surviving corporation). However, the Company will only be required to take or commit to take such actions if they are binding on the Company only if and when the closing of the merger occurs. See the section of this proxy statement entitled "The Merger Agreement—Efforts to Complete the Merger—Antitrust Matters."

        There can be no assurance that regulatory authorities will not impose conditions on the completion of the merger or require changes to the terms of the transaction.

Delisting and Deregistration of Company Common Stock

        If the merger is completed, the Company common stock will be delisted from the NASDAQ and deregistered under the Exchange Act.

Litigation Related to the Merger

        On June 20, 2019, purported stockholders of Control4 filed the Merger Lawsuits, naming as defendants the Company and each member of the Company's board of directors.

        Among other things, the Merger Lawsuits allege that the Preliminary Proxy Materials fail to disclose allegedly material information concerning (i) certain financial projections relied upon by the Company's board of directors and Raymond James, (ii) financial analyses conducted by Raymond James and (iii) potential conflicts of interests on the part of Raymond James, all in violation of Section 14(a) and Section 20(a) of the Exchange Act, as well as Rule 14a-9 promulgated thereunder. The Merger Lawsuits seek equitable relief, including among other things, to enjoin the holding of the special meeting or consummation of the merger until certain additional information is disclosed to the Company's stockholders, to recover damages, together with costs of the actions, reasonable attorneys' and experts' fees and expenses, and any other relief the courts may deem just and proper. The Company cannot predict the outcome of the Merger Lawsuits, nor can the Company predict the amount of time and expense that will be required to resolve the Merger Lawsuits. The Company believes the Merger Lawsuits are without merit and the Company and the individual defendants intend to vigorously defend against them. If additional similar complaints are filed, absent new or different allegations that are material, the Company will not necessarily announce such additional filings.

THE MERGER AGREEMENT

        The following is a summary of the material provisions of the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

        The following summary of the merger agreement, and the copy of the merger agreement attached as Annex A to this proxy statement, are intended to provide information regarding the terms of the merger agreement and are not intended to provide any factual information about Control4 or modify or supplement any factual disclosures about Control4 in its public reports filed with the SEC. In particular, the merger agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding the actual state of any facts and circumstances relating to Control4. The merger agreement contains representations and warranties by and covenants of Control4, Parent and Merger Sub, and they were made only for purposes of the merger agreement and as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Control4's public disclosures. The representations, warranties and covenants in the merger agreement and any descriptions thereof should be read in conjunction with the disclosures in Control4's periodic and current reports, proxy statements and other documents filed with the SEC. See the section of this proxy statement entitled "Where You Can Find Additional Information." Moreover, the description of the merger agreement below does not purport to describe all of the terms of such agreement and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Annex A and is incorporated herein by reference.

        Additional information about Control4 may be found elsewhere in this proxy statement and Control4's other public filings. See the section of this proxy statement entitled "Where You Can Find Additional Information."

Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

        At the effective time of the merger, Merger Sub will merge with and into Control4, and the separate corporate existence of Merger Sub will cease. The Company will be the surviving corporation in the merger and will continue its corporate existence as a Delaware corporation and a direct wholly owned subsidiary of Parent. At the effective time, the certificate of incorporation of the Company, as the surviving corporation, will be amended and restated in its entirety to be in the form of the certificate of incorporation of Merger Sub, except that the name of the surviving corporation will be "Control4 Corporation" At the effective time, the bylaws of the surviving corporation will be amended and restated in their entirety to be in the form of the bylaws of Merger Sub, except that the name of the surviving corporation will be "Control4 Corporation".

        The individuals holding positions as directors of Merger Sub immediately prior to the effective time will become the directors of the Company, as the surviving corporation, and the current directors of the Company will cease to be directors of the Company as of the effective time. The individuals holding positions as officers of the Company immediately prior to the effective time will become the officers of the surviving corporation.

When the Merger Becomes Effective

        The closing of the merger will take place (1) at 9:00 a.m., New York City time, no later than the third business day following the satisfaction or waiver of all of the conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of those conditions at the closing), unless the marketing period has not ended on or prior to the time the closing would have otherwise been required to occur, in which case the closing will not take place until the earlier of (i) a business day during the marketing period specified by Parent on at least three business days' written notice to the Company and (ii) the first business day following the final day of the marketing period (subject in each case to the satisfaction or (to the extent permitted by applicable law) waiver of all of the conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of those conditions at the closing) as of the date determined pursuant to this clause (i) or (ii)), or (2) at another date and time mutually agreed upon in writing between the Company and Parent. For purposes of the merger agreement, "business day" refers to any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in New York, New York.

        On the closing date, the Company and Parent will file a certificate of merger with the Secretary of State of the State of Delaware. The merger will become effective at the time when the certificate of merger has been duly filed with the Secretary of State of the State of Delaware, or at such later time as may be agreed by the parties in writing and specified in the certificate of merger.

        For purposes of the merger agreement, "marketing period" means the first period of 12 consecutive business days commencing on or after the later of (x) the no-shop period start date and (y) the second business day after the date on which the definitive proxy statement has been mailed to each holder of shares of Company common stock throughout which (1) Parent shall have the "required financial information" (as defined below) (which must be the same information throughout the period), (2) the conditions to Parent's obligation to effect the merger (set forth in sections 6.1 and 6.2 of the merger agreement) must have been satisfied (other than the conditions relating to stockholder approval, conditions relating to the termination of all applicable waiting periods under the HSR Act and those conditions that by their nature are to be satisfied at the closing of the merger), assuming that the closing date were to be scheduled for any time during such 12 consecutive business-day period, or (to the extent permitted by applicable law) waived, and (3) during the last three business days of such 12 consecutive business-day period, the conditions relating to stockholder approval and the termination of all applicable waiting periods under the HSR Act must have been satisfied; provided, however, that (i) July 5, 2019, will not constitute a business day for purposes of the 12 consecutive business-day period (although such exclusion will not restart such period), (ii) if such 12 consecutive business-day period has not been completed on or prior to August 16, 2019, then such period shall be deemed to have not commenced prior to September 3, 2019 and (iii) the marketing period will be deemed not to have commenced if, after the date of the merger agreement and prior to the completion of such 12 consecutive business-day period, (A) the independent auditors of the Company will have withdrawn their audit opinion with respect to any year-end audited financial statements of the Company and its subsidiaries included in the required financial information, in which case the marketing period will be deemed not to commence unless and until such independent auditors or another nationally recognized independent accounting firm reasonably acceptable to Parent have issued an unqualified audit opinion with respect to such financial statements or (B) any of the financial statements of the Company and its subsidiaries included in the required financial information will have been restated or the Company will have determined or publicly announced that a restatement of any financial statements of the Company and its subsidiaries included in the required financial information is required, in which case the marketing period will be deemed not to commence unless and until such restatement has been completed and the required financial information has subsequently been amended and delivered to Parent or the Company has determined in writing or publicly announced, as applicable, that no such restatement will be required. However, if the Company in good faith reasonably believes that it has provided the required financial information, it may deliver to Parent a written notice to that effect (stating the date upon which it believes it completed such delivery or provided such access to required financial information), in which case (subject to satisfaction of any other conditions, and compliance with the terms of each other provision, of this definition (including the requirement that required financial information be the same information throughout the period)) such 12 consecutive business-day period referred to above will be deemed to have commenced on the date such notice is delivered to Parent unless Parent in good faith reasonably believes the Company has not provided the required financial information or that clauses (2) or (3) of this definition have not been satisfied and, within three business days after the Company's giving of such notice, gives a written notice to the Company to that effect (stating with specificity any elements of noncompliance and/or nonsatisfaction). Notwithstanding anything in this definition to the contrary, the marketing period will end on any date earlier than the date indicated in the definition above if the debt financing is consummated and the full proceeds thereof received on such earlier date.

        For purposes of the merger agreement, "required financial information" means certain financial statements of the Company and its consolidated subsidiaries required by the debt commitment letter.

Effect of the Merger on the Common Stock

        At the effective time, each share of Company common stock issued and outstanding immediately before the effective time (other than (1) shares held by the Company in treasury or by Parent or Merger Sub or any affiliate of Parent or Merger Sub (referred to in this proxy statement as "cancelled shares"), (2) shares held by any wholly owned subsidiary of the Company (referred to in this proxy statement as "converted shares") and (3) shares held by stockholders of the Company who have not voted in favor of, or consented in writing to, the adoption of the merger agreement and who have properly exercised appraisal rights with respect to their shares in compliance with Section 262 of the DGCL (referred to in this proxy statement as "dissenting shares," and the shares referred to in clauses (1), (2) and (3), "excluded shares")) will automatically be cancelled and converted into the right to receive the merger consideration, upon surrender of certificates or book-entry shares. The merger consideration will be $23.91 per share in cash, without interest and subject to any required withholding taxes.

        At the effective time, each of the cancelled shares will automatically be cancelled without payment of any consideration and will cease to exist. In addition, at the effective time, each of the converted shares will automatically be converted into shares of common stock, par value $0.01 per share, of the surviving corporation, such that each such subsidiary's ownership percentage of the surviving corporation immediately after the effective time will equal its ownership percentage in the Company immediately prior to the effective time.

        At the effective time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the effective time will be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the surviving corporation.

Treatment of Company Equity Awards

        Treatment of Stock Options.    The merger agreement provides that, unless otherwise provided in an agreement between Parent and the holder thereof, (i) each Vested Control4 Stock Option will, as of the effective time, be cancelled and, in consideration thereof, the holder of such Vested Control4 Stock Option will receive an amount in cash equal to the Control4 Stock Option Consideration and (ii) each Unvested Control4 Stock Option will, as of the effective time, be cancelled and, in consideration thereof, the holder of such Unvested Control4 Stock Option will receive the Control4 Stock Option Consideration, subject to and conditioned on the same terms and conditions (including any terms and conditions relating to vesting and acceleration thereof, but excluding any terms and conditions related to exercise) as applicable to the Unvested Control4 Stock Option to which the Control4 Stock Option Consideration relates, except as provided below with respect to Pre-2019 Control4 Equity Awards. The merger agreement provides that any Control4 Stock Option that has an exercise price per share of common stock that is greater than or equal to the merger consideration of $23.91 will be cancelled for no consideration.

        Treatment of Control4 Restricted Stock Unit Awards.    The merger agreement provides that, unless otherwise provided in an agreement between Parent and the holder thereof, (i) each Vested Control4 RSU Award will, as of the effective time, be cancelled and, in consideration thereof, the holder of such Vested Control4 RSU Award will receive the Control4 RSU Award Consideration, and (ii) each Unvested Control4 RSU Award will, as of the effective time, be cancelled and, in consideration thereof, the holder of such Unvested Control4 RSU Award will receive the Control4 RSU Award Consideration, subject to and conditioned on the same terms and conditions (including any terms and conditions relating to vesting and acceleration thereof) as applicable to the Unvested Control4 RSU Award to which such Control4 RSU Award Consideration relates; provided, however, to the extent any Unvested Control4 RSU Award is subject to both time and performance-vesting conditions (including any Executive Bonus PSU Award), the applicable performance-vesting conditions will be deemed to be satisfied at target level; provided, further, that subject to the terms described below with respect to 2019 Control4 RSU Awards, no Control4 RSU Award Consideration with respect to any Executive Bonus PSU Award will become payable prior to the first anniversary of the vesting commencement date applicable to such Executive Bonus PSU Award.

        Additional Treatment of Control4 Equity Awards.    In addition, the parties have agreed that, unless otherwise provided in an agreement between Parent and the holder thereof, (i) to the extent that the full amount of Control4 Stock Option Consideration or Control4 RSU Award Consideration has not been paid with respect to a Pre-2019 Control4 Equity Award and provided that the holder thereof has remained continuously employed with Parent or any of its affiliates through the date that is six months following the closing date, any then-unpaid Control4 Stock Option Consideration or Control4 RSU Award Consideration, as applicable, in respect of such Pre-2019 Control4 Equity Award will be paid to such holder as soon as reasonably practicable following such date, and (ii) with respect to any 2019 Control4 RSU Award, provided that the holder thereof has remained continuously employed with Parent or any of its affiliates through the date that is six months following the closing date and to the extent not previously paid, the portion of any Control4 RSU Award Consideration that is otherwise due to be paid in respect of such 2019 Control4 RSU Award on the first anniversary of the vesting commencement date of such 2019 Control4 RSU Award will become payable to the holder thereof upon the date that is six months following the closing date, and will be paid to such holder as soon as reasonably practicable following such date. In the event a holder's employment is terminated by Parent or any of its affiliates without Cause, all then-unpaid Control4 RSU Award Consideration or Control4 Stock Option Consideration (as applicable) in respect of such 2019 Control4 RSU Awards or Pre-2019 Control4 Equity Awards (as applicable) will be paid to such holder as soon as reasonably practicable following such termination.

Payment for Common Stock in the Merger

        At or prior to the effective time, Parent will deposit, or cause to be deposited, with a paying agent (referred to in this proxy statement as the "paying agent") in trust for the benefit of holders of shares cash sufficient to pay the aggregate merger consideration.

        As soon as reasonably practicable (and no later than three business days) after the effective time, Parent will cause the paying agent to mail to each holder of record of a certificate or certificates that immediately prior to the effective time represented outstanding shares of Company common stock (other than excluded shares) (1) a letter of transmittal and (2) instructions for effecting the surrender of such certificates to the paying agent in exchange for payment of the merger consideration (without interest and subject to any required withholding taxes). Upon surrender to the paying agent of certificates, together with the letter of transmittal, duly completed and validly executed, and such other customary documents as may be reasonably required, the holder of such certificates will be entitled to receive payment of the merger consideration which the holder is entitled to pursuant to the merger agreement in respect of each share formerly represented by such certificate (without interest and after giving effect to any required tax withholding).

        No holder of book-entry shares of Company common stock will be required to deliver a certificate or letter of transmittal to the paying agent to receive the merger consideration in the merger (without interest and subject to any required withholding taxes). In lieu thereof, the registered holder of each book-entry share of Company common stock will automatically upon the effective time be entitled to receive, and, upon receipt by the paying agent of an "agent's message" in customary form (or such other evidence, if any, as the paying agent may reasonably request), Parent will, or will cause the surviving corporation to, cause the paying agent to pay and deliver in exchange therefor as soon as reasonably practicable after the effective time, the merger consideration (without interest and after giving effect to any required tax withholding).

Representations and Warranties

        The merger agreement contains representations and warranties of the Company, subject to certain exceptions in the merger agreement, in the company disclosure schedule delivered in connection with the merger agreement (referred to in this proxy statement as the "company disclosure schedule") and in the Company's public filings, as to, among other things:

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  organization and power to do business;

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  subsidiaries;

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  capitalization;

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  corporate power and authority relating to the execution, delivery and performance of the merger agreement;

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  consents and approvals relating to the execution, delivery and performance of the merger agreement and the absence of certain violations;

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  the forms, reports, statements, certifications, schedules and other documents required to be filed or furnished with the SEC, compliance of the consolidated financial statements of the Company included in such documents, the establishment and maintenance of certain disclosure controls and procedures and internal control over financial reporting, the absence of known material complaints, allegations, assertions or claims regarding the Company's accounting practices and compliance in all material respects with applicable listing and corporate governance rules and regulations of the NASDAQ;

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  the absence of certain changes or events;

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  the accuracy of the information supplied for the purposes of this proxy statement;

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  compliance with applicable laws and the provisions of anti-bribery and anti-corruption laws and export and sanctions regulations;

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  tax returns and other tax matters;

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  the absence of certain liabilities;

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  the absence of certain actions, proceedings or orders;

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  employee benefit plans and other agreements, plans and policies with or concerning employees;

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  intellectual property, privacy and information technology;

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  material contracts;

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  real and personal property matters;

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  the absence of certain liabilities relating to, and violations of, environmental laws;

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  insurance policies;

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  the opinion of the Company's financial advisor;

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  broker's fees;

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  takeover statutes and inapplicability of the Company's anti-takeover plan to the transactions contemplated by the merger agreement; and

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  related party transactions.

        The merger agreement also contains representations and warranties of Parent and Merger Sub, subject to certain exceptions in the merger agreement and the parent disclosure schedule delivered in connection with the merger agreement, as to, among other things:

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  organization and power to do business;

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  capitalization and activities of Merger Sub;

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  corporate power and authority relating to the execution, delivery and performance of the merger agreement;

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  consents and approvals relating to the execution, delivery and performance of the merger agreement and the absence of certain violations;

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  the accuracy of the information supplied for the purposes of this proxy statement;

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  the absence of certain actions, proceedings or orders;

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  the executed equity commitment letter and debt commitment letter providing for commitments to provide equity financing and debt financing, respectively, to Parent, and to Holdings and the borrower, respectively, and the sufficiency of the proceeds to be disbursed under the commitment letters, together with other sources of financing available to Parent, to pay the aggregate merger consideration and the other amounts payable under the merger agreement, and the enforceability of the commitment letters;

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  the limited guarantees delivered by the H&F Entities guaranteeing certain obligations of Parent in connection with the merger agreement;

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  the absence of beneficial ownership of Company shares by Parent and its subsidiaries;

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  broker's fees; and

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  solvency.

        Some of the representations and warranties in the merger agreement are qualified by materiality qualifications or a "company material adverse effect" or "parent material adverse effect" qualification, as discussed below.

        For purposes of the merger agreement, a "company material adverse effect" means any fact, circumstance, change, event, occurrence or effect that (1) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, business or results of operations of the Company and its subsidiaries, taken as a whole, or (2) materially impairs, materially delays or prevents, or would reasonably be expected to materially impair, materially delay or prevent, the Company from completing the merger. However, for the purposes of clause (1), none of the following, and no effect arising out of, relating to or resulting from the following, will constitute or be taken into account in determining whether a company material adverse effect has occurred or would reasonably be expected to occur:

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  any facts, circumstances, changes, events, occurrences or effects generally affecting (a) the industries in which the Company and its subsidiaries operate or (b) the economy, credit, debt, securities or financial or capital markets in the United States or elsewhere in the world, including changes in interest or exchange rates or deterioration of the credit markets generally;

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  any facts, circumstances, changes, events, occurrences or effects, to the extent arising out of, resulting from or attributable to (a) changes or prospective changes in law, in GAAP or other accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, (b) entry into, consummation and performance of the merger agreement and the transactions contemplated thereby and the public announcement thereof, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees, regulators or third parties (except with respect to the Company's representations and warranties and the related closing condition relating to consents and approvals relating to the execution, delivery and performance of the merger agreement and the absence of certain violations), (c) acts of war (whether or not declared) or any outbreaks of hostilities, sabotage or terrorism, or escalations or worsening thereof, (d) weather, pandemics, earthquakes, hurricanes, tornados, natural disasters, climatic conditions or other force majeure events, whether or not weather-related, (e) regulatory and political conditions or developments, (f) any change resulting or arising from the identity of, or any facts or circumstances relating to, Parent, Merger Sub or their respective affiliates or their acquisition of the Company, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees, regulators or other third parties, (g) any legal proceedings made or brought by any current or former stockholders of the Company (on their own behalf or on behalf of the Company), but in any event only in their capacities as current or former stockholders, or otherwise under the DGCL or other applicable law, or other litigation (except, solely with respect to such other litigation, with respect to the Company's representations and warranties and the related losing condition relating to consents and approvals relating to the execution, delivery and performance of the merger agreement and the absence of certain violations), arising out of or related to the merger agreement or the transactions contemplated thereby, (h) actions or omissions of the Company or any of its subsidiaries requested or consented to in writing by Parent or expressly required by the merger agreement, (i) any decline in the market price, or change in trading volume of the common stock of the Company (or the volatility thereof) or (j) any failure to meet any internal or public projections, forecasts or estimates of revenue, earnings, cash flow or cash position or other metrics; or

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  any item or matter disclosed in the company disclosure schedule.

        However, with respect to the matters described in the first bullet point above and in clauses (a), (c), (d) and (e) of the second bullet point above, such facts, circumstances, changes, events, occurrences or effects may be taken into account to the extent that they have a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, in relation to others in the industries of the Company and its subsidiaries, but only to the extent of the incremental disproportionate impact on the Company and its subsidiaries. In addition, the underlying cause of any decline, change or failure referred to in clauses (i) and (j) of the second bullet point above may be taken into account unless the underlying clause is otherwise excluded by the merger agreement. For purposes of the merger agreement, a "parent material adverse effect" means any fact, circumstance, change, event occurrence or effect that, individually or in the aggregate, materially impairs, materially delays or prevents, or would reasonably be expected to materially impair, materially delay or prevent, Parent or Merger Sub from completing the merger.

Conduct of Business Pending the Merger

        The merger agreement provides that, from and after the date of the merger agreement and prior to the effective time or termination of the merger agreement, except with Parent's prior written consent (which may not be unreasonably withheld, delayed or conditioned), as required by applicable law, as expressly contemplated by the merger agreement or as set forth in the company disclosure schedule to the merger agreement, the Company will, and will cause its subsidiaries to, carry on its business in all material respects in the ordinary course of business and use commercially reasonable efforts to preserve its business organization intact and maintain existing relations with key customers, suppliers and other third parties with whom the Company and its subsidiaries have significant business relationships, and will not, and will cause its subsidiaries not to, take any of the following actions:

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  declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock or equity interests, except for dividends or distributions by a subsidiary of the Company to the Company or to another wholly owned subsidiary of the Company;

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  other than in the case of wholly owned subsidiaries, split, combine, subdivide, adjust, amend the terms of or reclassify any of its capital stock or equity interests;

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  issue, deliver, sell, pledge, grant, transfer or otherwise encumber any shares of its capital stock or other equity securities or any option, warrant or other right to acquire or receive shares of its capital stock or other equity securities, or redeem, purchase or otherwise acquire any shares of its capital stock or other equity securities, other than (1) in connection with the exercise, vesting or settlement, as applicable, of Company equity awards outstanding as of the date of the merger agreement, including with respect to the satisfaction of tax withholding and, with respect to Company stock options outstanding as of the date of the merger agreement, the payment of the exercise price, (2) the issuance of any shares of capital stock or equity interests to the Company or any of its wholly owned subsidiaries and (3) the grant of any liens to secure obligations of the Company or any of its subsidiaries in respect of any indebtedness permitted under the eighth bullet point in this section;

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  amend the certificate of incorporation or bylaws of the Company or amend other similar organizational documents of any subsidiary of the Company, except, in the case of subsidiaries, for amendments that would not be materially adverse to the Company or adversely impact the transactions contemplated by the merger agreement;

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  other than (1) acquisitions of inventory, raw materials and other property in the ordinary course of business consistent with past practice, (2) pursuant to transactions that would be permissible under the seventh bullet point in this section or (3) in transactions among wholly owned subsidiaries of the Company, acquire (by merger, consolidation, purchase of stock or assets or otherwise) any entity, business or assets that constitute a business or division of any person or make any investments in or loans or capital contributions to any other person (other than the Company or any of its wholly owned subsidiaries), in each case for an amount in excess of $500,000 individually or $2 million in the aggregate;

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  other than capital expenditures as contemplated by the Company's capital budget set forth on the Company disclosure schedule, make any capital expenditures that exceed $1 million in the aggregate;

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  other than in the ordinary course of business consistent with past practice or in transactions among wholly owned subsidiaries of the Company, sell, lease, license, allow the expiration or lapse of (with respect to intellectual property registration or applications material to the business of the Company or its subsidiaries as currently conducted), encumber (other than liens securing indebtedness permitted under the eighth bullet point of this section or permitted liens (as defined in the merger agreement)), or otherwise dispose of (by merger, consolidation, sale of stock or assets or otherwise) any entity, business or assets for a purchase price or, if no purchase price is received, with a value in excess of $500,000 individually or $2 million in the aggregate;

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  create, incur, assume or otherwise be liable with respect to, or modify the terms of, any indebtedness for borrowed money in an amount in excess of $500,000 individually or $2 million in the aggregate, excluding (1) indebtedness solely among the Company and its wholly owned subsidiaries or among its wholly owned subsidiaries, (2) pursuant to the terms of certain contracts set forth in the company disclosure schedule to the merger agreement or (3) to finance acquisitions or investments permitted under the fifth bullet point of this section, provided that any indebtedness incurred or modified in accordance with this bullet point is not reasonably expected to adversely affect the ability of Parent or Merger Sub to consummate the financing;

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  other than in the ordinary course of business consistent with past practice, renew or extend, materially amend, or terminate or waive any material right, remedy or default under certain material contracts, other than entering into any contract solely to the extent effecting a capital expenditure, acquisition, disposition or other transaction permitted by the merger agreement;

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  merge, combine or consolidate the Company or any of its subsidiaries with and into any other person, other than, in the case of any subsidiary of the Company, to effect any acquisition permitted by the fifth bullet point of this section or any disposition permitted by the seventh bullet point of this section and other than transactions solely among wholly owned subsidiaries of the Company;

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  adopt or enter into a plan of complete or partial liquidation, restructuring, capitalization, reorganization or dissolution (other than with respect to or among wholly owned subsidiaries of the Company);

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  waive, settle or compromise any pending or threatened action against the Company or any of its subsidiaries, other than waivers, settlements or agreements (1) for an amount not in excess of $500,000 in the aggregate (excluding amounts to be paid under existing insurance policies or renewals thereof) and (2) that do not impose any material restrictions on the operations or businesses of the Company or its subsidiaries, taken as a whole, or any equitable relief on, or the admission of wrongdoing by, the Company or any of its subsidiaries;

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  except as required by any Company benefit plan or applicable law, (1) increase the compensation or severance benefits of any director, officer, employee or individual independent contractor of the Company or any of its subsidiaries, except for (a) increases in base salary and payments of cash incentive compensation to non-executive officers, in each case, in the ordinary course of business consistent with past practice, (2) adopt any material new employee benefit plan or arrangement or materially amend, modify or terminate any existing Company benefit plan, in each case other than (a) as would not materially increase the cost to the Company or its subsidiaries, (b) offer letters that are entered into in the ordinary course of business consistent with past practice with newly hired employees who are not executive officers and that do not provide for any severance benefits or (c) as contemplated by the covenant regarding the Company 401(k) Plan described below, (3) take any action to accelerate the vesting or payment, or the funding of any payment or benefit under, any Company benefit plan, (4) recognize any union, works council or other labor organization as the representative of any of the employees of the Company or any of its subsidiaries or enter into any collective bargaining agreements or (5) hire or terminate the employment or services of any executive officer of the Company, other than a termination for cause or due to permanent disability;

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  make any change in financial accounting methods, principles, policies or practices of the Company or any of its subsidiaries, except insofar as may be required by GAAP (or any interpretation or enforcement thereof) or applicable law;

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  (1) make, change or revoke any material tax election, (2) enter into any settlement or compromise of any material tax liability, (3) file any amended material tax return that would result in a change in tax liability, taxable income or loss, (4) adopt or change any method of tax accounting or annual tax accounting period, (5) enter into any closing agreement relating to any material tax liability, (6) agree to extend the statute of limitations in respect of any material amount of taxes or (7) surrender any right to claim a material tax refund;

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  guarantee any indebtedness of another person (other than the Company or any of its subsidiaries) or enter into any "keep well" or other agreement to maintain any financial condition of another person (other than the Company or any of its subsidiaries) or enter into any arrangement having the economic effect of any of the foregoing;

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  enter into any new line of business outside of the Company's and its subsidiaries' existing businesses as of the date of the merger agreement;

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  adopt a shareholder rights plan or "poison pill";

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  enter into or amend any contract with, or make any payment to, any former or present director or officer of the Company or any of its subsidiaries or affiliate of any of the foregoing persons or any other person covered under Item 404 of Regulation S-L under the Securities Act; or

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  agree to take, make any commitment to take, or adopt any resolutions of the Company's board of directors in support of, any of the foregoing.

        In addition, the Company, Parent and Merger Sub have agreed that, except as contemplated by the merger agreement, they will not, and will not permit their respective subsidiaries to, take any action that could reasonably be expected to prevent or to impede, interfere with, hinder or delay in any material respect the completion of the merger and the other transactions contemplated by the merger agreement.

Access

        Subject to certain exceptions and limitations, from and after the date of the merger agreement and prior to the effective time or earlier termination of the merger agreement, upon reasonable prior written notice, the Company is required to, and required to cause its subsidiaries to, afford to Parent, Merger Sub and each of their representatives (including, to the extent requested by Parent, the debt commitment parties) reasonable access, during normal business hours, to the Company's officers, employees, properties, offices and other facilities, books, contracts and records, provided that (1) the foregoing will not require the Company or its subsidiaries to permit access to (a) any inspection or information that would violate any of its confidentiality obligations in effect as of the date of the merger agreement, (b) any information subject to attorney-client privilege or other privilege or trade secret protection or the work product doctrine, (c) information that, in the Company's reasonable opinion, would result in a breach of a contract to which the Company or any of its subsidiaries were bound as of May 8, 2019, or (d) information related to the Company's sale process, including any information related to the negotiation and execution of the merger agreement or to transactions potentially competing with or alternative to the transactions contemplated by the merger agreement or proposals from other third parties relating to any competing or alternative transactions (including acquisition proposals (as defined below)) and the actions of the Company's board of directors (or any committee thereof) with respect to any of the foregoing; (2) any such investigation must be conducted in a manner so as not to unreasonably interfere with the normal business operations of the Company or its subsidiaries or otherwise result in any undue burden with respect to the prompt and timely discharge of their respective employees' normal duties; and (3) no investigation pursuant to this section will affect or be deemed to modify any representation or warranty made by the Company in the merger agreement; provided that the Company will use its reasonable best efforts to allow for any access or disclosure in a manner that does not result in the effects in the foregoing clauses (1)(a)-(c), including by making appropriate substitute arrangements.

        In addition, the Company and Parent are required to promptly notify the other (1) of any notice or communication received from any governmental entity in connection with the transactions contemplated by the merger agreement or from any person alleging that such person's consent is or may be required in connection with the transactions contemplated by the merger agreement, if such communication or failure to obtain such consent would reasonably be expected to be material to the Company, the surviving corporation or Parent, (2) of any actions commenced against the Company, Parent or any of their affiliates in connection with, arising from or relating to the merger agreement or the transactions contemplated by the merger agreement or (3) if the Company or Parent becomes aware of the occurrence or non-occurrence of any event that, individually or in the aggregate, would reasonably be expected to cause any condition to the merger or the transactions contemplated by the merger agreement not to be satisfied.

The "Go-Shop" Period—Solicitation of Other Acquisition Proposals

        Under the merger agreement, from the date of the merger agreement until the no-shop period start date, the Company and its representatives had the right to (1) initiate or solicit, or knowingly facilitate or encourage, any inquiry and (2) engage in or otherwise participate in any discussions or negotiations regarding an acquisition proposal or inquiry or that would reasonably be expected to lead to an acquisition proposal, or, subject to the entry into, and in accordance with, an acceptable confidentiality agreement, provide any access to its properties, books or records or any non-public information to any person (and such person's representatives and financing sources) relating to the Company or any of its subsidiaries in connection with the foregoing; provided that (i) the Company had to provide to Parent any information relating to the Company or any of its subsidiaries that was not previously provided or made available to Parent substantially concurrently with (and in any event within 24 hours after) the time it is furnished to such person (and such person's representatives and financing sources) and (ii) the Company and its subsidiaries were not permitted to pay, agree to pay or cause to be paid, or reimburse, agree to reimburse or cause to be reimbursed, the expenses of any such person in connection with any acquisition proposals or inquiries.

The "No-Shop" Period—No Solicitation of Other Acquisition Proposals

        Under the merger agreement, from the no-shop period start date until the earlier to occur of the termination of the merger agreement and the effective time, the Company must not, and must cause its subsidiaries, and must use its reasonable best efforts to cause its and their directors, officers, employees, other affiliates, investment bankers, attorneys, accountants and other advisors or representatives not to, directly or indirectly:

  •
  initiate or solicit, or knowingly facilitate or encourage, any inquiries, discussions or requests with respect to or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal (referred to in this proxy statement as an "inquiry");

  •
  engage in or otherwise participate in any discussions or negotiations regarding an acquisition proposal or inquiry or that would reasonably be expected to lead to an acquisition proposal, or provide any access to its properties, books or records or any non-public information to any person relating to the Company or any of its subsidiaries in connection with the foregoing;

  •
  enter into any other acquisition agreement, option agreement, joint venture agreement, partnership agreement, letter of intent, term sheet, merger agreement or similar agreement (other than an acceptable confidentiality agreement) with respect to an acquisition proposal (referred to in this proxy statement as an "alternative acquisition agreement");

  •
  approve, endorse, declare advisable or recommend any acquisition proposal;

  •
  take any action to make the provisions of any takeover statute or any restrictive provision of any applicable anti-takeover provision in the certificate of incorporation or bylaws of the Company inapplicable to any transactions contemplated by any acquisition proposal; or

  •
  authorize, commit to, agree or publicly propose to do any of the foregoing.

        Pursuant to the merger agreement, an "acquisition proposal" means any inquiry, proposal or offer from any person (other than Parent and its subsidiaries) relating to, in a single transaction or series of transactions:

  •
  a merger, consolidation, dissolution, liquidation, recapitalization, share exchange, business combination or similar transaction involving the Company as a result of which the stockholders of the Company immediately prior to the transaction would cease to own at least 80% of the total voting power of the Company or any surviving entity (or any direct or indirect parent thereof) immediately following the transaction;

  •
  the acquisition by any person or group of persons of more than 20% of the total voting power represented by the outstanding voting securities of the Company or of any of its subsidiaries if such voting power represents assets that constitute over 20% of the fair market value of the consolidated assets of the Company and its subsidiaries;

  •
  a tender offer or exchange offer or other transaction which, if consummated, would result in a direct or indirect acquisition by any person or group of persons of more than 20% of the total voting power represented by the outstanding voting securities of the Company or any of its subsidiaries if such voting power represents assets that constitute over 20% of the fair market value of the consolidated assets of the Company and its subsidiaries; or

  •
  the acquisition in any manner, directly or indirectly, of over 20% of the fair market value of the consolidated assets of the Company and its subsidiaries, in each case other than the transactions contemplated by the merger agreement.

        On the no-shop period start date, the Company notified Parent in writing of the number of parties with which the Company entered into an acceptable confidentiality agreement and the number of parties that submitted an acquisition proposal after the execution of the merger agreement and prior to the no-shop period start date, which notice included a summary of any pending acquisition proposals that were made in writing by any excluded party or any other acquisition proposal which the Company's board of directors determined in good faith, after consultation with its financial advisor and outside legal counsel, warranted the Company's board of directors' further discussion.

        Pursuant to the merger agreement, an "excluded party" means any person from whom the Company or any of its representatives has received a written bona fide acquisition proposal after the execution of the merger agreement and prior to the no-shop period start date, which written acquisition proposal the Company's board of directors has determined in good faith prior to the start of the no-shop period start date (after consultation with its outside counsel and its financial advisor) is or would reasonably be expected to lead to a superior proposal (as defined below); provided, however, that a person will immediately cease to be an excluded party (and the provisions of the merger agreement applicable to excluded parties will cease to apply with respect to such person) if (A) such acquisition proposal made by such person prior to the start of the no-shop period start date is withdrawn or (B) such acquisition proposal, in the good faith determination of the Company's board of directors (after consultation with its outside counsel and its financial advisor), no longer is or would no longer be reasonably expected to lead to a superior proposal.

Existing Discussions or Negotiations

        Pursuant to the merger agreement, the Company has agreed to, and to cause its subsidiaries and its and its subsidiaries' directors, officers and employees to, and to instruct its affiliates and other representatives to, (1) on the no-shop period start date, immediately cease all solicitations, discussions and negotiations with any other persons (other than Parent and its representatives and any excluded party and its representatives) that may be ongoing with respect to an acquisition proposal and request that each such person (other than Parent and its representatives and any excluded party and its representatives) promptly return or destroy all confidential information furnished to such person by or on behalf of the Company in connection with any acquisition proposal and (2) not terminate, amend, release or modify any provision of any standstill agreement, except that the Company will not be required to enforce, and will be permitted to waive, any provision of any standstill or confidentiality agreement solely to the extent that such provision prohibits or purports to prohibit a confidential acquisition proposal being made to the Company or the Company's board of directors (or any committee thereof).

Receipt of Acquisition Proposals

        At any time following the no-shop period start date and prior to the time the company stockholder approval is obtained, if the Company, directly or indirectly through one or more of its representatives, receives a written, unsolicited and bona fide acquisition proposal that did not result from a breach of the provisions of the merger agreement described above, then the Company and its representatives may contact the person or group of persons making the acquisition proposal to clarify the terms and conditions thereof so as to determine whether it constitutes or could reasonably be expected to result in a superior proposal and, if the Company's board of directors determines in good faith after consultation (1) with its financial advisor and outside legal counsel that the acquisition proposal constitutes, or would reasonably be expected to result in, a superior proposal and (2) with its outside legal counsel that failure to take the actions described below would be reasonably likely to be inconsistent with its fiduciary obligations under applicable law, then the Company and its representatives may:

  •
  provide information to such person or group of persons (including their respective representatives and prospective equity and debt financing sources) if the Company receives from such person or group of persons (or has received from such person or group of persons) an executed confidentiality agreement containing terms not materially less favorable to the Company than those contained in the confidentiality agreement to which Parent is subject, except that it need not contain any standstill or similar provision, provided that the Company must substantially concurrently (and in any event, within 24 hours) make available to Parent and Merger Sub any non-public information concerning the Company or its subsidiaries that is provided to any such person or group of persons and that was not previously made available to Parent or Merger Sub; and

  •
  engage or participate in any discussions or negotiations with that person or group of persons.

        Pursuant to the merger agreement, a "superior proposal" means a bona fide written acquisition proposal that the Company's board of directors has determined in its good faith judgment, after consultation with its financial advisor and outside legal counsel, and taking into consideration, among other things, all legal, financial, regulatory, timing and other aspects and risks of the proposal (including required conditions) and the person making the proposal and all of the other terms, conditions and other aspects of such acquisition proposal and the merger agreement that the Company's board of directors deems relevant, to be more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by the merger agreement (including, if applicable, any revisions to the merger agreement made or proposed in writing by Parent pursuant to the merger agreement); provided, that for purposes of the definition of "superior proposal," the references to "20%" and "80%" in the definition of acquisition proposal will be deemed to be references to "50%."

Change in Board Recommendation

        The Company's board of directors has unanimously recommended that the Company's stockholders vote "FOR" the proposal to adopt the merger agreement and the transactions contemplated thereby.

        Except as expressly permitted by the merger agreement, neither the Company's board of directors (nor any committee thereof) may:

  •
  withhold, withdraw, qualify or modify (or publicly propose to withhold, withdraw, qualify or modify), in each case in a manner adverse to Parent, the recommendation of the Company's board of directors that the Company's stockholders adopt the merger agreement (referred to in this proxy statement as the "company recommendation");

  •
  fail to include the company recommendation in this proxy statement;

  •
  adopt, approve, recommend, endorse or otherwise declare advisable, or publicly propose to adopt, approve or recommend, any acquisition proposal;

  •
  fail to publicly reaffirm the company recommendation within 10 business days after Parent so requests in writing following any public disclosure of an acquisition proposal (other than of the type described below) from any person other than Parent or Merger Sub (provided that if the special meeting is scheduled to be held within 10 business days of such written request, promptly and in any event prior to two business days before the date the special meeting is scheduled to be held); or

  •
  fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9 under the Exchange Act, against any acquisition proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act within 10 business days after the commencement of the tender offer or exchange offer (or, if the special meeting is scheduled to be held within 10 business days from the date of the commencement, promptly and in any event prior to two business days before the date the special meeting is scheduled to be held).

        The actions described in the bullet points above are referred to in this proxy statement as a "change of recommendation," except that any "stop-look-and-listen" or similar communication described below or the failure by the Company's board of directors to take a position with respect to an acquisition proposal referred to in the fourth bullet point above or a tender offer or exchange offer referred to in the fifth bullet point above will not be deemed a change of recommendation if the communication is made or the position is taken prior to the tenth business day after the commencement of the tender offer or exchange offer or Parent's written request following the public disclosure of the acquisition proposal, as applicable (or such earlier time as referenced above).

        However, before the company stockholder approval is obtained, the Company's board of directors may (1) make a change of recommendation contemplated by the first and second bullet points above if, upon the occurrence of an intervening event (as defined below), the Company's board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with its fiduciary obligations under applicable law or (2) if the Company receives, directly or indirectly through one or more of its representatives, either (x) after the date of the merger agreement and prior to the no-shop period start date from an excluded party an acquisition proposal or (y) after the no-shop period start date an unsolicited, written, bona fide acquisition proposal, in each of the case of clauses (x) and (y), that the Company's board of directors concludes in good faith, after consultation with its financial advisor and outside legal counsel, constitutes a superior proposal and such acquisition proposal did not result from a material breach by the Company of the provisions of the merger agreement described under the section of this proxy statement entitled "The Merger Agreement—The 'No-Shop' Period—No Solicitation of Other Acquisition Proposals", effect a change of recommendation and/or terminate the merger agreement in order to enter into an alternative acquisition agreement providing for such superior proposal, provided that in either case:

  •
  The Company must have given Parent at least three business days' prior written notice that it intends to make a change of recommendation (referred to in this proxy statement as a "notice of change of recommendation") and/or terminate the merger agreement, which notice must specify in reasonable detail the basis for the change of recommendation and/or termination and, in the case of a superior proposal, the identity of the person or group of persons making the superior proposal and the material terms thereof along with a copy of any proposed agreement in respect of such superior proposal or, in the case of an intervening event, reasonable detail regarding the intervening event;

  •
  after providing such notice and prior to making a change of recommendation and/or terminating the merger agreement, the Company must have negotiated, and must have caused its representatives to be available to negotiate, in good faith with Parent and Merger Sub (to the extent Parent and Merger Sub desire to negotiate) during the three-business day notice period to make adjustments to the terms and conditions of the merger agreement as would obviate the need for the Company to effect a change of recommendation and/or terminate the merger agreement; and

  •
  at the end of the three-business day notice period, the Company's board of directors must have determined in good faith, after consultation with its outside legal counsel and, with respect to a superior proposal giving rise to the notice of change of recommendation, its financial advisor, taking into account any changes to the merger agreement proposed in writing by Parent in response to the notice of change of recommendation, that (1) the superior proposal giving rise to the notice of change of recommendation continues to be a superior proposal or (2) in the case of an intervening event, the failure of the Company's board of directors to make a change of recommendation would continue to be reasonably likely to be inconsistent with its fiduciary obligations under applicable law.

        Any amendment to the financial terms or any other material change to the terms of a superior proposal requires the Company to deliver a new notice of change of recommendation and to comply with the requirements in the bullets above, provided that the subsequent notice period will only be two business days instead of three business days.

        Under the merger agreement, an "intervening event" means a material event, occurrence, development or change in circumstances with respect to the Company and its subsidiaries, taken as a whole, that occurred or arose after the date of the merger agreement, which was unknown to, nor reasonably foreseeable by, the Company's board of directors as of the date of the merger agreement and becomes known to or by the Company's board of directors before the time stockholder approval is obtained, provided that the following do not constitute, and will not be considered in determining whether there has been, an intervening event: (1) the receipt, existence of or terms of an inquiry or acquisition proposal or any matter relating thereto or consequence thereof and (2) changes in the market price or trading volume of the shares of the Company or the fact that the Company meets or exceeds internal or published projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period (provided that the underlying causes of such change or fact will not be excluded by clause (2)).

        The merger agreement does not prohibit the Company or the Company's board of directors (or any committee thereof) from (1) complying with its disclosure obligations under applicable law or the NASDAQ, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to stockholders) or (2) making any "stop-look-and-listen" communication to stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to stockholders, including any similar communication in response to an acquisition proposal that is not a tender offer or exchange offer), provided that (i) except as provided in the next sentence, any disclosure made as permitted under clause (1) (other than any "stop-look-and-listen" or similar communication) that relates to an acquisition proposal will be deemed a change of recommendation unless the Company's board of directors expressly publicly reaffirms the company recommendation in connection with such disclosure and (ii) neither the Company nor the Company's board of directors (nor any committee thereof) will be permitted to recommend any acquisition proposal (including that the Company's stockholders tender any securities in connection with any tender offer or exchange offer that is an acquisition proposal) or otherwise make a change of recommendation with respect thereto, except as permitted as described above. Any "stop-look-and-listen" or similar communication permitted under clause (2) above made prior to the tenth business day after the commencement of such tender offer or exchange offer (or, if earlier, no fewer than two business days prior to the date on which the special meeting is scheduled to be held) will not constitute a change of recommendation or otherwise constitute a basis for Parent to terminate the merger agreement.

        The Company must promptly (and in any event within 24 hours) notify Parent in writing if any acquisition proposal or inquiry (including any request for non-public information in connection therewith) is received by the Company, any of its subsidiaries or any of its representatives, indicating (except to the extent prohibited by any applicable law or contract in effect as of the date of the merger agreement) the identity of the person or group of persons making the acquisition proposal, inquiry or request and the material terms and conditions of any such acquisition proposal (including, if applicable, copies of any written inquiries and any proposed agreements related thereto). The Company must (1) promptly (and in any event within 24 hours) notify Parent in writing (a) if the Company determines to begin providing non-public information or to engage in negotiations or discussions concerning an acquisition proposal and (b) thereafter of any change to the financial and other material terms and conditions of any acquisition proposal, and (2) otherwise keep Parent reasonably informed of the status and material terms of any such inquiry, acquisition proposal, discussions or negotiations on a reasonably current basis, including by providing a copy of all proposals, offers or drafts of proposed agreements. The Company and its subsidiaries may not enter into any confidentiality or similar agreement that would prohibit them from providing such information to Parent.

The Special Meeting

        The Company has agreed to take all action necessary to convene a meeting of the holders of the Company's common stock (which meeting, together with any adjournment or postponement, is referred to in this proxy statement as the "special meeting") as promptly as reasonably practicable after the SEC confirms that it has no further comments on the proxy statement or after the SEC fails to provide to the Company or its outside counsel any comments, objections or requests with respect to the proxy statement, to consider and vote upon the adoption of the merger agreement; provided that the Company may postpone or adjourn the special meeting with Parent's written consent (which may not be unreasonably withheld, conditioned or delayed), for the absence of a quorum, to allow reasonable additional time to solicit additional proxies if the Company has not received proxies representing a sufficient number of shares of common stock to adopt the merger agreement, whether or not a quorum is present, if required by applicable law, or to allow reasonable time additional for the filing and dissemination of any supplemental or amended disclosure if, in the good faith judgment of the Company's board of directors (after consultation with outside legal counsel), the failure to do so would be reasonably likely to be inconsistent with its fiduciary obligations under applicable law. However, unless agreed by Parent, the special meeting will not be postponed or adjourned beyond the date that is more than five business days prior to the termination date.

        Subject to the Company's board of directors' right to make a change of recommendation, as described in the section of this proxy statement entitled "—Change in Board Recommendation," the Company's board of directors must include the company recommendation in this proxy statement and must use its reasonable best efforts to lawfully obtain the company stockholder approval, including actively soliciting proxies in favor of the adoption of the merger agreement at the special meeting.

        In the event that the Company's board of directors makes a change of recommendation, the Company will be required to submit the merger agreement to holders of the Company's common stock to obtain the company stockholder approval at the special meeting unless the merger agreement is terminated in accordance with its terms. In addition, the Company is not permitted to submit to the vote of its stockholders any other acquisition proposal unless the merger agreement is terminated in accordance with its terms.

Debt Financing and Debt Financing Cooperation

        In connection with the execution of the merger agreement, Parent delivered the debt commitment letter with the commitment parties, pursuant to which UBS AG, SunTrust Bank and BMO (each of the foregoing, in certain cases, acting through its respective appropriate affiliates or branches) have committed, upon certain terms and subject to certain conditions, to provide to the borrower a $390 million aggregate principal amount senior secured incremental term loan facility in connection with the debt financing of the amounts payable pursuant to the merger agreement and the transactions contemplated thereby (such financing, collectively, is referred to in this proxy statement as the "debt financing").

        Parent and Merger Sub have agreed to use reasonable best efforts to take, or cause to be taken, all actions and to use reasonable best efforts to do, or cause to be done, all things necessary, proper or advisable to obtain the proceeds of the debt financing and any replacement debt financing on the terms and conditions described in the debt commitment letter or replacement debt financing documents, as applicable, as promptly as possible, taking into account the expected timing of the marketing period but in any event prior to the date upon which the merger is required to be completed pursuant to the terms of the merger agreement. The Company is required to use reasonable best efforts to, and to cause its subsidiaries to use their reasonable best efforts to, and to use its reasonable best efforts to cause its and its subsidiaries' representatives to, provide all cooperation reasonably requested by Parent necessary and customary for the arrangement of the debt financing, subject to certain limitations.

Employee Matters

        During the period commencing on the closing date and ending on the first anniversary thereof, Parent has agreed to, or cause its applicable subsidiary to, provide each continuing employee of Control4 and its subsidiaries with (i) a base salary or regular hourly wage (whichever is applicable) and a short-term cash incentive compensation opportunity, that, in each case, is not less than the base salary or regular hourly wage and short-term cash incentive compensation opportunity in effect for, or available to, the applicable continuing employee as of immediately prior to the effective time, and (ii) other compensation opportunities (excluding any equity award, other long-term compensation opportunities, contributions to any employer stock fund in any Company 401(k) Plan (as defined below), or other contributions to any Company Plan in Control4 common stock) and employee benefits (excluding any severance-related benefits) that are, in each case, substantially similar in the aggregate to the other compensation (excluding any equity awards, other long-term compensation opportunities, contributions to any employer stock fund in any Company 401(k) Plan, or other contributions to any Company 401(k) Plan in Control4 common stock) and employee benefits (excluding any severance-related benefits), respectively, provided or available to the applicable continuing employee as of immediately prior to the effective time.

        During the period commencing on the closing date and ending on the first anniversary thereof, the surviving corporation will provide each continuing employee whose employment is terminated by Parent or one of its subsidiaries with severance benefits and on terms and conditions, in each case, that are no less favorable than the severance benefits and protections provided to each such continuing employee as of immediately prior to the effective time as set forth in the Control4 disclosure schedule to the merger agreement.

        Parent has agreed to cause any employee benefit plans of Parent and its subsidiaries in which the continuing employees are entitled to participate after the closing date to take into account for purposes of eligibility, vesting and benefit accruals (other than benefit accruals under any defined benefit pension plan or as would result in a duplication of benefits), service prior to the effective time by such employees to Control4 and its subsidiaries (and any predecessors) as if such service were with Parent or its subsidiaries.

        With respect to any employee benefit plans maintained by Parent and its subsidiaries for the benefit of the continuing employees following the closing date, Parent has agreed to, and to cause the surviving corporation and its subsidiaries to, (i) waive any eligibility requirements or pre-existing condition limitations or waiting period requirements with respect to any such plan providing medical, dental, pharmaceutical or vision benefits to any continuing employee to the same extent waived under the analogous Control4 benefit plan prior to the closing date, and (ii) give effect, in determining any deductible, co-insurance and maximum out-of-pocket limitations, to any eligible expenses paid by such employees during the calendar year in which the effective time occurs (or such later date on which a continuing employee commences participation in any new plan of the surviving corporation and its subsidiaries) under analogous Control4 benefit plans.

        The Company has agreed to, or cause its applicable subsidiary to, use commercially reasonable best efforts to amend all Company benefit plans intended to qualify as a profit sharing plan with a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code (each referred to in this proxy statement as a "Company 401(k) Plan"), effective not later than the closing, but contingent on the occurrence of the closing to (i) cease offering the employer stock fund invested in Company common stock (referred to in this proxy statement as the "Stock Fund") as an investment option under the Company's 401(k) plans, (ii) map each participant's investment election out of the Stock Fund and into another investment alternative the applicable plan fiduciary deems fit, and (iii) cause all remaining amounts invested in the Stock Fund to be reinvested in the manner the applicable plan fiduciary deems fit. Without limiting the foregoing, (i) in the event the Company determines that it cannot complete the actions described in the preceding sentence, or (ii) upon written request by Parent at least 10 business days prior to the closing date (which request may be made by Parent, in its discretion, regardless of whether the Company completes the actions described in the preceding sentence), the Company will, or will cause its applicable subsidiary to, adopt resolutions terminating or amending each Company 401(k) Plan, effective as of one day preceding the closing date, but contingent on the occurrence of the closing.

        In addition, Parent has agreed to, or agreed to cause its applicable subsidiary to, pay each continuing employee who remains employed through December 31, 2019 an annual incentive bonus in respect of 2019. Such bonus will be payable no later than February 29, 2020, and will be equal to the bonus that such employee would have earned based upon actual performance through December 31, 2019. Actual performance will be determined consistent with Control4's past practice and will exclude any costs and expenses associated with the merger.

Efforts to Complete the Merger

        The Company, Parent and Merger Sub have agreed to, and to cause their respective subsidiaries to, each use its reasonable best efforts to promptly take, or cause to be taken, all actions, and to do, or to cause to be done, and to assist and cooperate with the other in doing (and, in the case of Parent, to use reasonable best efforts to cause its equity financing sources for the merger and their affiliates to assist and cooperate as necessary or appropriate with the other parties), all things necessary, proper or advisable under the merger agreement or applicable law or otherwise complete and make effective the transactions contemplated by the merger agreement as soon as practicable, including to (1) obtain from any governmental entities and any third parties any actions, non-actions, clearances, waivers, consents, approvals, expirations or terminations of waiting periods, permits or orders required to be obtained by the Company, Parent, or any of their respective affiliates in connection with the authorization, execution, delivery and performance of the merger agreement and the completion of the transactions contemplated by the merger agreement, (2) make all registrations, filings, notifications or submissions which are necessary or advisable with respect to the merger agreement and transactions contemplated thereby under (i) any applicable federal or state securities law, (ii) the HSR Act, the FATA and any other applicable regulatory law and (iii) any other applicable law, (3) defend against any lawsuits or other legal proceedings, whether judicial or administrative, challenging the merger agreement or the transactions contemplated thereby and (4) execute and deliver any additional instruments necessary to complete the transactions contemplated by the merger agreement. However, the Company and its subsidiaries will not be required to pay prior to the effective time any fee, penalty or other consideration to any third party to obtain consent or approval required for the completion of the merger under any contract. Further, without Parent's prior written consent, neither the Company nor its subsidiaries may pay or commit to pay any third party whose consent or approval is being solicited any amount of cash or other consideration, or make any commitment or incur any liability or other obligation in connection therewith, in each case other than fees for the filings described in clause (2) above and certain other agreed costs and expenses.

        The Company, Parent and Merger Sub must (1) subject to any restrictions under any regulatory law, promptly notify each other of any communication to that party from any governmental entity with respect to the merger agreement and the transactions and other agreements contemplated by the merger agreement and permit the other parties to review in advance any proposed material communication to any governmental entity, (2) unless required by applicable law, not agree to participate in any meeting or teleconference with any governmental entity in respect of any filing, investigation or other inquiry with respect to the merger agreement and the transactions and other agreements contemplated by the merger agreement unless it consults with the other parties in advance and, to the extent permitted by such governmental entity, gives the other parties the opportunity to attend and participate thereat, (3) subject to any restrictions under any regulatory law, furnish the other parties with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its subsidiaries and their respective representatives on the one hand, and any governmental entity or members of its staff on the other hand, with respect to the merger agreement and the transactions and other agreements contemplated by the merger agreement (excluding documents and communications subject to the attorney client privilege or other privilege or trade secret protection or the work product doctrine), and (4) furnish the other parties with such necessary information and reasonable assistance as such other parties may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any governmental entity in connection with the merger agreement and the transactions and other agreements contemplated by the merger agreement, including any filings necessary or appropriate under the provisions of any regulatory law; provided that the Company, Parent and Merger Sub may each reasonably designate competitively sensitive material as "outside counsel only material." Materials provided to the other party or its counsel pursuant to the foregoing may be redacted to remove references concerning the valuation of the Company, privileged communications or other competitively sensitive material.

Antitrust Matters

        Under the HSR Act and related rules and regulations, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Antitrust Division and the FTC and all statutory waiting period requirements have been satisfied. Completion of the merger is subject to the expiration or termination of the applicable waiting period under the HSR Act. The Company and Parent filed their respective Notification and Report Forms with the Antitrust Division and the FTC on May 15, 2019, and received early termination of the HSR waiting period on June 11, 2019.

        The Company, Parent and Merger Sub have agreed to supply as promptly as reasonably practicable any additional information and material that may be requested by a governmental entity pursuant to any regulatory law. In furtherance of the foregoing, the Company, Parent and Merger Sub must request and use reasonable best efforts to obtain early termination of the waiting period under the HSR Act, and no party may agree to extend any waiting period under any regulatory law applicable to, or commit not to complete any of the transactions contemplated by, the merger agreement without the prior written consent of all other parties to the merger agreement.

        Australia Foreign Investment Review Board.    Pursuant to the FATA, certain acquisitions by foreign persons of Australian companies, businesses and real property assets, including the merger, must be notified to the FIRB for approval by the Australian Treasurer. Parent submitted a FIRB application on May 10, 2019. On June 12, 2019, FIRB approval was obtained with respect to the Merger.

        The Company will (and will cause its subsidiaries to), Parent will (and will cause its subsidiaries to) and Merger Sub will use their respective reasonable best efforts to resolve any objections that may be asserted with respect to the transactions contemplated under the merger agreement under any regulatory law. If any action, including any action by a private party, is instituted (or threatened to be instituted) challenging the transactions contemplated by the merger agreement as violative of any regulatory law, the Company will (and will cause its subsidiaries to), Parent will (and will cause its subsidiaries to) and Merger Sub will cooperate in all respects and use its reasonable best efforts to contest and resist any such action and have vacated, lifted, reversed or overturned any order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits completion of the transactions contemplated by the merger agreement, including by pursuing all reasonable avenues of administrative and judicial appeal. The Company, Parent and Merger Sub must, and the Company and Parent must cause their respective subsidiaries to use their respective reasonable best efforts to, (1) negotiate, commit to and effect, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of any assets or businesses of Parent or any of its subsidiaries, or of the Company or any of its subsidiaries, and (2) otherwise take or commit to take any actions that after the closing date limit Parent's or its subsidiaries' (including the surviving corporation's) freedom of action with respect to, or its ability to retain, one or more businesses, product lines or assets of Parent or any of its subsidiaries (including the surviving corporation), in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any order which would otherwise have the effect of preventing the closing of the merger, materially delaying the closing or delaying the closing beyond the termination date. However, the Company will only be required to take or commit to take any such action, or agree to any such condition or restriction, if such action, commitment, agreement, condition or restriction is binding on the Company only if and when the closing of the merger occurs.

Indemnification and Insurance

        From and after the effective time, Parent and the surviving corporation must, jointly and severally, indemnify and hold harmless, to the fullest extent permitted under applicable law, each present and former director and officer of the Company and its subsidiaries and each fiduciary of a company benefit plan (collectively referred to in this proxy statement, together with such person's heirs, executors or administrators, as the "indemnified parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement incurred in connection with any actual or threatened action, whether civil, criminal, administrative or investigative, arising out of, related to or in connection with any action or omission occurring or alleged to have occurred whether prior to or at the effective time (including in connection with such indemnified parties' service as a director or officer of the Company or any of its subsidiaries or a fiduciary of a company benefit plan or services performed by such persons at the request of or for the benefit of the Company or its subsidiaries), whether asserted or claimed prior to, at or after the effective time, including, in connection with (1) the transactions contemplated by the merger agreement and (2) actions to enforce the provision of the merger agreement described here or any other indemnification, exculpation or advancement right of any indemnified party. For a period of six years from and after the effective time, Parent is required, unless otherwise prohibited by applicable law, to cause the certificate of incorporation and bylaws of the surviving corporation to contain provisions no less favorable to the indemnified parties with respect to indemnification, exculpation from liabilities and rights to advancement of expenses than those set forth as of the date of the merger agreement in the certificate of incorporation and bylaws of the Company, and not to amend, repeal or otherwise modify those provisions in a manner that would adversely affect the rights of any indemnified party. In addition, from and after the effective time, each of Parent and the surviving corporation must advance costs and expenses (including attorneys' fees) as incurred by any indemnified party promptly (and in any event within 10 days) after receipt by Parent of a written request for such advance to the fullest extent permitted under applicable law, provided that any person to whom expenses are advanced provides an undertaking to repay the advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification.

        In addition, prior to the effective time, the Company must obtain and fully pre-pay the premium for (and, following the effective time, the surviving corporation must, and Parent must cause the surviving corporation to, maintain with reputable and financially sound carriers) the extension of (1) the directors' and officers' liability coverage of the Company's existing directors' and officers' insurance policies and (2) the Company's existing fiduciary liability insurance policies (referred to in this proxy statement as "D&O insurance"), in each case for a claims reporting or discovery period (whichever is greater) of six years from and after the effective time with respect to any claim arising from facts or events that existed or occurred at or prior to the effective time with terms, conditions, retentions, coverage limits and limits of liability that are at least as favorable as the coverage provided under the Company's existing policies in effect on the date of the merger agreement, or the surviving corporation will, and Parent will cause the surviving corporation to, maintain the D&O insurance for such six-year period or purchase comparable insurance as the D&O insurance for such six-year period with terms, conditions, retentions and limits of liability that are at least as favorable as the coverage provided under the Company's existing policies as of the date of the merger agreement. In no event will the Company or the surviving corporation be required to expend for any such policies pursuant to the foregoing an annual premium amount in excess of 300% of the current aggregate annual premium paid by the Company for such insurance and, if the annual premiums of such insurance coverage exceeds such maximum amount, the Company or the surviving corporation will obtain a policy with the greatest coverage available for such maximum amount.

Coordination on Transaction Litigation

        The Company, Parent and Merger Sub have agreed, subject to the preservation of attorney-client or other applicable privilege, trade secret protection and the provisions of the merger agreement governing the use and disclosure of confidential information, to keep the other party reasonably informed on a current basis with respect to any actions commenced against it or any of its affiliates arising from or relating to the merger agreement or the transactions contemplated by the merger agreement (referred to in this proxy statement as "transaction litigation"), to reasonably consult with the other party and give consideration to the other's advice regarding transaction litigation, and to give the other party the opportunity to participate in the defense, settlement or prosecution of any transaction litigation, provided that the Company will in any event control any such defense, settlement or prosecution. The Company, Parent and Merger Sub have agreed not to settle any transaction litigation without the written consent of the other party (which may not be unreasonably withheld, conditioned or delayed).

Other Covenants and Agreements

        The merger agreement also contains additional covenants, including covenants relating to (1) the filing of this proxy statement, (2) public announcements with respect to the transactions contemplated by the merger agreement, (3) other actions related to takeover statutes, rights plans and reporting requirements under Section 16 of the Exchange Act, and (4) the conduct prior to the effective time of Parent and Merger Sub.

Conditions to Completion of the Merger

        Each party's obligation to complete the merger is subject to the satisfaction or waiver at or prior to the effective time of the following conditions:

  •
  the adoption of the merger agreement by a majority of the outstanding shares of the Company's common stock entitled to vote thereon;

  •
  the expiration or termination of the waiting period applicable to the completion of the merger under the HSR Act and the occurrence or granting of any decisions, orders, consents or expiration of any waiting periods required to consummate the transaction under the FATA and any other foreign investment, monopolization and anti-competition laws and regulations of certain foreign jurisdictions; and

  •
  no law or order having been enacted, issued, promulgated, enforced or entered by a court or other governmental entity of competent jurisdiction that is in effect and that restrains, enjoins or otherwise prohibits the completion of the merger.

        The respective obligations of Parent and Merger Sub to complete the merger are subject to the satisfaction or waiver by Parent at or prior to the effective time of the following additional conditions:

  •
  the accuracy of the representations and warranties of the Company as of the closing date (except for any representations and warranties made as of a particular date, which representations and warranties must be true and correct only as of that date), generally subject to a company material adverse effect or other qualification provided in the merger agreement;

  •
  the performance by the Company in all material respects of the agreements and covenants required to be performed or complied with by it under the merger agreement at or prior to the effective time;

  •
  the absence of a company material adverse effect occurring after the date of the merger agreement; and

  •
  the receipt by Parent of a certificate signed by an executive officer of the Company, dated the closing date, to the effect that the conditions set forth in the three preceding bullet points have been satisfied.

        The obligation of the Company to complete the merger is subject to the satisfaction or waiver by the Company at or prior to the effective time of the following additional conditions:

  •
  the accuracy of the representations and warranties of Parent and Merger Sub as of the closing date (except for any representations and warranties made as of a particular date, which representations and warranties must be true and correct only as of that date), generally subject to a parent material adverse effect or other qualification provided in the merger agreement;

  •
  the performance by each of Parent and Merger Sub in all material respects of the agreements and covenants required to be performed or complied with by it under the merger agreement at or prior to the effective time; and

  •
  the receipt by the Company of a certificate signed by an executive officer of Parent, dated the closing date, to the effect that the conditions set forth in the two preceding bullet points have been satisfied.

        No party may rely, either as a basis for not completing the merger or any of the other transactions contemplated by the merger agreement or terminating the merger agreement and abandoning the merger, on the failure of a condition to closing set forth in the merger agreement to be satisfied if such failure was caused by such party's failure to act in good faith or to use the efforts to cause the closing of the merger to occur as required by the merger agreement.

Termination

        The merger agreement may be terminated and the merger may be abandoned in the following circumstances:

  •
  at any time prior to the effective time by the mutual written consent of Control4 and Parent;

  •
  at any time prior to the effective time by either Control4 or Parent:

  •
  if the merger has not been completed on or before November 8, 2019 (referred to in this proxy statement as the "termination date"); provided that the right to terminate the merger agreement pursuant to the termination provision referred to in this bullet point will not be available to a party if the failure of the merger to have been completed on or before the termination date was primarily caused by the failure of such party to perform any of its obligations under the merger agreement;

    •
    if the special meeting has been duly held and completed and the company stockholder approval has not been obtained at the special meeting or any adjournment or postponement thereof at which a vote on the adoption of the merger agreement is taken; or

    •
    if an order by a court or other governmental entity of competent jurisdiction permanently restraining, enjoining or otherwise prohibiting the completion of the merger has become final and non-appealable; provided that the right to terminate the merger agreement pursuant to the termination provision referred to in this bullet point will not be available to a party if the enactment, issuance, promulgation, enforcement or entry of such order, or the order becoming final and non-appealable, was primarily caused by the failure of such party to perform any of its obligations under the merger agreement;

  •
  by Control4:

  •
  at any time prior to the time the company stockholder approval is obtained, in order to substantially concurrently enter into an alternative acquisition agreement providing for a superior proposal in accordance with the merger agreement, subject to complying with the terms of the merger agreement; provided that prior to or substantially concurrently with, and as a condition to, such termination, the Company pays to Parent the company termination fee described below;

  •
  at any time prior to the effective time, if Parent or Merger Sub has breached any of its representations, warranties, covenants or agreements in the merger agreement, which breach (1) would give rise to the failure of a condition to the obligation of Control4 to complete the merger related to Parent's or Merger Sub's representations, warranties, covenants and agreements in the merger agreement and (2) is either not capable of being cured before the termination date or is not cured before the earlier of 30 business days following receipt of written notice from Control4 of such breach or the termination date; provided that Control4 will not have the right to terminate the merger agreement pursuant to the termination provision referred to in this bullet point if it is then in breach of any of its representations, warranties, covenants or agreements in the merger agreement, such that any condition to the obligations of Parent or Merger Sub to complete the merger related to Control4's representations, warranties, covenants and agreements in the merger agreement would not be satisfied if the closing date were the date of such termination; or

  •
  (i) at any time prior to the effective time if the marketing period has ended and all of the conditions to the obligation of Parent to complete the merger have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger, each of which is capable of being satisfied if the closing date were the date of such termination, and, solely with respect to the condition relating to (x) the expiration or termination of the waiting period applicable to the completion of the merger under the HSR Act and (y) the occurrence or granting of any decisions, orders, consents or expiration of any waiting periods required to consummate the transaction under the FATA and any other foreign investment, monopolization and anti-competition laws and regulations of certain foreign jurisdictions, if the failure of such condition to be satisfied is primarily caused by a material breach by Parent or Merger Sub of any of their respective covenants or agreements set forth in the provisions of the merger agreement described in the section of this proxy statement entitled "The Merger Agreement—Efforts to Complete the Merger"); (ii) Parent and Merger Sub do not complete the merger on or prior to the date the closing is required to occur pursuant to the merger agreement; (iii) Control4 has irrevocably confirmed in writing to Parent that it is ready, willing and able to complete the merger throughout the three-business-day period following delivery of such confirmation; and

      (iv) Parent and Merger Sub fail to complete the merger within three business days following delivery of such confirmation; or

  •
  by Parent:

  •
  at any time prior to the time the company stockholder approval is obtained, if the Control4 board of directors (or any committee thereof) has made a change of recommendation or allowed Control4 or any of its subsidiaries to enter into an alternative acquisition agreement (other than an acceptable confidentiality agreement); or

  •
  at any time prior to the effective time if Control4 has breached any of its representations, warranties, covenants or agreements in the merger agreement, which breach (1) would give rise to the failure of a condition to the obligations of Parent and Merger Sub to complete the merger related to Control4's representations, warranties, covenants and agreements in the merger agreement and (2) is either not capable of being cured before the termination date or is not cured before the earlier of 30 business days following receipt of written notice from Parent of such breach or the termination date; provided that Parent will not have the right to terminate the merger agreement pursuant to the termination provision referred to in this bullet point if it or Merger Sub is then in breach of any of their representations, warranties, covenants or agreements in the merger agreement, such that any condition to the obligation of Control4 to complete the merger related to Parent's or Merger Sub's representations, warranties, covenants and agreements in the merger agreement would not be satisfied if the closing date were the date of such termination.

Company Termination Fee

        Control4 will pay Parent (or its designee) a termination fee in an amount equal to approximately $20 million (referred to in this proxy statement as the "company termination fee") in the following circumstances:

  •
  if the merger agreement is terminated by Control4 at any time prior to the time the company stockholder approval is obtained, in order to substantially concurrently enter into an alternative acquisition agreement providing for a superior proposal, provided that the amount of the company termination fee will be approximately $10 million instead of the greater amount set forth above if (x) the merger agreement is terminated by the Company (i) at any time prior to the time the company stockholder approval is obtained, in order to substantially concurrently enter into an alternative acquisition agreement providing for a superior proposal and (ii) such time of termination is prior to the no-shop period start date, and (y) the Company has entered into a definitive alternative acquisition agreement with an excluded party to consummate an acquisition proposal at the time of such termination; or

  •
  if the merger agreement is terminated by Parent because the Control4 board of directors (or any committee thereof) has made a change of recommendation or allowed Control4 or any of its subsidiaries to enter into an alternative acquisition agreement (other than an acceptable confidentiality agreement); or

  •
  if all three of the following conditions are satisfied:

  (1)
  the merger agreement is terminated by (i) either Control4 or Parent because the merger has not been completed on or before the termination date, (ii) either Control4 or Parent or because the company stockholder approval has not been obtained or (iii) Parent as a result of a breach by Control4 of any representation, warranty, covenant or agreement in the merger agreement, which breach (x) gives rise to the failure of a condition to the obligations of Parent and Merger Sub to complete the merger related to Control4's representations, warranties, covenants and agreements in the merger agreement and (y) is either not capable of being cured before the termination date or is not cured before the earlier of 30 business days following receipt of written notice from Parent of such breach or the termination date, and in case of each of clause (i) and (iii) above, at the time of the termination, the company stockholder approval has not been obtained;

    (2)
    any person has publicly proposed, announced or made an acquisition proposal (or in the case of clause (1)(ii), an acquisition proposal has been made to Control4's management or the Control4 board of directors (or any committee thereof)) after the date of the merger agreement and prior to the special meeting and has not been withdrawn at least two business days prior to the special meeting (and in the case of clause (1)(iii), prior to the breach that forms the basis of the termination); and

    (3)
    within 12 months after the termination, Control4 completes an acquisition proposal or enters into a definitive agreement for an acquisition proposal that is subsequently completed (even if after such 12-month period)

(provided that, for purposes of the provision referred to in this bullet point, the references to "20%" and "80%" in the definition of "acquisition proposal" set forth in the merger agreement and defined below are deemed to be references to "50%").

Parent Termination Fee

        Parent will pay Control4 the parent termination fee in an amount equal to approximately $41 million if the merger agreement is terminated by Control4 because the marketing period has ended and all of the conditions to the obligation of Parent to complete the merger have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger, each of which is capable of being satisfied if the closing date were the date of such termination, and, solely with respect to the condition relating to (x) the expiration or termination of the waiting period applicable to the completion of the merger under the HSR Act and (y) the occurrence or granting of any decisions, orders, consents or expiration of any waiting periods required to consummate the transaction under the FATA and any other foreign investment, monopolization and anti-competition laws and regulations of certain foreign jurisdictions, if the failure of such condition to be satisfied is primarily caused by a material breach by Parent or Merger Sub of any of their respective covenants or agreements set forth in the provisions of the merger agreement described in the section of this proxy statement entitled "The Merger Agreement—Efforts to Complete the Merger"); Parent and Merger Sub do not complete the merger on or prior to the date the closing is required to occur pursuant to the merger agreement; Control4 has irrevocably confirmed in writing to Parent that it is ready, willing and able to complete the merger throughout the three-business-day period following delivery of such confirmation; and Parent and Merger Sub fail to complete the merger within three business days following delivery of such confirmation; provided that any purported termination of the merger agreement by either Control4 or Parent because the merger has not been completed on or before the termination date will be deemed to be a termination on the grounds described in this paragraph if, at the time of such termination, Control4 would have been entitled to terminate the merger agreement on the grounds described in this paragraph.

Limitation on Remedies

        In the event of the termination of the merger agreement and the abandonment of the merger in accordance with the provisions described in the section of this proxy statement entitled "The Merger Agreement—Termination," the merger agreement will become void and of no effect with no liability to any person on the part of the Company, Parent or Merger Sub or their respective affiliates, directors, officers, employees or stockholders, except that no such termination will relieve (1) the Company of any liability to pay the company termination fee or Parent of any liability to pay the parent termination fee, in each case to the extent required pursuant to the merger agreement, or (2) the Company, Parent or Merger Sub of any liability for any willful and material breach of the merger agreement prior to such termination, subject to the other limitations set forth in the merger agreement. In addition, certain sections of the merger agreement, including among others sections relating to termination, termination fees and expenses and confidentiality, will survive termination.

        As noted above, in no event will the Company be required to pay the company termination fee on more than one occasion or be subject to monetary damages for a willful and material breach by the Company of its obligations under the merger agreement in an amount in excess of the company damage cap in the aggregate (including any payment of the company termination fee). In addition, in no event will Parent and Merger Sub be entitled to (1) payment of monetary damages prior to the termination of the merger agreement or in amounts in excess of the company damage cap, (2) payment of both monetary damages and the company termination fee in a combined amount in excess of the company damage cap plus any interest payable with respect to the company termination fee or (3) both (a) payment of any monetary damages and/or the company termination fee and (b) a grant of specific performance of the merger agreement or any other equitable remedy against the Company that results in the closing of the merger.

        As noted above, in no event will Parent be obligated to pay the parent termination fee on more than one occasion or be subject to monetary damages for a willful and material breach by Parent or Merger Sub of their obligations under the merger agreement in an amount in excess of the parent termination fee in the aggregate. In addition, in no event will the Company be entitled to (1) payment of monetary damages prior to the termination of the merger agreement or in amounts in excess of the damage cap, (2) payment of both monetary damages and the parent termination fee in a combined amount in excess of the damage cap plus any interest payable with respect to the parent termination fee or (3) both (a) payment of any monetary damages and/or the parent termination fee and (b) a grant of specific performance of the merger agreement or any other equitable remedy against Parent or Merger Sub that results in the closing of the merger.

Expenses

        Except as otherwise provided in the merger agreement or each limited guarantee, whether or not the merger is completed, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such expense, except that all filing fees under the HSR Act in connection with the transactions contemplated by the merger agreement will be borne by Parent.

Amendment and Modification

        Subject to the provisions of applicable law, at any time prior to the effective time, the merger agreement may be amended, modified or waived if the amendment, modification or waiver is in writing and signed, in the case of an amendment or modification, by Parent, Merger Sub and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective, except that (1) after receipt of the company stockholder approval, no amendment may be made which by applicable law requires further approval by the holders of the Company's common stock without obtaining that further approval and (2) the provisions of the merger agreement to which the lenders under the debt commitment letter and their respective representatives are third party beneficiaries may not be amended in any way adverse to such lenders or their representatives without the prior written consent of such lenders.

Jurisdiction; Specific Enforcement

        Under the merger agreement, each of the parties has agreed that it will bring any action or proceeding in respect of any claim arising out of or relating to the merger agreement or the transactions contemplated by the merger agreement exclusively in the Court of Chancery of the State of Delaware or, if that court lacks or declines to accept jurisdiction, another federal or state court located in the State of Delaware. However, each of the parties has agreed that it will not be permitted to bring or support any action or claim against the lender related parties to the debt commitment letter or their representatives arising out of or relating to the merger agreement or any of the transactions contemplated by the merger agreement in any forum other than any state or federal court sitting in the Borough of Manhattan in the City of New York.

        Each of the parties has agreed that if for any reason any of the provisions of the merger agreement are not performed in accordance with their specific terms or are otherwise breached or threatened to be breached, irreparable damage would occur for which monetary damages would not be an adequate remedy. Accordingly, in addition to any other available remedies a party may have in equity or at law, each party will be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement. Notwithstanding the foregoing, (i) the Company will be entitled to specific performance of Parent's and Merger Sub's obligations pursuant to the merger agreement and the equity commitment letter to complete the merger only if all of the conditions to Parent's obligation to effect the merger (set forth in sections 6.1 and 6.2 of the merger agreement) have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger, provided that those conditions would be satisfied if the closing were on such date), Parent and Merger Sub fail to complete the closing by the date the closing is required to have occurred pursuant to the merger agreement, Parent's debt financing has been funded or will be funded at the closing if Parent's equity financing is funded at the closing, and the Company has irrevocably confirmed in a written notice to Parent that the closing will occur if Parent's equity financing and debt financing are funded and specific performance is granted; and (ii) the Company will be entitled to specific performance requiring Parent and Merger Sub to enforce the terms of the debt commitment letter and the obligations of the lenders to fund the debt financing only if all of the conditions to Parent's obligation to effect the merger (set forth in sections 6.1 and 6.2 of the merger agreement) have been satisfied (other than those conditions that by their nature are to be satisfied at the closing of the merger, provided that those conditions would be satisfied if the closing were on such date), Parent and Merger Sub fail to complete the closing by the date the closing is required to have occurred pursuant to the merger agreement, all of the conditions (other than those conditions that by their nature are to be satisfied at the closing of the merger under the debt commitment letter, provided that those conditions would be satisfied if the closing were on such date) to the consummation of the debt financing provided for in the debt commitment letter have been satisfied, and the Company has irrevocably confirmed in a written notice to Parent that the closing will occur if Parent's equity financing and debt financing are funded and specific performance is granted. Pursuant to the merger agreement, each of the parties has agreed that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that there is adequate remedy at law or that an award of specific performance is not an appropriate remedy.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION

        As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Control4 is providing its stockholders with a separate advisory (non-binding) vote to approve certain compensation that may be paid or become payable to its named executive officers in connection with the merger, as described in the table in the section of this proxy statement entitled "The Merger—Interests of the Company's Directors and Executive Officers in the Merger—Quantification of Potential Payments and Benefits to the Company's Named Executive Officers in Connection with the Merger," including the footnotes to the table and related narrative discussion beginning on page 70 of this proxy statement.

        The Control4 board of directors unanimously recommends that the stockholders of Control4 approve the following resolution:

        "RESOLVED, that the compensation that may be paid or become payable to Control4's named executive officers in connection with the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case, as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section of this proxy statement entitled "The Merger—Interests of the Company's Directors and Executive Officers in the Merger—Quantification of Potential Payments and Benefits to the Company's Named Executive Officers in Connection with the Merger," including the footnotes to the table and the related narrative discussion, is hereby APPROVED."

        The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to adopt the merger agreement and vote not to approve the named executive officer merger-related compensation proposal and vice versa. Because the vote on the named executive officer merger-related compensation proposal is advisory only, it will not be binding on either Control4 or Parent. Accordingly, if the merger agreement is adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the non-binding, advisory vote of Control4's stockholders.

        The above resolution approving the merger-related compensation of Control4's named executive officers on an advisory (non-binding) basis requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

        The Control4 board of directors unanimously recommends that the stockholders of Control4 vote "FOR" the named executive officer merger-related compensation proposal.

 VOTE ON ADJOURNMENT

        The Company's stockholders are being asked to approve a proposal that will give the Control4 board of directors authority to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement, if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. If this adjournment proposal is approved, the special meeting could be adjourned by the Control4 board of directors to any date (subject to certain restrictions in the merger agreement, including that the special meeting may not be held, without Parent's consent, on a date that is more than five business days prior to the termination date). In addition, the Control4 board of directors could postpone the special meeting before it commences. If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time before their use. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you sign and return a proxy and you indicate that you wish to vote in favor of the proposal to adopt the merger agreement but do not indicate a choice on the adjournment proposal, your shares of common stock will be voted in favor of the adjournment proposal.

        The Company does not anticipate calling a vote on this proposal if the proposal to adopt the merger agreement is approved by the requisite number of shares of Control4 common stock at the special meeting.

        The vote on the adjournment proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to approve the proposal to adopt the merger agreement and vote not to approve the adjournment proposal and vice versa.

        Approval of the adjournment proposal requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

        The Control4 board of directors unanimously recommends that the stockholders of Control4 vote "FOR" the adjournment proposal, if a vote on the adjournment proposal is called.

 MARKET PRICE OF THE COMPANY COMMON STOCK

        Control4's common stock is traded on the NASDAQ under the symbol "CTRL." On June 12, 2019, there were approximately 15 holders of record of our common stock. Certain shares of our common stock are held in "street" name and accordingly, the number of beneficial owners of such shares is not known or included in the foregoing number.

        The following table sets forth for the periods indicated the high and low sales prices per share for our common stock on the NASDAQ. The table also provides information as to dividends declared per share of our common stock.

	Market Price
			Dividend Per Share
	Low	High
Fiscal 2017
First Quarter	$10.30	$16.17	$0
Second Quarter	$14.63	$21.19	$0
Third Quarter	$19.17	$29.66	$0
Fourth Quarter	$25.78	$35.99	$0
Fiscal 2018
First Quarter	$21.19	$34.04	$0
Second Quarter	$20.50	$26.49	$0
Third Quarter	$24.02	$37.62	$0
Fourth Quarter	$15.59	$34.76	$0
Fiscal 2019
First Quarter	$16.01	$22.21	$0
Second Quarter (through June 20, 2019)	$16.56	$24.39	$0

        The closing sale price of our common stock on May 8, 2019, the last trading day prior to the execution of the merger agreement, was $17.12 per share. On June 20, 2019, the most recent practicable date before the filing of this proxy statement, the closing price for our common stock was $23.71 per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of common stock.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Except as noted below, the following table sets forth the amount and percent of shares of our common stock that as of May 31, 2019, are deemed under the rules of the SEC to be "beneficially owned" by each member of the Control4 board of directors, by each of our named executive officers, by all of our directors and executive officers as a group, and by any person or "group" (as that term is used in the Exchange Act) known to us to be a "beneficial owner" of more than 5% of the outstanding shares of our common stock as of that date. The information concerning the beneficial ownership of our directors and officers is based solely on information provided by those individuals.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
5% Stockholders:
BlackRock, Inc.(3)	3,946,426	14.7
The Vanguard Group(4)	1,920,208	7.2
Named Executive Officers and Directors:
Martin Plaehn(5)	347,627	1.3
Mark Novakovich(6)	53,056	*
Susan Cashen(7)	49,976	*
Bryce Judd(8)	21,123	*
Charles Kindel(9)	23,713	*
Rob Born(10)	42,967	*
James Caudill(11)	40,442	*
David C. Habiger(12)	60,028	*
Jeremy Jaech(13)	39,085	*
Mark Jensen(14)	44,059	*
Phil Molyneux(15)	18,973	*
Maria Thomas(16)	2,458	*
All executive officers and directors as a group (14 persons)(17)	824,457	3.0

*
Indicates beneficial ownership of less than 1.0% of the outstanding Control4 common stock.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Control4 has granted Control4 RSU Awards and/or Control4 Stock Options to named executive officers and non-employee directors under the Control4 Stock Plans. All shares of common stock issuable upon the exercise of Control4 Stock Options that are exercisable within 60 days of May 31, 2019 are considered to be beneficially owned for purposes of computing the holders' respective percentages of ownership in this table. Except for shares held jointly with a person's spouse or subject to applicable community property laws, or as indicated in the footnotes to this table, each stockholder identified in this table possesses the sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such stockholder.

(2)
Applicable percentage of ownership is based on 26,797,455 shares of common stock outstanding as of May 31, 2019.

(3)
Based solely on information reported on Schedule 13G/A filed with the SEC on January 24, 2019 by BlackRock, Inc. (referred to in this proxy statement as "BlackRock"), reporting beneficial ownership as of December 31, 2018, has sole dispositive power for all the shares reported, and sole voting power for 3,864,641 of the shares. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.

(4)
Based solely on information reported on Schedule 13G/A filed with the SEC on February 11, 2019 by The Vanguard Group (referred to in this proxy statement as "Vanguard"), reporting beneficial ownership as of December 31, 2018, with sole dispositive power as to 1,883,926 shares, sole voting power with respect to 36,616 shares, shared dispositive power as to 36,282 shares and shared voting power with respect to 1,700 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(5)
Consists of 154,705 shares of common stock, options to purchase 191,811 shares including those exercisable within 60 days of May 31, 2019, and 1,111 shares held in this person's 401(k) Plan account.

(6)
Consists of 31,972 shares of common stock, options to purchase 20,000 shares including those exercisable within 60 days of May 31, 2019, and 1,084 shares held in this person's 401(k) Plan account.

(7)
Consists of 2,256 shares of common stock, options to purchase 46,662 shares including those exercisable within 60 days of May 31, 2019, and 1,058 shares held in this person's 401(k) Plan account.

(8)
Consists of 12,791 shares of common stock, options to purchase 7,291 shares including those exercisable within 60 days of May 31, 2019, and 1,041 shares held in this person's 401(k) Plan account.

(9)
Consists of 23,284 shares of common stock and 429 shares held in this person's 401(k) Plan account.

(10)
Consists of 17,813 shares of common stock and options to purchase 25,154 shares including those exercisable within 60 days of May 31, 2019.

(11)
Consists of 23,685 shares of common stock and options to purchase 16,757 shares including those exercisable within 60 days of May 31, 2019.

(12)
Consists of 23,685 shares of common stock and options to purchase 36,343 shares including those exercisable within 60 days of May 31, 2019.

(13)
Consists of 39,085 shares of common stock.

(14)
Consists of 20,685 shares of common stock and options to purchase 23,374 shares including those exercisable within 60 days of May 31, 2019.

(15)
Consists of 18,973 shares of common stock.

(16)
Consists of 2,458 shares of common stock.

(17)
Consists of 412,468 shares held of record by our current executive officers and directors, and options to purchase 405,747 shares, including those exercisable within 60 days of May 31, 2019, and 6,242 shares held in such persons' 401(k) Plan accounts.

APPRAISAL RIGHTS

        Under the DGCL, you have the right to dissent from the merger and to receive payment in cash for the fair value of your shares of common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the Court, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law.

        The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in the loss or waiver of your appraisal rights. All references in this summary to a "stockholder" are to the record holder of shares of common stock of the Company unless otherwise indicated.

        Beneficial owners of shares of common stock who do not also hold such shares of record may have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares of common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity, and if the shares of common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal on behalf of a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. In the event a record owner, such as a broker, who holds shares of common stock as a nominee for others, exercises his or her right of appraisal with respect to the shares of common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners, we recommend that the written demand state the number of shares of common stock as to which appraisal is sought. Where no number of shares is expressly mentioned, we will presume that the demand covers all shares held in the name of the record owner. If you hold your shares of common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

        Section 262 of the DGCL requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the special meeting to vote on the merger in connection with which appraisal rights will be available. A copy of Section 262 of the DGCL must be included with such notice. This proxy statement constitutes our notice to the Company's stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 of the DGCL and a copy of the full text of Section 262 of the DGCL is attached hereto as Annex C. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex C to this proxy statement since failure to timely and properly comply with the requirements of Section 262 of the DGCL may result in the loss of your appraisal rights under the DGCL.

        If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

  •
  You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption and approval of the merger agreement and the merger. Voting against or failing to vote for the adoption and approval of the merger agreement and the merger by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares. A stockholder's failure to make a written demand before the vote with respect to the merger is taken will constitute a waiver of appraisal rights.

  •
  You must not vote in favor of, or consent in writing to, the adoption and approval of the merger agreement and the merger. A vote in favor of the adoption and approval of the merger agreement and merger, by proxy submitted by mail, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption and approval of the merger agreement and the merger. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement and the merger or abstain from voting on the merger agreement and the merger.

  •
  You must continue to hold your shares of common stock from the date of making the demand through the effective date of the merger. Therefore, a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made but who thereafter transfers the shares before the effective date of the merger will lose any right to appraisal with respect to such shares.

  •
  You must otherwise comply with the procedures set forth in Section 262 of the DGCL.

        If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration (without interest and subject to any required withholding taxes), but you will have no appraisal rights with respect to your shares of common stock.

        All demands for appraisal pursuant to Section 262 of the DGCL should be addressed to the Company, in care of the Secretary, at Control4 Corporation, 11734 S. Election Road, Salt Lake City, Utah 84020, and must be delivered before the vote on the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of common stock.

        Within 10 days after the effective date of the merger, the surviving corporation (i.e., Control4 Corporation) must give written notice that the merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement and the merger. At any time within 60 days after the effective date of the merger, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw such stockholder's demand for appraisal and to accept the merger consideration (without interest and subject to any required withholding taxes) specified by the merger agreement for his or her shares of common stock; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the surviving corporation. Within 120 days after the effective date of the merger, any stockholder who has complied with Section 262 of the DGCL will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and the merger and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person's own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 of the DGCL and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person's own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition must be made upon the Company, as the surviving corporation. If no such petition is filed within that 120-day period, appraisal rights will be lost for all holders of shares who had previously demanded appraisal of their shares. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder's previously written demand for appraisal. There is no present intent on the part of the Company to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that the Company will file such a petition or that the Company will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. The Register in Chancery, if so ordered by the Delaware Court of Chancery, must give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to the stockholders shown on the list at the addresses therein stated. Such notice must also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Delaware Court of Chancery deems advisable. The forms of the notices by mail and by publication must be approved by the Delaware Court of Chancery, and the costs thereof will be borne by the surviving corporation. At the hearing on such petition, the Delaware Court of Chancery will determine the stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder. If immediately before the merger the shares of the class or series of stock as to which appraisal rights are available were listed on a national securities exchange, the Delaware Court of Chancery will dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger for such total number of shares exceeds $1 million or (3) the merger was approved pursuant to Sections 253 or 267 of the DGCL.

        After determination of the stockholders entitled to appraisal of their shares of common stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and except as otherwise provided in Section 262, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal before the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving corporation and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under Section 262 of the DGCL. When the fair value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, by the surviving corporation to the stockholders entitled to receive the same, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the surviving corporation of the certificates representing such stock.

        In determining the fair value of the shares of common stock, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP,  Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company."

        The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor,  Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        You should be aware that the fair value of your shares of common stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement and that an opinion of an investment banking firm as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not otherwise address, fair value under Section 262 of the DGCL.

        Moreover, we do not anticipate offering more than the per share merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the "fair value" of a share of common stock is less than the per share merger consideration.

        Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. In the absence of an order, each party bears its own expenses. Any stockholder who has duly demanded and perfected appraisal rights in compliance with Section 262 of the DGCL will not, after the effective time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date before the effective time; however, if no petition for appraisal is filed within 120 days after the effective date of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective date of the merger or thereafter with the written approval of the Company, then the right of that stockholder to appraisal will cease. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the merger consideration that such holder would have received (without interest and subject to any required withholding taxes) pursuant to the merger agreement within 60 days after the effective date of the merger.

        In view of the complexity of Section 262 of the DGCL, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

 SUBMISSION OF STOCKHOLDER PROPOSALS

        If the merger is completed, the Company does not expect to hold a 2020 annual meeting of stockholders. However, if the merger is not completed, the Company will hold a 2020 annual meeting of stockholders.

        As described in the Company's annual meeting proxy statement for the 2019 annual meeting of stockholders filed on March 20, 2019, any stockholder proposals submitted in accordance with SEC rules must be received by us no later than 120 calendar days before the one-year anniversary of the date of our proxy statement released to stockholders in connection with the 2019 annual meeting, or November 20, 2019. Proposals we receive after that date will not be included in the proxy statement for the 2020 annual meeting of stockholders. We urge stockholders to submit proposals by Certified Mail—Return Receipt Requested.

        A stockholder proposal or a nomination of a person for election to the Control4 board of directors not included in our proxy statement for the 2020 annual meeting of stockholders will be ineligible for presentation at the 2020 annual meeting of stockholders unless the stockholder gives timely notice of the proposal or nomination in writing to the Corporate Secretary of Control4 at the principal executive offices of Control4. Under our bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by, us not more than 120 days nor less than 90 days in advance of the one-year anniversary of the date of our proxy statement provided in connection with the previous year's annual meeting of stockholders; provided, however, that in the event that we did not hold an annual meeting in the prior year or if the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the prior year's annual meeting, we must receive the stockholder's notice by the close of business on the later of 90 days prior to the annual meeting and the 10th day after the day we provided such public disclosure of the meeting date.

        Additional information regarding the procedures to submit a stockholder proposal or a nomination of a person for election to the Control4 board of directors at the 2020 annual meeting, if one will be held, is included in the Company's proxy statement for its 2019 annual meeting of stockholders, filed on March 20, 2019.

 MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

        In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless the Company has received contrary instructions from one or more of the stockholders. Each stockholder will receive a separate proxy card. The Company will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement should be directed to the Company at Control4 Corporation, Attn: Jonathan Tanner, 11734 S. Election Road, Salt Lake City, Utah 84020, or by calling our Investor Relations department at 888-400-4070 (toll free) or 801-523-3100. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any reports, proxy statements or other information that we file with the SEC from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

        The Company will make available a copy of its public reports, without charge, on its website at https://www.Control4.com/ as soon as reasonably practicable after the Company files the reports electronically with the SEC. The information provided on our website is not part of this proxy statement, and is not incorporated by reference herein. In addition, you may obtain a copy of the reports, without charge, by contacting the Company at Control4 Corporation, Attn: Jonathan Tanner, 11734 S. Election Road, Salt Lake City, Utah 84020, or by calling 888-400-4070 (toll free) or 801-523-3100. In order to ensure timely delivery of the documents before the special meeting, any request should be made promptly to the Company.

        The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and before the date of the special meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

  •
  Control4's Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

  •
  Control4's Current Reports on Form 8-K, in each case to the extent filed and not furnished with the SEC on May 17, 2019; and

  •
  Control4's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS ABOUT THE MERGER OR THE SPECIAL MEETING OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANY OTHER PERSON. THIS PROXY STATEMENT IS DATED JUNE 21, 2019. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT AND WILL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER
by and among
WIREPATH HOME SYSTEMS, LLC,
COPPER MERGER SUB INC.
and
CONTROL4 CORPORATION
Dated as of May 8, 2019

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS

Terms	Page
Acceptable Confidentiality Agreement	A-34
Acquisition Proposal	A-66
Action	A-67
Affiliate	A-67
Agreement	A-1
Alternative Acquisition Agreement	A-32
BIS	A-15
Book-Entry Shares	A-5
Bribery Act	A-14
Business Day	A-67
Bylaws	A-3
Cancelled Shares	A-3
Capitalization Date	A-10
Cash Equity	A-25
Certificate	A-4
Certificate of Merger	A-2
Change of Recommendation	A-35
Charter	A-2
Chosen Courts	A-61
Closing	A-2
Closing Date	A-2
Code	A-7
Commitment Letters	A-25
Common Stock	A-10
Company	A-1
Company 401(k) Plan	A-44
Company Benefit Plan	A-67
Company Board	A-1
Company Disclosure Schedule	A-9
Company Equity Awards	A-7
Company Group	A-60
Company Information	A-28
Company Intellectual Property	A-67
Company Material Adverse Effect	A-67
Company Preferred Stock	A-10
Company Recommendation	A-11
Company RSU Award	A-7
Company RSU Award Consideration	A-7
Company SEC Documents	A-12
Company Securities	A-10
Company Stock Option	A-7
Company Stock Option Consideration	A-7
Company Termination Fee	A-69
Confidentiality Agreement	A-42
Continuing Employees	A-43
Contract	A-69
Converted Shares	A-3
D&O Insurance	A-46

A-iv

Terms	Page
Damage Cap	A-59
Debt Commitment Letter	A-25
Debt Financing	A-25
Definitive Agreements	A-48
DGCL	A-1
Dissenting Shares	A-6
Effective Time	A-2
Enforceability Exceptions	A-11
Environmental Laws	A-69
Equity Commitment Letter	A-25
Equity Investors	A-69
ERISA	A-69
ERISA Affiliate	A-69
Exchange Act	A-69
Exchange Fund	A-4
Excluded Party	A-69
Excluded Shares	A-3
Executive Bonus PSU Award	A-8
FCPA	A-14
Financing	A-25
GAAP	A-12
Governmental Entity	A-70
HSR Act	A-70
Indemnified Parties	A-45
Inquiry	A-32
Intellectual Property	A-70
Intervening Event	A-70
Knowledge	A-70
Law	A-70
Lender Related Parties	A-70
Lenders	A-70
Lien	A-71
Limited Guarantee	A-1
Marketing Period	A-71
Material Contract	A-19
Materials of Environmental Concern	A-72
Merger	A-1
Merger Amounts	A-26
Merger Consideration	A-3
Merger Sub	A-1
Multiemployer Plan	A-72
NASDAQ	A-72
Non-Objection	A-72
No-Shop Period Start Date	A-33
Notice of Change of Recommendation	A-35
OFAC	A-15
Order	A-72
Parent	A-1
Parent Disclosure Schedule	A-23
Parent Group	A-59

A-v

Terms	Page
Parent Material Adverse Effect	A-23
Parent Termination Fee	A-72
Paying Agent	A-4
Permits	A-14
Permitted Liens	A-73
Person	A-73
Proxy Statement	A-37
Real Property Leases	A-21
Record Holder	A-73
Regulatory Law	A-73
Representatives	A-32
Required Financial Information	A-50
SEC	A-73
Securities Act	A-73
Share	A-3
Shares	A-3
Significant Subsidiary	A-73
Solvent	A-27
Stock Fund	A-44
Stock Fund Termination	A-44
Stockholder Approval	A-54
Stockholders Meeting	A-39
Subsidiary	A-73
Superior Proposal	A-73
Surviving Corporation	A-1
Takeover Statute	A-53
Tax	A-73
Tax Return	A-74
Taxes	A-73
Termination Date	A-56
Transaction Litigation	A-42
Undertaking	A-10
Unvested Company RSU Award	A-7
Unvested Company Stock Option	A-7
Vested Company RSU Award	A-7
Vested Company Stock Option	A-7
Willful Breach	A-74

A-vi

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER, dated as of May 8, 2019 (this "Agreement"), by and among Wirepath Home Systems, LLC, a North Carolina limited liability company ("Parent"), Copper Merger Sub Inc., a Delaware corporation and direct wholly owned Subsidiary of Parent ("Merger Sub"), and Control4 Corporation, a Delaware corporation (the "Company").

RECITALS

        WHEREAS, the board of directors of the Company (the "Company Board") has unanimously approved the merger of Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), and has approved and declared this Agreement fair and advisable to and in the best interests of its stockholders;

        WHEREAS, the boards of directors of Parent and Merger Sub have each approved this Agreement and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement;

        WHEREAS, the sole stockholder of Merger Sub, has approved and adopted this Agreement and the transactions contemplated by this Agreement, including the Merger;

        WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company's willingness to enter into this Agreement, each Equity Investor (as defined below) is entering into a limited guarantee in favor of the Company (each, a "Limited Guarantee"), pursuant to which, subject to the terms and conditions contained therein, each Equity Investor is guaranteeing certain obligations of Parent and Merger Sub in connection with this Agreement; and

        WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement and also to prescribe certain conditions to the transactions contemplated by this Agreement.

        NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I
THE MERGER

        Section 1.1.    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, in accordance with the provisions of the DGCL, and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and, following the Merger, shall be an direct wholly owned Subsidiary of Parent, and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in this Agreement.

        Section 1.2.    Closing.     The closing of the Merger (the "Closing") shall take place: (a) at 9:00 a.m., New York City time, no later than the third (3rd) Business Day following the satisfaction or waiver (if permissible under applicable Law) of all of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), at the offices of Simpson Thacher & Bartlett LLP, 2475 Hanover Street, Palo Alto, California 94304; provided, that if the Marketing Period has not ended on or prior to the time the Closing would have otherwise been required to occur pursuant to the foregoing, the Closing shall not occur until the earlier to occur of (i) a Business Day during the Marketing Period specified by Parent on no fewer than three (3) Business Days written notice to the Company (it being understood that such date may be conditioned upon the simultaneous consummation of the Debt Financing) and (ii) the first Business Day following the final day of the Marketing Period (subject, in the case of each of the foregoing clauses (i) and (ii), to the satisfaction or (to the extent permitted by applicable Law) waiver of all of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) as of the date determined pursuant to this proviso); or (b) at such other date, time, or place as agreed to in writing by Parent and the Company. The date on which the Closing actually occurs is referred to herein as the "Closing Date." For the avoidance of doubt, a condition may only be waived in writing by the party or parties entitled to such condition under this Agreement.

        Section 1.3.    Effective Time.     Subject to the terms and conditions hereof, on the Closing Date, the Company and Parent will cause a certificate of merger (the "Certificate of Merger") to be duly executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as the parties shall agree in writing and specify in the Certificate of Merger in accordance with the DGCL (the "Effective Time").

ARTICLE II
EFFECTS OF THE MERGER

        Section 2.1.    Effects of the Merger.     The Merger shall have the effects specified in this Agreement and the applicable provisions of the DGCL.

        Section 2.2.    Certificate of Incorporation.     Subject to Section 5.10, at the Effective Time, the certificate of incorporation of the Surviving Corporation (the "Charter") shall be amended and restated in its entirety to be in the form of the certificate of incorporation of Merger Sub (except with respect to the name of the Surviving Corporation, which from and after the Effective Time shall be the name of the Company), until thereafter amended as provided therein or by applicable Law.

        Section 2.3.    Bylaws.     Subject to Section 5.10, at the Effective Time, the bylaws of the Surviving Corporation (the "Bylaws") shall be amended and restated in their entirety to be in the form of the bylaws of Merger Sub (except that the name of the Surviving Corporation shall be the name of the Company), until thereafter amended as provided therein or in the Charter or by applicable Law.

        Section 2.4.    Directors.     The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

        Section 2.5.    Officers.     The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

        Section 2.6.    Effect on Capital Stock.     At the Effective Time, as a result of the Merger and without any action on the part of the holders of any capital stock of the Company or any other Person:

          (a)    Merger Consideration.    Each share of Common Stock (a "Share" or, collectively, the "Shares") issued and outstanding immediately prior to the Effective Time (other than Cancelled

  Shares, Converted Shares and Dissenting Shares (collectively, "Excluded Shares")) shall at the Effective Time automatically be cancelled and converted into the right to receive $23.91 per Share in cash (the "Merger Consideration"), without interest and subject to applicable withholding taxes pursuant to Section 2.7(g), whereupon such Shares will cease to exist and no longer be outstanding, and each holder thereof will cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest, upon surrender of Certificates or Book-Entry Shares in accordance with Section 2.7.

          (b)    Cancellation of Cancelled Shares; Conversion of Converted Shares.    Shares that immediately prior to the Effective Time are held by the Company in treasury or by Parent or Merger Sub or any Affiliate of Parent or Merger Sub (collectively, "Cancelled Shares") shall at the Effective Time automatically be cancelled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor. Shares that immediately prior to the Effective Time are held by any wholly owned Subsidiary of the Company (collectively, "Converted Shares") shall at the Effective Time automatically be converted into such number of fully paid and nonassessable shares of common stock, par value $0.01 per share, of the Surviving Corporation such that the ownership percentage of any such Subsidiary in the Surviving Corporation immediately following the Effective Time shall equal the ownership percentage of such Subsidiary in the Company immediately prior to the Effective Time.

          (c)    Conversion of Merger Sub Common Stock.    At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

        Section 2.7.    Payment.

          (a)    Paying Agent; Exchange Fund.    Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the "Paying Agent") for the payment of the Merger Consideration in accordance with this Article II, and in connection therewith, shall enter into an agreement reasonably acceptable to the Company relating to the Paying Agent's responsibilities with respect to this Agreement. At or prior to the Effective Time, Parent shall deposit (or shall cause to be deposited) with the Paying Agent in trust for the benefit of the holders of Shares a cash amount sufficient to pay the aggregate Merger Consideration (such cash being hereinafter referred to as the "Exchange Fund"). The Exchange Fund shall not be used for any purpose except as set forth herein. The Paying Agent shall invest the Exchange Fund as reasonably directed by Parent; provided, that such investments shall be in short-term obligations of, or guaranteed in full by, the United States of America with maturities no more than thirty (30) days. Any interest and other income resulting from such investments shall be payable to Parent or the Surviving Corporation and any amounts in excess of the amounts payable under this Article II shall be promptly returned to the Surviving Corporation. To the extent that there are any losses with respect to any such investments, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to pay the aggregate Merger Consideration under this Article II. No investment losses resulting from investment of the funds deposited with the Paying Agent shall diminish the rights of any holder of Shares to receive the Merger Consideration as provided herein.

          (b)    Procedures for Surrender.

            (i)    Common Stock Certificates.    As soon as reasonably practicable after the Effective Time (but in any event no later than three (3) Business Days after the date on which the Effective Time occurs), Parent shall cause the Paying Agent to mail to each Record Holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares (each such certificate, a "Certificate"), which Shares were converted into the right to receive the Merger Consideration pursuant to the provisions of this Article II, (A) a letter of transmittal, which shall be in customary form and with such other provisions as Parent and the Company shall reasonably agree, and which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of such Certificates (or affidavits of loss in lieu thereof as provided in Section 2.7(e)) and (B) instructions for effecting the surrender of Certificates (or affidavits of loss in lieu thereof as provided in Section 2.7(e)) to the Paying Agent in exchange for payment of the Merger Consideration for which such Shares have been converted pursuant the provisions of this Article II. Upon surrender to the Paying Agent of a Certificate (or affidavit of loss in lieu thereof as provided in Section 2.7(e)) for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other customary documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable Merger Consideration pursuant to the provisions of this Article II in respect of each Share formerly represented by such Certificate, and the Certificate (or affidavit of loss in lieu thereof as provided in Section 2.7(e)) so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable in respect of any Shares. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name a surrendered Certificate is registered, it will be a condition precedent of payment that the Certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment has paid all transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate and has established to the reasonable satisfaction of the Paying Agent and the Surviving Corporation that such Taxes have been paid or are not required to be paid.

            (ii)    Book-Entry Shares.    Any holder of non-certificated Shares represented by book-entry ("Book-Entry Shares") and whose Shares were converted pursuant to the provisions of this Article II into the right to receive the Merger Consideration shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration. In lieu thereof, each registered holder of one (1) or more Book-Entry Shares shall automatically upon the Effective Time be entitled to receive, and, upon receipt by the Paying Agent of an "agent's message" in customary form (or such other evidence, if any, as the Paying Agent may reasonably request), Parent shall, or shall cause the Surviving Corporation to, cause the Paying Agent to pay and deliver (after giving effect to any required withholding Taxes as provided in Section 2.7(g)) as soon as reasonably practicable after the Effective Time, the applicable Merger Consideration pursuant to the provisions of this Article II in respect of each Share formerly represented by such Book-Entry Share, and the Book-Entry Share so exchanged shall forthwith be cancelled. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered.

          (c)    Closing of Transfer Books.    From and after the Effective Time, the stock transfer books of the Surviving Corporation shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. Until surrendered as contemplated by Section 2.7(b), each Certificate and Book-Entry Share (other than Excluded Shares) shall, from and after the Effective Time, represent only the right to receive the Merger Consideration, without interest thereon, as contemplated by Section 2.6(a). If, after the Effective Time, Certificates or, in the case of Book-Entry Shares, such Shares are presented to the Surviving Corporation, Parent or the Paying Agent for transfer or any other reason, they shall be cancelled and exchanged for the Merger Consideration as provided in this Article II.

          (d)    Termination of Exchange Fund.    Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the Record Holders of Shares one (1) year after the Effective Time shall be delivered to the Surviving Corporation. Any Record Holder of Shares (other than Excluded Shares) who has not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and Parent, which shall remain responsible for payment of the Merger Consideration for such Shares as provided in this Article II, without any interest thereon. Notwithstanding anything to the contrary herein, none of the Surviving Corporation, Parent, Merger Sub, the Paying Agent or any other Person shall be liable to any Record Holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

          (e)    Lost, Stolen or Destroyed Certificates.    In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder thereof, and if required by Parent in its sole discretion, the posting by such holder of a bond in customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against it, the Surviving Corporation or the Paying Agent with respect to such Certificate, Parent will cause the Surviving Corporation or the Paying Agent to pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect of the Shares previously evidenced by such lost, stolen or destroyed Certificate, without any interest thereon.

          (f)    Dissenting Shares.    Notwithstanding anything in this Agreement to the contrary, if required by the DGCL (but only to the extent required thereby), Shares that are issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares and Converted Shares) and that are held by holders of such Shares who have not voted in favor of the adoption of this Agreement or consented thereto in writing and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL (the "Dissenting Shares") will not be converted into the right to receive the Merger Consideration, and holders of such Dissenting Shares will be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of such Section 262 unless and until any such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such Dissenting Shares will thereupon be treated as if they had been converted into and had become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence. The Company will give Parent (i) reasonably prompt notice of any demands received by the Company for appraisals of Shares, withdrawals of such demands, and any other instruments received by the Company pursuant to Section 262 of the DGCL and (ii) the opportunity to participate in all negotiations and proceedings with respect to such notices and demands. Parent shall have the right to direct and control all negotiations and proceedings with respect to any such demands, withdrawals or attempted withdrawals of such demands; provided that, after the date hereof until the Effective Time, Parent shall consult with the Company with respect to such negotiations and proceedings. The Company shall not, except with the prior written consent of Parent, and prior to the Effective Time, Parent shall not, except with the prior written consent of the Company, make any payment with respect to any demands for appraisal or offer to settle or compromise, or settle or compromise or otherwise negotiate, any such demands, or approve any withdrawal of any such demands, or waive any failure to timely deliver a written demand for appraisal or otherwise to comply with Section 262 of the DGCL, or agree to do any of the foregoing.

          (g)    Withholding Rights.    Each of Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this

  Agreement such Taxes as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code") or under any other applicable provision of Law. To the extent that amounts are so deducted and withheld and timely paid over to the appropriate Governmental Entity, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

        Section 2.8.    Company Equity Awards.

          (a)   Unless otherwise provided in an agreement between Parent and the holder thereof, each outstanding option to acquire Shares (each, a "Company Stock Option") that is fully vested and exercisable immediately prior to the Effective Time (or would become fully vested and exercisable by the terms of such Company Stock Option as a result of the transactions contemplated by this Agreement) (each such Company Stock Option, a "Vested Company Stock Option") shall, as of the Effective Time, be cancelled and, in consideration thereof, the holder of such Vested Company Stock Option shall receive an amount in cash equal to the product of (i) the excess, if any, of the Merger Consideration over the exercise price per Share of such Company Stock Option, multiplied by (ii) the total number of Shares subject to such Company Stock Option, subject to applicable Tax withholding (such amount, the "Company Stock Option Consideration"). Unless otherwise provided in an agreement between Parent and the holder thereof, each outstanding Company Stock Option that is not a Vested Company Stock Option (each such Company Stock Option, an "Unvested Company Stock Option") shall, as of the Effective Time, be cancelled and, in consideration thereof, the holder of such Unvested Company Stock Option will receive the Company Stock Option Consideration, subject to and conditioned on the same terms and conditions (including any terms and conditions relating to vesting and acceleration thereof, but excluding any terms and conditions related to exercise) as applicable to the Unvested Company Stock Option to which such Company Stock Option Consideration relates, except as set forth on Section 2.8 of the Company Disclosure Schedule. Notwithstanding anything in this Section 2.8(a) to the contrary, any Company Stock Option that has an exercise price per Share that is greater than or equal to the Merger Consideration shall be cancelled for no consideration.

          (b)   Unless otherwise provided in an agreement between Parent and the holder thereof, each outstanding restricted stock unit award (each, a "Company RSU Award" and, together with the Company Stock Options, the "Company Equity Awards") that is fully vested immediately prior to the Effective Time (or would become fully vested by the terms of such Company RSU Award as a result of the transactions contemplated by this Agreement, except for any Executive Bonus PSU Award) (each such Company RSU Award, a "Vested Company RSU Award") shall, as of the Effective Time, be cancelled and, in consideration thereof, the holder of such Company RSU Award shall receive an amount in cash equal to the Merger Consideration in respect of each Share subject to such Company RSU Award, subject to applicable Tax withholding (such amount, the "Company RSU Award Consideration"). Unless otherwise provided in an agreement between Parent and the holder thereof, each outstanding Company RSU Award that is not a Vested Company RSU Award (each such RSU Award, an "Unvested Company RSU Award") shall, as of the Effective Time, be cancelled and, in consideration thereof, the holder of such Unvested Company RSU Award will receive the Company RSU Award Consideration, subject to and conditioned on the same terms and conditions (including any terms and conditions relating to vesting and acceleration thereof) as applicable to the Unvested Company RSU Award to which such Company RSU Award Consideration relates, except as set forth on Section 2.8 of the Company Disclosure Schedule; provided, however, to the extent any Unvested Company RSU Award is subject to both time-and performance-vesting conditions(including any Executive Bonus PSU Award), the applicable performance-vesting conditions shall be deemed to be satisfied at target level; provided, further, with respect to any Executive Bonus PSU Award, except as set forth in Section 2.8 of the

  Company Disclosure Schedule, no Company RSU Award Consideration with respect to such Executive Bonus PSU Award shall become payable prior to the first anniversary of the vesting commencement date applicable to such Executive Bonus PSU Award. For purposes hereof, "Executive Bonus PSU Award" means any Company RSU Award that (i) was granted in 2019, (ii) is subject to both time- and performance-vesting conditions and (iii) would otherwise fully vest in the ordinary course on the first anniversary of the vesting commencement date specified in the applicable award agreement granting such Company RSU Award.

          (c)   Unless otherwise provided in an agreement between Parent and the holder thereof, the Surviving Corporation shall pay the holders of Company Equity Awards the cash payments described in Section 2.8(a) and Section 2.8(b) on or as soon as reasonably practicable after the Closing Date, in the case of Vested Company Stock Options and Vested Company RSU Awards, or the applicable vesting date (or as otherwise provided in Section 2.8 of the Company Disclosure Schedule, as applicable), in the case of Unvested Company Options and Unvested Company RSU Awards, but in any event within five (5) Business Days following such applicable date; provided that, notwithstanding anything to the contrary contained in this Agreement, any such delivery of the Company RSU Award Consideration in respect of a Company RSU Award that constitutes "deferred compensation" subject to Section 409A of the Code shall be made on the earliest possible date that such payment would not trigger a tax or penalty under Section 409A of the Code.

          (d)   Prior to the Effective Time, the Company Board or any authorized committee thereof shall adopt such resolutions as may reasonably be appropriate or required in its discretion to effectuate the actions contemplated by this Section 2.8.

        Section 2.9.    Adjustments to Prevent Dilution.     In the event that, between the date of this Agreement and the Effective Time, the Company changes the number of Shares issued and outstanding as a result of a reclassification, stock split or reverse stock split, stock dividend or stock distribution, recapitalization, combination, merger, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be correspondingly adjusted to reflect such change and to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such action, and as so adjusted shall, from and after the date of such event, be the Merger Consideration.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in (a) the Company SEC Documents (other than any disclosures contained or referenced therein under the captions "Risk Factors" or "Forward Looking Statements" (to the extent such disclosures are general and cautionary, predictive or forward-looking in nature)) filed with or furnished to the SEC by the Company (including any documents incorporated by reference into any of the Company SEC Documents) since January 1, 2018 and publicly available on or before the day that is two (2) Business Days prior to the date of this Agreement or (b) the disclosure letter delivered by the Company to Parent prior to entering into this Agreement (the "Company Disclosure Schedule") (it being acknowledged and agreed that (i) disclosure of any item in any section or subsection of the Company Disclosure Schedule, whether or not an explicit cross reference appears, shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent on the face of such disclosure, and (ii) the mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item is material or constitutes a Company Material Adverse Effect or that the inclusion of such item in the Company Disclosure Schedule is required), the Company hereby represents and warrants to Parent and Merger Sub as follows:

        Section 3.1.    Organization and Power.     The Company and each of its Subsidiaries is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize that concept) under the Laws of its respective jurisdiction of organization and each has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted, except where the failure to be in good standing or to have such corporate or similar power and authority would not constitute a Company Material Adverse Effect. The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize that concept) as a foreign corporation (or other applicable entity) in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification or licensing, except in such jurisdictions where the failure to be so qualified or licensed or to be in good standing would not constitute a Company Material Adverse Effect. The Company has made available to Parent true, complete and correct copies of its and its Significant Subsidiaries' certificate of incorporation and bylaws (or similar organizational documents), in each case as amended and in effect as of the date of this Agreement. The Company is not in violation of any provision of its certificate of incorporation or bylaws.

        Section 3.2.    Subsidiaries.     Section 3.2 of the Company Disclosure Schedule sets forth as of the date hereof a true and complete list of the Subsidiaries of the Company and indicates the jurisdiction of organization or formation of each such Subsidiary. All of the outstanding shares of capital stock or other equity interests of each Subsidiary of the Company have been duly authorized, validly issued and free of preemptive rights and in the case of corporations are fully paid and nonassessable. All of the outstanding shares of capital stock or equity interests of each Subsidiary of the Company are owned by the Company, directly or indirectly, free and clear of all Liens, other than Permitted Liens. As of the date hereof, neither the Company nor any of the Subsidiaries owns, directly or indirectly, any capital stock of, or any joint venture, membership, partnership, voting or equity interest of any nature in, any other Person, other than the Subsidiaries identified in Section 3.2 of the Company Disclosure Schedule.

        Section 3.3.    Capitalization.

          (a)   The authorized capital stock of the Company consists of 500,000,000 shares of common stock, par value $0.0001 per share (the "Common Stock"), and 25,000,000 shares of preferred stock, par value $0.0001 per share (the "Company Preferred Stock"). At the close of business on May 6, 2019 (the "Capitalization Date"), (i) 26,660,960 shares of Common Stock were issued and outstanding, (ii) no shares of Common Stock were held by the Company in its treasury, (iii) 1,037,786 shares of Common Stock were reserved for issuance pursuant to outstanding Company Stock Options, (iv) 1,294,679 shares of Common Stock were reserved for issuance pursuant to outstanding Company RSU Awards (assuming achievement of applicable performance goals at target level), and (v) no shares of Company Preferred Stock were issued and outstanding. All outstanding Shares and all Shares reserved for issuance pursuant to outstanding Company Stock Options and outstanding Company RSU Awards as noted in clauses (iii) and (iv) of the foregoing sentence, when issued in accordance with the respective terms of such Company Stock Options and Company RSU Awards, are or will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

          (b)   Except as set forth in this Section 3.3 and for changes since the Capitalization Date resulting from the exercise, vesting or settlement of Company Stock Options or the vesting or settlement of Company RSU Awards, in each case, outstanding on the Capitalization Date, as of the date hereof, there are no outstanding or reserved for issuance (i) shares of capital stock or voting securities of the Company, (ii) bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the Company's stockholders may vote, (iii) securities, options, warrants, calls, rights, commitments, profits interests, stock appreciation rights, phantom stock agreements, arrangements or undertakings of any kind (an "Undertaking") to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue or sell, or cause to be issued or sold, additional shares of capital stock or other voting or equity securities or interests of the Company or of any of its Subsidiaries (or any security convertible or exercisable therefor) or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, profits interest, agreement, arrangement or Undertaking (the items in clauses (i) through (iii) being referred to collectively as the "Company Securities") or (iv) contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities (other than in connection with the exercise, vesting or settlement, as applicable, of Company Equity Awards (which Company Equity Awards are set forth on Section 3.3(d) of the Company Disclosure Schedule), including with respect to the satisfaction of Tax withholding, and with respect to Company Stock Options, the payment of the exercise price). No shares of capital stock of the Company are owned by any Subsidiary of the Company.

          (c)   There are no voting agreements, voting trusts, stockholders agreements, proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of, restricting the transfer or sale of, or providing for registration rights with respect to, the capital stock or other equity interests of the Company or any of its Subsidiaries.

          (d)   Section 3.3(d) of the Company Disclosure Schedule sets forth, as of the Capitalization Date, a list of all holders of Company Equity Awards and, with respect to each, the type of award, the date of grant, the exercise price, if applicable, the vesting schedule, and the number of shares of Common Stock subject to such award.

        Section 3.4.    Authority.

          (a)   The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Stockholder Approval, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to obtaining the Stockholder Approval and filing the Certificate of Merger with the Secretary of State of the State of Delaware. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws of general applicability affecting or relating to creditors' rights generally and (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law (clauses (i) and (ii) collectively, the "Enforceability Exceptions").

          (b)   The Company Board, at a meeting duly called and held, has (i) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable this Agreement and the Merger and the other transactions contemplated hereby, (iii) directed that the adoption of this Agreement be submitted to a vote of the stockholders of the Company and (iv) subject to Section 5.2, resolved to recommend adoption of this Agreement by the stockholders of the Company (the "Company Recommendation"), which resolutions, as of the date hereof, remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way.

          (c)   The Stockholder Approval is the only vote of the holders of any class or series of capital stock of the Company required to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

        Section 3.5.    Consents and Approvals; No Violations.     Except as set forth in Section 3.5 of the Company Disclosure Schedule or as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, the DGCL, the rules and regulations of NASDAQ, state securities laws, and foreign and supranational laws relating to antitrust and competition clearances and other applicable Regulatory Laws, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) subject to obtaining the Stockholder Approval, contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or of the similar organizational documents of any of the Company's Subsidiaries, (ii) require the Company to make any notice to, or filing with, or obtain any permit, authorization, consent or approval of, any Governmental Entity of competent jurisdiction or (iii) assuming compliance with the matters referred to in clause (ii), contravene, conflict with or result in a violation or breach of any provision of any applicable Law, require any consent by any Person under, constitute a default or an event that, with or without notice, lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation, or acceleration of any right or obligation under, or the loss of a benefit under, any provision of any Material Contract , or result in the creation or imposition of any Lien, other than any Permitted Lien, on any asset of the Company or any of its Subsidiaries, with such exceptions, in the case of each of clauses (ii) and (iii), as would not constitute a Company Material Adverse Effect.

        Section 3.6.    Company SEC Documents.

          (a)   Since December 31, 2018, the Company has filed with or furnished to the SEC, on a timely basis, all forms, reports, statements, certifications, schedules and other documents required to be filed with or furnished to the SEC under the Securities Act or the Exchange Act (collectively with any amendments thereto, the "Company SEC Documents"). As of their respective filing dates (or if amended, as of the date of such amendment), and in the case of registration statements and proxy statements, as of the dates of effectiveness and the dates of mailing, respectively, the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as the case may be, each as in effect on the date so filed (or amended). At the time filed with the SEC (or if amended, as of the date of such amendment), and in the case of registration statements and proxy statements, as of the dates of effectiveness and the dates of mailing, respectively, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that the information in such Company SEC Document has been amended or superseded by a later Company SEC Document filed prior to the date hereof. None of the Company's Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. The Company has made available to Parent all comment letters and all material correspondence between the SEC and the Company with respect to the Company SEC Documents since December 31, 2018. As of the date of this Agreement, there are no outstanding or unresolved comment letters received from the SEC with respect to any of the Company SEC Documents. As of the date hereof, to the Knowledge of the Company, none of the Company SEC Documents is the subject of active, ongoing SEC review.

          (b)   The financial statements of the Company included in the Company SEC Documents (including the related notes and schedules thereto) complied as of their respective dates in all material respects with the then-applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, except to the extent disclosed in any such Company

  SEC Document, have been prepared in all material respects in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of the unaudited statements or any foreign Subsidiaries, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and, on that basis, fairly presented in all material respects the consolidated financial position, results of operations, changes in stockholder's equity and cash flows of the Company and its Subsidiaries as of the indicated dates and for the indicated periods (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto).

          (c)   The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) as required by Rule 13a-15(a) under the Exchange Act, and the Company has established and maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) as required by Rule 13a-15(a) under the Exchange Act. Such disclosure controls and procedures are designed to provide reasonable assurances that (i) material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding disclosure and (ii) information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's applicable rules and forms, the Exchange Act and the Securities Act.

          (d)   The Company, based on its most recent evaluation of internal control over financial reporting, has not identified (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and/or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

          (e)   Since December 31, 2018, (i) neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any director, officer, employee, auditor, accountant or other representative of the Company or any of its Subsidiaries, has received any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in improper accounting or auditing practices, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has, to the Knowledge of the Company, reported in writing evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or their respective officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company.

          (f)    Since December 31, 2018, the Company has complied in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ.

        Section 3.7.    Absence of Certain Changes or Events.

          (a)   From December 31, 2018 through the date hereof, except in connection with the Company's sale process, including the transactions contemplated by this Agreement, the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business consistent with past practice and have not taken any action that, if taken after the date hereof, would require Parent's consent pursuant to clauses (i), (ii), (iv), (viii),

  (x), (xi), (xiv), (xv) or (xvi) or, solely to the extent related to the foregoing clauses, clause (xix), in each case of Section 5.1(b).

          (b)   Since December 31, 2018, there has not been a Company Material Adverse Effect.

        Section 3.8.    Information Supplied.     None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by or on behalf of Parent or Merger Sub in writing specifically for inclusion therein.

        Section 3.9.    Compliance with Laws; Permits.

          (a)   Except as would not constitute a Company Material Adverse Effect, the Company and its Subsidiaries (i) are, and since December 31, 2017 have been, in compliance with all Laws and Orders applicable to the Company and its Subsidiaries, and (ii) to the Knowledge of the Company, are not under investigation by any Governmental Entity with respect to, and have not been threatened to be charged with or given notice by any Governmental Entity of, any violation of any such Law or Order. Except as would not constitute a Company Material Adverse Effect, each of the Company and its Subsidiaries has in effect all licenses, certificates, authorizations, consents, permits, approvals and other similar authorizations of, from or by a Governmental Entity necessary for it to own, lease or operate its properties and assets and to carry on its business as currently conducted (collectively, "Permits"). No default has occurred under, and there exists no event that, with or without notice, lapse of time or both, would result in a default under, or would give to others any right of revocation, non-renewal, adverse modification or cancellation of, any such Permit, and neither the Company nor any of its Subsidiaries has received any cease and desist letters or material written inquiries from any Governmental Entity with respect to any such Permit, except, in each case, as would not constitute a Company Material Adverse Effect.

          (b)   Except as would not constitute a Company Material Adverse Effect, since December 31, 2017, none of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any of their respective directors, officers, agents or employees acting on the Company's or its Subsidiaries' behalf have (i) used any corporate, Company (and/or Subsidiary) funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or unlawfully offered or provided, directly or indirectly, anything of value to (or received anything of value from) any foreign or domestic government employee or official, in each case in violation of or (ii) otherwise violated, any provision of the United States Foreign Corrupt Practices Act of 1977, as amended, and any rules or regulations promulgated thereunder (the "FCPA"), or the UK Bribery Act (the "Bribery Act"). Except as would not constitute a Company Material Adverse Effect, the Company and its Subsidiaries have instituted policies and procedures reasonably designed to ensure compliance with the FCPA and the Bribery Act and since December 31, 2017 have maintained such policies and procedures in force. Except as would not constitute a Company Material Adverse Effect, since December 31, 2017, neither the Company, any of its Subsidiaries nor, to the Knowledge of the Company, any of their respective directors, officers, agents or employees acting on the Company's or its Subsidiaries' behalf has violated any (x) U.S. export control laws administered by the Bureau of Industry and Security at the United States Department of Commerce ("BIS") or the Directorate of Defense Trade Controls at the U.S. Department of State, or (y) U.S. anti-boycott regulations administered by the Office of Antiboycott Compliance at the BIS. To the Knowledge of the Company, except as would not constitute a Company Material Adverse Effect, (A) the Company, its Subsidiaries, or the Company's or any of its Subsidiaries' directors, officers or employees are not listed on the Specially Designated Nationals and Blocked Persons List administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC") and (B) since December 31, 2017, neither the Company nor any of its Subsidiaries has engaged in any business with any Person with whom, or in any country in which, it is prohibited for a United States person to engage under applicable United States sanctions administered by OFAC.

        Section 3.10.    Tax Matters.     Except as would not constitute a Company Material Adverse Effect:

          (a)   Each of the Company and its Subsidiaries has timely filed or caused to be timely filed (after taking into account all applicable extensions) all Tax Returns required to be filed by any of them. All such Tax Returns are true, complete and correct in all respects.

          (b)   Each of the Company and its Subsidiaries has timely paid or caused to be timely paid all Taxes due by any of them (including Taxes required to be withheld from payments to third parties), except for Taxes for which adequate reserves have been established, in accordance with GAAP, in the financial statements included in the Company SEC Documents filed prior to the date hereof.

          (c)   There are no pending audits, examinations, investigations or other proceedings in respect of any Taxes of the Company or any of its Subsidiaries, and no written notification has been received by the Company or any of its Subsidiaries that such an audit, examination, investigation or other proceeding in respect of Taxes is proposed or threatened. No Governmental Entity has asserted in writing any deficiency, claim or proposed adjustment with respect to Taxes of the Company or any of its Subsidiaries, which deficiency, claim or proposed adjustment has not been satisfied by payment, settled, withdrawn or otherwise contested and adequately reserved for under GAAP.

          (d)   No claim has been made in writing within the past three (3) years by a Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any such Subsidiary is or may be required to file Tax Returns in, or subject to income or franchise Tax by that jurisdiction.

          (e)   There are no Liens for Taxes upon the assets of the Company or any of its Subsidiaries other than Permitted Liens.

          (f)    Neither the Company nor any of its Subsidiaries (i) is a party to any Tax allocation, sharing or indemnity agreement (other than (A) any Tax indemnification provisions in ordinary course commercial agreements or agreements that are not primarily related to Taxes and (B) any agreement solely between or among any of the Company and its Subsidiaries) or (ii) is liable for any Taxes of any other Person (other than the Company or its Subsidiaries) pursuant to Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign Law) or as a transferee or successor.

          (g)   Neither the Company nor any of its Subsidiaries has waived any statute of limitations applicable to, or consented to extend, the time in which any Tax may be assessed or collected by any Governmental Entity or in which any Tax Return may be filed, which waiver or extension is still in effect or which Tax Return has not since been filed.

          (h)   Neither the Company nor any of its Subsidiaries has participated in a "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

          (i)    Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two-year period ending on the date of this

  Agreement (or will constitute such a corporation in the two-year period ending on the Effective Time).

          (j)    The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

        Section 3.11.    Liabilities.     Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required by GAAP to be reflected in the consolidated balance sheet of the Company, other than liabilities and obligations (a) reserved against or reflected in the Company's consolidated balance sheet for the fiscal year ended December 31, 2018 included in the Company SEC Documents (including in the notes thereto), (b) incurred in the ordinary course of business consistent with past practice since December 31, 2018, (c) incurred in connection with the Company's sale process, including the transactions contemplated by this Agreement, the entry into this Agreement and the performance of the transactions contemplated by this Agreement or (d) that would not constitute a Company Material Adverse Effect.

        Section 3.12.    Litigation.     There is no Action pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries or any of their properties, rights or assets that constitutes a Company Material Adverse Effect. There is no Order imposed upon or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries or any of their properties, rights or assets that constitutes a Company Material Adverse Effect.

        Section 3.13.    Employees and Employee Benefit Plans.

          (a)   Section 3.13(a) of the Company Disclosure Schedule contains a list of each material Company Benefit Plan. The Company has made available to Parent copies of (i) each material Company Benefit Plan (or, with respect to any unwritten material Company Benefit Plan, a written description of the material terms thereof) and (ii) to the extent applicable, (A) the most recent annual report on Form 5500 filed and all schedules thereto filed with respect to such Company Benefit Plan, (B) each current trust agreement, insurance contract or policy, group annuity contract and any other funding arrangement relating to such Company Benefit Plan, (C) a current Internal Revenue Service opinion or favorable determination letter, and (D) the most recent summary plan description, if any, required under ERISA with respect to such Company Benefit Plan.

          (b)   Except as would not constitute a Company Material Adverse Effect, (i) each Company Benefit Plan has been maintained in compliance with its terms and with the requirements of applicable Law, (ii) all employer contributions, premiums and expenses to or in respect of each Company Benefit Plan have been paid in full or, to the extent not yet due, have been adequately accrued on the applicable financial statements of the Company included in the Company SEC Documents in accordance with GAAP, and (iii) each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has either received a favorable determination letter from the Internal Revenue Service or may rely on a favorable opinion letter issued by the Internal Revenue Service.

          (c)   Except as would not constitute a Company Material Adverse Effect, no Company Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code, and, during the immediately preceding six (6) years, none of the Company, its Subsidiaries or any of their respective ERISA Affiliates has contributed to, or been required to contribute to, a plan subject to Title IV of ERISA or Section 412 of the Code.

          (d)   Except as would not constitute a Company Material Adverse Effect, no Company Benefit Plan provides health insurance, life insurance or death benefits to current or former employees of the Company or any of its Subsidiaries beyond their retirement or other termination of service, other than as required by Section 4980B of the Code or other applicable Law.

          (e)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (alone or in combination with any other event) (i) entitle any officer, director or employee of the Company or any of its Subsidiaries to severance or termination pay pursuant to a Company Benefit Plan, (ii) accelerate the time of payment or vesting, result in any forgiveness of indebtedness or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable pursuant to, any Company Benefit Plan or (iii) result in any "excess parachute payment" (within the meaning of Section 280G of the Code) becoming due to any officer, director or employee of the Company or any of its Subsidiaries.

          (f)    Neither the Company nor any of its Subsidiaries (i) has agreed to recognize any labor union, works council or labor organization, nor has any labor union, works council or labor organization been certified as the exclusive bargaining representative of any employees of the Company or any of its Subsidiaries, (ii) is a party to or otherwise bound by, or currently negotiating, any collective bargaining agreement or other Contract with a labor union, works council or labor organization or (iii) as of the date hereof is the subject of any material proceeding seeking to compel it to bargain with any labor union, works council or labor organization, nor, to the Knowledge of the Company, is any such proceeding threatened. Except as would not constitute a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with all applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment, workers' compensation, occupational safety and health requirements, plant closings, wages and hours, withholding of Taxes, worker classification, employment discrimination, disability rights or benefits, equal opportunity, labor relations, employee leave issues and unemployment insurance and related matters. The consent or consultation of, or the rendering of formal advice by, any labor union, works council or other labor organization is not required by applicable Law or any agreement with such employee representative body for the Company to enter into this Agreement or to consummate any of the transactions contemplated hereby.

        Section 3.14.    Intellectual Property.

          (a)   Except as would not constitute a Company Material Adverse Effect, the Company and its Subsidiaries exclusively own all Company Intellectual Property. As of the date hereof, no Actions are pending or, to the Knowledge of the Company, since December 31, 2017, threatened, (i) challenging the ownership, enforceability or validity of any Company Intellectual Property or (ii) alleging that the Company or any of its Subsidiaries is violating, misappropriating or infringing the rights of any Person with regard to any Intellectual Property, other than, in each case, as would not constitute a Company Material Adverse Effect.

          (b)   Except as would not constitute a Company Material Adverse Effect, to the Knowledge of the Company, (i) no Person is violating, misappropriating or infringing any of the Company Intellectual Property, and (ii) the operation of the business of the Company and its Subsidiaries as currently conducted does not violate, misappropriate or infringe the Intellectual Property of any other Person.

          (c)   Except as would not constitute a Company Material Adverse Effect, the Company and its Subsidiaries take, and since December 31, 2017 have taken, commercially reasonable actions to (i) maintain and preserve the Company Intellectual Property and (ii) protect and preserve, through the use of customary non-disclosure agreements, the confidentiality of the trade secrets that comprise any part of the Company Intellectual Property.

          (d)   Except as would not constitute a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with their respective privacy and data security policies and terms of use and with all applicable Laws governing the collection, use, storage, distribution, transfer or disclosure of any personal information.

          (e)   Except as would not constitute a Company Material Adverse Effect, (i) no third Person has possession of, or any current or contingent right to access or possess, any material proprietary source code of the Company or any of its Subsidiaries, except pursuant to written agreements requiring such Person to maintain the confidentiality of such source code entered into in the ordinary course of business, and (ii) the material proprietary software containing proprietary source code of the Company and its Subsidiaries that is distributed or made available to third parties does not incorporate or interact with any "open source" or similar software in a manner that would require the Company or its Subsidiaries to make such proprietary source code of the Company available to other third parties.

          (f)    Except as would not constitute a Company Material Adverse Effect, to the Knowledge of the Company, since December 31, 2017, there has been no data security breach or other material interruption or third-Person unauthorized access of the computers and information technology systems of the Company and its Subsidiaries. Except as would not constitute a Company Material Adverse Effect, the material software, solutions, products or services of the Company and its Subsidiaries (i) operate and function substantially in accordance with any documented specification and with any warranties that the Company has extended to its customers, (ii) are, to the Knowledge of the Company, substantially free of material bugs, defects, errors, viruses and other contaminants and (iii) have not been subject to a recall by the Company or any Governmental Entity.

        Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in this Section 3.14 and in Section 3.15 are the sole and exclusive representations and warranties of the Company with respect to intellectual property matters.

        Section 3.15.    Material Contracts.

          (a)   Except as would not constitute a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is in breach of or default under, nor to the Knowledge of the Company has it received written notice alleging it to be in breach of or default under, the terms of any Material Contract, (ii) to the Knowledge of the Company, no other party to any Material Contract is in breach of or default under the terms of any such Material Contract, (iii) each Material Contract is a valid, binding and enforceable obligation of the Company or its Subsidiary that is a party thereto and is in full force and effect, except as limited by the Enforceability Exceptions and (iv) no event has occurred which would result in a breach of or default under any Material Contract (in each case, with or without notice, lapse of time or both) by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto.

          (b)   A true and complete list of the Material Contracts as of the date hereof is set forth in Section 3.15(b) of the Company Disclosure Schedule. The Company has made available to Parent a true and complete copy of each Material Contract, each as amended to the date hereof. For purposes of this Agreement, the term "Material Contract" means any of the following Contracts (together with all exhibits and schedules thereto), excluding any Company Benefit Plan, to which the Company or any of its Subsidiaries is a party as of the date hereof:

              (i)  any limited liability company, partnership, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any limited liability company, partnership or joint venture that is material to the business of the Company and its Subsidiaries, taken as a whole, other than any such limited liability company, partnership or joint venture that is a Subsidiary of the Company;

             (ii)  any Contract (other than between or among the Company and any of its Subsidiaries or between or among any of the Subsidiaries of the Company) (x) relating to (A) indebtedness for borrowed money in excess of $500,000, (B) other indebtedness of the

    Company or its Subsidiaries in excess of $500,000 evidenced by credit agreements, notes, bonds, indentures, securities or debentures, (C) any financial guaranty by the Company or its Subsidiaries of indebtedness of any other Person described in clauses (A) or (B), and (D) swaps, options, derivatives and other hedging arrangements entered into by the Company or its Subsidiaries in connection with indebtedness described in clauses (A), (B) or (C) or (y) containing any limitation on the ability of the Company or any of its Subsidiaries to incur indebtedness for borrowed money, give guarantees of indebtedness for borrowed money of the Company or any of its Subsidiaries, or incur Liens other than Permitted Liens;

            (iii)  any Contract that (A) limits the right of the Company or its Subsidiaries to engage or compete in any line of business or to compete or operate in any location, (B) provides for "exclusivity" in favor of any third party or (C) grants any rights of first refusal, rights of first negotiation, or "most favored nation" rights to any third party, in each case in any respect material to the business of the Company and its Subsidiaries, taken as a whole;

            (iv)  any Contract (A) that relates to the acquisition or disposition of any business, assets or properties of or by the Company or its Subsidiaries, whether by way of merger, consolidation, purchase of stock or assets or otherwise, and that contains material continuing representations, covenants, indemnities or other obligations of the Company, or (B) pursuant to which the Company or any of its Subsidiaries has continuing indemnification, "earn-out" or other contingent payment obligations, in each case that would reasonably be expected to result in payments in excess of $100,000;

             (v)  any Contract with (A) each of the ten (10) largest distributors or dealers of the Company and (B) each of the ten (10) largest commercial vendors of the Company, in each case by dollar amount for the fiscal year ending December 31, 2018;

            (vi)  any Contract for capital expenditures which requires aggregate future payments in excess of $500,000;

           (vii)  any Contract under which a Governmental Entity procures or supplies services from the Company;

          (viii)  each Real Property Lease and any Contract pursuant to which the Company or any of its Subsidiaries is a lessor or lessee of any machinery, equipment, office furniture or other personal property, in each case requiring by its terms aggregate payments by the Company or any of its Subsidiaries in excess of $500,000 for the twelve (12)-month period ending December 31, 2018;

            (ix)  any Contract involving any resolution or settlement since January 1, 2018 of any actual or threatened Action involving the Company or any of its Subsidiaries involving (A) a payment in excess of $500,000 or (B) any material ongoing requirements or restrictions on the Company or any of its Subsidiaries;

             (x)  any Contract that expressly prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries, or prohibits the pledging of the capital stock of the Company or any of its Subsidiaries;

            (xi)  any Contract under which the Company or any of its Subsidiaries uses or has the right to use any Intellectual Property licensed from third parties or under which the Company or any of its Subsidiaries grants any third party the right to license or use Company Intellectual Property, in each case that provides for payments by or to the Company and its Subsidiaries of $500,000 or more per annum (other than non-exclusive, "off-the-shelf" software licenses and customer agreements entered into by the Company in the ordinary course of business on the Company's standard form);

           (xii)  any voting agreement, voting trust, stockholder agreement or other Contract applicable to, or governing the voting of, any shares of capital stock of the Company or equity, membership, partnership or other interests in any of the Subsidiaries of the Company; and

          (xiii)  any Contract required to be filed by the Company with the SEC as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K.

        Section 3.16.    Real and Personal Property.

          (a)   Neither the Company nor any of its Subsidiaries owns any real property.

          (b)   Section 3.16(b) of the Company Disclosure Schedule sets forth a true and complete list as of the date hereof of all leases and subleases pursuant to which the Company or any of its Subsidiaries is a party as of the date hereof with respect to real property leased or subleased by the Company or any of its Subsidiaries ("Real Property Leases") requiring aggregate annual payments of more than $500,000. Except as would not constitute a Company Material Adverse Effect, the Company or one of its Subsidiaries has valid and enforceable leasehold estates in or other rights to use all real property leased, subleased, licensed or otherwise occupied (whether as tenant, subtenant or pursuant to other occupancy arrangements) by the Company or any of its Subsidiaries, free and clear of all Liens, except for Permitted Liens.

          (c)   Except as would not constitute a Company Material Adverse Effect, the Company and its Subsidiaries have good and valid title to, or valid and enforceable rights to use under existing franchises, easements or licenses of, or valid and enforceable leasehold interests in, all of their material tangible personal properties and assets necessary to carry on their businesses as currently conducted, free and clear of all Liens, except for Permitted Liens.

        Section 3.17.    Environmental Laws.     Except as would not constitute a Company Material Adverse Effect, to the Knowledge of the Company, the Company and its Subsidiaries are not in violation of any Environmental Law, and as of the date hereof neither the Company nor any of its Subsidiaries has received any written notification alleging that it has any material liability or material obligation under any Environmental Law or in connection with any release or threatened release of Materials of Environmental Concern, except to the extent such matter has been fully resolved with the appropriate Governmental Entity.

        Section 3.18.    Insurance Policies.     Except as would not constitute a Company Material Adverse Effect, (a) all insurance policies maintained by the Company and its Subsidiaries are in full force and effect and all premiums due and payable thereon have been paid, and (b) neither the Company nor any of its Subsidiaries is in breach of or default under any such insurance policies, and to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with or without notice, lapse of time or both, would constitute such a breach or default or permit termination or adverse modification of any such insurance policies. Except as would not constitute a Company Material Adverse Effect, as of the date hereof, the Company has not received any notice of termination, cancellation or non-renewal or material premium increase with respect to any such insurance policy nor, to the Knowledge of the Company, are any of the foregoing threatened, and there is no claim pending under any such insurance policies as to which coverage has been denied or disputed by the underwriters of such policies.

        Section 3.19.    Opinion of Financial Advisor.     The Company Board has received the opinion of Raymond James & Associates, Inc., dated as of the date of this Agreement, to the effect that, as of the date of this Agreement, and subject to the qualifications and assumptions set forth in such opinion, the Merger Consideration to be paid to holders of Shares is fair, from a financial point of view, to such holders. A signed and complete copy of such opinion will promptly be made available to Parent for informational purposes only following receipt thereof by the Company.

        Section 3.20.    Brokers.     No broker, finder, investment banker, financial advisor or other similar Person, other than Raymond James & Associates, Inc., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent a true and complete copy of the engagement letter between the Company and Raymond James & Associates, Inc. relating to the transactions contemplated by this Agreement, which agreement discloses all fees payable and other material obligations thereunder.

        Section 3.21.    Takeover Statutes Not Applicable; No Rights Agreement.     Assuming the accuracy of the representation and warranty contained in Section 4.9, no "moratorium," "business combination," "control share acquisition" or similar provision of any state anti-takeover Law, including Section 203 of the DGCL, or any similar anti-takeover provision in the certificate of incorporation or bylaws of the Company, is applicable to the transactions contemplated by this Agreement, including the Merger. The Company is not party to any stockholder rights agreement, "poison pill" or similar anti-takeover agreement or plan.

        Section 3.22.    Related Party Transactions.     Neither the Company nor any of its Subsidiaries is a party to any agreement, commitment or transaction with or for the benefit of any Person that is required to be disclosed under Item 404 of Regulation S-K under the Securities Act and that is not so disclosed.

        Section 3.23.    Exclusivity of Representations.     Except for the representations and warranties expressly set forth in this Article III, neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of the Company or any of its Affiliates, and for the avoidance of doubt, neither the Company nor any of its Affiliates makes any express or implied representation or warranty with respect to the Confidential Information (as defined in the Confidentiality Agreement).

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Except as set forth in the disclosure letter delivered by Parent to the Company prior to entering into this Agreement (the "Parent Disclosure Schedule") (it being acknowledged and agreed that (i) disclosure of any item in any section or subsection of the Parent Disclosure Schedule, whether or not an explicit cross reference appears, shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent on the face of such disclosure, and (ii) the mere inclusion of an item in the Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item is material or constitutes a Parent Material Adverse Effect or that the inclusion of such item in the Parent Disclosure Schedule is required), Parent and Merger Sub jointly and severally hereby represent and warrant to the Company as follows:

        Section 4.1.    Organization.     Parent is a limited liability company and Merger Sub is a corporation, in each case, duly organized, validly existing and in good standing (with respect to jurisdictions that recognize that concept) under the Laws of its respective jurisdiction of organization and each has all requisite limited liability company, corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted, except where the failure to be in good standing or to have such limited liability company, corporate or similar power and authority would not constitute a Parent Material Adverse Effect. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize that concept) as a foreign corporation (or other applicable entity) in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification or licensing, except in such jurisdictions where the failure to be so qualified or licensed or to be in good standing would not constitute a Parent Material Adverse Effect. For purposes of this Agreement, a "Parent Material Adverse Effect" means any fact, circumstance, change, event, occurrence or effect that, individually or in the aggregate, materially impairs, materially delays or prevents, or would reasonably be expected to materially impair, materially delay or prevent, Parent or Merger Sub from consummating the Merger prior to the Termination Date. Parent has made available to the Company true, complete and correct copies of the organizational or governing documents of Parent and Merger Sub, in each case as amended and in effect as of the date of this Agreement. Except as would not constitute a Parent Material Adverse Effect, neither Parent nor Merger Sub is in violation of any provision of its certificate of incorporation or bylaws (or similar organization documents).

        Section 4.2.    Merger Sub.

          (a)   The authorized capital stock of Merger Sub consists solely of 1,000 shares of common stock, par value $0.01 per share, of which 100 shares are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned indirectly by Parent (through wholly owned subsidiaries of Parent) free and clear of all Liens.

          (b)   Merger Sub has been formed solely for the purpose of the Merger and, prior to the Effective Time, will have engaged in no other business activities and will have owned no assets and incurred no liabilities or obligations other than in connection with the transactions contemplated hereby and activities incidental to its formation.

        Section 4.3.    Authority.     Each of Parent and Merger Sub has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary actions on the part of each of Parent and Merger Sub. Concurrently with the execution of this Agreement, the sole stockholder of Merger Sub has adopted this Agreement and approved the Merger and the other transactions contemplated hereby, and no other actions on the part of Parent or Merger Sub or any other Subsidiary of Parent are necessary to authorize the consummation of the Merger and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and (assuming the due and valid authorization, execution and delivery of this Agreement by the Company) constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except as limited by the Enforceability Exceptions.

        Section 4.4.    Consents and Approvals; No Violations.     Except as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, the North Carolina Limited Liability Company Act, the DGCL, the rules and regulations of NASDAQ, state securities laws, and foreign and supranational laws relating to antitrust and competition clearances and other applicable Regulatory Laws, neither the execution, delivery or performance of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the transactions contemplated hereby will (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws, or similar organizational documents, of Parent or Merger Sub or any other Subsidiary of Parent, (ii) require Parent or Merger Sub or any other Subsidiary of Parent to make any notice to, or filing with, or obtain any permit, authorization, consent or approval of, any Governmental Entity of competent jurisdiction, or (iii) assuming compliance with the matters referred to in clause (ii), contravene, conflict with or result in a violation or breach of any provision of any applicable Law, require any consent by any Person under, constitute a default, or an event that, with or without notice, lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation under, or the loss of a benefit under, any provision of any Contract to which Parent or Merger Sub or any other Subsidiary of Parent is a party, or result in the creation or imposition of any Lien on any asset of Parent or Merger Sub or any other Subsidiary of Parent, with such exceptions, in the case of each of clauses (ii) and (iii), as would not constitute a Parent Material Adverse Effect.

        Section 4.5.    Information Supplied.     None of the written information supplied or to be supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither Parent nor Merger Sub makes any representation or warranty with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by or on behalf of the Company or its Subsidiaries.

        Section 4.6.    Litigation.     There is no Action pending or, to the Knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries (including Merger Sub) or any of their properties, rights or assets that constitutes a Parent Material Adverse Effect. There is no Order imposed upon or, to the Knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries (including Merger Sub) or any of their properties, rights or assets that constitutes a Parent Material Adverse Effect.

        Section 4.7.    Financing.

          (a)   Parent is party to and has accepted a fully executed commitment letter, dated May 8, 2019 (together with all exhibits and schedules thereto, the "Debt Commitment Letter"), from the Lenders pursuant to which the Lenders have agreed, subject to the terms and conditions thereof, to provide debt financing in the amounts set forth therein. The debt financing committed pursuant to the Debt Commitment Letter is collectively referred to in this Agreement as the "Debt Financing."

          (b)   Parent is a party to and has accepted a fully executed commitment letter, dated May 8, 2019 (together with all exhibits and schedules thereto, the "Equity Commitment Letter" and, together with the Debt Commitment Letter, the "Commitment Letters"), from the Equity Investors pursuant to which the Equity Investors have agreed, subject to the terms and conditions thereof, to invest in Parent the amounts set forth therein. The cash equity committed pursuant to the Equity Commitment Letter is collectively referred to in this Agreement as the "Cash Equity." The Cash Equity and the Debt Financing are collectively referred to in this Agreement as the "Financing."

          (c)   Parent and Merger Sub have delivered to the Company true, complete and correct copies of the executed Commitment Letters and any fee letters related thereto, subject, in the case of such fee letters, to redaction solely of fee and other economic provisions that are customarily redacted in connection with transactions of this type and that could not in any event adversely affect the availability, conditionality, enforceability or amount of the Financing.

          (d)   Except as expressly set forth in the Commitment Letters, there are no conditions precedent to the obligations of the Lenders and the Equity Investors to provide the Financing or any contingencies that would permit the Lenders or the Equity Investors to reduce the total amount of the Financing, including any condition or other contingency relating to the amount or availability of the Debt Financing pursuant to any "flex" provision. As of the date of this Agreement, neither Parent nor Merger Sub has any reason to believe that it will be unable to satisfy on a timely basis all of the terms and conditions to be satisfied by it in any of the Commitment Letters on or prior to the Closing Date, nor does Parent or Merger Sub have knowledge that any of the Lenders or the Equity Investors will not perform its obligations thereunder. As of the date of this Agreement, there are no side letters, understandings or other agreements, contracts or arrangements of any kind relating to the Commitment Letters that could adversely affect the availability, conditionality, enforceability or amount of the Financing contemplated by the Commitment Letters (other than original issue discount provisions as part of the "flex" terms in the fee letter relating to the Debt Commitment Letter).

          (e)   The Financing, when funded in accordance with the Commitment Letters, will, together with available cash at the Company and its Subsidiaries and other available cash or other funds of Parent and its Subsidiaries, in the aggregate, provide Parent with cash proceeds on the Closing Date sufficient for the satisfaction of all of Parent's and Merger Sub's obligations under this Agreement and under the Commitment Letters, including the payment of the Merger Consideration, any payments pursuant to Section 2.8, payment of any fees and expenses of or payable by Parent, Merger Sub or the Surviving Corporation, and any repayment or refinancing of any outstanding indebtedness of Parent, the Company and their respective Subsidiaries contemplated by, or required in connection with the transactions described in, this Agreement or the Commitment Letters (such amounts, collectively, the "Merger Amounts").

          (f)    As of the date of this Agreement, the Commitment Letters constitute the legal, valid, binding and enforceable obligations of Parent and, to the Knowledge of Parent, of all the other parties thereto, except as limited by the Enforceability Exceptions, and are in full force and effect. As of the date of this Agreement, (i) no event has occurred which (with or without notice, lapse of time or both) would constitute a breach or failure to satisfy a condition by Parent or Merger Sub under the terms and conditions of the Commitment Letters, and (ii) assuming satisfaction or waiver (to the extent permitted by Law) of the conditions set forth in Sections 6.1 and 6.2, neither Parent nor Merger Sub has any reason to believe that any of the conditions to the Financing will not be satisfied by Parent or Merger Sub, as applicable, on a timely basis or that the Financing will not be available to Parent on the Closing Date. Parent has paid in full any and all commitment fees or other fees required to be paid pursuant to the terms of the Commitment Letters on or before the date of this Agreement, and will pay in full any such amounts due on or before the Closing Date. As of the date hereof, (x) none of the Commitment Letters has been modified, amended or altered and (y) none of the respective commitments under any of the Commitment Letters has been withdrawn or rescinded in any respect, and, to the Knowledge of Parent, no withdrawal or rescission thereof is contemplated. To the Knowledge of Parent, no modification of, or amendment to, the Commitment Letters is currently contemplated except for the addition as parties to the Debt Commitment Letter of Lenders, lead arrangers, bookrunners, agents or similar entities who have not executed the Debt Commitment Letter as of the date hereof.

          (g)   In no event shall the receipt or availability of any funds or financing (including, for the avoidance of doubt, the Financing) by Parent, Merger Sub or any of their respective Affiliates or any other financing or other transactions be a condition to any of Parent's or Merger Sub's obligations under this Agreement.

        Section 4.8.    Limited Guarantees.     Concurrently with the execution of this Agreement, each Equity Investor has delivered to the Company a true, complete and correct copy of its duly executed Limited Guarantee. Each Limited Guarantee is (assuming the due and valid authorization, execution and delivery of such Limited Guarantee by the Company) in full force and effect, has not been amended, modified, withdrawn or rescinded in any respect, and is the legal, valid, binding and enforceable obligation of the applicable Equity Investor, subject to the Enforceability Exceptions. As of the date hereof, no event has occurred or circumstance exists which, with or without notice, lapse of time or both, would constitute a default or breach on the part of any Equity Investor under any Limited Guarantee.

        Section 4.9.    Share Ownership.     As of the date hereof and at all times prior to the time that is immediately prior to the Effective Time, neither Parent nor any of its Subsidiaries (including Merger Sub) is or will be the beneficial owner of any Shares.

        Section 4.10.    Brokers.     No broker, finder, investment banker, financial advisor or other similar Person, other than those, the fees and expenses of which will be paid by Parent or its Affiliates, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub or any of their respective Affiliates.

        Section 4.11.    Solvency.     Neither Parent nor Merger Sub is entering into the transactions contemplated by this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. As of the Effective Time, assuming (i) the satisfaction or waiver of the conditions set forth in Sections 6.1 and 6.2, (ii) (a) the representations and warranties of the Company contained in this Agreement (other than those qualified by materiality or "Company Material Adverse Effect") are true and correct in all material respects and (b) the representations and warranties of the Company contained in this Agreement that are qualified by materiality or "Company Material Adverse Effect" are true and correct in all respects, and (iii) any estimates, projections or forecasts of the Company or its Subsidiaries that have been provided by the Company to Parent have been prepared in good faith based upon assumptions that were, at the time made, and continue to be, at the Effective Time, reasonable, after giving effect to all of the transactions contemplated by this Agreement, including the Financing, any alternative financing and the payment of the aggregate Merger Consideration and the other Merger Amounts, the Surviving Corporation and its Subsidiaries, taken as a whole, will be Solvent. For purposes of this Section 4.11, the term "Solvent" means, with respect to any Person as of a particular date, that on such date, (a) the sum of the assets, at a fair valuation, of such Person exceeds its debts, (b) such Person has not incurred debts beyond its ability to pay such debts as such debts mature and (c) such Person does not have unreasonably small capital with which to conduct its business. For purposes of this Section 4.11, "debt" means any liability whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured. For purposes of this Section 4.11, the amount of any unliquidated or contingent liabilities at any time shall be the maximum amount which, in light of all the facts and circumstances existing at such time, could reasonably be expected to become an actual or matured liability.

        Section 4.12.    Exclusivity of Representations.     Except for the representations and warranties expressly set forth in this Article IV, neither Parent nor Merger Sub nor any other Person makes any other express or implied representation or warranty on behalf of Parent or Merger Sub or any of their respective Affiliates.

        Section 4.13.    No Other Company Representations or Warranties.

          (a)   Each of Parent and Merger Sub acknowledges that (i) it and its Representatives have received access to such books and records, facilities, equipment, contracts and other assets of the Company which it and its Representatives have desired, requested or required to review, (ii) it and its Representatives have had reasonable opportunity to meet with the management of the Company and to discuss the business and assets of the Company, (iii) it and its Representatives have been afforded the opportunity to ask questions of and receive answers from personnel of the Company and (iv) it has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby.

          (b)   Each of Parent and Merger Sub acknowledges that neither the Company nor any Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent, its Affiliates (including Merger Sub) and their respective Representatives (and has not relied on any representation, warranty or other statement made by the Company or any Person on behalf of the Company or any of its Subsidiaries), except for the representations and warranties expressly set forth in Article III (which includes exceptions set forth therein and in the Company Disclosure Schedule), and that all other representations and warranties, express or implied, are specifically disclaimed. Except for the representations and warranties expressly set forth in Article III (after taking into account exceptions set forth therein and in the Company Disclosure Schedule), neither the Company nor any other Person shall be subject to any liability to Parent, Merger Sub or any other Person resulting from the Company's making available to Parent, its Affiliates (including Merger Sub) or any of their respective Representatives, or any such Person's use of or reliance on, such information, including any Confidential Information (as defined in the Confidentiality Agreement) or presentation materials delivered to Parent, its Affiliates (including Merger Sub) or any of their respective Representatives, as subsequently updated, supplemented or amended, or any information, documents or material made available to Parent, its Affiliates (including Merger Sub) or any of their respective Representatives in the due diligence materials provided to Parent, its Affiliates (including Merger Sub) or any of their respective Representatives, including in any "data room," management presentation (formal or informal) or in any other form in connection with the transactions contemplated by this Agreement (collectively, the "Company Information"). Without limiting the foregoing, except for the representations and warranties expressly set forth in Article III, the Company makes no representation or warranty, express or implied, to Parent or Merger Sub or any other Person with respect to (i) the information set forth in the Company Information, (ii) any financial projection or forecast relating to the Company or any of its Subsidiaries, whether or not included in the Company Information or (iii) any other information concerning the Company, any of its Subsidiaries or the transactions contemplated hereby.

ARTICLE V
COVENANTS

        Section 5.1.    Conduct of Business by the Company Pending the Merger.

          (a)   From and after the date hereof and prior to the Effective Time or the earlier termination of this Agreement, except (i) with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (ii) as required by applicable Law, (iii) as expressly contemplated by this Agreement or (iv) as otherwise set forth in Section 5.1 of the Company Disclosure Schedule, the Company shall, and shall cause its Subsidiaries to, carry on its business in all material respects in the ordinary course of business and use commercially reasonable efforts to preserve its business organization intact and maintain existing relations with key customers, suppliers and other third parties with whom the Company and its Subsidiaries have significant business relationships; provided, however, that no action by the Company or its Subsidiaries with respect to matters permitted by any provision of Section 5.1(b) shall be deemed a breach of this Section 5.1(a) unless such action would constitute a breach of such other provision of Section 5.1(b).

          (b)   From and after the date hereof and prior to the Effective Time or the earlier termination of this Agreement, except (i) with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (ii) as required by applicable Law, (iii) as expressly contemplated by this Agreement or (iv) as otherwise set forth in Section 5.1 of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to:

              (i)  declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock or equity interests, except for dividends or distributions by a

    Subsidiary of the Company to the Company or to another wholly owned Subsidiary of the Company;

             (ii)  other than in the case of wholly owned Subsidiaries, split, combine, subdivide, adjust, amend the terms of or reclassify any of its capital stock or equity interests;

            (iii)  issue, deliver, sell, pledge, grant, transfer or otherwise encumber any shares of its capital stock or other equity securities or any option, warrant or other right to acquire or receive any shares of its capital stock or other equity securities, or redeem, purchase or otherwise acquire any shares of its capital stock or other equity securities, other than (A) in connection with the exercise, vesting or settlement, as applicable, of Company Equity Awards outstanding as of the date of this Agreement, including with respect to the satisfaction of Tax withholding and, with respect to Company Stock Options outstanding as of the date of this Agreement, the payment of the exercise price, (B) the issuance of any shares of capital stock or equity interests to the Company or any wholly owned Subsidiary of the Company and (C) the grant of any Liens to secure obligations of the Company or any of its Subsidiaries in respect of any indebtedness permitted under clause (viii) below;

            (iv)  amend the certificate of incorporation or bylaws of the Company or amend other similar organizational documents of any of its Subsidiaries, except, in the case of Subsidiaries, for amendments that would not be materially adverse to the Company or adversely impact the transactions contemplated hereby;

             (v)  other than (A) acquisitions of inventory, raw materials and other property in the ordinary course of business consistent with past practice, (B) pursuant to transactions that would be permissible under clause (vii) below or as otherwise set forth in Section 5.1(b)(v) of the Company Disclosure Schedule, or (C) in transactions among wholly owned Subsidiaries of the Company, acquire (by merger, consolidation, purchase of stock or assets or otherwise) any entity, business or assets that constitute a business or division of any Person or make any investments in or loans or capital contributions to any other Person (other than the Company or any of its wholly owned Subsidiaries), in each case for an amount in excess of $500,000 individually or $2,000,000 in the aggregate;

            (vi)  other than as contemplated by the capital budget of the Company set forth on Section 5.1(b)(vi) of the Company Disclosure Schedule, make any capital expenditures that exceed $1,000,000 in the aggregate;

           (vii)  other than in the ordinary course of business consistent with past practice or in transactions among wholly owned Subsidiaries of the Company, sell, lease, license, allow the expiration or lapse of (with respect to Intellectual Property registration or applications material to the business of the Company or its Subsidiaries as currently conducted), encumber (other than Liens securing Indebtedness permitted under clause (viii) below or Permitted Liens) or otherwise dispose of (by merger, consolidation, sale of stock or assets or otherwise) any entity, business or assets for a purchase price or, if no purchase price is received, with a value, in excess of $500,000 individually or $2,000,000 in the aggregate;

          (viii)  create, incur, assume or otherwise be liable with respect to, or modify the terms of, any indebtedness for borrowed money in an amount in excess of $500,000 individually or $2,000,000 in the aggregate, excluding (A) indebtedness solely among the Company and its wholly owned Subsidiaries or among its wholly owned Subsidiaries, (B) pursuant to the terms of the Contracts set forth on Section 5.1(b)(viii) of the Company Disclosure Schedule, or (C) to finance acquisitions or investments permitted under clause (v) above; provided, however, that any indebtedness incurred or modified in accordance with this Section 5.1(b)(viii) shall not reasonably be expected to adversely affect the ability of Parent or Merger Sub to consummate the Financing;

            (ix)  other than in the ordinary course of business consistent with past practice, renew or extend, materially amend or terminate, or waive any material right, remedy or default under, any Material Contract, or enter into or materially amend any Contract that, if existing on the date hereof, would be a Material Contract, in each case of the types referred to in clauses (i), (iii), (iv), (v), (vii), (x) or (xii) of Section 3.15(b), other than entering into any Contract solely to the extent effecting a capital expenditure acquisition, disposition, or other transaction permitted by this Section 5.1(b);

             (x)  merge, combine or consolidate the Company or any of its Subsidiaries with and into any other Person, other than, in the case of any Subsidiary of the Company, to effect any acquisition permitted by clause (v) or any disposition permitted by clause (vii) and other than transactions solely among wholly owned Subsidiaries of the Company;

            (xi)  adopt or enter into a plan of complete or partial liquidation, restructuring, capitalization, reorganization or dissolution (other than with respect to or among wholly owned Subsidiaries of the Company);

           (xii)  waive, settle or compromise any pending or threatened Action against the Company or any of its Subsidiaries, other than waivers, settlements or agreements (A) for an amount not in excess of $500,000 in the aggregate (excluding amounts to be paid under existing insurance policies or renewals thereof), and (B) that do not impose any material restrictions on the operations or businesses of the Company or its Subsidiaries, taken as a whole, or any equitable relief on, or the admission of wrongdoing by, the Company or any of its Subsidiaries;

          (xiii)  except as required by any Company Benefit Plan or applicable Law, (A) increase the compensation or severance benefits of any director, officer, individual independent contractor or employee of the Company or any of its Subsidiaries, except for increases in base salary and payments of cash incentive compensation to non-executive officers, in each case, in the ordinary course of business consistent with past practice, (B) adopt any material new employee benefit plan or arrangement or materially amend, modify or terminate any existing Company Benefit Plan, in each case, other than (1) as would not materially increase the cost to the Company or its Subsidiaries, (2) offer letters that are entered into in the ordinary course of business consistent with past practice with newly hired employees who are not executive officers and that do not provide for any severance benefits or (3) as contemplated by Section 5.8(e), (C) take any action to accelerate the vesting or payment, or the funding of any payment or benefit under, any Company Benefit Plan, (D) recognize any union, works council or other labor organization as the representative of any of the employees of the Company or any of its Subsidiaries or enter into any collective bargaining agreements or (E) hire or terminate the employment or services of any executive officer of the Company, other than a termination for cause or due to permanent disability;

          (xiv)  make any change in financial accounting methods, principles, policies or practices of the Company or any of its Subsidiaries, except insofar as may be required by GAAP (or any interpretation or enforcement thereof) or applicable Law;

           (xv)  (A) make, change or revoke any material Tax election, (B) enter into any settlement or compromise of any material Tax liability, (C) file any amended material Tax Return that would result in a change in Tax liability, taxable income or loss, (D) adopt or change any method of Tax accounting or annual Tax accounting period, (E) enter into any closing agreement relating to any material Tax liability, (F) agree to extend the statute of limitations in respect of any material amount of Taxes or (G) surrender any right to claim a material Tax refund;

          (xvi)  guarantee any indebtedness of another Person (other than the Company or any of its Subsidiaries), enter into any "keep well" or other agreement to maintain any financial statement condition of another Person (other than the Company or any of its Subsidiaries) or enter into any arrangement having the economic effect of any of the foregoing;

         (xvii)  enter into any new line of business outside of the Company's and its Subsidiaries' existing businesses on the date of this Agreement;

        (xviii)  adopt a shareholder rights plan or "poison pill";

          (xix)  enter into or amend any Contract with, or make any payment to, any former or present director or officer of the Company or any of its Subsidiaries or Affiliate of any of the foregoing Persons or any other Person covered under Item 404 of Regulation S-K under the Securities Act (other than any payments pursuant to Section 5.1(b)(xiii)); or

            (xx)  agree to take, make any commitment to take, or adopt any resolutions of the Company Board in support of, any of the foregoing.

          (c)   Except as expressly contemplated by this Agreement, none of Parent, Merger Sub or the Company shall take or permit any of their respective Subsidiaries to take any action that could reasonably be expected to prevent or to impede, interfere with, hinder or delay in any material respect the consummation of the Merger and the other transactions contemplated hereby.

          (d)   Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company or any of its Subsidiaries prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

        Section 5.2.    Go-Shop; Acquisition Proposals.

          (a)   Except as permitted by this Section 5.2, the Company shall not, and shall cause its Subsidiaries not to, and shall use its reasonable best efforts to cause its and their directors, officers, employees, other Affiliates, investment bankers, attorneys, accountants and other advisors or representatives (collectively, "Representatives") not to, directly or indirectly (i) initiate or solicit, or knowingly facilitate or encourage, any inquiries, discussions or requests with respect to or the making of any proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal (an "Inquiry"), (ii) engage in or otherwise participate in any discussions or negotiations regarding an Acquisition Proposal or Inquiry or that would reasonably be expected to lead to an Acquisition Proposal, or provide any access to its properties, books or records or any non-public information to any Person relating to the Company or any of its Subsidiaries in connection with the foregoing, (iii) enter into any other acquisition agreement, option agreement, joint venture agreement, partnership agreement, letter of intent, term sheet, merger agreement or similar agreement (other than an Acceptable Confidentiality Agreement) with respect to an Acquisition Proposal (an "Alternative Acquisition Agreement"), (iv) approve, endorse, declare advisable or recommend any Acquisition Proposal, (v) take any action to make the provisions of any Takeover Statute or any restrictive provision of any applicable anti-takeover provision in the certificate of incorporation or bylaws of the Company inapplicable to any transactions contemplated by any Acquisition Proposal or (vi) authorize, commit to, agree or publicly propose to do any of the foregoing. Notwithstanding the foregoing, from the date hereof until the earlier to occur of the termination of this Agreement pursuant to ARTICLE VII and the Effective Time, the Company shall not terminate, amend, release or modify any provision of any standstill agreement, except that the Company will not be required to enforce, and will be permitted to waive, any provision of any standstill or confidentiality agreement solely to the extent that such provision prohibits or purports to prohibit a confidential Acquisition Proposal being made to the Company or the Company Board (or any committee thereof).

              (i)  Notwithstanding anything to the contrary set forth in this Agreement, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. (New York City time) on June 7, 2019 (the "No-Shop Period Start Date"), the Company and its Representatives shall have the right to (A) initiate or solicit, or knowingly facilitate or encourage, any Inquiry and (B) engage in or otherwise participate in any discussions or negotiations regarding an Acquisition Proposal or Inquiry or that would reasonably be expected to lead to an Acquisition Proposal, or, subject to the entry into, and in accordance with, an Acceptable Confidentiality Agreement, provide any access to its properties, books or records or any non-public information to any Person (and its Representatives and prospective equity and debt financing sources subject to the terms and conditions of such Acceptable Confidentiality Agreement applicable to such Person) relating to the Company or any of its Subsidiaries in connection with the foregoing; provided that (x) the Company will provide to Parent any information relating to the Company or any of the Company Subsidiaries that was not previously provided or made available to Parent substantially concurrently with (and in any event within twenty-four (24) hours after) the time it is furnished to such Person (and its Representatives and prospective equity and debt financing sources) and (y) the Company and its Subsidiaries will not pay, agree to pay or cause to be paid or reimburse, agree to reimburse or cause to be reimbursed, the expenses of any such Person in connection with any Acquisition Proposals or Inquiries.

             (ii)  On the No-Shop Period Start Date, the Company shall notify Parent in writing of (x) the number of parties with which the Company entered into an Acceptable Confidentiality Agreement and (y) the number of parties that submitted an Acquisition Proposal after the date of this Agreement and prior to the No-Shop Period Start Date, which notice shall include a summary of all material terms of any pending Acquisition Proposals that were made in writing by any Excluded Party or any other Acquisition Proposal which the Company Board determined in good faith, after consultation with its financial advisor and outside legal counsel, warranted the Company Board's further discussion.

            (iii)  On the No-Shop Period Start Date, the Company shall, and shall cause its Subsidiaries and its and their directors, officers and employees and shall instruct its Affiliates and other Representatives to immediately cease all solicitations, discussions and negotiations with any Persons (other than Parent and its Representatives and any Excluded Party and its Representatives) that may be ongoing with respect to an Acquisition Proposal and request that each such Person (other than Parent and its Representatives and any Excluded Party and its Representatives) promptly return or destroy all confidential information furnished to such Person by or on behalf of the Company in connection with any such Acquisition Proposal.

          (b)   Notwithstanding anything to the contrary contained in Section 5.2(a) or elsewhere in this Agreement, at any time following the No-Shop Period Start Date and prior to the time the Stockholder Approval is obtained, if the Company, directly or indirectly through one or more of its Representatives, receives a written unsolicited and bona fide Acquisition Proposal that did not result from a breach of this Section 5.2, the Company and its Representatives may contact the Person or group of Persons making such Acquisition Proposal to clarify the terms and conditions thereof so as to determine whether such Acquisition Proposal constitutes, or could reasonably be expected to result in, a Superior Proposal, and may (i) provide information to such Person or group of Persons (including their respective Representatives and prospective equity and debt financing sources) if the Company receives from such Person or group of Persons (or has received from such Person or group of Persons) an executed confidentiality agreement containing terms that are not less favorable in any material respect to the Company than those contained in the

  Confidentiality Agreement, except that such confidentiality agreement need not contain any standstill or similar provision (an "Acceptable Confidentiality Agreement"); provided, that the Company shall make available to Parent and Merger Sub any non-public information concerning the Company or its Subsidiaries that is provided to any such Person or group of Persons which was not previously made available to Parent or Merger Sub substantially concurrently (and in any event within twenty-four (24) hours thereafter), and (ii) engage or participate in any discussions or negotiations with such Person or group of Persons, if prior to taking any action described in clause (i) or (ii) above, (A) the Company Board determines in good faith after consultation with its financial advisor and outside legal counsel that such Acquisition Proposal constitutes, or would reasonably be expected to result in, a Superior Proposal and (B) the Company Board determines in good faith after consultation with its outside legal counsel that failure to take such action would be reasonably likely to be inconsistent with its fiduciary obligations under applicable Law. It is understood and agreed that any contacts, disclosures, discussions or negotiations permitted under this Section 5.2(b), including any public announcement that the Company or the Company Board has made any determination required under this Section 5.2(b) to take or engage in any such actions (provided that the Company Board expressly publicly reaffirms the Company Recommendation in connection with such disclosure), shall not constitute a Change of Recommendation or otherwise constitute a basis for Parent to terminate this Agreement pursuant to Section 7.4.

          (c)   Except as set forth in this Section 5.2(c) or in Section 5.2(d), neither the Company Board nor any committee thereof shall (1) withhold, withdraw, qualify or modify (or publicly propose to withhold, withdraw, qualify or modify), in each case in a manner adverse to Parent, the Company Recommendation, (2) fail to include the Company Recommendation in the Proxy Statement, (3) adopt, approve or recommend or endorse or otherwise declare advisable, or publicly propose to adopt, approve or recommend, any Acquisition Proposal, (4) fail to publicly reaffirm the Company Recommendation within ten (10) Business Days after Parent so requests in writing following any public disclosure of an Acquisition Proposal (other than of the type referred to in the proviso to the following clause (5)) from any Person other than Parent and Merger Sub (provided that if the Stockholders Meeting is scheduled to be held within ten (10) Business Days from the date of such written request, promptly and in any event prior to the date which is two (2) Business Days before the date on which the Stockholders Meeting is scheduled to be held) or (5) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9 under the Exchange Act, against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act within ten (10) Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer (or if the Stockholders Meeting is scheduled to be held within ten (10) Business Days from the date of such commencement, promptly and in any event prior to the date which is two (2) Business Days before the date on which the Stockholders Meeting is scheduled to be held) (any of the foregoing, a "Change of Recommendation"); provided, that any communication made in accordance with Section 5.2(d)(ii), or the failure by the Company Board to take a position with respect to an Acquisition Proposal referred to in the preceding clause (4) or a tender offer or exchange offer referred to in the preceding clause (5), shall not be deemed a Change of Recommendation if such communication is made or such position is taken prior to the tenth (10th) Business Day after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer or Parent's written request following the public disclosure of such Acquisition Proposal, as applicable (or such earlier time as referenced above). Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, prior to the time the Stockholder Approval is obtained, the Company Board may (x) effect a Change of Recommendation contemplated by clauses (1) or (2) of the definition thereof if, upon the occurrence of an Intervening Event, the Company Board determines in good faith, after consultation with its outside legal counsel, that failure to do so would be reasonably likely to be inconsistent with its fiduciary obligations under applicable Law or (y) if the Company receives, directly or indirectly through one or more of its Representatives, either (A) after the date hereof and prior to the No-Shop Period Start Date from an Excluded Party an Acquisition Proposal or (B) after the No-Shop Period Start Date an unsolicited, written, bona fide Acquisition Proposal, in each of the case of subclauses (A) and (B), that the Company Board concludes in good faith, after consultation with its financial advisor and outside legal counsel, constitutes a Superior Proposal and such Acquisition Proposal did not result from a material breach by the Company of this Section 5.2, effect a Change of Recommendation and/or terminate this Agreement pursuant to Section 7.3(a) in order to enter into an Alternative Acquisition Agreement providing for such Superior Proposal, and, in the case of either clause (x) or (y):

              (i)  the Company shall have provided prior written notice to Parent, at least three (3) Business Days in advance, that it intends to effect a Change of Recommendation (a "Notice of Change of Recommendation") and/or terminate this Agreement pursuant to Section 7.3(a), which notice shall specify in reasonable detail the basis for the Change of Recommendation and/or termination and (A) in the case of a Superior Proposal, the identity of the Person or group of Persons making such Superior Proposal and the material terms thereof along with a copy of any proposed agreement in respect of such Superior Proposal (or, if there is no such proposed agreement, a written summary of the material terms and conditions of such Superior Proposal); or (B) in the case of an Intervening Event, reasonable detail regarding the Intervening Event;

             (ii)  after providing such notice and prior to effecting such Change of Recommendation and/or terminating this Agreement pursuant to Section 7.3(a), the Company shall have negotiated, and shall have caused its Representatives to be available to negotiate, with Parent and Merger Sub in good faith (to the extent Parent and Merger Sub desire to negotiate) during such three (3) Business Day period to make such adjustments to the terms and conditions of this Agreement as would obviate the need for the Company to effect a Change of Recommendation and/or terminate this Agreement pursuant to Section 7.3(a); and

            (iii)  following the end of such three (3) Business Day period, the Company Board shall have determined in good faith, after consultation with its outside legal counsel and, with respect to clause (A) below, its financial advisor, taking into account any changes to this Agreement proposed in writing by Parent in response to the Notice of Change of Recommendation, that (A) the Superior Proposal giving rise to the Notice of Change of Recommendation continues to be a Superior Proposal or (B) in the case of an Intervening Event, the failure of the Company Board to effect a Change of Recommendation would continue to be reasonably likely to be inconsistent with its fiduciary obligations under applicable Law.

          Any amendment to the financial terms or any other material change to the terms of a Superior Proposal shall require the Company to deliver a new Notice of Change of Recommendation and the Company shall be required to comply again with the requirements of clauses (i)-(iii) above; provided, however, that after the No-Shop Period Start Date, references to the three (3) Business Day period above shall then be deemed to be references to a two (2) Business Day period following receipt by Parent of any such new Notice of Change of Recommendation.

          (d)   Nothing contained in this Section 5.2 or elsewhere in this Agreement shall be deemed to prohibit the Company or the Company Board or any committee thereof from (i) complying with its disclosure obligations under applicable Law or NASDAQ, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to stockholders) or (ii) making any "stop-look-and-listen" communication to stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to stockholders of the Company, including any such similar communication in response to an Acquisition Proposal that is not a tender offer or exchange offer); provided, however, that (x) except as provided in the next sentence, any disclosure made as permitted under clause (i) of this Section 5.2(d) (other than any "stop-look-and-listen" or similar communication) that relates to an Acquisition Proposal shall be deemed to be a Change of Recommendation unless the Company Board expressly publicly reaffirms the Company Recommendation in connection with such disclosure, and (y) neither the Company nor the Company Board (nor any committee thereof) shall be permitted to recommend any Acquisition Proposal (including that the stockholders of the Company tender any securities in connection with any tender offer or exchange offer that is an Acquisition Proposal) or otherwise effect a Change of Recommendation with respect thereto, except as permitted by Section 5.2(c). It is understood and agreed that any "stop-look-and-listen" or similar communication permitted under clause (ii) of this Section 5.2(d) made prior to the tenth (10 th) Business Day after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer (or, if earlier, no fewer than two (2) Business Days prior to the date on which the Stockholders Meeting is scheduled to be held) shall not constitute a Change of Recommendation or otherwise constitute a basis for Parent to terminate this Agreement pursuant to Section 7.4. The Company shall in no event be deemed to violate this Section 5.2 as a result of responding (x) prior to the No-Shop Period Start Date, to any Inquiry or Acquisition Proposal, or (y) from and after the No-Shop Period Start Date, to any unsolicited proposal or inquiry, in each case, solely by advising the Person making such proposal or inquiry of the terms of this Section 5.2.

          (e)   The Company shall promptly (and, in any event, within twenty-four (24) hours) notify Parent in writing if, from and after the date hereof, any Acquisition Proposal or Inquiry (including any request for non-public information in connection therewith) is received by the Company, any of its Subsidiaries or any of its or their Representatives, indicating (except to the extent prohibited by applicable Law or Contract in effect as of the date hereof) the identity of the Person or group of Persons making such Acquisition Proposal, Inquiry or request and the material terms and conditions of any such Acquisition Proposal (including, if applicable, providing copies of any written Inquiries and any proposed agreements related thereto). Without limiting the foregoing, the Company shall (x) promptly (and in any event within twenty-four (24) hours) notify Parent in writing (i) if the Company determines to begin providing non-public information or to engage in negotiations or discussions concerning an Acquisition Proposal in accordance with this Section 5.2 and (ii) thereafter of any change to the financial and other material terms and conditions of any Acquisition Proposal, and (y) otherwise keep Parent reasonably informed of the status and material terms of any such Inquiry, Acquisition Proposal, discussions or negotiations on a reasonably current basis, including by providing a copy of all proposals, offers or drafts of proposed agreements. Neither the Company nor any of its Subsidiaries shall, after the date of this Agreement, enter into any confidentiality or similar agreement that would prohibit it from providing such information to Parent.

        Section 5.3.    Proxy Statement.

          (a)   As promptly as reasonably practicable after the date hereof (and in any event within twenty (20) Business Days after the date hereof), the Company shall prepare and file with the SEC a preliminary proxy statement relating to the Stockholders Meeting (together with any amendments thereof or supplements thereto, the "Proxy Statement"), and each of the Company and Parent shall, or shall cause their respective Affiliates to, prepare and file with the SEC all other documents required by the Exchange Act in connection with the Merger and the other transactions contemplated hereby, and Parent and the Company shall cooperate with each other in connection with the preparation of the Proxy Statement and any such other filings. Except as permitted by Section 5.2, the Proxy Statement shall include the Company Recommendation; provided, that if the Company Board shall have effected a Change of Recommendation in accordance with Section 5.2, then in submitting this Agreement to the Company's stockholders, the Company Board may submit this Agreement to the Company's stockholders without the Company Recommendation, in which event the Company Board may communicate the basis for its lack of recommendation to the Company's stockholders in the Proxy Statement or an appropriate amendment thereof or supplement thereto. Parent agrees to provide or cause to be provided all information with respect to itself, its Affiliates and their respective Representatives as may be reasonably requested by the Company for inclusion in the Proxy Statement and any such other filings.

          (b)   Each party shall as promptly as reasonably practicable notify the other parties of the receipt of any comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall as promptly as reasonably practicable provide to the other party copies of all written correspondence with the SEC with respect to the Proxy Statement or the transactions contemplated hereby. Except in the case of a Non-Objection, the Company and Parent shall each use its reasonable best efforts to (i) promptly provide responses to the SEC with respect to all comments received on the Proxy Statement from the SEC and to make any amendments or filings as may be necessary in connection therewith and (ii) have the Proxy Statement cleared by the SEC staff as soon as reasonably practical after such filing. The Company shall cause the definitive Proxy Statement to be mailed as promptly as reasonably practicable after a Non-Objection or the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement.

          (c)   Subject to applicable Law, prior to filing or mailing the Proxy Statement or filing any other required filings (or, in each case, any amendment thereof or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall (unless and until a Change of Recommendation has occurred or in connection with the matters described in Section 5.2) provide Parent with an opportunity to review and comment on (which comments shall be made promptly) such document or response and shall consider in good faith including in such document or response comments reasonably proposed by Parent.

          (d)   If, at any time prior to the receipt of the Stockholder Approval, any information relating to the Company or Parent, or any of their respective Affiliates, should be discovered by the Company or Parent which, in the reasonable judgment of the Company or Parent, as the case may be, should be set forth in an amendment of, or a supplement to, the Proxy Statement, so that the Proxy Statement would not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement and, to the extent required by applicable Law, in disseminating the information contained in such amendment or supplement to the stockholders of the Company. Nothing in this Section 5.3(d) shall limit the rights or obligations of any party under any other paragraph of this Section 5.3.

          (e)   All documents that the Company is responsible for filing with the SEC in connection with the Merger will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act.

        Section 5.4.    Stockholders Meeting.

          (a)   Subject to Section 5.3, the Company will take, in accordance with applicable Law and its certificate of incorporation and bylaws, all action necessary to duly call, give notice of, convene and hold a meeting of holders of Shares (including any adjournment or postponement thereof as permitted by this Section 5.4, the "Stockholders Meeting") as promptly as reasonably practicable following clearance of the Proxy Statement by the SEC or a Non-Objection, to consider and vote upon the adoption of this Agreement; provided, that the Company may postpone or adjourn to a later date the Stockholders Meeting (i) with the written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) for the absence of a quorum, (iii) to allow reasonable additional time to solicit additional proxies if the Company has not received proxies representing a sufficient number of shares of Common Stock to adopt this Agreement, whether or not a quorum is present, (iv) if required by applicable Law or (v) to allow reasonable additional time for the filing and dissemination of any supplemental or amended disclosure if, in the good faith judgment of the Company Board (after consultation with outside legal counsel), the failure to do so would be reasonably likely to be inconsistent with its fiduciary obligations under applicable Law; provided, further, that in no event shall the Stockholders Meeting be postponed or adjourned beyond the date that is five (5) Business Days prior to the Termination Date without the prior written consent of Parent. Unless there has been a Change of Recommendation pursuant to Section 5.2, the Company shall use its reasonable best efforts to lawfully obtain the Stockholder Approval, including actively soliciting proxies in favor of the adoption of this Agreement at the Stockholders Meeting. Unless this Agreement is terminated in accordance with its terms, the Company shall not submit to the vote of its stockholders any other Acquisition Proposal.

          (b)   The Company shall keep Parent informed with respect to proxy solicitation results as reasonably requested by Parent and shall provide such information and reasonable cooperation as Parent may reasonably request in connection therewith. Notwithstanding anything to the contrary in this Agreement, unless this Agreement is terminated in accordance with its terms, the Company shall remain obligated to provide the information and cooperation described in the immediately preceding sentence and duly call, give notice of, convene and hold the Stockholders Meeting and mail the Proxy Statement (and any amendment or supplement thereto that maybe required by applicable Law) to the Company's stockholders in accordance with Section 5.3 and this Section 5.4, notwithstanding any Change of Recommendation.

        Section 5.5.    Reasonable Best Efforts; Filings; Other Actions.

          (a)   Subject to the terms and conditions set forth in this Agreement, the Company, Parent, Merger Sub and their respective Subsidiaries shall each use their reasonable best efforts to promptly take, or to cause to be taken, all actions, and to do, or to cause to be done, and to assist and cooperate with the other in doing (and, in the case of Parent, to use reasonable best efforts to cause the Equity Investors and their Affiliates to assist and cooperate as necessary or appropriate with the other parties), all things necessary, proper or advisable under this Agreement or applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including to (i) obtain from any Governmental Entities and any third parties any actions, non-actions, clearances, waivers, consents, approvals, expirations or terminations of waiting periods, permits or orders required to be obtained by the Company, Parent or any of their respective Affiliates in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (ii) make all registrations, filings, notifications or submissions which are necessary or advisable with respect to this Agreement and the Merger under (A) any applicable federal or state securities Law, (B) the HSR Act and any other applicable Regulatory Law and (C) any other applicable Law, (iii) defend against any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger and the other transactions contemplated hereby and (iv) execute and deliver any additional instruments necessary to consummate the transactions contemplated hereby; provided, however, that in no event shall the Company or any of its Subsidiaries be required to pay prior to the Effective Time any fee, penalty or other consideration to any third party to obtain any consent or approval required for the consummation of the Merger under any Contract; provided, further, that without the prior written consent of Parent, neither the Company nor its Subsidiaries shall pay or commit to pay to any third party whose consent or approval is being solicited any amount of cash or other consideration, make any commitment or incur any liability or other obligation in connection therewith (in each case of this proviso other than filing fees in connection with the actions described in the preceding clause (ii), reimbursements for reasonable out-of-pocket costs and expenses incurred by any such third party in connection with obtaining its consent or approval, or de minimis cash or other consideration). Notwithstanding anything to the contrary contained in this Agreement, all obligations of the Company, Parent and Merger Sub to obtain the Financing or any other financing for the transactions contemplated hereby shall be governed exclusively by Sections 5.12 and 5.13, and not this Section 5.5.

          (b)   In furtherance and not in limitation of this Section 5.5, each party hereto agrees to make, or cause to be made, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable after the date hereof (and in any event within five (5) Business Days), to make, or cause to be made, all filings and authorizations, if any, required under any other applicable Regulatory Law set forth on Section 5.5(b) of the Company Disclosure Schedule as promptly as reasonably practicable after the date hereof, and to supply, or cause to be supplied, as promptly as reasonably practicable any additional information and material that may be requested by a Governmental Entity pursuant to any Regulatory Law. In furtherance and not in limitation of the foregoing, the parties shall request and use reasonable best efforts to obtain early termination of the waiting period under the HSR Act, and no party shall agree to extend any waiting period under any Regulatory Law applicable to or commit not to consummate any of the transactions contemplated by this Agreement without the prior written consent of all other parties.

          (c)   In furtherance and not in limitation of this Section 5.5, the Company shall (and cause its Subsidiaries to) and Parent shall (and cause its Subsidiaries to) and Merger Sub shall use their respective reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under any Regulatory Law. If any Action, including any Action by a private party, is instituted (or threatened to be instituted) challenging the transactions contemplated hereby as violative of any Regulatory Law, the Company shall (and cause its Subsidiaries to), Parent shall (and cause its Subsidiaries to) and Merger Sub shall cooperate in all respects and use their respective reasonable best efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the transactions contemplated hereby, including by pursuing all reasonable avenues of administrative and judicial appeal. In furtherance and not in limitation of the foregoing, each party shall, and, in the case of the Company or Parent, shall cause each of their respective Subsidiaries to use their respective reasonable best efforts to, (x) negotiate, commit to and effect, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of any assets or businesses of Parent or any of its Subsidiaries, or of the Company or any of its Subsidiaries, and (y) otherwise take or commit to take any actions that after the Closing Date limit Parent's or its Subsidiaries' (including the Surviving Corporation's) freedom of action with respect to, or its ability to retain, one or more businesses, product lines or assets of Parent or any of its Subsidiaries (including the Surviving Corporation), in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any Order which would otherwise have the effect of preventing the Closing, materially delaying the Closing or delaying the Closing beyond the Termination Date; provided, that the Company will only be required to take or commit to take any such action, or agree to any such condition or restriction, if such action, commitment, agreement, condition or restriction is binding on the Company only if and when the Closing occurs.

          (d)   In furtherance and not in limitation of this Section 5.5, each of the Company, Parent and Merger Sub shall (i) subject to any restrictions under any Regulatory Law, promptly notify each other of any communication to that party from any Governmental Entity with respect to this Agreement and the transactions and other agreements contemplated hereby and permit the other parties to review in advance any proposed material communication to any Governmental Entity, (ii) unless required by applicable Law, not agree to participate in any meeting or teleconference with any Governmental Entity in respect of any filing, investigation or other inquiry with respect to this Agreement and the transactions and other agreements contemplated hereby unless it consults with the other parties in advance and, to the extent permitted by such Governmental Entity, gives the other parties the opportunity to attend and participate thereat, (iii) subject to any restrictions under any Regulatory Law, furnish the other parties with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its Subsidiaries and their respective Representatives on the one hand, and any Governmental Entity or members of its staff on the other hand, with respect to this Agreement and the transactions and other agreements contemplated hereby (excluding any documents and communications which are subject to the attorney-client privilege or other privilege or trade secret protection or the work product doctrine), and (iv) furnish the other parties with such necessary information and reasonable assistance as such other parties may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any Governmental Entity in connection with this Agreement and the transactions and other agreements contemplated hereby and thereby, including any filings necessary or appropriate under the provisions of any Regulatory Law; provided, however, that the parties may, as each deems advisable, reasonably designate competitively sensitive material provided under this Section 5.5 or any other section of this Agreement as "outside counsel only material". Notwithstanding anything to the contrary in this Section 5.5, materials provided to the other party or its counsel may be redacted to remove references concerning the valuation of the Company, privileged communications, or other competitively sensitive material.

        Section 5.6.    Access and Reports.

          (a)   Subject to applicable Law, from and after the date of this Agreement to the Effective Time or the earlier termination of this Agreement, upon reasonable prior written notice, the Company shall, and shall cause its Subsidiaries to, afford to Parent, Merger Sub and each of their Representatives (including, to the extent requested by Parent, the Lenders), reasonable access, during normal business hours, to its officers, employees, properties, offices and other facilities, books, Contracts and records; provided, that (i) the foregoing shall not require the Company or any of its Subsidiaries to permit access to (A) any inspection or any information that would violate any of its obligations with respect to confidentiality in effect as of the date hereof, (B) any information that is subject to attorney-client privilege or other privilege or trade secret protection or the work product doctrine, (C) information that in the reasonable opinion of the Company would result in a breach of a Contract to which the Company or any of its Subsidiaries are bound as of the date hereof or (D) information related to the Company's sale process, including any information related to the negotiation and execution of this Agreement or to transactions potentially competing with or alternative to the transactions contemplated by this Agreement or proposals from other third parties relating to any competing or alternative transactions (including Acquisition Proposals) and the actions of the Company Board (or any committee thereof) with respect to any of the foregoing, whether prior to or after execution of this Agreement (access to the information described in this clause (D) shall be governed by Section 5.2), (ii) any such investigation shall be conducted in such a manner as not to unreasonably interfere with the normal business or operations of the Company or its Subsidiaries or otherwise result in any undue burden with respect to the prompt and timely discharge by employees of the Company or its Subsidiaries of their normal duties and (iii) no investigation pursuant to this Section 5.6 shall affect or be deemed to modify any representation or warranty made by the Company herein; provided, that the Company shall use its reasonable best efforts to allow for any access or disclosure in a manner that does not result in the effects set out in clauses (i)(A), (i)(B) or (i)(C), including by making appropriate substitute arrangements.

          (b)   Each of Parent and Merger Sub shall, and shall cause their respective Representatives and Affiliates to, hold and treat in confidence all documents and information concerning the Company and its Subsidiaries furnished to Parent or Merger Sub or their respective Representatives, financing sources or Affiliates in connection with the transactions contemplated by this Agreement in accordance with that certain letter agreement, dated February 6, 2019, between Parent and the Company (as amended or otherwise modified from time to time, the "Confidentiality Agreement") as if all such documents and information were Confidential Information (as defined in the Confidentiality Agreement), which Confidentiality Agreement shall remain in full force and effect in accordance with its terms, subject to the terms of this Agreement, and shall apply to Parent and Merger Sub as if they were direct parties thereto.

          (c)   The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, (i) of any notice or other communication received by such party from any Governmental Entity in connection with the transactions contemplated by this Agreement or from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, if the subject matter of such communication or the failure of such party to obtain such consent would reasonably be expected to be material to the Company, the Surviving Corporation or Parent, (ii) of any Actions commenced against such party or any of its Affiliates in connection with, arising from or relating to this Agreement or the transactions contemplated by this Agreement ("Transaction Litigation") or (iii) if such party becomes aware of the occurrence or non-occurrence of any event that, individually or in the aggregate, would reasonably be expected to cause any condition to the obligations of any party hereto to effect the Merger or any of the other transactions contemplated by this Agreement not to be satisfied; provided, that the delivery of any notice pursuant to this Section 5.6(c) shall not cure any breach of any representation, warranty or covenant in this Agreement or otherwise limit or affect the remedies available hereunder to any party hereto.

        Section 5.7.    Publicity; Communications.     The initial press release regarding the Merger shall be a joint press release by the Company and Parent and thereafter (unless and until a Change of Recommendation has occurred or in connection with the matters described in Section 5.2) each party shall consult with the other parties, and give each other the opportunity to review and comment, prior to issuing any press releases or otherwise making public announcements or filings with respect to the Merger or any of the other transactions contemplated by this Agreement, except as may be required by Law or by obligations pursuant to any listing agreement with NASDAQ (in which case, such party shall, to the extent practicable, use commercially reasonable efforts to consult with the other parties before issuing such press release or making such public announcement or filing).

        Section 5.8.    Employee Benefits.

          (a)   During the period commencing on the Closing Date and ending on the first anniversary thereof, Parent shall, or shall cause its applicable Subsidiary to, provide each employee of the Company and its Subsidiaries who continues in employment with Parent, the Surviving Corporation or their Subsidiaries following the Effective Time (collectively, the "Continuing Employees") with (i) a base salary or regular hourly wage (whichever is applicable) and a short-term cash incentive compensation opportunity, that, in each case, is not less than the base salary or regular hourly wage and short-term cash incentive compensation opportunity in effect for, or available to, the applicable Continuing Employee as of immediately prior to the Effective Time, and (ii) other compensation opportunities (excluding any equity award, other long-term compensation opportunities, contributions to any employer stock fund in any Company 401(k) Plan or other contributions to any Company 401(k) Plan in Common Stock) and employee benefits (excluding any severance-related benefits) that are, in each case, substantially similar in the aggregate to the other compensation (excluding any equity award, other long-term compensation opportunities, contributions to any employer stock fund in any Company 401(k) Plan or other contributions to any Company 401(k) Plan in Common Stock) and employee benefits (excluding any severance-related benefits), respectively, provided or available to the applicable Continuing Employee as of immediately prior to the Effective Time. Effective as of the Effective Time, the Surviving Corporation hereby expressly assumes the Company Benefit Plans and agrees to perform the obligations of the Company thereunder in accordance with the terms and conditions thereof.

          (b)   During the period commencing on the Closing Date and ending on the first anniversary thereof, the Surviving Corporation shall provide each Continuing Employee whose employment is terminated by Parent or one of its Subsidiaries with severance benefits and on terms and conditions, in each case, that are no less favorable than the severance benefits and protections provided to each such Continuing Employee as of immediately prior to the Effective Time as set forth in Section 5.8(b) of the Company Disclosure Schedule.

          (c)   Parent will cause any employee benefit plans of Parent and its Subsidiaries in which the Continuing Employees are entitled to participate after the Closing Date to take into account for purposes of eligibility, vesting and benefit accruals (other than benefit accruals under any defined benefit pension plan or as would result in a duplication of benefits), service prior to the Effective Time by such employees to the Company and its Subsidiaries (and any predecessors) as if such service were with Parent or its Subsidiaries.

          (d)   With respect to any employee benefit plans maintained by Parent and its Subsidiaries for the benefit of the Continuing Employees following the Closing Date, Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, (i) waive any eligibility requirements or pre-existing condition limitations or waiting period requirements with respect to any such plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee to the same extent waived under the analogous Company Benefit Plan prior to the Closing Date, and (ii) give effect, in determining any deductible, co-insurance and maximum out-of-pocket limitations, to any eligible expenses paid by such employees during the calendar year in which the Effective Time occurs (or such later date on which a Continuing Employee commences participation in any new plan of the Surviving Corporation and its Subsidiaries) under analogous Company Benefit Plans.

          (e)

              (i)  The Company shall, or shall cause its applicable Subsidiaries to, make commercially reasonable best efforts and in satisfaction of its fiduciary duties under ERISA to amend any and all Company Benefit Plans intended to qualify as a profit sharing plan with a cash or deferred arrangement under Section 401(k) of the Code (each, a "Company 401(k) Plan"), effective not later than the Closing, but contingent on the occurrence of the Closing, to (A) cease offering the employer stock fund invested in the Common Stock (the "Stock Fund") as an investment option under the Company 401(k) Plans, (B) "map" each participant's investment election with respect to future contributions in the Stock Fund to such investments as the appropriate fiduciary of each Company 401(k) Plan determines and provide that employer contributions (including employer matching contributions) shall thereafter be invested in accordance with each participant's investment elections, and (C) cause amounts then invested in the Stock Fund to be re-invested in such manner as the appropriate fiduciary of each Company 401(k) Plan determines such that, from and after the Closing, no portion of any participant's account under the Company 401(k) Plan will be invested in the Stock Fund (collectively, the "Stock Fund Termination").

             (ii)  Without limiting Section 5.8(e)(i), (A) in the event the Company determines that the Stock Fund Termination cannot be completed or (B) upon written request by Parent at least ten (10) Business Days prior to the Closing Date (which request may be made by Parent, in its discretion, regardless of whether the Stock Fund Termination can be completed), the Company shall, or shall cause its applicable Subsidiaries to, adopt resolutions terminating or amending each Company 401(k) Plan, effective as of one day preceding the Closing Date, but contingent on the occurrence of the Closing.

            (iii)  Prior to Closing, the Company shall provide Parent evidence that each Company 401(k) Plan has been terminated and/or amended, as applicable, in accordance with this Section 5.8(e), pursuant to duly adopted resolutions, and that all other actions necessary to implement the foregoing have been taken at least one day prior to the Closing Date. The form and substance of any such resolutions and any related documentation, including plan amendments and participant notifications (if applicable), shall be subject to review and reasonable approval of Parent and shall be provided to Parent at least five (5) Business Days prior to the Closing Date.

          (f)    Nothing in this Agreement shall confer upon any Continuing Employee or other service provider any right to continue in the employ or service of Parent, the Surviving Corporation or any Affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Surviving Corporation or any of their respective Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause. In no event shall the terms of this Agreement be deemed to (i) establish, amend, or modify any Company Benefit Plan or any other employee benefit plan, program, agreement or arrangement maintained or sponsored by Parent, the Surviving Corporation or their Affiliates, or (ii) alter or limit the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries or Affiliates to amend, modify or terminate any Company Benefit Plan in accordance with its terms after the Closing Date. Without limiting Section 8.9, nothing in this Section 5.8 shall create any third party beneficiary rights in any Continuing Employee or current or former service provider of the Company or its Affiliates (or any beneficiaries or dependents thereof).

          (g)   Parent shall, or shall cause its applicable Subsidiary to, pay to each Continuing Employee who remains employed through December 31, 2019 (whether or not employed on the payment date), an annual incentive bonus in respect of 2019, payable no later than February 29, 2020, equal to the bonus that such employee would have earned based upon actual performance through December 31, 2019; provided, however, that actual performance shall be determined in a manner that is consistent with the Company's past practice and shall exclude any costs and expenses associated with the transactions contemplated by this Agreement or any nonrecurring charges that would not reasonably be expected to have been incurred by the Company and its Subsidiaries had the transactions contemplated by this Agreement not occurred.

        Section 5.9.    Expenses.     Except as otherwise provided in this Agreement or each Limited Guarantee, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that all filing fees under the HSR Act in connection with the transactions contemplated by this Agreement shall be borne by Parent.

        Section 5.10.    Indemnification; Directors' and Officers' Insurance.

          (a)   From and after the Effective Time, each of Parent and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless, to the fullest extent permitted under applicable Law, each present and former director and officer of the Company and its Subsidiaries, and each fiduciary of a Company Benefit Plan (collectively, together with such person's heirs, executors or administrators, the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement incurred in connection with any actual or threatened Action, whether civil, criminal, administrative or investigative, arising out of, related to or in connection with any action or omission occurring or alleged to have occurred whether prior to or at the Effective Time (including in connection with such Indemnified Parties' service as a director or officer of the Company or any of its Subsidiaries or a fiduciary of a Company Benefit Plan or services performed by such persons at the request of or for the benefit of the Company or its Subsidiaries), whether asserted or claimed prior to, at or after the Effective Time, including, for the avoidance of doubt, in connection with (i) the transactions contemplated by this Agreement and (ii) actions to enforce this provision or any other indemnification, exculpation or advancement right of any Indemnified Party. Without limiting the foregoing, Parent, for a period of six (6) years from and after the Effective Time, shall, unless otherwise prohibited by applicable Law, cause the Charter and the Bylaws to contain provisions no less favorable to the Indemnified Parties with respect to indemnification, exculpation from liabilities and rights to advancement of expenses than those set forth as of the date of this Agreement in the certificate of incorporation and bylaws of the Company, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of any Indemnified Party. In addition, from and after the Effective Time, each of Parent and the Surviving Corporation shall advance costs and expenses (including attorneys' fees) as incurred by any Indemnified Party promptly (and in any event within ten (10) days) after receipt by Parent of a written request for such advance to the fullest extent permitted under applicable Law; provided, that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined (after exhausting all available appeals) that such Person is not entitled to indemnification. Any Indemnified Party wishing to claim indemnification under this Section 5.10(a), upon learning of any claim, action or proceeding in respect of which such indemnification will be sought, shall notify the Surviving Corporation thereof in writing; provided, that the failure to so notify the Surviving Corporation shall not affect the indemnification obligations of the Surviving Corporation or Parent under this Section 5.10(a), except to the extent such failure to notify materially prejudices the Surviving Corporation.

          (b)   Prior to the Effective Time, the Company shall obtain and fully pre-pay the premium for (and, following the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain with reputable and financially sound carriers) the extension of (i) the directors' and officers' liability coverage of the Company's existing directors' and officers' insurance policies, and (ii) the Company's existing fiduciary liability insurance policies (collectively, "D&O Insurance"), in each case for a claims reporting or discovery period (whichever is greater) of six (6) years from and after the Effective Time with respect to any claim arising from facts or events that existed or occurred at or prior to the Effective Time with terms, conditions, retentions, coverage limits and limits of liability that are at least as favorable as the coverage provided under the Company's existing policies in effect on the date hereof. If the Company and the Surviving

  Corporation for any reason fail to obtain such "tail" insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of six (6) years from and after the Effective Time the D&O Insurance in place as of the date hereof with terms, conditions, retentions, coverage limits and limits of liability that are at least as favorable as the coverage provided in the Company's existing policies as of the date hereof, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, purchase comparable insurance as the D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are at least as favorable as the coverage provided under the Company's existing policies as of the date hereof. Notwithstanding the foregoing, (x) in no event shall the Company or the Surviving Corporation be required to expend for any such policies pursuant to this Section 5.10(b) an annual premium amount in excess of 300% of the aggregate of the annual premiums currently paid by the Company for such insurance, and (y) if the annual premiums of such insurance coverage exceed such maximum amount, the Company or the Surviving Corporation shall obtain a policy with the greatest coverage available for such maximum amount.

          (c)   If Parent or the Surviving Corporation or any of their successors or assigns shall (i) consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, in each such case, proper provisions shall be made so that such surviving or acquiring Person(s), as the case may be, shall assume all of the obligations set forth in this Section 5.10.

          (d)   The provisions of this Section 5.10 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties.

          (e)   The rights of the Indemnified Parties under this Section 5.10 shall be in addition to any rights such Indemnified Parties may have under the certificate of incorporation or bylaws or comparable governing documents of the Company or any of its Subsidiaries, under any applicable Contracts or Laws or otherwise. All rights to indemnification, exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party (whether asserted or claimed prior to, at, or after the Effective Time) as provided in the certificate of incorporation or bylaws or comparable governing documents of the Company or any of its Subsidiaries or any Contract or otherwise between such Indemnified Party and the Company or any of its Subsidiaries shall survive the Merger and continue in full force and effect (and shall be so maintained) and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries or any Indemnified Party, it being understood and agreed that the indemnification provided for in this Section 5.10 is not prior to, or in substitution for, any such claims under any such policies.

        Section 5.11.    Section 16 Matters.     Prior to the Effective Time, the Company shall take all steps reasonably necessary to cause any dispositions of equity securities (including derivative securities) of the Company in connection with this Agreement and the transactions contemplated hereby by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 5.12.    Financing.

          (a)   Parent and Merger Sub shall use reasonable best efforts to take, or cause to be taken, all actions, and shall use reasonable best efforts to do, or cause to be done, all things necessary, proper or advisable to obtain the proceeds of the Financing on the terms and conditions described in the Commitment Letters (including, as necessary, the "flex" provisions contained in any related fee letter) as promptly as possible (taking into account the expected timing of the Marketing Period) but in any event on or prior to the date upon which the Merger is required to be consummated pursuant to the terms hereof, including by using reasonable best efforts with respect to (i) causing the Equity Investors to maintain in effect the Equity Commitment Letter, (ii) maintaining in effect the Debt Commitment Letter, (iii) negotiating and entering into definitive agreements with respect to the Debt Financing (the "Definitive Agreements") consistent with the terms and conditions contained in the Debt Commitment Letter (including, as necessary, the "flex" provisions contained in any related fee letter) or, if available, on other terms that (A) are acceptable to Parent in its sole discretion, (B) would not reasonably be expected to delay (taking into account the expected timing of the Marketing Period) or adversely affect the ability of Parent to consummate the transactions contemplated hereby and (C) would otherwise be permitted by Section 5.12(b), and (iv) taking into account the expected timing of the Marketing Period, satisfying (or, if reasonably required to obtain the Financing, seeking the waiver of) on a timely basis all conditions in the Debt Commitment Letter and the Definitive Agreements that are within the control of Parent or Merger Sub and complying with its obligations thereunder. In the event that all conditions contained in the Debt Commitment Letter or the Definitive Agreements (other than the consummation of the Merger and other than the availability of the Cash Equity and those that by their nature are to be satisfied at the Closing) have been satisfied or waived, Parent and Merger Sub shall use their reasonable best efforts to cause the Lenders thereunder to comply with their respective obligations thereunder, including to fund the Debt Financing (including, subject to Section 8.7(c), by promptly commencing a litigation proceeding against any breaching Lender or other financial institution to compel such Lender or financial institution to provide its portion of the Debt Financing or otherwise comply with its obligations under the Debt Commitment Letter or Definitive Agreements). Each of Parent and Merger Sub shall use its reasonable best efforts to comply with its respective obligations, and enforce its respective rights, under the Commitment Letters and Definitive Agreements in a timely and diligent manner.

          (b)   Parent shall not, and shall not permit Merger Sub to, without the prior written consent of the Company: (i) permit any amendment or modification to, or any waiver of any provision or remedy under, the Commitment Letters if such amendment, modification or waiver (A) adds new (or adversely modifies any existing) conditions to the consummation of all or any portion of the Financing, (B) reduces the amount of the Financing to an amount that, together with available cash at the Company and its Subsidiaries and other available cash or other funds of Parent and its Subsidiaries, would on the Closing Date be less than the Merger Amounts, (C) adversely affects in a material respect the ability of Parent to enforce its rights against other parties to the Commitment Letters or the Definitive Agreements as so amended, replaced, supplemented or otherwise modified, relative to the ability of Parent or Merger Sub, as applicable, to enforce its rights against the other parties to the Commitment Letters as in effect on the date hereof or (D) could otherwise reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger and the other transactions contemplated by this Agreement (taking into account the expected timing of the Marketing Period); or (ii) terminate any Commitment Letter or any Definitive Agreement unless such Commitment Letter or Definitive Agreement is replaced at such time with a new commitment letter or a new definitive agreement that would satisfy the preceding clause (i). Parent and Merger Sub shall promptly deliver to the Company copies of any amendment, modification, waiver or replacement of any Commitment Letter or any Definitive Agreement.

          (c)   In the event that any portion of the Debt Financing becomes unavailable, regardless of the reason therefor, Parent and Merger Sub will (i) use reasonable best efforts to obtain alternative debt financing (in an amount sufficient, when taken together with Cash Equity and the available portion of the Debt Financing, the available cash at the Company and its Subsidiaries and other available funds or cash to Parent and its Subsidiaries, to pay the Merger Consideration and the other Merger Amounts) as promptly as reasonably practicable from the same or other sources on terms and conditions that are not less favorable to Parent and its Subsidiaries than the terms and conditions set forth in the Debt Commitment Letter as of the date hereof and which do not include any conditions to the consummation of such alternative debt financing that would reasonably be expected to make the funding of such alternative debt financing less likely to occur, than the conditions set forth in the Debt Commitment Letter as of the date hereof (and, when obtained, provide the Company with a true and correct copy of any new financing commitment for such alternative debt financing) and (ii) promptly notify the Company of such unavailability and the reason therefor. For the purposes of this Agreement, the term "Debt Commitment Letter" shall be deemed to include any commitment letter (or similar agreement) with respect to any alternative or replacement financing arranged in compliance herewith (and any Debt Commitment Letter remaining in effect at the time in question). Parent and Merger Sub shall provide the Company with prompt oral and written notice of any actual or threatened breach, termination, repudiation or default by any party to any Commitment Letter or any Definitive Agreement, in each case, of which Parent or Merger Sub obtain Knowledge and the receipt of any written notice or other written communication from any Lender, Equity Investor or other financing source with respect to any breach, default, termination or repudiation by any party to any Commitment Letter or any Definitive Agreement of any provision thereof. Parent and Merger Sub shall keep the Company reasonably informed on a current basis of the status of its efforts to consummate the Financing. The foregoing notwithstanding, compliance by Parent and Merger Sub with this Section 5.12 shall not relieve Parent or Merger Sub of their obligation to consummate the transactions contemplated by this Agreement whether or not the Financing is available.

        Section 5.13.    Financing Cooperation.

          (a)   Prior to the Closing, the Company shall use its reasonable best efforts to, and shall cause its Subsidiaries to use their reasonable best efforts to, and shall use its reasonable efforts to cause its and their Representatives to, provide, at the expense of Parent, all cooperation reasonably requested by Parent necessary and customary for the arrangement of the Debt Financing (provided, that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company or any of its Subsidiaries), including by (i) participating in a reasonable number of meetings (including meetings with prospective lenders), presentations, road shows, due diligence sessions and sessions with rating agencies, at reasonable times and with reasonable advance notice, (ii) executing and delivering Definitive Agreements and other certificates as may be reasonably requested by Parent, and to the extent required by the Debt Financing, using reasonable best efforts to facilitate the pledging of, and perfection of security interests in, collateral, in each such case, effective no earlier than the Effective Time, (iii) furnishing Parent and the Lenders as promptly as reasonably practicable the financial statements of the Company and its consolidated Subsidiaries required by paragraph 6 in Exhibit C to the Debt Commitment Letter (such financial statements, the "Required Financial Information") and, following the delivery of a request therefor to the Company by Parent (which notice shall state with specificity the information requested), such financial and other information regarding the Company as is readily available to the Company at such time and is customarily required in connection with the execution of financings of a type similar to the Debt Financing, (iv) if requested by Parent, using reasonable best efforts to assist Parent in connection with Parent's preparation of customary pro forma financial statements as required by paragraph 7 in Exhibit C to the Debt Commitment Letter; provided, that (x) Parent shall be responsible for the preparation of such pro forma financial statements and any pro forma adjustments giving effect to the Merger and the other transactions contemplated herein and (y) the Company's assistance shall relate solely to the financial information and data derived from the Company's historical books and records, (v) in each case following Parent's reasonable request, using reasonable best efforts to assist Parent and Merger Sub in the preparation of customary (A) confidential information memoranda (including a version that does not include material non-public information and executing and delivering one or more customary authorization and representation letters contemplated by the Debt Commitment Letter or otherwise that are customary in the Debt Financing) and other customary marketing materials required in connection with financings similar to the Debt Financing, (B) materials for rating agency presentations and (C) definitive documentation for the Debt Financing, (vi) following Parent's reasonable request, using reasonable best efforts to cause directors and officers who will continue to hold such offices and positions from and after the Effective Time to execute resolutions or consents of the Company and its Subsidiaries that do not become effective until the Effective Time with respect to entering into the definitive documentation for the Debt Financing and otherwise as necessary to authorize consummation of the Debt Financing, and (vii) if requested by Parent, provide, at least three (3) Business Days prior to the Closing Date, all documentation and other information relating to the Company and its Subsidiaries as is required by applicable "know your customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act and including, if the Company or any of its subsidiaries qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, a Beneficial Ownership Certificate (each as defined in the Debt Commitment Letter), to the extent requested by Parent in writing at least nine (9) Business Days prior to the Closing Date. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be required to take or permit the taking of any action pursuant to this Section 5.13 that (A) would require the Company, its Subsidiaries or any Persons who are officers or directors of the Company or its Subsidiaries to pass resolutions or consents to approve or authorize the execution of the Debt Financing that is effective prior to the Effective Time or execute or deliver any certificate, document, instrument or agreement (other than the authorization and representation letters referred to in clause (v)(A) above) or agree to any change or modification of any existing certificate, document, instrument or agreement that is effective prior to the Effective Time, (B) cause any representation or warranty in this Agreement to be breached by the Company or any of its Subsidiaries, (C) require the Company or any of its Subsidiaries to pay any commitment or other similar fee or incur any other expense, liability or obligation (other than those set forth in this Section 5.13) in connection with the Debt Financing prior to the Closing or have any obligation of the Company or any of its Subsidiaries under any agreement, certificate, document or instrument be effective until the Closing, (D) cause any director, officer or employee or stockholder of the Company or any of its Subsidiaries to incur any personal liability, (E) conflict with the organizational documents of the Company or its Subsidiaries or any Laws, (F) reasonably be expected to result (with or without notice, lapse of time, or both) in a material violation or breach of, or a default under, any Contract to which the Company or any of its Subsidiaries is a party, (G) provide access to or disclose information that the Company or any of its Subsidiaries determines would jeopardize any attorney-client privilege of the Company or any of its Subsidiaries, (H) prepare any financial statements or information that (x) are not available to it and prepared in the ordinary course of its financial reporting practice and (y) would not otherwise be available to it or capable of being prepared by it without undue burden or other than with the use of its commercially reasonable efforts or (I) require the Company or any of its Subsidiaries to enter into any instrument or agreement (other than the authorization and representation letters referred to in clause (v)(A) above) that is effective prior to the Effective Time or that would be effective if the Closing does not occur. Nothing contained in this Section 5.13 or otherwise shall require the Company or any of its Subsidiaries, prior to the Closing, to be an issuer or other obligor with respect to the Debt Financing. Parent shall, promptly upon request by the Company, reimburse the Company following termination of this Agreement for all reasonable out-of-pocket costs incurred by the Company or its Subsidiaries or their respective Representatives in connection with the cooperation contemplated by this Section 5.13 and shall indemnify and hold harmless the Company and its Subsidiaries and their respective Representatives from and against any and all losses suffered or incurred by them in connection with the arrangement of the Debt Financing, any action taken by them at the request of Parent pursuant to this Section 5.13 and any information used in connection therewith (other than information provided in writing by the Company or its Subsidiaries specifically in connection with its obligations pursuant to this Section 5.13).

          (b)   For the avoidance of doubt, the parties hereto acknowledge and agree that the provisions contained in this Section 5.13, represent the sole obligation of the Company, its Subsidiaries and their respective Representatives with respect to cooperation in connection with the arrangement of any financing (including the Financing) to be obtained by Parent or Merger Sub with respect to the transactions contemplated by this Agreement and no other provision of this Agreement (including the Exhibits and Schedules hereto) shall be deemed to expand or modify such obligations. In no event shall the receipt or availability of any funds or financing (including, for the avoidance of doubt, the Financing) by Parent, Merger Sub or any of their respective Affiliates or any other financing or other transactions be a condition to any of Parent's or Merger Sub's obligations under this Agreement.

          (c)   All non-public or otherwise confidential information regarding the Company or its Subsidiaries obtained by Parent or its Representatives pursuant to this Section 5.13 shall be kept confidential and otherwise treated in accordance with the Confidentiality Agreement or other confidentiality obligations that are substantially similar to those contained in the Confidentiality Agreement (which, with respect to the Lenders, shall be satisfied by the confidentiality provisions applicable thereto under the Debt Commitment Letter if made for the benefit of the Company). The Company hereby consents to the use of its and the Company Subsidiaries' logos in connection with the Debt Financing, so long as the Company has a reasonable opportunity to preview such use of logos and such logos (i) are used solely in a manner that is not intended to or likely to harm or disparage the Company or its Subsidiaries or the reputation or goodwill of the Company or its Subsidiaries; (ii) are used solely in connection with a description of the Company, its business and products or the Merger (including in connection with any marketing materials related to the Debt Financing); and (iii) are displayed and presented in a manner consistent with the Company's past practices.

          (d)   At least three (3) Business Days prior to the Closing, the Company shall deliver to Parent executed payoff letter(s) in customary form, which, subject to compliance with the terms and conditions set forth therein, shall provide for the full satisfaction and repayment of all amounts owing in respect of all obligations of the Company and its Subsidiaries under the Amended and Restated Loan and Security Agreement, dated June 17, 2013, between the Company and Silicon Valley Bank (as the same may be amended, modified, supplemented, restated or amended and restated from time to time, including by the First Loan Modification Agreement, dated October 7, 2013, by and between the Company and Silicon Valley Bank, the Second Loan Modification Agreement, dated January 29, 2016, by and between the Company and Silicon Valley Bank, and the Third Loan Modification Agreement, dated February 6, 2018, by and between the Company and Silicon Valley Bank) and termination of all commitments to extend credit to the Company and its Subsidiaries thereunder (the "Payoff Letters") as well as releases in customary forms, to occur on or immediately after the Closing Date with the repayment of such amounts of all Liens on the assets of the Company and its Subsidiaries securing the obligations thereunder, the termination of all commitments to extend credit therefor and the release or termination of all guarantees of any such amounts (it being understood that Parent shall be entitled to see drafts of such Payoff Letters as soon as reasonably practicable prior to the Closing).

        Section 5.14.    Transaction Litigation.     The Company, on the one hand, and Parent and Merger Sub, on the other hand, shall keep the other reasonably informed on a current basis with respect to any Transaction Litigation, reasonably consult with the other and give consideration to the other's advice regarding such Transaction Litigation and give each other the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation; provided that the Company shall in any event control such defense, settlement or prosecution, and the disclosure of information in connection therewith shall be subject to the provisions of Section 5.6, including regarding attorney client privilege or other privilege or trade secret protection or the work product doctrine; provided, further, that no such party or Representative of such party shall compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any Transaction Litigation or consent to the same unless the Company, in the case of any such action by Parent or Merger Sub, or Parent, in the case of any such action by the Company, shall have consented in writing (such consent not to be unreasonably withheld, delayed or conditioned). Without otherwise limiting rights with regard to the right to counsel, following the Effective Time, all members of the Company Board who are in office immediately prior to the Effective Time shall be entitled to continue to retain Goodwin Procter LLP or such other counsel selected by such Persons prior to the Effective Time to defend any Transaction Litigation; provided, that such representation is accepted by the Company's director and officer insurance carriers.

        Section 5.15.    Resignation of Directors.     At the Closing, except as otherwise may be agreed by Parent, the Company shall use its reasonable best efforts to deliver to Parent the resignation of all members of the Company Board who are in office immediately prior to the Effective Time, which resignations shall be effective as of immediately prior to (but conditioned on the occurrence of) the Effective Time.

        Section 5.16.    State Takeover Statutes.     The Company and the Company Board shall (a) take all action necessary to ensure that no Takeover Statute or similar restriction is or becomes applicable to the Merger and the other transactions contemplated hereby and (b) if any Takeover Statute or similar restriction becomes applicable to the Merger and or any such transaction, take all action necessary to ensure that the Merger or any such transaction may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute or similar restriction on the Merger or such other transaction. For purposes of this Agreement, "Takeover Statute" shall mean a "fair price," "moratorium," "control share acquisition" or similar anti-takeover statute or regulation enacted under the Laws of any state in the United States that is applicable to the Company, including Section 203 of the DGCL.

        Section 5.17.    Conduct of Parent and Merger Sub.     During the period from the date hereof until the Effective Time (or such earlier date on which this Agreement may be terminated), except (a) as required by applicable Law or (b) as expressly contemplated by this Agreement, (i) Parent shall not, and shall not permit any of its Subsidiaries (including Merger Sub) or the Equity Investors to, (A) amend, repeal or otherwise modify any provision of their respective organizational or governing documents in a manner that w ould reasonably be expected to result in a Parent Material Adverse Effect, (B) take any action or fail to take any action which is intended to or which would reasonably be expected to, individually or in the aggregate, prevent or materially delay or impede the ability of any of the parties hereto to obtain any necessary approvals or clearances of any Governmental Entity required for the transactions contemplated hereby, to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby or otherwise prevent or materially delay or impede the consummation of the Merger or the other transactions contemplated hereby or (C) agree to take, make any commitment to take, or adopt any resolutions of its board of directors or analogous governing body in support of, any of the foregoing; and (ii) Parent shall, and shall cause the Equity Investors and its and their respective Affiliates to, promptly notify the Company of any transaction or any agreement to effect any transaction known to Parent or any of the Equity Investors which would reasonably be expected to, individually or in the aggregate, prevent or materially delay or impede the ability of any of the parties hereto to obtain any necessary approvals or clearances of any Governmental Entity required for the transactions contemplated hereby.

        Section 5.18.    Obligations of Merger Sub and the Surviving Corporation.     Parent shall take all actions necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement.

ARTICLE VI

CONDITIONS

        Section 6.1.    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligations of each party hereto to effect the Merger are subject to the satisfaction (or waiver in writing by Parent and the Company, if permissible under applicable Law) at or prior to the Effective Time of each of the following conditions:

          (a)    Stockholder Approval.    This Agreement shall have been duly adopted by a majority of the outstanding Shares entitled to vote thereon in accordance with applicable Law and the certificate of incorporation and bylaws of the Company (the "Stockholder Approval").

          (b)    Regulatory Consents.    Any and all applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or been terminated. The decisions, orders, consents or expiration of any waiting periods required to consummate the transaction contemplated by this Agreement under the Regulatory Laws of the countries or jurisdictions listed on Section 5.5(b) of the Company Disclosure Schedule shall have occurred or been granted.

          (c)    Orders.    No court of competent jurisdiction or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) that is in effect and that restrains, enjoins or otherwise prohibits the consummation of the Merger.

        Section 6.2.    Conditions to Obligations of Parent and Merger Sub .     The respective obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction (or waiver in writing by Parent, if permissible under applicable Law) at or prior to the Effective Time of each of the following conditions:

          (a)    Representations and Warranties.    Each of (i) the representations and warranties of the Company set forth in Section 3.3(a), Section 3.3(b), Section 3.3(d) and Section 3.7(b) shall be true and correct as of the Closing Date as if made at such date (except to the extent such representations and warranties speak as of a specified date, in which case they need only be true and correct as of such specified date), except, in the case of (x) Section 3.3(a) and Section 3.3(b), for inaccuracies that are de minimis and (y) Section 3.3(d), for inaccuracies as would not result in an increase of the aggregate cash amounts payable with respect to the Company Equity Awards other than any such increases that are de minimis relative to the aggregate Merger Consideration payable pursuant to this Agreement (including the amounts payable pursuant to Section 2.7 and 2.8); (ii) the representations and warranties of the Company set forth in Section 3.1, Section 3.2, Section 3.4, Section 3.20 and Section 3.21 shall be true and correct in all material respects as of the Closing Date as if made at such date (except to the extent such representations and warranties speak as of a specified date, in which case they need only be true and correct in all material respects as of such specified date); and (iii) the other representations and warranties of the Company set forth in Article III shall be true and correct as of the Closing Date as if made at such date (except to the extent such representations and warranties speak as of a specified date, in which case they need only be true and correct as of such specified date) interpreted without giving effect to the words "materially" or "material" or to any qualifications based on such terms or based on the term "Company Material Adverse Effect," except where the failure of such representations and warranties to be true and correct, in the aggregate, does not constitute a Company Material Adverse Effect.

          (b)    Performance of Obligations.    The Company shall have performed or complied with in all material respects its agreements and covenants contained in this Agreement that are required to be performed or complied with by it at or prior to the Effective Time pursuant to the terms hereof.

          (c)    Officer's Certificate.    Parent shall have received a certificate signed by an executive officer of the Company, dated the Closing Date, to the effect that the conditions set forth in Sections 6.2(a), 6.2(b) and 6.2(d) have been satisfied.

          (d)    No Company Material Adverse Effect.    No Company Material Adverse Effect shall have occurred after the date of this Agreement.

        Section 6.3.    Conditions to Obligation of the Company.     The obligation of the Company to effect the Merger is also subject to the satisfaction (or waiver in writing by the Company, if permissible under applicable Law) at or prior to the Effective Time of each of the following conditions:

          (a)    Representations and Warranties.    Each of (i) the representations and warranties of Parent and Merger Sub set forth in Sections 4.1, 4.2, 4.3 and 4.10 shall be true and correct in all material respects as of the Closing Date as if made at such date (except to the extent such representations and warranties speak as of a specified date, in which case they need only be true and correct in all material respects as of such specified date); and (ii) the other representations and warranties of Parent and Merger Sub set forth in Article IV shall be true and correct in all respects as of the Closing Date as if made at such date (except to the extent such representations and warranties speak as of a specified date, in which case they need only be true and correct as of such specified date) interpreted without giving effect to the words "materially" or "material" or to any qualifications based on such terms or based on the term "Parent Material Adverse Effect," except where the failure of such representations and warranties to be true and correct, in the aggregate, does not constitute a Parent Material Adverse Effect.

          (b)    Performance of Obligations.    Each of Parent and Merger shall have performed or complied with in all material respects its agreements and covenants contained in this Agreement that are required to be performed or complied by it at or prior to the Effective Time pursuant to the terms hereof.

          (c)    Officer's Certificate.    The Company shall have received a certificate signed by an executive officer of Parent, dated the Closing Date, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

        Section 6.4.    Frustration of Closing Conditions.     None of Parent, Merger Sub or the Company may rely, either as a basis for not consummating the Merger or any of the other transactions contemplated by this Agreement or terminating this Agreement and abandoning the Merger, on the failure of a condition set forth in this Article VI to be satisfied if such failure was caused by such party's failure to act in good faith or to use the efforts to cause the Closing to occur as required by this Agreement.

ARTICLE VII

TERMINATION

        Section 7.1.    Termination by Mutual Consent.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Stockholder Approval is obtained, by mutual written consent of the Company and Parent by action of their respective boards of directors.

        Section 7.2.    Termination by Either the Company or Parent.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by either the Company or Parent:

          (a)   if the Merger shall not have been consummated on or before November 8, 2019 (the "Termination Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 7.2(a) shall not be available to a party if the failure of the Merger to have been consummated on or before the Termination Date was primarily caused by the failure of such party to perform any of its obligations under this Agreement;

          (b)   if the Stockholders Meeting (including any adjournments or postponements thereof) shall have been duly held and completed and the Stockholder Approval shall not have been obtained at such Stockholders Meeting (or at any adjournment or postponement thereof) at which a vote on the adoption of this Agreement is taken; or

          (c)   if any Order by a Governmental Entity of competent jurisdiction permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable; provided, that the right to terminate this Agreement pursuant to this Section 7.2(c) shall not be available to a party if the enactment, issuance, promulgation, enforcement or entry of any such Order, or the Order becoming final and non-appealable, was primarily caused by the failure of such party to perform any of its obligations under this Agreement.

        Section 7.3.    Termination by the Company.     This Agreement may be terminated and the Merger may be abandoned by the Company:

          (a)   at any time prior to the time the Stockholder Approval is obtained, in order to substantially concurrently enter into an Alternative Acquisition Agreement providing for a Superior Proposal in accordance with Section 5.2(c), subject to complying with the terms of this Agreement, including Sections 5.2, 5.3 and 5.4; provided, that prior to or substantially concurrently with, and as a condition to, such termination, the Company pays to Parent the Company Termination Fee due under Section 7.5(b);

          (b)   at any time prior to the Effective Time, if there has been a breach of any representation, warranty, covenant or agreement of Parent or Merger Sub in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 6.3(a) or 6.3(b) and (ii) (A) is not capable of being cured by Parent or Merger Sub prior to the Termination Date or (B) if capable of being cured, shall not have been cured before the earlier of (x) thirty (30) Business Days following receipt of written notice from the Company of such breach or (y) the Termination Date; provided, that the Company is not then in breach of any representation, warranty, covenant or agreement of this Agreement such that any condition to the obligations of Parent and Merger Sub set forth in Sections 6.2(a) or 6.2(b) would not then be satisfied if the Closing Date were the date of such termination; or

          (c)   at any time prior to the Effective Time, if (i) the Marketing Period has ended and all of the conditions set forth in Sections 6.1 and 6.2 have been, and continue to be, satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, each of which shall be capable of being satisfied if the Closing Date were the date of such termination, and, solely with respect to Section 6.1(b), if the failure of such condition to be satisfied is primarily caused by a material breach by Parent or Merger Sub of any of their respective covenants or agreements contained in Sections 5.5(a), 5.5(b), 5.5(c) or 5.5(d) of this Agreement)), (ii) Parent and Merger Sub do not consummate the Merger on or prior to the date the Closing is required to occur pursuant to Article I, (iii) the Company shall have irrevocably confirmed in writing to Parent that it is ready, willing and able to complete the Closing on the date of such confirmation and throughout the three (3) Business Day period following delivery of such confirmation and (iv) Parent and Merger Sub fail to effect the Closing within three (3) Business Days following delivery of such confirmation.

        Section 7.4.    Termination by Parent.     This Agreement may be terminated and the Merger may be abandoned by Parent:

          (a)   at any time prior to the time the Stockholder Approval is obtained, if the Company Board (or any committee thereof) shall have effected a Change of Recommendation or allowed the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement (for the avoidance of doubt, other than an Acceptable Confidentiality Agreement); or

          (b)   at any time prior to the Effective Time, if there has been a breach of any representation, warranty, covenant or agreement of the Company in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 6.2(a) or 6.2(b), and (ii) (A) is not capable of being cured by the Company by the Termination Date or (B) if capable of being cured, shall not have been cured before the earlier of (x) thirty (30) Business Days following receipt of written notice from Parent of such breach or (y) the Termination Date; provided, that neither Parent nor Merger Sub is then in breach of any representation, warranty, covenant or agreement of this Agreement such that any condition to the obligations of the Company set forth in Section 6.3(a) or 6.3(b) would not then be satisfied if the Closing Date were the date of such termination.

        Section 7.5.    Effect of Termination and Abandonment.

          (a)   In the event that this Agreement is terminated and the Merger is abandoned pursuant to this Article VII, this Agreement shall become void and of no effect with no liability to any Person on the part of any party hereto (or of any member of the Parent Group or the Company Group); provided, that (i) except as otherwise provided herein, no such termination shall relieve any party hereto of any liability to pay the Company Termination Fee or the Parent Termination Fee, as applicable, pursuant to this Section 7.5 or, subject to Sections 7.5(e) and 7.5(f), relieve the Company or Parent or Merger Sub of any liability for any Willful Breach of this Agreement prior to such termination, and (ii) the provisions listed in the second sentence of Section 8.1 shall survive the termination of this Agreement. The party desiring to terminate this Agreement pursuant to Section 7.2, 7.3 or 7.4 shall give written notice of such termination, including a description in reasonable detail of the reasons for such termination, to the other parties in accordance with Section 8.6, specifying the provision or provisions hereof pursuant to which such termination is effected.

          (b)   In the event that:

              (i)  (A) this Agreement is terminated pursuant to Section 7.2(a), Section 7.2(b) or Section 7.4(b) (provided that with respect to Section 7.2(a) and Section 7.4(b), the Stockholder Approval has not been obtained); (B) any Person shall have publicly proposed, announced or made an Acquisition Proposal or, in the case of a termination pursuant to Section 7.4(b), an Acquisition Proposal shall have been provided to the Company's management or the Company Board (or any committee thereof), in either case after the date of this Agreement and prior to the Stockholders Meeting (and such Acquisition Proposal shall not have been withdrawn at least two (2) Business Days prior to the Stockholders Meeting) and, in the case of a termination pursuant to Section 7.4(b), prior to the breach that forms the basis for such termination; and (C) within twelve (12) months of such termination the Company shall have consummated an Acquisition Proposal or entered into a definitive agreement for an Acquisition Proposal that is subsequently consummated (whether consummated within such twelve (12)-month period or thereafter), then the Company shall, on the date such Acquisition Proposal is consummated, pay the Company Termination Fee to Parent (or its designees) by wire transfer of same day funds to one or more accounts designated by Parent; provided, that for purposes of clauses (B) and (C) above the references to "20%" and "80%" in the definition of "Acquisition Proposal" shall be deemed to be references to "50%";

             (ii)  this Agreement is terminated by the Company pursuant to Section 7.3(a), the Company shall, prior to or substantially concurrently with such termination, pay the Company Termination Fee to Parent (or its designees) by wire transfer of same day funds to one or more accounts designated by Parent; provided, that if both (A) this Agreement is terminated by the Company pursuant to Section 7.3(a) prior to the No-Shop Period Start Date and (B) the Company has entered into a definitive Alternative Acquisition Agreement with an Excluded Party to consummate an Acquisition Proposal at the time of such termination, then the Company Termination Fee shall equal $10,197,027; or

            (iii)  this Agreement is terminated by Parent pursuant to Section 7.4(a), the Company shall, no later than three (3) Business Days after the date of such termination, pay the Company Termination Fee to Parent (or its designees) by wire transfer of same day funds to one or more accounts designated by Parent.

  For the avoidance of doubt, in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

          (c)   In the event that this Agreement is terminated by the Company pursuant to Section 7.3(c), then Parent shall, no later than three (3) Business Days after the date of such termination, pay or cause to be paid the Parent Termination Fee to the Company or its designees by wire transfer of same day funds to one or more accounts designated by the Company (it being understood that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion); provided, that any purported termination of this Agreement under Section 7.2(a) shall be deemed to be a termination under Section 7.3(c) if, at the time of such termination, the Company would have been entitled to terminate this Agreement pursuant to Section 7.3(c).

          (d)   In the event that the Company shall fail to pay the Company Termination Fee, or Parent shall fail to pay the Parent Termination Fee, in either case as required pursuant to this Section 7.5 when due, such fee shall accrue interest for the period commencing on the date such fee became past due, at a rate equal to the rate of interest publicly announced by JPMorgan Chase Bank, National Association, in the City of New York from time to time during such period, as such bank's prime lending rate. The Company and Parent each acknowledge that the fees and the other provisions of this Section 7.5 are an integral part of this Agreement and are not a penalty, but rather liquidated damages in a reasonable amount that will compensate the other party in the circumstances in which such fee is payable, and that, without these provisions, the other party would not enter into this Agreement.

          (e)   Notwithstanding anything to the contrary in this Agreement, in the event that Parent and Merger Sub fail to effect the Closing or otherwise breach this Agreement or fail to perform hereunder (whether willfully, intentionally, unintentionally or otherwise), then, except for an order of specific performance prior to the termination of this Agreement as permitted by Section 8.7, (i) the Company's sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) against (A) Parent, Merger Sub and the Equity Investors, (B) the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders or assignees of Parent, Merger Sub or any Equity Investor or (C) any future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders or assignees of any of the foregoing (collectively, the "Parent Group") or the Lender Related Parties in respect of this Agreement, any agreement executed in connection herewith, including the Commitment Letters and each Limited Guarantee, and the transactions contemplated hereby and thereby shall be (x) to terminate this Agreement in accordance with this

  Article VII and collect, if due, the Parent Termination Fee pursuant to Section 7.5(c) (including any interest payable pursuant to Section 7.5(d)) from Parent or pursuant to each Limited Guarantee and, as applicable, the reimbursements contemplated by Sections 5.9 and 5.13, and (y) following the termination of this Agreement by either party, the Company's right to seek monetary damages from Parent in the event of Parent's or Merger Sub's Willful Breach of this Agreement prior to the termination of this Agreement (provided, that in no event shall Parent be subject to monetary damages for Willful Breach of this Agreement in an amount in excess of an amount equal to (I) the Parent Termination Fee, plus (I) the aggregate amount of any reimbursements owed by Parent and Merger Sub pursuant to the last sentence of Section 5.13(a) (such amount, the "Damage Cap")) and (ii) upon payment of such amounts, no member of the Parent Group or the Lender Related Parties shall have any further liability or obligation relating to or arising out of this Agreement, any agreement executed in connection herewith, the Commitment Letters or each Limited Guarantee, or the transactions contemplated hereby or thereby; provided, that in no event will the Company be entitled to (1) payment of monetary damages prior to the termination of this Agreement or in amounts in excess of the amount of the Damage Cap, (2) payment of both monetary damages and the Parent Termination Fee in a combined amount in excess of the Damage Cap plus any interest payable pursuant to Section 7.5(d), or (3) both (x) payment of any monetary damages and/or the Parent Termination Fee and (y) a grant of specific performance of this Agreement or any other equitable remedy against Parent or Merger Sub that results in the Closing.

          (f)    Notwithstanding anything to the contrary in this Agreement, in the event that the Company fails to effect the Closing or otherwise breaches this Agreement or fails to perform hereunder (whether willfully, intentionally, unintentionally or otherwise), then, except for an order of specific performance prior to the termination of this Agreement as permitted by Section 8.7, (i) Parent's and Merger Sub's sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) against (A) the Company and its Subsidiaries, (B) the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders or assignees of the Company or its Subsidiaries or (C) any future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders or assignees of any of the foregoing (collectively, the "Company Group") in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby shall be (x) to terminate this Agreement in accordance with this Article VII and collect, if due, the Company Termination Fee pursuant to Section 7.5(b) (including any interest payable pursuant to Section 7.5(d)) from the Company, and (y) following the termination of this Agreement by either party, Parent's right to seek monetary damages from the Company in the event of the Company's Willful Breach of this Agreement prior to the termination of this Agreement (provided that in no event shall the Company be subject to monetary damages for Willful Breach of this Agreement in an amount in excess of the Damage Cap) and (ii) upon payment of such amounts, no member of the Company Group shall have any further liability or obligation relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby or thereby; provided, that in no event will Parent and Merger Sub be entitled to (1) payment of monetary damages prior to the termination of this Agreement or in amounts in excess of the amount of the Damage Cap, (2) payment of both monetary damages and the Company Termination Fee in a combined amount in excess of the Damage Cap plus any interest payable pursuant to Section 7.5(d), or (3) both (x) payment of any monetary damages and/or the Company Termination Fee and (y) a grant of specific performance of this Agreement or any other equitable remedy against the Company that results in the Closing.

ARTICLE VIII

GENERAL PROVISIONS

        Section 8.1.    Survival.     This Article VIII and the agreements of the Company, Parent and Merger Sub contained in Article II, Section 5.10 (Indemnification; Directors' and Officers' Insurance) and any other covenant or agreement contained in this Agreement that by its terms applies in whole or in part after the Effective Time shall survive the consummation of the Merger. This Article VIII and the agreements of the Company, Parent and Merger Sub contained in Section 5.6(b) (Access and Reports), Section 5.9 (Expenses) and Section 7.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement, and the agreements of Parent contained in the last sentence of Section 5.13(a) (Financing Cooperation), shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement, as applicable.

        Section 8.2.    Modification or Amendment.     Subject to applicable Law, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by the duly authorized officers of each of the respective parties; provided, that no amendment shall be made to this Agreement after the Effective Time; provided, further, that after receipt of Stockholder Approval, if any such amendment shall by applicable Law require further approval of the stockholders of the Company, the effectiveness of such amendment shall be subject to the approval of the stockholders of the Company.

        Section 8.3.    Waiver; Extension.     The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party (without the approval of the stockholders of the Company) in whole or in part to the extent permitted by applicable Law. At any time prior to the Effective Time, the Company or Parent may (i) waive or extend the time for the performance of any of the obligations or other acts of Parent or Merger Sub, in the case of the Company, or the Company, in the case of Parent, or (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement on the part of Parent or Merger Sub, in the case of the Company, or the Company, in the case of Parent. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

        Section 8.4.    Counterparts.     This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

        Section 8.5.    Governing Law and Venue; Waiver of Jury Trial.

          (a)   This Agreement and all actions (whether at law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance hereof shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law. Each party hereto agrees that it shall bring any Action between the parties or involving any member of the Company Group or Parent Group arising out of or related to this Agreement, the Equity Commitment Letter, any Limited Guarantee or the transactions contained in or contemplated by this Agreement, the Equity Commitment Letter or any Limited Guarantee exclusively in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery lacks or declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the "Chosen Courts"), and with respect to any such Action (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such Action in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto or any member of the Company Group or Parent Group and (iv) agrees that service of process upon such party in any such Action shall be effective if notice is given in accordance with Section 8.6.

          (b)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5(b).

        Section 8.6.    Notices.     All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) if personally delivered, on the date of delivery, (b) if delivered by express courier service of national standing (with charges prepaid), on the Business Day following the date of delivery to such courier service, (c) if deposited in the United States mail, first-class postage prepaid, on the fifth (5th) Business Day following the date of such deposit, (d) if delivered by email transmission, on the date of such transmission, provided that confirmation of such transmission is received within one (1) Business Day, or (e) if delivered by facsimile transmission, upon confirmation of successful transmission, (i) on the date of such transmission, if such transmission is completed at or prior to 5:00 p.m., local time of the recipient party on a Business Day, on the date of such transmission, and (ii) on the next Business Day following the date of transmission, if such transmission is completed after 5:00 p.m., local time of the recipient party, on the date of such transmission or is transmitted on a day that is not a Business Day. All notices, demands and other communications hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to Parent or Merger Sub, to:
Wirepath Home Systems, LLC 1800 Continental Boulevard, Suite 200 Charlotte, NC 28273
Attention:	Brian Romanzo
Email:	Brian.Romanzo@snapav.com
with a copy (which shall not constitute notice) to:
Hellman & Friedman LLC 415 Mission Street, Suite 5700 San Francisco, CA 94105
Attention:	Arrie Park
Email:	apark@hf.com

and
Simpson Thacher & Bartlett LLP 2475 Hanover Street Palo Alto, California 94304
	Attention:	Robert Langdon
	Email:	Robert.Langdon@stblaw.com
If to the Company, to:
Control4 Corporation 11734 S. Election Road Salt Lake City, Utah 84020
	Attention:	Joshua D. Ellis, General Counsel
	Email:	jellis@control4.com
with a copy (which shall not constitute notice) to:
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
	Attention:	Joseph L. Johnson III Andrew H. Goodman
	E-mail:	jjohnson@goodwinlaw.com agoodman@goodwinlaw.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

        Section 8.7.    Specific Performance.

          (a)   The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of them in order to consummate the Merger) in accordance with its specified terms or otherwise breach or threaten to breach such provisions. The parties acknowledge and agree that the parties hereto shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, except as expressly provided in Section 8.7(b) or 8.7(c).

          (b)   Notwithstanding Section 8.7(a), it is acknowledged and agreed that the Company shall be entitled to specific performance of Parent's and Merger Sub's obligations pursuant to the terms of this Agreement and the Equity Commitment Letter to complete the Closing, including to cause, subject to the terms and conditions set forth in the Equity Commitment Letter, the Cash Equity to be funded to fund the Merger and to consummate the Merger, only in the event that (i) all of the conditions set forth in Sections 6.1 and 6.2 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, provided that those other conditions would be satisfied if the Closing were on such date), (ii) Parent and Merger Sub fail to complete the Closing by the date the Closing is required to have occurred pursuant to Section 1.2, (iii) the Debt Financing has been funded or will be funded at the Closing if the Cash Equity is funded at the Closing, and (iv) the Company has irrevocably confirmed in a written notice to Parent that the Closing will occur if the Cash Equity and Debt Financing are funded and specific performance is granted pursuant to this Section 8.7(b).

          (c)   Notwithstanding Section 8.7(a), it is acknowledged and agreed that the Company shall be entitled to specific performance requiring Parent and Merger Sub to enforce (x) the terms of the Debt Commitment Letter and (y) the obligations of the Lenders to fund the Debt Financing, only in the event that (i) all of the conditions set forth in Sections 6.1 and 6.2 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, provided that those other conditions would be satisfied if the Closing were on such date), (ii) Parent and Merger Sub fail to complete the Closing by the date the Closing is required to have occurred pursuant to Section 1.2, (iii) all of the conditions (other than those conditions that by their nature are to be satisfied at the Closing under the Debt Commitment Letter, provided that those other conditions would be satisfied if the Closing were on such date) to the consummation of the financing provided for in the Debt Commitment Letter have been satisfied, and (iv) the Company has irrevocably confirmed in a written notice to Parent that the Closing will occur if the Cash Equity and Debt Financing are funded and specific performance is granted pursuant to this Section 8.7(c).

          (d)   Without limiting the foregoing, each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) there is adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an order or injunction to prevent breaches or threatened breaches and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

        Section 8.8.    Entire Agreement.     This Agreement (including any exhibits hereto), the Company Disclosure Schedule, the Parent Disclosure Schedule, the Equity Commitment Letter, the Limited Guarantees and the Confidentiality Agreement and the other instruments and other agreements specifically referred to herein or delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

        Section 8.9.    Parties in Interest; Lender Related Parties.

          (a)   Each of Parent, Merger Sub and the Company hereby agrees that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein; provided, however, that (i) (x) the Persons referred to in the last sentence of Section 5.13(a) (Financing Cooperation) and Section 7.5 (Effect of Termination and Abandonment) and (y) the Lender Related Parties referred to in Section 7.5(e) (Effect of Termination and Abandonment) and Section 8.9(b) (Parties in Interest; Lender Related Parties) shall, in each case, be third party beneficiaries of, and shall be entitled to rely on, such sections, (ii) if the Effective Time occurs, the holders of Shares shall be third party beneficiaries of, and shall be entitled to rely on, Article II, (iii) if the Effective Time occurs, the Indemnified Parties shall be third party beneficiaries of, and shall be entitled to rely on, Section 5.10 (Indemnification; Directors' and Officers' Insurance), (iv) if the Effective Time occurs, the holders of Company Equity Awards shall be third party beneficiaries of, and shall be entitled to rely on, Article II and (v) subject to the limitations set forth in Section 7.5(e), the holders of Shares and Company Equity Awards shall be entitled to pursue after the termination of this Agreement claims for monetary damages from Parent (including monetary damages based on the loss of the economic benefits of the Merger, including the loss of the premium offered to such holders) for a Willful Breach by Parent or Merger Sub of its obligations under this Agreement; provided, that the rights granted pursuant to this clause (v) shall be enforceable on behalf of holders of Shares and Company Equity Awards only by the Company, in its sole and absolute discretion, and any amounts received by the Company in connection therewith may be retained by the Company and shall be deemed to be damages of the Company; provided, further, that in no event will any holder of Shares or Company Equity Awards or the Company on behalf of any such holder be entitled to (and in no event shall Parent have any liability or obligation with respect to) any payment of monetary damages either prior to the termination of this Agreement or in amounts that, together with all other amounts of monetary damages for Willful Breach of this Agreement and the Parent Termination Fee, in each case paid by or on behalf of Parent, exceed the amount of the Damage Cap, and (y) upon termination of this Agreement and payment of such amounts, no member of the Parent Group shall have any further liability or obligation to any holder of Shares or Company Equity Awards or the Company on behalf of such holders relating to or arising out of this Agreement, the Commitment Letters or each Limited Guarantee, or the transactions contemplated hereby or thereby.

          (b)   Notwithstanding anything in this Agreement to the contrary, the Company on behalf of itself, its Subsidiaries and each of its controlled Affiliates hereby: (i) agrees that any Action, whether in law or in equity, whether in contract or in tort or otherwise, involving the Lender Related Parties, arising out of or relating to, this Agreement, the Debt Financing or any of the agreements (including the Debt Commitment Letter) entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such Action to the exclusive jurisdiction of such court, and such Action (except to the extent relating to the interpretation of any provisions in this Agreement (including any provision in the Debt Commitment Letter or in any definitive documentation related to the Debt Financing that expressly specifies that the interpretation of such provisions shall be governed by and construed in accordance with the law of the State of Delaware)) shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another jurisdiction) (ii) agrees not to bring or support or permit any of its controlled Affiliates to bring or support any Action of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Lender Related Party in any way arising out of or relating to, this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the Borough of Manhattan, New York, New York, (iii) agrees that service of process upon the Company, its Subsidiaries or its controlled Affiliates in any such Action or proceeding shall be effective if notice is given in accordance with Section 8.6, (iv) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Action in any such court, (v) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable Law trial by jury in any Action brought against the Lender Related Parties in any way arising out of or relating to, this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (vi) agrees that none of the Lender Related Parties will have any liability to the Company or any of its Subsidiaries or any of their respective controlled Affiliates or Representatives (in each case, other than Parent, Merger Sub and their respective Subsidiaries) relating to or arising out of this Agreement, the Debt Financing, the Debt Commitment Letter, any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise (provided that, notwithstanding the foregoing, nothing herein shall affect the rights of the Surviving Corporation against the Lender Related Parties with respect to the Debt Financing or any of the transactions contemplated thereby or the any services thereunder following the Merger), (vii) agrees that it shall not and shall not permit any of its affiliates or any of their respective officers, directors or employees to seek any action for specific performance against any of the Lender Related Parties relating to or in any way arising out of this Agreement, the Debt Financing, the Debt Commitment Letter, any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (viii) agrees that Parent and Merger Sub may assign their respective rights and obligations hereunder (while remaining liable for their obligations hereunder) to the Lender Related Parties pursuant to the terms of the Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing and (ix) agrees that the Lender Related Parties are express third party beneficiaries of, and may enforce, any of the provisions in this Agreement reflecting the foregoing agreements in Section 7.5(e) and this Section 8.9(b) and such provisions and the definition of "Lender Related Parties" shall not be amended in any way adverse to the Lender Related Parties without the prior written consent of the Lenders.

        Section 8.10.    Definitions; Construction.

          (a)    Definitions.    As used herein:

          "Acquisition Proposal" means any inquiry, proposal or offer from any Person (other than Parent and its Subsidiaries) relating to, in a single transaction or series of transactions, (a) a merger, consolidation, dissolution, liquidation, recapitalization, share exchange, business combination or similar transaction involving the Company as a result of which the stockholders of the Company immediately prior to such transaction would cease to own at least 80% of the total voting power of the Company or any surviving entity (or any direct or indirect parent company thereof) immediately following such transaction, (b) the acquisition by any Person or group of Persons of more than 20% of the total voting power represented by the outstanding voting securities of the Company or any of its Subsidiaries if such voting power represents assets that constitute over 20% of the fair market value of the consolidated assets of the Company and its Subsidiaries, (c) a tender offer or exchange offer or other transaction which, if consummated, would result in a direct or indirect acquisition by any Person or group of Persons of more than 20% of the total voting power represented by the outstanding voting securities of the Company or any of its Subsidiaries if such voting power represents assets that constitute over 20% of the fair market value of the consolidated assets of the Company and its Subsidiaries, or (d) the acquisition in any manner, directly or indirectly, of over 20% of the fair market value of the consolidated assets of the Company and its Subsidiaries, in each case other than the transactions contemplated by this Agreement.

          "Action" means any claim, charge, complaint, demand, action, litigation, arbitration, suit in equity or at law, administrative, regulatory or quasi-judicial proceeding, or other proceeding, in each case by or before a Governmental Entity.

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, and for purposes of this definition, the term "control" (including the correlative terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Business Day" means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized by Law to close in New York, New York.

          "Company Benefit Plan" means each "employee benefit plan" (as defined in Section 3(3) of ERISA), whether or not such plan is subject to ERISA, and each other employment, change in control, retention, bonus, defined benefit or defined contribution, pension, profit sharing, deferred compensation, stock ownership, stock purchase, stock option, stock appreciation, restricted stock, restricted stock unit, phantom stock or other equity-based, retirement, vacation, severance, termination, disability, death benefit, medical, dental, or other employee benefit plan, program, agreement or arrangement (i) that the Company or any of its Subsidiaries sponsors, maintains or contributes to for the benefit of any current or former director, officer, or employee of the Company or any of its Subsidiaries or (ii) to which the Company or any ERISA Affiliate has any liability, in each case, other than any Multiemployer Plan or any such plan, program, agreement or arrangement that is required by applicable Law.

          "Company Intellectual Property" means Intellectual Property owned by the Company and its Subsidiaries.

          "Company Material Adverse Effect" means any fact, circumstance, change, event, occurrence or effect that (x) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, business or results of operations of the Company and its Subsidiaries, taken as a whole or (y) materially impairs, materially delays or prevents, or would reasonably be expected to materially impair, materially delay or prevent, the Company from consummating the Merger; provided, that for purposes of clause (x), none of the following, and no effect arising out of, relating to or resulting from the following, shall constitute or be taken into account in determining whether there has been, or would reasonably be expected to be, a "Company Material Adverse Effect":

              (i)  any facts, circumstances, changes, events, occurrences or effects generally affecting (A) the industries in which the Company and its Subsidiaries operate or (B) the economy, credit, debt, securities or financial or capital markets in the United States or elsewhere in the world, including changes in interest or exchange rates or deterioration in the credit markets generally;

             (ii)  any facts, circumstances, changes, events, occurrences or effects to the extent arising out of, resulting from or attributable to (A) changes or prospective changes in Law, in GAAP or in accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, (B) entry into and consummation and performance of this Agreement and the transactions contemplated hereby and the public announcement thereof, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees, regulators or other third parties (except that this clause (B) shall not apply to the representations and warranties made in Section 3.5 (and to the extent related to Section 3.5, the condition in Section 6.2(a))), (C) acts of war (whether or not declared) or any outbreak of hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), outbreak of hostilities, sabotage or terrorism, (D) weather, pandemics, earthquakes, hurricanes, tornados, natural disasters, climatic conditions or other force majeure events, whether or not weather-related, (E) regulatory and political conditions or developments, (F) any change resulting or arising from the identity of, or any facts or circumstances relating to, Parent, Merger Sub or their respective Affiliates or their acquisition of the Company, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees, regulators or other third parties, (G) any legal proceedings made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company), but in any event only in their capacities as current or former stockholders, or otherwise under the DGCL or other applicable Law, or other litigation (except that clause (G), solely with respect to such other litigation, shall not apply to the representations and warranties made in Section 3.5 (and to the extent related to Section 3.5, the condition in Section 6.2(a))), arising out of or related to this Agreement or any of the transactions contemplated hereby, (H) actions or omissions of the Company or any of its Subsidiaries requested or consented to in writing by Parent or expressly required by this Agreement, (I) any decline in the market price, or change in trading volume, of the Common Stock (or the volatility thereof), or (J) any failure to meet any internal or public projections, forecasts or estimates of revenue, earnings, cash flow or cash position, or other metrics; or

            (iii)  any item or matter disclosed in the Company Disclosure Schedule;

  provided, that (x) facts, circumstances, changes, events, occurrences or effects set forth in clauses (i), (ii)(A), (ii)(C), (ii)(D) and (ii)(E) above may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect to the extent such facts, circumstances, changes, events, occurrences or effects have a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, in relation to others in the industries of the Company and its Subsidiaries (provided, that only the incremental disproportionate adverse effects of such facts, circumstances, changes, events, occurrences or effects may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect), and (y) that the underlying cause of any decline, change or failure referred to in clause (ii)(I) or (ii)(J) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect unless such underlying cause is otherwise excluded hereby.

          "Company Termination Fee" means an amount equal to $20,394,054.

          "Contract" means any note, bond, mortgage, indenture, lease, license, franchise, contract, agreement, commitment, or other legally binding obligation.

          "Environmental Laws" means any Law regulating or relating to natural resources or the environment, including Laws relating to contamination and the use, generation, management, handling, transport, treatment, disposal, storage, release of, or exposure to, Materials of Environmental Concern.

          "Equity Investor" means each of: (i) Hellman & Friedman Capital Partners VIII, L.P., (ii) Hellman & Friedman Capital Partners VIII (Parallel), L.P., (iii) HFCP VIII (Parallel-A), L.P., (iv) H&F Executives VIII, L.P. and (v) H&F Associates VIII, L.P.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

          "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Excluded Party" means any Person from whom the Company or any of its Representatives has received a written bona fide Acquisition Proposal after the execution of this Agreement and prior to the No-Shop Period Start Date, which written Acquisition Proposal the Company Board has determined in good faith prior to the start of the No-Shop Period Start Date (after consultation with its outside counsel and its financial advisor) is or would reasonably be expected to lead to a Superior Proposal; provided, however, that a Person shall immediately cease to be an Excluded Party (and the provisions of this Agreement applicable to Excluded Parties shall cease to apply with respect to such Person) if (A) such Acquisition Proposal made by such Person prior to the start of the No-Shop Period Start Date is withdrawn or (B) such Acquisition Proposal, in the good faith determination of the Company Board (after consultation with its outside counsel and its financial advisor), no longer is or would no longer be reasonably expected to lead to a Superior Proposal.

          "Governmental Entity" means any federal, state, local or foreign government, any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, whether federal, state, local, foreign or supranational, any arbitral body, or NASDAQ.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Intellectual Property" means intellectual property rights recognized by applicable Law, including in trademarks (registered and unregistered), trade names, service marks, service names, mark registrations and applications, trade dress, logos, domain names, URLs, social media identifiers and the goodwill in any of the foregoing; registered and unregistered copyrights and patents and patent applications; trade secrets and know-how; and computer programs, software, data and databases.

          "Intervening Event" means a material event, occurrence, development or change in circumstances with respect to the Company and its Subsidiaries, taken as a whole, that occurred or arose after the date of this Agreement, which was unknown to, nor reasonably foreseeable by, the Company Board as of the date of this Agreement and becomes known to or by the Company Board prior to the time the Stockholder Approval is obtained; provided, however that none of the following will constitute, or be considered in determining whether there has been, an Intervening Event: (i) the receipt, existence of or terms of an Inquiry or Acquisition Proposal or any matter relating thereto or consequence thereof and (ii) changes in the market price or trading volume of the Shares or the fact that the Company meets or exceeds internal or published projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period (provided, however, that the underlying causes of such change or fact shall not be excluded by this clause (ii)).

          "Knowledge" means (i) with respect to the Company, the actual knowledge of those persons set forth in Section 8.10(b) of the Company Disclosure Schedule, and (ii) with respect to Parent, the actual knowledge of those persons set forth in Section 8.10(b) of the Parent Disclosure Schedule.

          "Law" means any Order or any federal, state, local, foreign, supranational or international law, statute, treaty, convention or ordinance, common law, or any rule, regulation, standard, directive, requirement, policy, license or permit of any Governmental Entity.

          "Lender Related Parties" means the Lenders and the commitment parties that are parties to any Debt Commitment Letter, together with their respective Affiliates, and the respective officers, directors, employees, agents, advisors, successors and permitted assigns of each of the foregoing.

          "Lenders" means each entity that is party to the Debt Commitment Letter (other than Parent); provided, that in the event that any Additional Commitment Party (as defined in the Debt Commitment Letter) is added as a party to the Debt Commitment Letter after the date hereof, the term "Lenders" shall include each such institution; provided, further, that the term "Lenders" shall include each institution to any commitment letter or similar agreement for any alternative debt financing or replacement financing.

          "Lien" means any mortgage, pledge, assignment, title defect, claim, adverse ownership interest, transfer restriction, security interest, encumbrance, lien or charge.

          "Marketing Period" means the first period of twelve (12) consecutive Business Days commencing after the later of (x) the No-Shop Period Start Date and (a) the second (2 nd) Business Day after the date on which the definitive Proxy Statement has been mailed to each holder of shares of Company Common Stock throughout which (i) Parent shall have the Required Financial Information (which shall be the same information throughout the period), (ii) the conditions set forth in Section 6.1 and Section 6.2 shall have been satisfied (other than Section 6.1(a) and first sentence of Section 6.1(b) and those conditions that by their nature are to be satisfied at the Closing), assuming that the Closing Date were to be scheduled for any time during such twelve (12) consecutive Business Day period, or (to the extent permitted by applicable Law) waived, and (iii) during the last three (3) Business Days of such twelve (12) consecutive Business Day period, the conditions set forth in Section 6.1(a) and Section 6.1(b) shall have been satisfied; provided, however, that (1) July 5, 2019 shall not constitute a Business Day for purposes of such twelve (12) consecutive Business Day period (provided, that, for the avoidance of doubt, such exclusion shall not restart such period), (2) if such twelve (12) consecutive Business Day period has not been completed on or prior to August 16, 2019, then such period shall be deemed to have not commenced prior to September 3, 2019 and (3) the Marketing Period shall be deemed not to have commenced if, after the date hereof and prior to the completion of such twelve (12) consecutive Business Day period, (A) the independent auditors of the Company shall have withdrawn their audit opinion with respect to any year-end audited financial statements of the Company and its Subsidiaries included in the Required Financial Information, in which case the Marketing Period shall be deemed not to commence unless and until such independent auditors or another nationally recognized independent accounting firm reasonably acceptable to Parent have issued an unqualified audit opinion with respect to such financial statements or (B) any of the financial statements of the Company and its Subsidiaries included in the Required Financial Information shall have been restated or the Company shall have determined or publicly announced that a restatement of any financial statements of the Company and its Subsidiaries included in the Required Financial Information is required, in which case the Marketing Period shall be deemed not to commence unless and until such restatement has been completed and the Required Financial Information has subsequently been amended and delivered to Parent or the Company has determined in writing or publicly announced, as applicable, that no such restatement shall be required; provided, further, that if the Company shall in good faith reasonably believe that it has provided the Required Financial Information, it may deliver to Parent a written notice to that effect (stating the date upon which it believes it completed such delivery or provided such access to Required Financial Information), in which case (subject to satisfaction of any other conditions, and compliance with the terms of each other provision, of this definition (including the requirement that Required Financial Information be the same information throughout the period)) such twelve (12) consecutive Business Day period referred to above shall be deemed to have commenced on the date such notice is delivered to Parent unless Parent in good faith reasonably believes the Company has not provided the Required Financial Information or that clauses (ii) or (iii) of this definition have not been satisfied and, within three (3) Business Days after the giving of such notice by the Company, gives a written notice to the Company to that effect (stating with specificity any elements of noncompliance and/or nonsatisfaction). Notwithstanding anything in this definition to the contrary, the Marketing Period shall end on any date earlier than the date indicated in the definition above if the Debt Financing is consummated and the full proceeds thereof received on such earlier date.

          "Materials of Environmental Concern" means any substance or material defined, identified or regulated as toxic or hazardous or as a pollutant or contaminant or words of similar meaning or effect under any Environmental Law, including asbestos, asbestos-containing materials, polychlorinated biphenyls, petroleum and petroleum products.

          "Multiemployer Plan" means any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

          "NASDAQ" means the NASDAQ Global Select Market.

          "Non-Objection" means the failure of the SEC and/or its staff to provide to the Company or its outside counsel any comments, objections or requests with respect to the Company's preliminary Proxy Statement within 10 calendar days after such preliminary Proxy Statement is filed by the Company with the SEC.

          "Order" means any order, judgment, writ, stipulation, settlement, award, injunction, decree, arbitration award or finding of any Governmental Entity.

          "Parent Termination Fee" means an amount equal to $40,788,108.

          "Permitted Liens" means (i) zoning restrictions, easements, rights-of-way or other restrictions on the use of real property (provided, that such liens and restrictions do not materially and adversely impair the Company's current business operations at such location), (ii) pledges or deposits by the Company or any of its Subsidiaries under workmen's compensation Laws, unemployment insurance Laws or similar legislation, or good faith deposits in connection with bids, tenders or Contracts to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure surety or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business, (iii) Liens imposed by Law, including carriers', warehousemen's, landlords' and mechanics' liens, in each case incurred in the ordinary course of business and for sums not yet due or being contested in good faith by appropriate proceedings, (iv) statutory Liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings, (v) Liens or imperfections of title that do not materially impair the ownership or use of the assets to which they relate, (vi) non-exclusive licenses granted to third parties in the ordinary course of business by the Company or its Subsidiaries and (vii) Liens in respect of the indebtedness of the Company or its Subsidiaries in existence as of the date hereof and set forth on Section 8.10(a) of the Company Disclosure Schedule, or incurred as permitted under this Agreement (including in compliance with Section 5.1(b)(viii)), in each case as security for such indebtedness.

          "Person" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

          "Record Holder" means, with respect to any Shares, a Person who was, immediately prior to the Effective Time, the holder of record of such Shares.

          "Regulatory Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other foreign or domestic Laws that are designed or intended to prohibit, restrict or regulate (i) foreign investment, (ii) foreign exchange or currency controls or (iii) actions having the purpose or effect of monopolization, restraint of trade or lessening of competition.

          "SEC" means the United States Securities and Exchange Commission.

          "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Significant Subsidiary" of any Person means a Subsidiary of such Person that would constitute a "significant subsidiary" of such Person within the meaning of Rule 1-02(w) of Regulation S-X as promulgated by the SEC.

          "Subsidiary" means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (or, in the case of a partnership, a majority of the general partnership interests) is directly or indirectly owned or controlled by such Person or by one or more of its Subsidiaries.

          "Superior Proposal" means a bona fide written Acquisition Proposal that the Company Board has determined in its good faith judgment, after consultation with its financial advisor and outside legal counsel, and taking into consideration, among other things, all legal, financial, regulatory, timing and other aspects and risks of the proposal (including required conditions) and the Person making the proposal and all of the other terms, conditions and other aspects of such Acquisition Proposal and this Agreement that the Company Board deems relevant, to be more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by this Agreement (including, if applicable, any revisions to this Agreement made or proposed in writing by Parent in accordance with Section 5.2); provided, that for purposes of the definition of "Superior Proposal," the references to "20%" and "80%" in the definition of Acquisition Proposal shall be deemed to be references to "50%."

          "Tax" (including, with correlative meaning, the term "Taxes") means (a) all U.S. federal, state, local and non-U.S. income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, ad valorem, real or personal property, withholding, excise, production, value added, goods and services, transfer, license, occupation, premium, windfall profits, social security (or similar), registration, alternative or add-on minimum, estimated, occupancy and other taxes, duties, fees, or other assessments imposed by any Governmental Entity responsible for the administration of Taxes, and (b) any interest, penalties and additions with respect to any of the foregoing.

          "Tax Return" means all returns, reports, elections, declarations, disclosures, schedules, claims for refund, statements, estimates, information returns and other similar documents filed or required to be filed with any Governmental Entity responsible for the administration of Taxes, including any attachments thereto and any amendments thereof.

          "Willful Breach" means a breach that is a consequence of an intentional act or intentional failure to act undertaken by the breaching party with actual knowledge that such party's act or failure to act would, or would reasonably be expected to, result in or constitute a material breach.

          (b)    Construction.    The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "or" shall be deemed to mean "and/or." Terms defined in the text of this Agreement as having a particular meaning have such meaning throughout this Agreement, except as otherwise indicated in this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. This Agreement shall not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable Law. All references to dollar amounts in this Agreement shall be references to U.S. dollars unless otherwise expressly set forth herein. For purposes of this Agreement, the term "made available", with respect to any document or item required to be made available to Parent or Merger Sub as of the date of this Agreement, shall mean such document or item has been provided directly to Parent or its Representatives or made available to Parent or its Representatives in the electronic data room maintained by the Company, in either case on or before the day immediately prior to the date of this Agreement, or is included in the Company SEC Documents publicly available on or before the day that is two (2) Business Days prior to the date of this Agreement.

        Section 8.11.    Severability.     The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is determined by a court of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction; provided, that the parties intend that the remedies and limitations thereon (including provisions that the payment of the Parent Termination Fee or the Company Termination Fee shall be the sole and exclusive remedy of the recipient thereof, limitations on specific performance and other equitable remedies in Section 8.7 and the limitation on liabilities of any member of the Parent Group and any member of the Company Group) contained in Article VII and this Article VIII be construed as an integral provision of this Agreement and that such remedies and limitations shall not be severable in any manner that increases a party's liability or obligations hereunder or under the Financing.

        Section 8.12.    Assignment.     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. No assignment by any party hereto shall relieve such party of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns. Notwithstanding the foregoing, Parent and Merger Sub may assign their respective rights and obligations hereunder to a wholly owned Subsidiary of Parent without such consent; provided, that no such assignment shall (a) adversely impact the Company or the holders of Shares or Company Equity Awards or (b) relieve Parent or Merger Sub of their respective obligations under this Agreement.

        Section 8.13.    Headings.     The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

        Section 8.14.    Delivery by Facsimile or Electronic Transmission.     This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a ".pdf" format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a ".pdf" format data file to deliver a signature to this Agreement or any amendment or consent hereto or thereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a ".pdf" format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[Signature Pages Follow]

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

Company
CONTROL4 CORPORATION
By:	/s/ MARTIN PLAEHN
	Name:	Martin Plaehn
	Title:	Chairman and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

Parent
WIREPATH HOME SYSTEMS, LLC
By:	/s/ JOHN HEYMAN
	Name:	John Heyman
	Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

Merger Sub
COPPER MERGER SUB INC.
By:	/s/ JOHN HEYMAN
	Name:	John Heyman
	Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex B

May 8, 2019

Board of Directors
Control4 Corporation
11734 South Election Road
Salt Lake City, UT 84020

Members of the Board of Directors:

        We understand that Wirepath Home Systems, LLC ("Wirepath"), Copper Merger Sub Inc., a direct wholly owned subsidiary of Wirepath ("Merger Sub"), and Control4 Corporation (the "Company"), propose to enter into the Agreement (defined below) pursuant to which, among other things, Merger Sub will be merged with and into the Company (the "Merger") and that, in connection with the Merger, each issued and outstanding share of common stock, par value $0.0001 per share, of the Company (the "Common Shares") (other than Common Shares held by the Company in treasury, any wholly owned subsidiary of the Company, and Wirepath and its wholly owned subsidiaries (collectively, "Excluded Shares")) will be converted into the right to receive $23.91 per share in cash (the "Merger Consideration"). The Board of Directors of the Company (the "Board") has requested that Raymond James & Associates, Inc. ("Raymond James") provide an opinion (the "Opinion") to the Board as to whether, as of the date hereof, the Merger Consideration to be received by the holders of the Common Shares in the Merger pursuant to the Agreement is fair, from a financial point of view, to such holders.

        In connection with our review of the proposed Merger and the preparation of this Opinion, we have, among other things:

  1.
  reviewed the financial terms and conditions as stated in the draft of the Agreement and Plan of Merger, dated as of May 8, 2019, by and among Wirepath, Merger Sub and the Company (the "Agreement");

  2.
  reviewed certain information related to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including, but not limited to, financial projections prepared by the management of the Company relating to the Company for the periods ending December 31, 2019, December 31, 2020, December 31, 2021, December 31, 2022 and December 31, 2023, as approved for our use by the Company (the "Projections");

  3.
  reviewed the Company's recent public filings and certain other publicly available information regarding the Company;

  4.
  reviewed financial, operating and other information regarding the Company and the industry in which it operates;

  5.
  reviewed the financial and operating performance of the Company and those of other selected public companies that we deemed to be relevant;

  6.
  considered the publicly available financial terms of certain transactions we deemed to be relevant;

  7.
  reviewed the current and historical market prices and trading volume for the Common Shares, and the current market prices of the publicly traded securities of certain other companies that we deemed to be relevant;

  8.
  conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate; and

  9.
  reviewed a certificate addressed to Raymond James from a member of senior management of the Company, regarding, among other things, the accuracy of the information, data and other materials (financial and otherwise) provided to, or otherwise discussed with, Raymond James by or on behalf of the Company; and

  10.
  discussed with members of the senior management of the Company certain information relating to the aforementioned and any other matters which we have deemed relevant to our inquiry.

        With your consent, we have assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of the Company or otherwise reviewed by or discussed with us (including, without limitation, the information described above), and we have undertaken no duty or responsibility to, nor did we, independently verify any of such information. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to the Projections and any other information and data provided to or otherwise reviewed by or discussed with us, we have, with your consent, assumed that the Projections and such other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company, and we have relied upon the Company to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review. We express no opinion with respect to the Projections or the assumptions on which they are based. We have assumed that the final form of the Agreement will be substantially similar to the draft reviewed by us, and that the Merger will be consummated in accordance with the terms of the Agreement without waiver or amendment of any conditions thereto. Furthermore, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct and that each such party will perform all of the covenants and agreements required to be performed by it under the Agreement without being waived. We have relied upon and assumed, without independent verification, that (a) the Merger will be consummated in a manner that complies in all respects with all applicable international, federal and state laws, statutes, rules and regulations, and (b) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Merger or the Company that would be material to our analyses or this Opinion.

        Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of May 8, 2019 and any material change in such circumstances and conditions would require a reevaluation, update, revision or reaffirmation of this Opinion, which we are under no obligation to undertake and which we do not assume. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading in any material respect.

        We express no opinion as to the underlying business decision to effect the Merger, the structure or tax consequences of the Merger or the availability or advisability of any strategic alternatives to the Merger. We provided advice to the Company and the Board with respect to the proposed Merger. We did not, however, recommend any specific amount of consideration or that any specific consideration constituted the only appropriate consideration for the Merger. Our opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of the Common Shares in the Merger pursuant to the Agreement.

        We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Board to approve or consummate the Merger. Furthermore, no opinion, counsel or interpretation is intended by Raymond James on matters that require legal, accounting, regulatory or tax advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the fact that the Company has been assisted by legal, accounting, regulatory and tax advisors and we have, with the consent of the Board, relied upon and assumed the accuracy and completeness of the assessments by the Company and its advisors as to all legal, accounting, regulatory and tax matters with respect to the Company and the Merger.

        In formulating our opinion, we have considered only what we understand to be the Merger Consideration to be received by the holders of Common Shares in the Merger pursuant to the Agreement, and we did not consider, and we express no opinion on, the fairness of the amount or nature of any compensation to be paid or payable to any of the Company's officers, directors or employees, or class of such persons, whether relative to the Merger Consideration received by the holders of the Common Shares or otherwise. We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (1) the fairness of the Merger to the holders of any class of securities, creditors, or other constituencies of the Company, or to any other party, except and only to the extent expressly set forth in the last sentence of this Opinion or (2) the fairness of the Merger to any one class or group of the Company's or any other party's security holders or other constituencies vis-à-vis any other class or group of the Company's or such other party's security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the Merger amongst or within such classes or groups of security holders or other constituents). We are not expressing any opinion as to the impact of the Merger on the solvency or viability of the Company, Wirepath or Merger Sub or the ability of the Company, Wirepath or Merger Sub to pay its respective obligations when they come due.

        The delivery of this opinion was approved by an opinion committee of Raymond James.

        Raymond James has been engaged to render financial advisory services to the Company in connection with the proposed Merger and will receive a fee for such services, a substantial portion of which is contingent upon consummation of the Merger. Raymond James will also receive a fee upon the delivery of this Opinion, which is not contingent upon the successful completion of the Merger or on the conclusion reached herein. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us against certain liabilities arising out of our engagement.

        In the ordinary course of our business, Raymond James may trade in the securities of the Company for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Furthermore, Raymond James may provide investment banking, financial advisory and other financial services to the Company and/or Wirepath or other participants in the Merger in the future, for which Raymond James may receive compensation.

        It is understood that this Opinion is for the information of the Board (solely in each directors capacity as such) in evaluating the proposed Merger and does not constitute a recommendation to the Board, nor to any shareholder of the Company, regarding how the Board or any such shareholder should vote on the proposed Merger. Furthermore, this Opinion should not be construed as creating any fiduciary duty on the part of Raymond James to any such party. This Opinion may not be reproduced or used for any other purpose without our prior written consent, except that this Opinion may be disclosed in and filed with a proxy statement used in connection with the Merger that is required to be filed with the Securities and Exchange Commission, provided that this Opinion is quoted in full in such proxy statement.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Common Shares in the Merger pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Raymond James & Associates, Inc.

RAYMOND JAMES & ASSOCIATES, INC.

Annex C

Section 262 of the General Corporation Law of the State of Delaware

§ 262. Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

SPECIAL MEETING OF STOCKHOLDERS OF CONTROL4 CORPORATION July 30, 2019 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM ET the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Special Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 000019 FOR AGAINST ABSTAIN or appropriate, including to solicit additional proxies if there are the proposal to adopt the merger agreement. changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. To adopt the Agreement and Plan of Merger, dated as of May 8, 2019 (as it may be amended from time to time, the “merger agreement”), by and among Control4 Corporation, a Delaware corporation (the “Company”), Wirepath Home Systems, LLC, a North Carolina limited liability company (“Parent”), and Copper Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “merger”). FOR AGAINST ABSTAIN 2. To approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger. 3. To approve the adjournment of the special meeting, if necessary insufficient votes at the time of the special meeting to approve NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the special meeting and any adjournments or postponements thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate: Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held July 30, 2019 The Notice of Meeting and Proxy Statement are available at http://www.astproxyportal.com/ast/Control4 COMPANY NUMBER ACCOUNT NUMBER PROXY VOTING INSTRUCTIONS

- 0 CONTROL4 CORPORATION SPECIAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CONTROL4 CORPORATION The undersigned hereby constitutes and appoints Martin Plaehn, Mark Novakovich and JoshuaEllis,andeachofthem,proxyholdersoftheundersigned, substitution in each, to represent the undersigned and to vote all shares Control4 Corporation (the "Company") that the undersigned is entitled to withfullpowerof of common stock of vote at the Special Meeting of Stockholders of the Company to be held on July 30, 2019 at 9:00 a.m. local time, at the Company's corporate offices located at 11734 S. Election Road, Salt Lake City, Utah 84020 and at any the dis-any adjournments or postponementsthereof, upon matters referred to in the Notice of SpecialMeeting of Stockholders of the Company and related Proxy Statement cretionuponsuchother business as may property come before the Special and in their Meeting or adjournments or postponements thereof. Receipt of the Notice of the Special Meeting of specify your proxy will be Stockholders and Proxy Statement is hereby acknowledged. You are encouraged to choice by marking the appropriate box on the reverse side. Shares represented by this voted as directed by the stockholder. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE THEAUTHORITY TOVOTE FOR PROPOSALS 1,2 AND3; ANDIN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAYPROPERLY COME BEFORE THESPECIAL MEETING. The proxies cannot vote your shares unless you sign and return this card. (Continued and to be signed on the reverse side.) 14475 1.1